================================================================================

                      NORWEST ASSET SECURITIES CORPORATION

                                    (Seller)

                                       and

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                                (Master Servicer)

                                       and

                            FIRST UNION NATIONAL BANK

                                    (Trustee)




                         POOLING AND SERVICING AGREEMENT

                            Dated as of July 29, 1999

                                 $850,091,486.24

                       Mortgage Pass-Through Certificates
                                 Series 1999-20

================================================================================

                                TABLE OF CONTENTS




                                    ARTICLE I

                                   DEFINITIONS

Section 1.01.    Definitions
Section 1.02.    Acts of Holders
Section 1.03.    Effect of Headings and Table of Contents
Section 1.04.    Benefits of Agreement


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

Section 2.01.    Conveyance of Mortgage Loans
Section 2.02.    Acceptance by Trustee
Section 2.03.    Representations and Warranties of the Master Servicer
                  and the Seller
Section 2.04.    Execution and Delivery of Certificates
Section 2.05.    Designation of Certificates; Designation of
                  Startup Day and Latest Possible Maturity Date


                                   ARTICLE III

                  ADMINISTRATION OF THE TRUST ESTATE: SERVICING
                              OF THE MORTGAGE LOANS

Section 3.01.    Certificate Account
Section 3.02.    Permitted Withdrawals from the Certificate Account
Section 3.03.    Advances by Master Servicer and Trustee
Section 3.04.    Trustee to Cooperate; Release of Owner Mortgage Loan Files
Section 3.05.    Reports to the Trustee; Annual Compliance Statements
Section 3.06.    Title, Management and Disposition of Any REO Mortgage Loan
Section 3.07.    Amendments to Servicing Agreements,
                  Modification of Standard Provisions
Section 3.08.    Oversight of Servicing
Section 3.09.    Termination and Substitution of Servicing Agreements
Section 3.10.    Application of Net Liquidation Proceeds
Section 3.11.    34 Act Reports


                                   ARTICLE IV

                    DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

Section 4.01.    Distributions
Section 4.02.    Allocation of Realized Losses
Section 4.03.    Paying Agent
Section 4.04.    Statements to Certificateholders;
                  Reports to the Trustee, Ambac and the Seller
Section 4.05.    Reports to Mortgagors and the Internal Revenue Service
Section 4.06.    Reserve Funds
Section 4.07.    Distributions  in  Reduction of the Class A-7 and Class
                  A-18 Certificates
Section 4.08.    Policy Matters
Section 4.09.    Calculation of Amounts; Binding Effect of
                  Interpretations and Actions of Master Servicer


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01.    The Certificates
Section 5.02.    Registration of Certificates
Section 5.03.    Mutilated, Destroyed, Lost or Stolen Certificates
Section 5.04.    Persons Deemed Owners
Section 5.05.    Access to List of Certificateholders' Names and Addresses
Section 5.06.    Maintenance of Office or Agency
Section 5.07.    Definitive Certificates
Section 5.08.    Notices to Clearing Agency


                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

Section 6.01.    Liability of the Seller and the Master Servicer
Section 6.02.    Merger or Consolidation of the Seller or the Master Servicer
Section 6.03.    Limitation on Liability of the Seller, the Master Servicer
                  and Others
Section 6.04.    Resignation of the Master Servicer
Section 6.05.    Compensation to the Master Servicer
Section 6.06.    Assignment or Delegation of Duties by Master Servicer
Section 6.07.    Indemnification of Trustee and Seller by Master Servicer
Section 6.08.    Master Servicer Covenants Concerning Year 2000 Compliance


                                   ARTICLE VII

                                     DEFAULT

Section 7.01.    Events of Default
Section 7.02.    Other Remedies of Trustee
Section 7.03.    Directions by Certificateholders and
                  Duties of Trustee During Event of Default
Section 7.04.    Action upon Certain Failures of the
                  Master Servicer and upon Event of Default
Section 7.05.    Trustee to Act; Appointment of Successor
Section 7.06.    Notification to Certificateholders


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01.    Duties of Trustee
Section 8.02.    Certain Matters Affecting the Trustee
Section 8.03.    Trustee Not Required to Make Investigation
Section 8.04.    Trustee Not Liable for Certificates or Mortgage Loans
Section 8.05.    Trustee May Own Certificates
Section 8.06.    The Master Servicer to Pay Fees and Expenses
Section 8.07.    Eligibility Requirements
Section 8.08.    Resignation and Removal
Section 8.09.    Successor
Section 8.10.    Merger or Consolidation
Section 8.11.    Authenticating Agent
Section 8.12.    Separate Trustees and Co-Trustees
Section 8.13.    Appointment of Custodians
Section 8.14.    Tax Matters; Compliance with REMIC Provisions
Section 8.15.    Monthly Advances
Section 8.16.    Trustee Covenants Concerning Year 2000 Compliance


                                   ARTICLE IX

                                   TERMINATION

Section 9.01.    Termination upon Purchase by the
                  Seller or Liquidation of All Mortgage Loans
Section 9.02.    Additional Termination Requirements


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01.   Amendment
Section 10.02.   Recordation of Agreement
Section 10.03.   Limitation on Rights of Certificateholders
Section 10.04.   Governing Law; Jurisdiction
Section 10.05.   Notices
Section 10.06.   Severability of Provisions
Section 10.07.   Special Notices to Rating Agencies and Ambac
Section 10.08.   Covenant of Seller
Section 10.09.   Recharacterization


                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

Section 11.01.   Class A Fixed Pass-Through Rate
Section 11.02.   Cut-Off Date
Section 11.03.   Cut-Off Date Aggregate Principal Balance
Section 11.04.   Original Class A Percentage
Section 11.05.   Original Principal Balances of the Classes of
                  Class A Certificates
Section 11.06.   Original Class A-17 Notional Amount
Section 11.07.   Original Class A Non-PO Principal Balance
Section 11.08.   Original Subordinated Percentage
Section 11.09.   Original Class B-1 Percentage
Section 11.10.   Original Class B-2 Percentage
Section 11.11.   Original Class B-3 Percentage
Section 11.12.   Original Class B-4 Percentage
Section 11.13.   Original Class B-5 Percentage
Section 11.14.   Original Class B-6 Percentage
Section 11.15.   Original Class B Principal Balance
Section 11.16.   Original Principal Balances of the Classes of
                  Class B Certificates
Section 11.17.   Original Class B-1 Fractional Interest
Section 11.18.   Original Class B-2 Fractional Interest
Section 11.19.   Original Class B-3 Fractional Interest
Section 11.20.   Original Class B-4 Fractional Interest
Section 11.21.   Original Class B-5 Fractional Interest
Section 11.22.   Closing Date
Section 11.23.   Right to Purchase
Section 11.24.   Wire Transfer Eligibility
Section 11.25.   Single Certificate
Section 11.26.   Servicing Fee Rate
Section 11.27.   Master Servicing Fee Rate

                                    EXHIBITS

EXHIBIT A-1      -       Form of Face of Class A-1 Certificate
EXHIBIT A-2      -       Form of Face of Class A-2 Certificate
EXHIBIT A-3      -       Form of Face of Class A-3 Certificate
EXHIBIT A-4      -       Form of Face of Class A-4 Certificate
EXHIBIT A-5      -       Form of Face of Class A-5 Certificate
EXHIBIT A-6      -       Form of Face of Class A-6 Certificate
EXHIBIT A-7      -       Form of Face of Class A-7 Certificate
EXHIBIT A-8      -       Form of Face of Class A-8 Certificate
EXHIBIT A-9      -       Form of Face of Class A-9 Certificate
EXHIBIT A-10     -       Form of Face of Class A-10 Certificate
EXHIBIT A-11     -       Form of Face of Class A-11 Certificate
EXHIBIT A-12     -       Form of Face of Class A-12 Certificate
EXHIBIT A-13     -       Form of Face of Class A-13 Certificate
EXHIBIT A-14     -       Form of Face of Class A-14 Certificate
EXHIBIT A-15     -       Form of Face of Class A-15 Certificate
EXHIBIT A-16     -       Form of Face of Class A-16 Certificate
EXHIBIT A-17     -       Form of Face of Class A-17 Certificate
EXHIBIT A-18     -       Form of Face of Class A-18 Certificate
EXHIBIT A-19     -       Form of Face of Class A-19 Certificate
EXHIBIT A-20     -       Form of Face of Class A-20 Certificate
EXHIBIT A-PO     -       Form of Face of Class A-PO Certificate
EXHIBIT A-R      -       Form of Face of Class A-R Certificate
EXHIBIT A-LR     -       Form of Face of Class A-LR Certificate
EXHIBIT B-1      -       Form of Face of Class B-1 Certificate
EXHIBIT B-2      -       Form of Face of Class B-2 Certificate
EXHIBIT B-3      -       Form of Face of Class B-3 Certificate
EXHIBIT B-4      -       Form of Face of Class B-4 Certificate
EXHIBIT B-5      -       Form of Face of Class B-5 Certificate
EXHIBIT B-6      -       Form of Face of Class B-6 Certificate
EXHIBIT C        -       Form of Reverse of Series 1999-20 Certificates
EXHIBIT D        -       Reserved
EXHIBIT E        -       Custodial Agreement
EXHIBIT F-1      -       Schedule of Mortgage Loans Serviced by Norwest Mortgage
                         in locations other than Frederick, Maryland
EXHIBIT F-2      -       Schedule of Mortgage Loans Serviced by Norwest Mortgage
                         from Frederick, Maryland
EXHIBIT F-3      -       Schedule of Mortgage Loans Serviced by Other Servicers
EXHIBIT G        -       Request for Release
EXHIBIT H        -       Affidavit   Pursuant  to  Section   860E(e)(4)  of  the
                         Internal  Revenue  Code of 1986,  as  amended,  and for
                         Non-ERISA Investors
EXHIBIT I        -       Letter from Transferor of Residual Certificates
EXHIBIT J        -       Transferee's  Letter  (Class  [A-PO]  [B-4] [B-5] [B-6]
                         Certificates)
EXHIBIT K        -       Transferee's    Letter   (Class   [B-1]   [B-2]   [B-3]
                         Certificates)
EXHIBIT L        -       Servicing Agreements
EXHIBIT M        -       Form of Special Servicing Agreement
EXHIBIT N        -       Policy

     This Pooling and Servicing Agreement, dated as of July 29, 1999 executed by NORWEST ASSET SECURITIES CORPORATION, as Seller, NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer and FIRST UNION NATIONAL BANK, as Trustee.

                                WITNESSETH THAT:

     In consideration of the mutual agreements herein contained, the Seller, the Master Servicer and the Trustee agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01.       DEFINITIONS.

     Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

     Accepted Master Servicing Practices: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

     Adjusted Pool Amount: With respect to any Distribution Date, the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

     Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans: the product of (i) the PO Fraction for each such Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (y) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Mortgage Loan from the Cut-Off Date through the end of the month preceding such Distribution Date.

     Adjusted Principal Balance: As to any Distribution Date and any Class of Class B Certificates, the greater of (A) zero and (B) (i) the Principal Balance of such Class with respect to such Distribution Date minus (ii) the Adjustment Amount for such Distribution Date less the Principal Balances for any Classes of Class B Certificates with higher numerical designations.

     Adjustment Amount: For any Distribution Date, the difference between (A) the sum of the Class A Principal Balance and Class B Principal Balance as of the related Determination Date and (B) the sum of (i) the sum of the Class A Principal Balance and Class B Principal Balance as of the Determination Date succeeding such Distribution Date, (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Certificates with respect to such Distribution Date and (iii) the aggregate amount that would have been distributed to all Classes as principal in accordance with Section 4.01(a)(i) for such Distribution Date without regard to the provisos in the definitions of Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount and Class B-6 Optimal Principal Amount.

     Aggregate Class A Distribution Amount: As to any Distribution Date, the aggregate amount distributable to the Classes of Class A Certificates pursuant to Paragraphs first, second, third and fourth of Section 4.01(a)(i) on such Distribution Date.

     Aggregate Class A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for all the Classes of Class A Certificates.

     Aggregate Current Bankruptcy Losses: With respect to any Distribution Date, the sum of all Bankruptcy Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

     Aggregate Current Fraud Losses: With respect to any Distribution Date, the sum of all Fraud Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

     Aggregate Current Special Hazard Losses: With respect to any Distribution Date, the sum of all Special Hazard Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

     Aggregate Foreclosure Profits: As to any Distribution Date, the aggregate amount of Foreclosure Profits with respect to all of the Mortgage Loans.

     Agreement: This Pooling and Servicing Agreement and all amendments and supplements hereto.

     Ambac: Ambac Assurance Corporation, a Wisconsin-domiciled stock insurance company, or any successor thereto.

     Ambac Contact Person: The officer designated by the Master Servicer to provide information to Ambac pursuant to Section 4.08(g). The initial Ambac Contact Person is appointed in Section 11.27.

     Ambac Default: The existence and continuance of any of the following:

          (a) Ambac fails to make a payment required under a policy in accordance with its terms;

          (b) Ambac (A) files any petition or commences any case or proceeding under any provision or similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (B) makes a general assignment for the benefit of its creditors, or (C) has an order for relief entered against it under the United States Bankruptcy code or any similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

          (c) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority enters a final and nonappealable order, judgment or decree (1) appointing a custodian, trustee, agent or receiver for Ambac or for all or any material portion of its property or (2) authorizing the taking of possession by a custodian, trustee, agent or receiver of Ambac (or the taking of possession of all or any material portion of the property of Ambac).

     Applicable Unscheduled Principal Receipt Period: With respect to the Mortgage Loans serviced by each Servicer and each of Full Unscheduled Principal Receipts and Partial Unscheduled Principal Receipts, the Unscheduled Principal Receipt Period specified on Schedule I hereto, as amended from time to time by the Master Servicer pursuant to Section 10.01(b) hereof.

     Authenticating Agent: Any authenticating agent appointed by the Trustee pursuant to Section 8.11. There shall initially be no Authenticating Agent for the Certificates.

     Available Master Servicer Compensation: As to any Distribution Date, the sum of (a) the Master Servicing Fee for such Distribution Date, (b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full remitted to the Master Servicer and (c) the aggregate amount of Month End Interest remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

     Bankruptcy Code:  The Bankruptcy Code of 1978, as amended.

     Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trustee in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

     Bankruptcy Loss Amount: As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal $100,000.00 minus the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Bankruptcy Loss Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-Off Date coinciding with or preceding such Distribution Date (the "Relevant Anniversary") and (b) such lesser amount which, as determined on the Relevant Anniversary will not cause any rated Certificates to be placed on credit review status (other than for possible upgrading) (or, in the case of the Class A-7 and Class A-18 Certificates, without giving effect to the guaranty provided by Ambac) by either Rating Agency minus (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary. On and after the Cross-Over Date the Bankruptcy Loss Amount shall be zero.

     Bank United Mortgage Loan Sale Agreement: The mortgage loan sale agreement dated as of September 17, 1998 between Bank United, as seller, and Norwest Funding, Inc., as purchaser.

     Beneficial Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

     Book-Entry Certificate: Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5
Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-11 Certificates, Class A-12 Certificates, Class A-13 Certificates, Class A-14 Certificates, Class A-15
Certificates, Class A-16 Certificates, Class A-18 Certificates, Class A-19 Certificates and Class A-20 Certificates, beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in Section 5.01(b).

     Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the City of New York, State of Iowa, State of Maryland, State of Minnesota or State of North Carolina or (iii) a day on which banking institutions in the City of New York, or the State of Iowa, State of Maryland, State of Minnesota or State of North Carolina are authorized or obligated by law or executive order to be closed.

     Certificate:  Any one of the Class A Certificates or Class B Certificates.

     Certificate Account: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to Section 3.01. The Certificate Account shall be an Eligible Account.

     Certificate Register and Certificate Registrar: Respectively, the register maintained pursuant to and the registrar provided for in Section 5.02. The initial Certificate Registrar is the Trustee.

     Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

     Class: All certificates whose form is identical except for variations in the Percentage Interest evidenced thereby.

     Class A Certificate: Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5
Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-11 Certificates, Class A-12 Certificates, Class A-13 Certificates, Class A-14
Certificates,  Class  A-15  Certificates,  Class A-16  Certificates,  Class A-17
Certificates,  Class  A-18  Certificates,  Class A-19  Certificates,  Class A-20
Certificates, Class A-PO Certificates, Class A-R Certificate or Class A-LR Certificate.

     Class A Certificateholder:  The registered holder of a Class A Certificate.

     Class A Distribution Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-10, Class A-17 and Class A-PO Certificates), the amount distributable to such Class of Class A Certificates pursuant to Paragraphs first, second and third clause (A) of Section 4.01(a)(i). As to the Class A-17 Certificates, the amount distributable to such Class pursuant to Paragraphs first and second of Section 4.01(a)(i). As to the Class A-10 Certificates, the amount distributable to such Class pursuant to Paragraph third clause (A) of Section 4.01(a)(i). As to any Distribution Date and the Class A-PO Certificates, the amount distributable to the Class A-PO Certificates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a)(i) on such Distribution Date.

     Class A Fixed Pass-Through Rate: As to any Distribution Date, the rate per annum set forth in Section 11.01.

     Class A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class A Certificates with respect to such Distribution Date.

     Class A Interest Percentage: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-PO Certificates), the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the sum of (a) the Class A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount) and (b) the Premium Payment (determined without regard to clause (ii) of the definition of Premium Payment).

     Class A Interest Shortfall Amount: As to any Distribution Date and any Class of Class A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first of Section 4.01(a)(i).

     Class A Loss Denominator: As to any Determination Date, an amount equal to the Class A Non-PO Principal Balance.

     Class A Loss Percentage: As to any Determination Date and any Class of Class A Certificates (other than the Class A-PO Certificates) then outstanding, the percentage calculated by dividing the Principal Balance of such Class by the Class A Loss Denominator (determined without regard to any such Principal Balance of any Class of Class A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

     Class A Non-PO Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Class A Interest Accrual Amount, (ii) the Aggregate Class A Unpaid Interest Shortfalls, (iii) the Premium Payment, (iv) the Premium Unpaid Shortfall and (v) the Class A Non-PO Optimal Principal Amount.

     Class A Non-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

          (i) the Class A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Class A Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

     Class A Non-PO Principal Balance: As of any date, an amount equal to the Class A Principal Balance less the Principal Balance of the Class A-PO Certificates.

     Class A Non-PO Principal Distribution Amount: As to any Distribution Date, will be equal to the amount distributed pursuant to Paragraph third clause (A) of Section 4.01(a)(i).

     Class A Pass-Through Rate: As to the Class A-1, Class A-2, Class A-3, Class A-5, Class A-8, Class A-12, Class A-13, Class A-14, Class A-19, Class A-20, Class A-R and Class A-LR Certificates, the Class A Fixed Pass-Through Rate. As to the Class A-4 Certificates, 4.000% per annum. As to the Class A-7 Certificates, 7.000% per annum. As to the Class A-11, Class A-15 and Class A-16 Certificates, 7.125% per annum. As to the Class A-17 Certificates, 6.68888% per annum. As to the Class A-6, Class A-9 and Class A-18 Certificates, 7.250% per annum. The Class A-10 and Class A-PO Certificates are not entitled to interest and have no Class A Pass-Through Rate.

     Class A Percentage: As to any Distribution Date occurring on or prior to the Cross-Over Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Class A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Cross-Over Date, 100% or such lesser percentage which will cause the Class A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

     Class A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in July 2004, 100%. As to any Distribution Date subsequent to July 2004 to and including the Distribution Date in July 2005, the Class A Percentage as of such Distribution Date plus 70% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to July 2005 to and including the Distribution Date in July 2006, the Class A Percentage as of such Distribution Date plus 60% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to July 2006 to and including the Distribution Date in July 2007, the Class A Percentage as of such Distribution Date plus 40% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to July 2007 to and including the Distribution Date in July 2008, the Class A Percentage as of such Distribution Date plus 20% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to July 2008, the Class A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Class A Certificates on any Distribution Date of the Class A Prepayment Percentage provided above of
(a) Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Class A Non-PO Principal Balance below zero, the Class A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Class A Non-PO Principal Balance to zero and thereafter the Class A Prepayment Percentage shall be zero and (ii) if the Class A Percentage as of any Distribution Date is greater than the Original Class A Percentage, the Class A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Class A Prepayment Percentage described in the second through sixth sentences of this definition of Class A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Class A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Class A Prepayment Percentage for the Distribution Date occurring in the July preceding such Distribution Date (it being understood that for the purposes of the determination of the Class A Prepayment Percentage for the current Distribution Date, the current Class A Percentage and Subordinated Percentage shall be utilized). In order for the reduction referred to in the second through sixth sentences to be applicable, with respect to any Distribution Date (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) must be less than 50% of the current Class B Principal Balance and (b) cumulative Realized Losses shall not exceed (1) 30% of the Original Class B Principal Balance if such Distribution Date occurs between and including August 2004 and July 2005, (2) 35% of the Original Class B Principal Balance if such Distribution Date occurs between and including August 2005 and July 2006, (3) 40% of the Original Class B Principal Balance if such Distribution Date occurs between and including August 2006 and July 2007, (4) 45% of the Original Class B Principal Balance if such Distribution Date occurs between and including August 2007 and July 2008, and (5) 50% of the Original Class B Principal Balance if such Distribution Date occurs during or after August 2008. With respect to any Distribution Date on which the Class A Prepayment Percentage is reduced below the Class A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trustee, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

     Class A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-11 Certificates, Class A-12
Certificates,  Class  A-13  Certificates,  Class A-14  Certificates,  Class A-15
Certificates,  Class  A-16  Certificates,  Class A-18  Certificates,  Class A-19
Certificates, Class A-20 Certificates, Class A-PO Certificates, Class A-R Certificate and Class A-LR Certificate.

     Class A Unpaid Interest Shortfall: As to any Distribution Date and any Class of Class A Certificates, the amount, if any, by which the aggregate of the Class A Interest Shortfall Amounts for such Class for prior Distribution Dates is in excess of the amounts distributed in respect of such Class on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a)(i).

     Class A-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-1 and Exhibit C hereto.

     Class  A-1  Certificateholder:   The  registered  holder  of  a  Class  A-1
Certificate.

     Class A-2 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-2 and Exhibit C hereto.

     Class  A-2  Certificateholder:   The  registered  holder  of  a  Class  A-2
Certificate.

     Class A-3 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-3 and Exhibit C hereto.

     Class  A-3  Certificateholder:   The  registered  holder  of  a  Class  A-3
Certificate.

     Class A-4 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-4 and Exhibit C hereto.

     Class  A-4  Certificateholder:   The  registered  holder  of  a  Class  A-4
Certificate.

     Class A-5 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-5 and Exhibit C hereto.

     Class  A-5  Certificateholder:   The  registered  holder  of  a  Class  A-5
Certificate.

     Class A-6 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-6 and Exhibit C hereto.

     Class  A-6  Certificateholder:   The  registered  holder  of  a  Class  A-6
Certificate.

     Class A-7 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-7 and Exhibit C hereto.

     Class  A-7  Certificateholder:   The  registered  holder  of  a  Class  A-7
Certificate.

     Class A-7 Distribution Deficiency: With respect to the Class A-7 Certificates on each Distribution Date, the sum of (i) the Class A-7 Interest Loss Amount for such Distribution Date and (ii) the Class A-7 Principal Loss Amount for such Distribution.

     Class A-7 Interest Loss Amount: As to any Distribution Date, the excess, if any, of (i) the Interest Accrual Amount of the Class A-7 Certificates (determined without regard to clause (ii) of the definition thereof), net of any Non-Supported Interest Shortfalls allocated to the Class A-7 Certificates that are covered by the applicable Reserve Fund over (ii) the amount available to be distributed in respect of the Class A-7 Certificates on such Distribution Date pursuant to Paragraph first of Section 4.01(a)(i).

     Class A-7 Principal Loss Amount: As to any Distribution Date, the sum of, without duplication, (i) the Class A Loss Percentage of the Class A-7 Certificates of the principal portion of Realized Losses allocated to the Class A Certificates (other than the Class A-PO Certificates) with respect to such Distribution Date pursuant to Section 4.02(b) and (ii) any amount allocated to the Class A-7 Certificates after the Cross-Over Date with respect to such Distribution Date pursuant to the third sentence in the definition of Principal Balance of the Class A-7 Certificates.

     Class A-8 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-8 and Exhibit C hereto.

     Class  A-8  Certificateholder:   The  registered  holder  of  a  Class  A-8
Certificate.

     Class A-9 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-9 and Exhibit C hereto.

     Class  A-9  Certificateholder:   The  registered  holder  of  a  Class  A-9
Certificate.

     Class A-10 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-10 and Exhibit C hereto.

     Class A-10 Certificateholder: The registered holder of a Class A-10 Certificate.

     Class A-11 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-11 and Exhibit C hereto.

     Class A-11 Certificateholder: The registered holder of a Class A-11 Certificate.

     Class A-12 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-12 and Exhibit C hereto.

     Class A-12 Certificateholder: The registered holder of a Class A-12 Certificate.

     Class A-13 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-13 and Exhibit C hereto.

     Class A-13 Certificateholder: The registered holder of a Class A-13 Certificate.

     Class A-14 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-14 and Exhibit C hereto.

     Class A-14 Certificateholder: The registered holder of a Class A-14 Certificate.

     Class A-15 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-15 and Exhibit C hereto.

     Class A-15 Certificateholder: The registered holder of a Class A-15 Certificate.

     Class A-16 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-16 and Exhibit C hereto.

     Class A-16 Certificateholder: The registered holder of a Class A-16 Certificate.

     Class A-17 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-17 and Exhibit C hereto.

     Class A-17 Certificateholder: The registered holder of a Class A-17 Certificate.

     Class A-17 Interest Accrual Amount: As to any Distribution Date, (i) the product of (A) 1/12th of the Class A Pass-Through Rate for the Class A-17 Certificates and (B) the Class A-17 Notional Amount as of such Distribution Date minus (ii) the Class A Interest Percentage of the Class A-17 Certificates of (x) any Non-Supported Interest Shortfall allocated to the Class A Certificates and the Premium Payment, (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates and the Premium Payment with respect to such Distribution Date pursuant to Section 4.02(e) and (z) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates and the Premium Payment on or after the Cross-Over Date pursuant to Section 4.02(e).

     Class A-17 Notional Amount: As to any Distribution Date, an amount equal to the Principal Balance of the Class A-18 Certificates.

     Class A-18 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-18 and Exhibit C hereto.

     Class A-18 Certificateholder: The registered holder of a Class A-18 Certificate.

     Class A-18 Distribution Deficiency: With respect to the Class A-18 Certificates on each Distribution Date, the sum of (i) the Class A-18 Interest
Loss Amount for such Distribution Date and (ii) the Class A-18 Principal Loss Amount for such Distribution.

     Class A-18 Interest Loss Amount: As to any Distribution Date, the excess, if any, of (i) the Interest Accrual Amount of the Class A-18 Certificates (determined without regard to clause (ii) of the definition thereof), net of any Non-Supported Interest Shortfalls allocated to the Class A-18 Certificates that are covered by the applicable Reserve Fund over (ii) the amount available to be distributed in respect of the Class A-18 Certificates on such Distribution Date pursuant to Paragraph first of Section 4.01(a)(i).

     Class A-18 Principal Loss Amount: As to any Distribution Date, the sum of, without duplication, (i) the Class A Loss Percentage of the Class A-18 Certificates of the principal portion of Realized Losses allocated to the Class A Certificates (other than the Class A-PO Certificates) with respect to such Distribution Date pursuant to Section 4.02(b) and (ii) any amount allocated to the Class A-18 Certificates after the Cross-Over Date with respect to such Distribution Date pursuant to the third sentence in the definition of Principal Balance of the Class A-18 Certificates.

     Class A-19 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-19 and Exhibit C hereto.

     Class A-19 Certificateholder: The registered holder of a Class A-19 Certificate.

     Class A-20 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-20 and Exhibit C hereto.

     Class A-20 Certificateholder: The registered holder of a Class A-20 Certificate.

     Class A-L1 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class A-L4 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class A-L6 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class A-L10 Interest:  A regular  interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class A-L11 Interest:  A regular  interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class A-L17 Interest:  A regular  interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class A-LPO Interest:  A regular  interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class A-LR Certificate: The Certificate executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-LR and Exhibit D hereto.

     Class A-LR Certificateholder: The registered holder of the Class A-LR Certificate.

     Class A-LUR Interest:  A regular  interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class A-PO Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-PO and Exhibit C hereto.

     Class A-PO Certificateholder: The registered holder of a Class A-PO Certificate.

     Class A-PO Deferred Amount: For any Distribution Date prior to the Cross-Over Date, the difference between (A) the sum of (x) the amount by which the sum of the Class A-PO Optimal Principal Amounts for all prior Distribution Dates exceeded the amounts distributed on the Class A-PO Certificates on such prior Distribution Dates pursuant to Paragraph third clause (B) of Section 4.01(a)(i) and (y) the sum of the product for each Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the applicable Unscheduled Principal Receipt Period for the current Distribution Date of (a) the PO Fraction for such Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) amounts distributed on the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraph fourth of Section 4.01(a)(i). On and after the Cross-Over Date, the Class A-PO Deferred Amount will be zero. No interest will accrue on any Class A-PO Deferred Amount.

     Class A-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum as to each Outstanding Mortgage Loan, of the product of (x) the PO Fraction with respect to such Mortgage Loan and (y) the sum of:

          (i) (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Scheduled Principal Balance of each Mortgage Loan that was repurchased by the Seller during such preceding month pursuant to Section 2.02 or 2.03;

          (iv) the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

     Class A-R Certificate: The Certificate executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-R and Exhibit C hereto.

     Class A-R Certificateholder: The registered holder of the Class A-R Certificate.

     Class B  Certificate:  Any one of the  Class  B-1  Certificates,  Class B-2
Certificates,   Class  B-3  Certificates,  Class  B-4  Certificates,  Class  B-5
Certificates or Class B-6 Certificates.

     Class B Certificateholder:  The registered holder of a Class B Certificate.

     Class B Distribution Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Distribution Amounts.

     Class B Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class B Certificates with respect to such Distribution Date.

     Class B Interest Percentage: As to any Distribution Date and any Class of Class B Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class B Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

     Class B Interest Shortfall Amount: Any of the Class B-1 Interest Shortfall Amount, Class B-2 Interest Shortfall Amount, Class B-3 Interest Shortfall Amount, Class B-4 Interest Shortfall Amount, Class B-5 Interest Shortfall Amount or Class B-6 Interest Shortfall Amount.

     Class B Loss Percentage: As to any Determination Date and any Class of Class B Certificates then outstanding, the percentage calculated by dividing the Principal Balance of such Class B by the Class B Principal Balance (determined without regard to any Principal Balance of any Class of Class B Certificates not then outstanding), in each case determined as of the preceding Determination Date.

     Class B Pass-Through Rate:  As to any Distribution Date, 6.750% per annum.

     Class B Percentage: Any one of the Class B-1 Percentage, Class B-2 Percentage, Class B-3 Percentage, Class B-4 Percentage, Class B-5 Percentage or Class B-6 Percentage.

     Class B Prepayment Percentage: Any of the Class B-1 Prepayment Percentage, Class B-2 Prepayment Percentage, Class B-3 Prepayment Percentage, Class B-4 Prepayment Percentage, Class B-5 Prepayment Percentage or Class B-6 Prepayment Percentage.

     Class B Principal Balance: As of any date, an amount equal to the sum of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance.

     Class B Unpaid  Interest  Shortfall:  Any of the Class B-1 Unpaid  Interest
Shortfall,  Class B-2  Unpaid  Interest  Shortfall,  Class B-3  Unpaid  Interest
Shortfall, Class B-4 Unpaid Interest Shortfall, Class B-5 Unpaid Interest Shortfall or Class B-6 Unpaid Interest Shortfall.

     Class B-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-1 and Exhibit C hereto.

     Class  B-1  Certificateholder:   The  registered  holder  of  a  Class  B-1
Certificate.

     Class B-1 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Paragraphs fifth, sixth and seventh of Section 4.01(a)(i).

     Class B-1 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-1 Certificates on such Distribution Date pursuant to Paragraph fifth of Section 4.01(a)(i).

     Class B-1 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

          (i) the Class B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Class B-1 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class B-1 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class B-1 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-1 Optimal Principal Amount will equal the lesser of (A) the Class B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-1 Certificates.

     Class B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

     Class  B-1  Prepayment  Percentage:   As  to  any  Distribution  Date,  the
percentage calculated by multiplying the Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

     Class B-1 Principal Balance: As to the first Determination Date, the Original Class B-1 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-1 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-1 Certificates on prior Distribution Dates (A) pursuant to Paragraph seventh of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-1 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance as of such Determination Date.

     Class B-1 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-1 Certificates on prior Distribution Dates pursuant to Paragraph sixth of Section 4.01(a)(i).

     Class B-2 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-2 and Exhibit C hereto.

     Class  B-2  Certificateholder:   The  registered  holder  of  a  Class  B-2
Certificate.

     Class B-2 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Paragraphs eighth, ninth and tenth of Section 4.01(a)(i).

     Class B-2 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-2 Certificates on such Distribution Date pursuant to Paragraph eighth of Section 4.01(a)(i).

     Class B-2 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

          (i) the Class B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Class B-2 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class B-2 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class B-2 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-2 Optimal Principal Amount will equal the lesser of (A) the Class B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-2 Certificates.

     Class B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Percentage for such Distribution Date will be zero.

     Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Prepayment Percentage for such Distribution Date will be zero.

     Class B-2 Principal Balance: As to the first Determination Date, the Original Class B-2 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-2 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-2 Certificates on prior Distribution Dates (A) pursuant to Paragraph tenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-2 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance and the Class B-1 Principal Balance as of such Determination Date.

     Class B-2 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-2 Certificates on prior Distribution Dates pursuant to Paragraph ninth of Section 4.01(a)(i).

     Class B-3 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-3 and Exhibit C hereto.

     Class  B-3  Certificateholder:   The  registered  holder  of  a  Class  B-3
Certificate.

     Class B-3 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Paragraphs eleventh, twelfth and thirteenth of Section 4.01(a)(i).

     Class B-3 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-3 Certificates on such Distribution Date pursuant to Paragraph eleventh of Section 4.01(a)(i).

     Class B-3 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

          (i) the Class B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Class B-3 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class B-3 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class B-3 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-3 Optimal Principal Amount will equal the lesser of (A) the Class B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-3 Certificates.

     Class B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Percentage for such Distribution Date will be zero.

     Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Prepayment Percentage for such Distribution Date will be zero.

     Class B-3 Principal Balance: As to the first Determination Date, the Original Class B-3 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-3 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-3 Certificates on prior Distribution Dates (A) pursuant to Paragraph thirteenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-3 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance as of such Determination Date.

     Class B-3 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-3 Certificates on prior Distribution Dates pursuant to Paragraph twelfth of Section 4.01(a)(i).

     Class B-4 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-4 and Exhibit C hereto.

     Class  B-4  Certificateholder:   The  registered  holder  of  a  Class  B-4
Certificate.

     Class B-4 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Paragraphs fourteenth, fifteenth, and sixteenth of Section 4.01(a)(i).

     Class B-4 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-4 Certificates on such Distribution Date pursuant to Paragraph fourteenth of Section 4.01(a)(i).

     Class B-4 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

          (i) the Class B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Class B-4 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class B-4 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class B-4 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-4 Optimal Principal Amount will equal the lesser of (A) the Class B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-4 Certificates.

     Class B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Percentage for such Distribution Date will be zero.

     Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Prepayment Percentage for such Distribution Date will be zero.

     Class B-4 Principal Balance: As to the first Determination Date, the Original Class B-4 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-4 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-4 Certificates on prior Distribution Dates (A) pursuant to Paragraph sixteenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-4 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance and the Class B-3 Principal Balance as of such Determination Date.

     Class B-4 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-4 Certificates on prior Distribution Dates pursuant to Paragraph fifteenth of Section 4.01(a)(i).

     Class B-5 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-5 and Exhibit C hereto.

     Class  B-5  Certificateholder:   The  registered  holder  of  a  Class  B-5
Certificate.

     Class B-5 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Paragraphs seventeenth, eighteenth, and nineteenth of Section 4.01(a)(i).

     Class B-5 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-5 Certificates on such Distribution Date pursuant to Paragraph seventeenth of Section 4.01(a)(i).

     Class B-5 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

          (i) the Class B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Class B-5 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class B-5 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class B-5 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-5 Optimal Principal Amount will equal the lesser of (A) the Class B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-5 Certificates.

     Class B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Percentage for such Distribution Date will be zero.

     Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Prepayment Percentage for such Distribution Date will be zero.

     Class B-5 Principal Balance: As to the first Determination Date, the Original Class B-5 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-5 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-5 Certificates on prior Distribution Dates (A) pursuant to Paragraph nineteenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-5 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance and the Class B-4 Principal Balance as of such Determination Date.

     Class B-5 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Paragraph eighteenth of Section 4.01(a)(i).

     Class B-6 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-6 and Exhibit C hereto.

     Class  B-6  Certificateholder:   The  registered  holder  of  a  Class  B-6
Certificate.

     Class B-6 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-6 Certificates pursuant to Paragraphs twentieth, twenty-first and twenty-second of Section 4.01(a)(i).

     Class B-6 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-6 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-6 Certificates on such Distribution Date pursuant to Paragraph twentieth of Section 4.01(a)(i).

     Class B-6 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

          (i) the Class B-6 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Class B-6 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class B-6 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class B-6 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-6 Optimal Principal Amount will equal the lesser of (A) the Class B-6 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-6 Certificates.

     Class B-6 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6
Certificates are not eligible to receive distributions of principal in accordance with the provisions of Section 4.01(d)(i), the Class B-6 Percentage for such Distribution Date will be zero.

     Class B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with the provisions of Section 4.01(d)(i), the Class B-6 Prepayment Percentage for such Distribution Date will be zero.

     Class B-6 Principal Balance: As to the first Determination Date, the Original Class B-6 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-6 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-second of Section 4.01(a)(i) and (b) the Realized Losses allocated through such Determination Date to the Class B-6 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance, the Class B-4 Principal Balance and the Class B-5 Principal Balance as of such Determination Date.

     Class B-6 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-6 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-first of Section 4.01(a)(i).

     Class B-L1 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class B-L2 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class B-L3 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class B-L4 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class B-L5 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class B-L6 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

     Clearing Agency Indirect Participant: A broker, dealer, bank, financial institution or other Person that clears securities transactions through or maintains a custodial relationship with a Clearing Agency Participant, either directly or indirectly.

     Clearing Agency Participant: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

     Closing Date: The date of initial issuance of the Certificates, as set forth in Section 11.21.

     Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

     Compensating Interest: As to any Distribution Date, the lesser of (a) the product of (i) 1/12th of 0.20% and (ii) the Pool Scheduled Principal Balance for such Distribution Date and (b) the Available Master Servicing Compensation for such Distribution Date.

     Co-op Shares:  Shares issued by private non-profit housing corporations.

     Corporate Trust Office: The principal office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this instrument is located at 230 South Tryon Street, Charlotte, North Carolina 28288.

     Corresponding   Upper-Tier   Class  or   Classes:   As  to  the   following
Uncertificated Lower-Tier Interests, the Corresponding Upper-Tier Class or Classes, as follows:

          UNCERTIFICATED                     CORRESPONDING UPPER-TIER
        LOWER-TIER INTEREST                     CLASS OR CLASSES

Class A-L1 Interest           Class A-1 Certificates, Class A-2 Certificates,
                              Class A-3 Certificates, Class A-5 Certificates,
                              Class A-8 Certificates, Class A-12 Certificates,
                              Class A-13 Certificates, Class A-14 Certificates,
                              Class A-19 Certificates and Class A-20
                              Certificates

Class A-L6 Interest           Class A-6 Certificates and Class A-9 Certificates

Class A-L10 Interest          Class A-10 Certificates

Class A-L11 Interest          Class A-11 Certificates, Class A-15 Certificates
                              and Class A-16 Certificates

Class A-L17 Interest          Class A-7 Certificates, Class A-17 Certificates
                              and Class A-18 Certificates

Class A-LPO Interest          Class A-PO Certificates

Class A-LUR Interest          Class A-R Certificate

Class B-L1 Interest           Class B-1 Certificates

Class B-L2 Interest           Class B-2 Certificates

Class B-L3 Interest           Class B-3 Certificates

Class B-L4 Interest           Class B-4 Certificates

Class B-L5 Interest           Class B-5 Certificates

Class B-L6 Interest           Class B-6 Certificates

     Cross-Over Date: The Distribution Date preceding the first Distribution Date on which the Class A Percentage (determined pursuant to clause (ii) of the definition thereof) equals or exceeds 100%.

     Cross-Over Date Interest Shortfall: With respect to any Distribution Date that occurs on or after the Cross-Over Date with respect to any Unscheduled Principal Receipt (other than a Prepayment in Full):

     (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

     (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

     Current Class A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Class A Certificates and the Premium Payment pursuant to Paragraph first of Section 4.01(a)(i) on such Distribution Date.

     Current Class B Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Class B Certificates pursuant to Paragraphs fifth, eighth, eleventh, fourteenth, seventeenth and twentieth of Section 4.01(a)(i) on such Distribution Date.

     Current Class B-1 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-1 Fractional Interest.

     Current Class B-2 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-2 Fractional Interest.

     Current Class B-3 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-3 Fractional Interest.

     Current Class B-4 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-4 Fractional Interest.

     Current Class B-5 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Principal Balance of the Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-5 Fractional Interest.

     Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Prepayment in Full.

     Custodial Agreement: The Custodial Agreement, if any, from time to time in effect between the Custodian named therein, the Seller, the Master Servicer and the Trustee, substantially in the form of Exhibit E hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

     Custodial P&I Account: The Custodial P&I Account, as defined in each of the Servicing Agreements, with respect to the Mortgage Loans. In determining whether the Custodial P&I Account under any Servicing Agreement is "acceptable" to the Master Servicer (as may be required by the definition of "Eligible Account" contained in the Servicing Agreements), the Master Servicer shall require that any such account shall be acceptable to each of the Rating Agencies.

     Custodian: Initially, the Trustee, and thereafter the Custodian, if any, hereafter appointed by the Trustee pursuant to Section 8.13, or its successor in interest under the Custodial Agreement. The Custodian may (but need not) be the Trustee or any Person directly or indirectly controlling or controlled by or under common control of either of them. Neither a Servicer, nor the Seller nor the Master Servicer nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

     Cut-Off Date: The first day of the month of initial issuance of the Certificates as set forth in Section 11.02.

     Cut-Off Date Aggregate Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans is as set forth in Section 11.03.

     Cut-Off Date Principal Balance: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Unscheduled Principal Receipts received or applied on the Cut-Off Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

     DCR:  Duff and Phelps Credit Rating Co., or its successor in interest.

     Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

     Deceased Holder: A Beneficial Owner of a Class A-7 or Class A-18 Certificate who was living at the time such interest was acquired, whose death is deemed to have occurred pursuant to Section 4.07(b), and with respect to which the Trustee has received through the Clearing Agency evidence of death satisfactory to the Trustee and any tax waivers requested by the Trustee.

     Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

     Definitive Certificates:  As defined in Section 5.01(b).

     Denomination: The amount, if any, specified on the face of each Certificate (other than the Class A-17 Certificates) representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate. As to the Class A-17 Certificates, the amount specified on the face of each such Certificate representing the portion of the Original Class A-17 Notional Amount.

     Determination  Date:  The  17th  day of the  month  in  which  the  related
Distribution Date occurs, or if such 17th day is not a Business Day, the Business Day preceding such 17th day.

     Discount Mortgage Loan: A Mortgage Loan with a Net Mortgage Interest Rate of less than 6.750%.

     Distribution Date: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

     DLJ: Donaldson, Lufkin & Jenrette Securities Corporation or its successor in interest.

     Dual Collateral Pledge Agreement: As defined in the NOVUS Servicing Agreement.

     Due Date: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

     Eligible Account: One or more accounts (i) that are maintained with a depository institution (which may be the Master Servicer) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) at the time of deposit therein are rated at least "AA" (or the equivalent) by each of the Rating Agencies, (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trustee, such that the Trustee, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (v) such other account that is acceptable to each of the Rating Agencies and would not cause the Trust Estate to fail to qualify as two separate REMICs or result in the imposition of any federal tax on either of the Upper-Tier REMIC or the Lower-Tier REMIC.

     Eligible Investments: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

          (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

          (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) (or, in the case of the Class A-7 or Class A-18 Certificates, without giving effect to the guaranty provided by Ambac) by either Rating Agency;

          (iii) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) (or, in the case of the Class A-7 or Class A-18 Certificates, without giving effect to the guaranty provided by Ambac) by either Rating Agency;

          (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) (or, in the case of the Class A-7 or Class A-18 Certificates, without giving effect to the guaranty provided by Ambac) by either Rating Agency;

          (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

          (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

          (vii) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) (or, in the case of the Class A-7 or Class A-18 Certificates, without giving effect to the guaranty provided by Ambac) by either Rating Agency; and

          (viii) such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) (or, in the case of the Class A-7 or Class A-18 Certificates, without giving effect to the guaranty provided by Ambac) by either Rating Agency.

     In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

     ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

     ERISA Prohibited Holder:  As defined in Section 5.02(d).

     Errors  and  Omissions   Policy:  As  defined  in  each  of  the  Servicing
Agreements.

     Event of Default:  Any of the events specified in Section 7.01.

     Excess Bankruptcy Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Bankruptcy Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date exceed the then-applicable Bankruptcy Loss Amount, then the portion of such Bankruptcy Loss represented by the ratio of (a) the excess of the Aggregate Current Bankruptcy Losses over the then-applicable Bankruptcy Loss Amount, divided by (b) the Aggregate Current Bankruptcy Losses or (ii) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date are less than or equal to the then-applicable Bankruptcy Loss Amount, then zero. In addition, any Bankruptcy Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Bankruptcy Loss.

     Excess Fraud Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Fraud Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Fraud Losses with respect to such Distribution Date exceed the then-applicable Fraud Loss Amount, then the portion of such Fraud Loss represented by the ratio of (a) the excess of the Aggregate Current Fraud Losses over the then-applicable Fraud Loss Amount, divided by (b) the Aggregate Current Fraud Losses, or (ii) if the Aggregate Current Fraud Losses with respect to such Distribution Date are less than or equal to the then-applicable Fraud Loss Amount, then zero. In addition, any Fraud Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Fraud Loss.

     Excess Special Hazard Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Special Hazard Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date exceed the then-applicable Special Hazard Loss Amount, then the portion of such Special Hazard Loss represented by the ratio of (a) the excess of the Aggregate Current Special Hazard Losses over the then-applicable Special Hazard Loss Amount, divided by (b) the Aggregate Current Special Hazard Losses, or (ii) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date are less than or equal to the then-applicable Special Hazard Loss Amount, then zero. In addition, any Special Hazard Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Special Hazard Loss.

     Exhibit F-1 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-1 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced in locations other than Frederick, Maryland under the Norwest Servicing Agreement.

     Exhibit F-2 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-2 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced in Frederick, Maryland under the Norwest Servicing Agreement.

     Exhibit F-3 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-3 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under an Other Servicing Agreement.

     FDIC:  The Federal Deposit Insurance Corporation or any successor thereto.

     FHLMC: The Federal Home Loan Mortgage Corporation or any successor thereto.

     Fidelity Bond:  As defined in each of the Servicing Agreements.

     Final   Distribution  Date:  The  Distribution  Date  on  which  the  final distribution in respect of the Certificates is made pursuant to Section 9.01.

     Final Scheduled Maturity Date: The Final Scheduled Maturity Date for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7,
Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19, Class A-20, Class A-PO, Class A-R, Class A-LR, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates is August 25, 2029 which corresponds to the "latest possible maturity date" for purposes of Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended.

     Fixed Retained Yield: The fixed percentage of interest on each Mortgage Loan with a Mortgage Interest Rate greater than the sum of (a) 6.750%, (b) the Servicing Fee Rate and (c) the Master Servicing Fee Rate, which will be determined on a loan by loan basis and will equal the Mortgage Interest Rate on each Mortgage Loan minus the sum of (a), (b) and (c), which is not assigned to and not part of the Trust Estate.

     Fixed Retained Yield Rate: With respect to each Mortgage Loan, a per annum rate equal to the greater of (a) zero and (b) the Mortgage Interest Rate on such Mortgage Loan minus the sum of (i) 6.750%, (ii) the Servicing Fee Rate and (iii) the Master Servicing Fee Rate.

     FNMA:  Fannie Mae or any successor thereto.

     Foreclosure  Profits:  As to any Distribution  Date, the excess, if any, of
(i) Net Liquidation Proceeds in respect of each Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date over
(ii) the sum of the unpaid principal balance of each such Liquidated Loan plus accrued and unpaid interest at the applicable Mortgage Interest Rate on the unpaid principal balance thereof from the Due Date to which interest was last paid by the Mortgagor (or, in the case of a Liquidated Loan that had been an REO Mortgage Loan, from the Due Date to which interest was last deemed to have been paid) to the first day of the month in which such Distribution Date occurs.

     Fraud Loss: A Liquidated Loan Loss as to which there was fraud in the origination of such Mortgage Loan.

     Fraud Loss Amount: As of any Distribution Date after the Cut-Off Date an amount equal to: (X) prior to the first anniversary of the Cut-Off Date an amount equal to $17,001,829.72 minus the aggregate amount of Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date, and (Y) from the first through fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the most recent anniversary of the Cut-Off Date. On and after the Cross-Over Date or after the fifth anniversary of the Cut-Off Date the Fraud Loss Amount shall be zero.

     Full Unscheduled Principal Receipt: Any Unscheduled Principal Receipt with respect to a Mortgage Loan (i) in the amount of the outstanding principal balance of such Mortgage Loan and resulting in the full satisfaction of such Mortgage Loan or (ii) representing Liquidation Proceeds other than Partial Liquidation Proceeds.

     Holder:  See "Certificateholder."

     Independent: When used with respect to any specified Person, such Person who (i) is in fact independent of the Seller, the Master Servicer and any Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Servicer or in an affiliate of either, and (iii) is not connected with the Seller, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, trust administrator, partner, director or person performing similar functions.

     Individual Class A-7 Certificate: A Class A-7 Certificate which evidences $1,000 Original Principal Balance.

     Individual Class A-18 Certificate: A Class A-18 Certificate which evidences $1,000 Original Principal Balance.

     Insurance Policy: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

     Insurance Proceeds: Proceeds paid by any insurer pursuant to any Insurance Policy covering a Mortgage Loan.

     Insured Expenses: Expenses covered by any Insurance Policy covering a Mortgage Loan.

     Interest Accrual Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-10, Class A-17 and Class A-PO Certificates), (a) the product of (i) 1/12th of the Class A Pass-Through Rate for such Class and (ii) the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (b) the Class A Interest Percentage of such Class of (i) any Non-Supported Interest Shortfall allocated to the Class A Certificates and the Premium Payment with respect to such Distribution Date, (ii) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates and the Premium Payment with respect to such Distribution Date pursuant to Section 4.02(e) and (iii) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates and the Premium Payment on or after the Cross-Over Date pursuant to Section 4.02(e). As to any Distribution Date and the Class A-17 Certificates, the Class A-17 Interest Accrual Amount. The Class A-10 and Class A-PO Certificates have no Interest Accrual Amount.

     As to any Distribution Date and any Class of Class B Certificates, an amount equal to (i) the product of 1/12th of the Class B Pass-Through Rate and the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the Class B Interest Percentage of such Class of
(x) any Non-Supported Interest Shortfall allocated to the Class B Certificates with respect to such Distribution Date and (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class B Certificates with respect to such Distribution Date pursuant to Section 4.02(e).

     Liquidated Loan: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

     Liquidated Loan Loss: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan.

     Liquidation Expenses: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trustee pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged
Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

     Liquidation Proceeds: Amounts received by a Servicer (including Insurance Proceeds) in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

     Living Holder: Beneficial Owner of the Class A-7 or Class A-18 Certificates other than a Deceased Holder.

     Loan-to-Value Ratio: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

     Lower-Tier Distribution Amount:  As defined in Section 4.01(a)(ii).

     Lower-Tier REMIC: One of two separate REMICs comprising the Trust Estate, the assets of which consist of the Mortgage Loans (other than Fixed Retained Yield), such amounts as shall from time to time be held in the Certificate Account (other than Fixed Retained Yield), the Rounding Account, the insurance policies, if any, relating to a Mortgage Loan and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure, and the rights of the Trustee under the Policy. None of the Reserve Funds, the Policy or the Policy Payment Account shall be part of the Lower-Tier REMIC.

     Master Servicer: Norwest Bank Minnesota, National Association, or its successor in interest.

     Master Servicing Fee: With respect to any Mortgage Loan and any Distribution Date, the fee payable monthly to the Master Servicer pursuant to
Section 6.05 equal to a fixed percentage (expressed as a per annum rate) of the unpaid principal balance of such Mortgage Loan.

     Master Servicing Fee Rate: As set forth in Section 11.26.

     Mid-Month Receipt Period: With respect to each Distribution Date, the one month period beginning on the Determination Date (or, in the case of the first Distribution Date, from and including the Cut-Off-Date) occurring in the calendar month preceding the month in which such Distribution Date occurs and ending on the day preceding the Determination Date immediately preceding such Distribution Date.

     MLCC Additional Collateral: The Additional Collateral, as defined in the MLCC Servicing Agreement.

     MLCC Additional Collateral Mortgage Loans: The Additional Collateral Mortgage Loans, as defined in the MLCC Servicing Agreement.

     MLCC Mortgage Loan Purchase Agreement: The master mortgage loan purchase agreement dated as of April 1, 1998 between Merrill Lynch Credit Corporation, as seller, and Norwest Funding, Inc., as purchaser.

     MLCC Servicing Agreement: The Servicing Agreement executed by Merrill Lynch Credit Corporation, as Servicer.

     MLCC Surety Bond: The Surety Bond, as defined in the MLCC Servicing Agreement.

     Month End Interest: As defined in each Servicing Agreement or with respect to the MLCC Servicing Agreement, the amount defined as "Compensating Interest."

     Moody's: Moody's Investors Service, Inc., or its successor in interest.

     Monthly Payment: As to any Mortgage Loan (including any REO Mortgage Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

     Mortgage: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

     Mortgage  100sm  Pledge  Agreement:   As  defined  in  the  MLCC  Servicing
Agreement.

     Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note, which rate is as indicated on the Mortgage Loan Schedule.

     Mortgage Loan Purchase Agreement: The mortgage loan purchase agreement dated as of July 29, 1999 between Norwest Mortgage, as seller, and the Seller, as purchaser.

     Mortgage Loan Rider: The standard FNMA/FHLMC riders to the Mortgage Note and/or Mortgage riders required when the Mortgaged Property is a condominium unit or a unit in a planned unit development.

     Mortgage Loan Schedule: The list of the Mortgage Loans transferred to the Trustee on the Closing Date as part of the Trust Estate and attached hereto as Exhibits F-1, F-2 and F-3, which list may be amended following the Closing Date upon conveyance of a Substitute Mortgage Loan pursuant to Section 2.02 or 2.03 and which list shall set forth at a minimum the following information of the close of business on the Cut-Off Date (or, with respect to Substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage Loan:

          (i) the Mortgage Loan identifying number;

          (ii) the city, state and zip code of the Mortgaged Property;

          (iii) the type of property;

          (iv) the Mortgage Interest Rate;

          (v) the Net Mortgage Interest Rate;

          (vi) the Monthly Payment;

          (vii) the original number of months to maturity;

          (viii) the scheduled maturity date;

          (ix) the Cut-Off Date Principal Balance;

          (x) the Loan-to-Value Ratio at origination;

          (xi) whether such Mortgage Loan is a Subsidy Loan;

          (xii) whether such Mortgage Loan is covered by primary mortgage insurance;

          (xiii) the Servicing Fee Rate;

          (xiv) the Master Servicing Fee Rate;

          (xv) Fixed Retained Yield, if applicable; and

          (xvi) for each Exhibit F-3 Mortgage Loan, the name of the Servicer with respect thereto.

     Such schedule may consist of multiple reports that collectively set forth all of the information required.

     Mortgage Loans: Each of the mortgage loans transferred and assigned to the Trustee on the Closing Date pursuant to Section 2.01 and any mortgage loans substituted therefor pursuant to Section 2.02 or 2.03, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

     Mortgage Note: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable.

     Mortgaged Property: The property subject to a Mortgage, which may include Co-op Shares or residential long-term leases.

     Mortgagor:  The obligor on a Mortgage Note.

     Net Foreclosure Profits: As to any Distribution Date, the amount, if any, by which (i) Aggregate Foreclosure Profits with respect to such Distribution Date exceed (ii) Liquidated Loan Losses with respect to such Distribution Date.

     Net Liquidation Proceeds: As to any defaulted Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

     Net Mortgage Interest Rate: With respect to each Mortgage Loan, a rate equal to (i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of (a) the Servicing Fee Rate, as set forth in Section 11.25 with respect to such Mortgage Loan, (b) the Master Servicing Fee Rate, as set forth in Section
11.26 with respect to such Mortgage Loan and (c) the Fixed Retained Yield Rate, if any, with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

     Net REO Proceeds: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

     Non-permitted Foreign Holder:  As defined in Section 5.02(d).

     Non-PO Fraction: With respect to any Mortgage Loan, the lesser of (i) 1.00 and (ii) the quotient obtained by dividing the Net Mortgage Interest Rate for such Mortgage Loan by 6.750%.

     Nonrecoverable Advance: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer, the Master Servicer or the Trustee, as the case may be, and which the Servicer, the Master Servicer or the Trustee determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer, the Master Servicer or the Trustee (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer for redelivery to the Trustee or, in the case of a Master Servicer determination, an Officer's Certificate of the Master Servicer delivered to the Trustee, in each case detailing the reasons for such determination.

     Non-Supported Interest Shortfall: With respect to any Distribution Date, the excess, if any, of the aggregate Prepayment Interest Shortfall on the Mortgage Loans over the aggregate Compensating Interest with respect to such Distribution Date. With respect to each Distribution Date occurring on or after the Cross-Over Date, the Non-Supported Interest Shortfall determined pursuant to the preceding sentence will be increased by the amount of any Cross-Over Date Interest Shortfall for such Distribution Date. Any Non-Supported Interest Shortfall will be allocated to (a) the Class A Certificates and the Premium Payment according to the percentage obtained by dividing the Class A Non-PO Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance and (b) the Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance.

     Non-U.S. Person:  As defined in Section 4.01(f).

     Norwest Mortgage:  Norwest Mortgage, Inc., or its successor in interest.

     Norwest Mortgage Correspondents: The entities listed on the Mortgage Loan Schedule, from which Norwest Mortgage purchased the Mortgage Loans.

     Norwest Servicing Agreement: The Servicing Agreement providing for the servicing of the Exhibit F-1 Mortgage Loans and Exhibit F-2 Mortgage Loans initially by Norwest Mortgage.

     Notice of Nonpayment: The notice to be delivered by the Trustee to Ambac with respect to any Distribution Date as to which there is a Class A-7 or Class A-18 Distribution Deficiency, which shall be in the form attached to the Policy.

     NOVUS Additional Collateral: The Additional Collateral, as defined in the NOVUS Servicing Agreement.

     NOVUS Additional Collateral Mortgage Loans: The Additional Collateral Mortgage Loans, as defined in the NOVUS Servicing Agreement.

     NOVUS Servicing Agreement: The Servicing Agreement executed by NOVUS, as Servicer.

     NOVUS Surety Bond: The Surety Bond, as defined in the NOVUS Servicing Agreement.

     Officers' Certificate: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee.

     Opinion of Counsel: A written opinion of counsel, who may be outside or salaried counsel for the Seller, a Servicer or the Master Servicer, or any affiliate of the Seller, a Servicer or the Master Servicer, acceptable to the Trustee if such opinion is to be delivered to the Trustee; provided, however, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

     Optimal Adjustment Event: With respect to any Class of Class B Certificates and any Distribution Date, an Optimal Adjustment Event will occur with respect to such Class if: (i) the Principal Balance of such Class on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such Principal Balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii) (a) the Principal Balance of any Class of Class A Certificates would be subject to further reduction as a result of the third or fifth sentences of the definition of Principal Balance or (b) the Principal Balance of a Class of Class B Certificates with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of clause (ii) of the definition of Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance or Class B-6 Principal Balance.

     Original Class A Percentage: The Class A Percentage as of the Cut-Off Date, as set forth in Section 11.04.

     Original Class A Non-PO Principal Balance: The sum of the Original Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-18, Class A-19, Class A-20, Class A-R and Class A-LR Certificates, as set forth in Section 11.06.

     Original Class A-17 Notional Amount: The Original Class A-17 Notional Amount, as set forth in Section 11.05(a).

     Original Class B Principal Balance: The sum of the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3
Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and Original Class B-6 Principal Balance, as set forth in
Section 11.14.

     Original Class B-1 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-2 Principal Balance, the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance.
The Original Class B-1 Fractional Interest is specified in Section 11.16.

     Original Class B-2 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-2 Fractional Interest is specified in Section 11.17.

     Original Class B-3 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-4 Principal Balance, the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-3 Fractional Interest is specified in Section 11.18.

     Original Class B-4 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-4 Fractional Interest is specified in Section 11.19.

     Original Class B-5 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-5 Fractional Interest is specified in
Section 11.20.

     Original Class B-1 Percentage: The Class B-1 Percentage as of the Cut-Off Date, as set forth in Section 11.08.

     Original Class B-2 Percentage: The Class B-2 Percentage as of the Cut-Off Date, as set forth in Section 11.09.

     Original Class B-3 Percentage: The Class B-3 Percentage as of the Cut-Off Date, as set forth in Section 11.10.

     Original Class B-4 Percentage: The Class B-4 Percentage as of the Cut-Off Date, as set forth in Section 11.11.

     Original Class B-5 Percentage: The Class B-5 Percentage as of the Cut-Off Date, as set forth in Section 11.12.

     Original Class B-6 Percentage: The Class B-6 Percentage as of the Cut-Off Date, as set forth in Section 11.13.

     Original Class B-1 Principal Balance: The Class B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     Original Class B-2 Principal Balance: The Class B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     Original Class B-3 Principal Balance: The Class B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     Original Class B-4 Principal Balance: The Class B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     Original Class B-5 Principal Balance: The Class B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.
     Original Class B-6 Principal Balance: The Class B-6 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     Original Principal Balance: Any of the Original Principal Balances of the Classes of Class A Certificates as set forth in Section 11.05; the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original
Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance or Original Class B-6 Principal Balance as set forth in Section 11.15.

     Original Subordinated Percentage: The Subordinated Percentage as of the Cut-Off Date, as set forth in Section 11.07.

     Other Servicer: Any of the Servicers other than Norwest Mortgage.

     Other Servicing Agreements: The Servicing Agreements other than the Norwest Servicing Agreement.

     Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Section 2.02 or 2.03.

     Owner Mortgage Loan File: A file maintained by the Trustee (or the Custodian, if any) for each Mortgage Loan that contains the documents specified in the Servicing Agreements or, in the case of each Mortgage Loan serviced by Bank United or Merrill Lynch Credit Corporation, the documents specified in the Bank United Mortgage Loan Sale Agreement and the MLCC Mortgage Loan Purchase Agreement under their respective "Owner Mortgage Loan File" definition or similar definition and/or other provisions requiring delivery of specified documents to the owner of the Mortgage Loan in connection with the purchase thereof, and any additional documents required to be added to the Owner Mortgage Loan File pursuant to this Agreement.

     Parent Power(R) Guaranty Agreement for Real Estate: As defined in the MLCC Servicing Agreement.

     Parent Power(R) Guaranty and Security Agreement for Security Account: As defined in the MLCC Servicing
Agreement.

     Partial Liquidation Proceeds: Liquidation Proceeds received by a Servicer prior to the month in which the related Mortgage Loan became a Liquidated Loan.

     Partial Unscheduled Principal Receipt: An Unscheduled Principal Receipt which is not a Full Unscheduled Principal Receipt.

     Paying Agent: The Person authorized on behalf of the Trustee, as agent for the Master Servicer, to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by Section 4.04. The Paying Agent may be any Person directly or indirectly controlling or controlled by or under common control with the Master Servicer and may be the Trustee.
The initial Paying Agent is appointed in Section 4.03(a).

     Payment Account:  The account maintained pursuant to Section 4.03(b).

     Percentage Interest: With respect to a Class A Certificate (other than Class A-7, Class A-17 and Class A-18 Certificates), the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class A Certificates. With respect to a Class A-7 or Class A-18 Certificate, the undivided percentage interest obtained by dividing the current principal balance of such Certificate by the Principal Balance of such Class of Class A Certificates. With respect to a Class A-17 Certificate, the undivided percentage interest obtained by dividing the original notional amount evidenced by such Certificate by the Original Class A-17 Notional Amount of such Class. With respect to a Class B Certificate, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class B Certificates.

     Periodic Advance: The aggregate of the advances required to be made by a Servicer on any Distribution Date pursuant to its Servicing Agreement or by the Master Servicer or the Trustee hereunder, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the applicable Servicing Fee in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or Trustee and (ii) by the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trustee, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trustee to be Nonrecoverable Advances.

     Person:   Any   individual,   corporation,   partnership,   joint  venture,
association,   joint-stock  company,  trust,   unincorporated   organization  or
government or any agency or political subdivision thereof.

     Plan:  As defined in Section 5.02(c).

     PO Fraction: With respect to any Discount Mortgage Loan, the difference between 1.0 and the Non-PO Fraction for such Mortgage Loan; with respect to any other Mortgage Loan, zero.

     Policy: The irrevocable Ambac Insurance Policy No. AB0265BE, including any endorsements thereto, issued by Ambac with respect to the Class A-7 and Class A-18 Certificates, in the form attached hereto as Exhibit N.

     Policy  Payments  Account:  The  account  maintained  pursuant  to  Section
4.08(b).

     Pool Balance (Non-PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

     Pool Balance (PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

     Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Holders of the Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made by a Servicer pursuant to the related Servicing Agreement or Periodic Advances made by the Master Servicer or the Trustee pursuant to Section 3.03 and (iii) all other amounts required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trustee on or prior to the Distribution Date, but excluding the following:

          (a) amounts received as late payments of principal or interest and respecting which the Master Servicer or the Trustee has made one or more unreimbursed Periodic Advances;

          (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances by the Master Servicer or the Trustee;

          (c) those portions of each payment of interest on a particular Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the Servicing Fee and (iii) the Master Servicing Fee;

          (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

          (e) all Unscheduled Principal Receipts received by the Servicers after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

          (f) all repurchase proceeds with respect to Mortgage Loans repurchased by the Seller pursuant to Section 2.02 or 2.03 on or following the Due Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Mortgage Loan;

          (g) that portion of Liquidation Proceeds and REO Proceeds which represents any unpaid Servicing Fee or Master Servicing Fee;

          (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

          (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

          (j) Net Foreclosure Profits;

          (k) Month End Interest; and

          (l) the amount of any Recoveries in respect of principal which had previously been allocated as a loss to one or more Classes of the Class A or Class B Certificates pursuant to Section 4.02 other than Recoveries covered by the last sentence of Section 4.02(d).

     Pool Scheduled Principal Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

     Premium Payment: As to any Distribution Date, (i) the product of (a) 1/12th of 0.060% and (b) the sum of the Class A Principal Balances of the Class A-7 and Class A-18 Certificates as of the Determination Date immediately preceding such Distribution Date minus (ii) the Premium Percentage of (x) any Non-Supported Interest Shortfall allocated to the Class A Certificates and the Premium Payment with respect to such Distribution Date, (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates and the Premium Payment with respect to such Distribution Date pursuant to Section 4.02(e) and (z) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates and the Premium Payment on or after the Cross-Over Date pursuant to Section 4.02(e). The Premium Payment will be an expense of the Lower-Tier REMIC.

     Premium Percentage: As to any Distribution Date, the percentage calculated by dividing the Premium Payment (determined without regard to clause (ii) of the definition thereof) by the sum of (a) the Class A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount) and (b) the Premium Payment (determined without regard to clause
(ii) of the definition of Premium Payment).

     Premium Shortfall Amount: As to any Distribution Date, any amount by which the Premium Payment with respect to such Distribution Date exceeds the amount distributed to Ambac on such Distribution Date pursuant to Paragraph first of
Section 4.01(a)(i).

     Premium Unpaid Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Premium Shortfall Amounts for prior Distribution
Dates is in excess of the amounts distributed to Ambac on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a)(i).

     Prepayment In Full: With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

     Prepayment Interest Shortfall: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full (but in the case of a Prepayment in Full where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period, only if the date of the Prepayment in Full is on or after the Determination Date in the month prior to the month of such Distribution Date and prior to the first day of the month of such Distribution
Date) through the last day of the month prior to the month of such Distribution Date.

     Prepayment Shift Percentage: As to any Distribution Date, the percentage indicated below:

Distribution Date Occurring In                    Prepayment Shift
                                                    Percentage
August 1999 through July 2004...............            0%
August 2004 through July 2005...............            30%
August 2005 through July 2006...............            40%
August 2006 through July 2007...............            60%
August 2007 through July 2008...............            80%
August 2008 and thereafter..................            100%

     Principal Adjustment: In the event that the Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount or Class B-6 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Principal Adjustment for such Class of Class B Certificates shall equal the difference between (i) the amount that would have been distributed to such Class as principal in accordance with Section 4.01(a)(i) for such Distribution Date, calculated without regard to such proviso and assuming there are no Principal Adjustments for such Distribution Date and (ii) the Adjusted Principal Balance for such Class.

     Principal Balance: As of the first Determination Date and as to any Class of Class A Certificates (other than the Class A-17 Certificates), the Original Principal Balance of such Class. As of any subsequent Determination Date prior to the Cross-Over Date and as to any Class of Class A Certificates (other than the Class A-17 and Class A-PO Certificates), the Original Principal Balance of such Class less the sum of (a) all amounts previously distributed in respect of such Class on prior Distribution Dates (i) pursuant to Paragraph third clause
(A) of Section 4.01(a)(i) and (ii) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to such Class pursuant to Section 4.02(b). After the Cross-Over Date, each such Principal Balance will also be reduced on each Determination Date by an amount equal to the product of the Class A Loss Percentage of such Class and the excess, if any, of (i) the Class A Non-PO Principal Balance as of such Determination Date without regard to this sentence over (ii) the difference between (A) the Adjusted Pool Amount for the preceding Distribution Date and (B) the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

     The Class A-17 Certificates are interest only Certificates and have no Principal Balance.

     As of any subsequent Determination Date prior to the Cross-Over Date and as to the Class A-PO Certificates, the Original Principal Balance of such Class less the sum of (a) all amounts previously distributed in respect of the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a)(i) and (b) the Realized Losses allocated through such Determination Date to the Class A-PO Certificates pursuant to Section 4.02(b). After the Cross-Over Date, such Principal Balance will also be reduced on each Determination Date by an amount equal to the difference, if any, between such Principal Balance as of such Determination Date without regard to this sentence and the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

     As to the Class B Certificates, the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance, respectively.

     Principal Prepayment: Any Mortgagor payment on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment.

     Prior Month Receipt Period: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

     Priority Amount: For any Distribution Date, the lesser of (i) the Principal Balance of the Class A-5 Certificates and (ii) the sum of (A) the product of (1) the Priority Percentage, (2) the Shift Percentage and (3) the Scheduled Principal Amount and (B) the product of (1) the Priority Percentage, (2) the Prepayment Shift Percentage and (3) the Unscheduled Principal Amount.

     Priority Percentage: The Principal Balance of the Class A-5 Certificates divided by the Pool Balance (Non-PO Portion).

     Prohibited Transaction Tax: Any tax imposed under Section 860F of the Code.

     Prudent Servicing Practices: The standard of care set forth in each Servicing Agreement.

     Rating Agency: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The Rating Agencies for the Class A Certificates are DCR and Moody's. The Rating Agency for the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5
Certificates is DCR. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trustee, Ambac and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean D-1+ in the case of DCR, P-1+ in the case of Moody's and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean AAA, and in the case of any other Rating Agency shall mean its equivalent of such rating without any plus or minus.

     Realized Losses: With respect to any Distribution Date, (i) Liquidated Loan Losses (including Special Hazard Losses and Fraud Losses) and (ii) Bankruptcy Losses incurred in the month preceding the month of such Distribution Date.

     Record Date: The last Business Day of the month preceding the month of the related Distribution Date.

     Recovery: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Loan.

     Relevant Anniversary: See "Bankruptcy Loss Amount."

     REMIC:  A "real  estate  mortgage  investment  conduit"  as defined in Code
Section 860D.

     REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (or with respect to proposed regulations, are proposed to be in effect) from time to time.

     Remittance Date:  As defined in each of the Servicing Agreements.

     REO Mortgage Loan: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

     REO Proceeds: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

     Request for Release: A request for release in substantially the form attached as Exhibit G hereto.

     Reserve Fund: Each of the two separate non-interest bearing trust accounts established with the Trustee and maintained by the Trustee pursuant to Section 4.06, one such account for the benefit of the Class A-7 Certificateholders and one such account for the benefit of the Class A-18 Certificateholders. Each Reserve Fund shall be an Eligible Account.

     Reserve  Withdrawal:  With respect to any Distribution  Date, the lesser of
(a) the amount on deposit in the applicable Reserve Fund and (b) the amount of Non-Supported Interest Shortfalls allocated to the Class A-7 or Class A-18 Certificates.

     Responsible Officer: When used with respect to the Trustee, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     Rounding Account: The special account established with the Trustee and maintained by the Trustee pursuant to Section 4.07(e). The Rounding Account shall be an Eligible Account.

     Rounding Amount: With respect to any Distribution Date, the amount, if any, required to be withdrawn from the Rounding Account pursuant to Section 4.07(e).

     Rule 144A: Rule 144A promulgated under the Securities Act of 1933, as amended.

     Scheduled Principal Amount: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(i) and y(iv) of the definition of Class A Non-PO Optimal Principal Amount, but without such amounts being multiplied by the Class A Percentage.

     Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Unscheduled Principal Receipts received or applied by the applicable Servicer during the related Unscheduled Principal Receipt Period for each applicable type of Unscheduled Principal Receipt related to the Distribution Date occurring in the month preceding such Distribution Date, (B) Deficient Valuations incurred prior to such Due Date and (C) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan at any time through the last day of such related Unscheduled Principal Receipt Period shall be zero.

     Seller: Norwest Asset Securities Corporation, or its successor in interest.

     Senior Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (a) the Class A Non-PO Optimal Amount and (b) the Class A-PO Optimal Principal Amount.

     Servicer   Mortgage  Loan  File:  As  defined  in  each  of  the  Servicing
Agreements.

     Servicers: Each of Norwest Mortgage, Inc., HomeSide Lending, SunTrust Mortgage, Inc., NOVUS Financial Corporation, Merrill Lynch Credit Corporation, Hibernia National Bank, Bank United, FT Mortgage Companies, Beverly National Bank, The Huntington Mortgage Company, Countrywide Home Loans, Inc. and Marine Midland Mortgage Corporation as Servicer under the related Servicing Agreement.

     Servicing Agreements: Each of the Servicing Agreements executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are attached hereto, collectively, as Exhibit L.

     Servicing Fee: With respect to any Servicer, as defined in its Servicing Agreement.

     Servicing  Fee Rate:  With  respect  to a  Mortgage  Loan,  as set forth in
Section 11.25.

     Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

     Shift Percentage: As to any Distribution Date, the percentage indicated below:

     DISTRIBUTION DATE OCCURRING IN                           SHIFT PERCENTAGE
     ------------------------------                           ----------------

     August 1999 through July 2004.........................             0%

     August 2004 through July 2005.........................            30%

     August 2005 through July 2006.........................            40%

     August 2006 through July 2007.........................            60%

     August 2007 through July 2008.........................            80%

     August 2008 and thereafter............................            100%

     Similar Law:  As defined in Section 5.02(c).

     Single Certificate: A Certificate of any Class that evidences the smallest permissible Denomination for such Class, as set forth in Section 11.24.

     Special Hazard Loss: (i) A Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a Servicing Agreement and (b) any loss caused by or resulting from:

     (1)  normal wear and tear;

     (2) infidelity, conversion or other dishonest act on the part of the Trustee, the Servicer or any of their agents or employees; or

     (3) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues;

or (ii) any Liquidated Loan Loss suffered by the Trust Estate arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to the Servicing Agreement.

     Special Hazard Loss Amount: As of any Distribution Date, an amount equal to $8,500,914.86 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) and (ii) the Special Hazard Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-Off Date, the Special Hazard Adjustment Amount shall be calculated and shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Special Hazard Adjustment Amount for such anniversary) exceeds the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary, (B) twice the outstanding principal balance of the Mortgage Loan in the Trust Estate which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary and (C) that which is necessary to maintain the original ratings on the Certificates as evidenced by letters to that effect delivered by Rating Agencies to the Master Servicer and the Trustee. On and after the Cross-Over Date, the Special Hazard Loss Amount shall be zero.

     Special Hazard Percentage: As of each anniversary of the Cut-Off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

     Startup Day:  As defined in Section 2.05.

     Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Percentage for such date.

     Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Prepayment Percentage for such date.

     Subsidy Loan: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the Mortgage Loan Schedule.

     Substitute Mortgage Loan:  As defined in Section 2.02.

     Substitution Principal Amount: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Section 2.03, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the Substitute Mortgage Loan, each balance being determined as of the date of substitution.

     Trust Estate: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans (other than any Fixed Retained Yield), such amounts as may be held from time to time in the Certificate Account (other than any Fixed Retained Yield), the Rounding Account, the rights of the Trustee, to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement, property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure, the Reserve Funds and the rights of the Trustee under the Policy. None of the Reserve Funds, the Policy or the Policy Payments Account shall be a part of the Upper-Tier REMIC or Lower-Tier REMIC.

     Trustee: First Union National Bank, a national banking association with its principal office located in Charlotte, North Carolina, or any successor trustee appointed as herein provided.

     Uncertificated Lower-Tier Interest: Any of the Class A-L1 Interest, the Class A-L4 Interest, the Class A-L6 Interest, the Class A-L10 Interest, the Class A-L11 Interest, the Class A-L17 Interest, the Class A-LPO Interest, the
Class A-LUR Interest, the Class B-L1 Interest, the Class B-L2 Interest, the Class B-L3 Interest, the Class B-L4 Interest, the Class B-L5 Interest, and the Class B-L6 Interest,

     Unpaid Interest Shortfalls: Each of the Class A Unpaid Interest Shortfalls, the Class B-1 Unpaid Interest Shortfall, the Class B-2 Unpaid Interest Shortfall, the Class B-3 Unpaid Interest Shortfall, the Class B-4 Unpaid Interest Shortfall, the Class B-5 Unpaid Interest Shortfall and the Class B-6 Unpaid Interest Shortfall.

     Unscheduled Principal Amount: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(ii) and y(iii) of the definition of Class A Non-PO Optimal Principal Amount, but without such amounts being multiplied by the Class A Prepayment Percentage.

     Unscheduled Principal Receipt: Any Principal Prepayment or other recovery of principal on a Mortgage Loan, including, without limitation, Liquidation Proceeds, Net REO Proceeds and proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices, but excluding any Net Foreclosure Profits and proceeds of a repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amounts. Except as set forth in the last sentence of Section 4.02(d), a Recovery shall not be treated as an Unscheduled Principal Receipt.

     Unscheduled Principal Receipt Period: Either a Mid-Month Receipt Period or a Prior Month Receipt Period.

     Upper-Tier Certificate: Any one of the Class A Certificates (other than the Class A-LR Certificate) and the Class B Certificates.

     Upper-Tier   Certificate   Account:   The  trust  account  established  and
maintained pursuant to Section 4.01(e).

     Upper-Tier  REMIC:  One of the two  separate  REMICs  comprising  the Trust
Estate, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Certificate Account.

     U.S. Person:  As defined in Section 4.01(f).

     Voting Interest: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, the Class A-17 Certificates will be entitled to 1% of the aggregate Voting Interest represented by all Certificates and each remaining Class of Certificates will be entitled to a pro rata portion of the remaining Voting Interest equal to the ratio obtained by dividing the Principal Balance of such Class by the sum of the Class A Principal Balance and the Class B Principal Balance. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such Holder's Certificates. With respect to any provisions hereof providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such Holder's Percentage Interest in such Class.

     Weighted Average Net Mortgage Interest Rate: As to any Distribution Date, a rate per annum equal to the average, expressed as a percentage of the Net Mortgage Interest Rates of all Mortgage Loans that were Outstanding Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Loans.

SECTION 1.02.       ACTS OF HOLDERS.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, if made in the manner provided in this Section 1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee and the Authenticating Agent) shall be proved by the Certificate Register, and neither the Trustee, the Seller nor the Master Servicer shall be affected by any notice to the contrary.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

SECTION 1.03.       EFFECT OF HEADINGS AND TABLE OF CONTENTS.

     The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

SECTION 1.04.       BENEFITS OF AGREEMENT.

     Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates and Ambac any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

SECTION 2.01.       CONVEYANCE OF MORTGAGE LOANS.

     The Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse all the right, title and interest of the Seller in and to (a) the Trust Estate, including all interest (other than the portion, if any, representing the Fixed Retained Yield) and principal received by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Unscheduled Principal Receipts received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans, (d) all of the Seller's right, title and interest in and to each Mortgage 100SM Pledge Agreement, each Parent Power(R) Guaranty and Security Agreement for Securities Account and each Parent Power(R) Guaranty Agreement for Real Estate with respect to each MLCC Additional Collateral Mortgage Loan, (e) all of the Seller's right, title and interest in and to each Dual Collateral Pledge Agreement with respect to each NOVUS Additional Collateral Mortgage Loan and (f) proceeds of all the foregoing.

     In connection with such assignment, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Trustee, as initial Custodian, on or before the Closing Date, an Owner Mortgage Loan File. If any Mortgage or an assignment of a Mortgage to the Trustee or any prior assignment is in the process of being recorded on the Closing Date, the Seller shall deliver a copy thereof, certified by Norwest Mortgage or the applicable Norwest Mortgage Correspondent to be a true and complete copy of the document sent for recording, and the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Trustee promptly following its recordation, but in no event later than one (1) year following the Closing Date. The Seller shall also cause to be delivered to the Trustee any other original mortgage loan document to be included in the Owner Mortgage Loan File if a copy thereof has been delivered. The Seller shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate by reason of the failure of the Seller to cause to be delivered to the Trustee within one (1) year following the Closing Date any original Mortgage or assignment of a Mortgage not delivered to the Trustee on the Closing Date.

     In lieu of recording an assignment of any Mortgage the Seller may, to the extent set forth in the applicable Servicing Agreement, deliver or cause to be delivered to the Trustee the assignment of the Mortgage Loan from the Seller to the Trustee in a form suitable for recordation, together with an Opinion of Counsel to the effect that recording is not required to protect the Trustee's right, title and interest in and to the related Mortgage Loan or, in case a court should recharacterize the sale of the Mortgage Loans as a financing, to perfect a first priority security interest in favor of the Trustee in the related Mortgage Loan. In the event that the Master Servicer receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the Master Servicer shall promptly notify the Trustee and the Trustee shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Master Servicer and the Trustee) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

SECTION 2.02.       ACCEPTANCE BY TRUSTEE.

     The Trustee acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents required to be delivered on the Closing Date pursuant to Section 2.01 above and declares that it holds and will hold such documents and the other documents constituting a part of the Owner Mortgage Loan Files delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trustee agrees, for the benefit of Certificateholders, to review each Owner Mortgage Loan File within 45 days after execution of this Agreement in order to ascertain that all required documents set forth in Section 2.01 have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, and in so doing the Trustee may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If within such 45 day period the Trustee finds any document constituting a part of an Owner Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or not to appear regular on its face, the Trustee shall promptly (and in no event more than 30 days after the discovery of such defect) notify the Seller, which shall have a period of 60 days after the date of such notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect is not so corrected or cured, the Seller will, not later than 60 days after the Trustee's notice to it referred to above respecting such defect, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate less any Fixed Retained Yield through the last day of the month in which such repurchase takes place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "Substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Seller set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any Substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such Substitute Mortgage Loan shall have a Loan-to-Value Ratio less than or equal to and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted.

     In the case of a repurchased Mortgage Loan or property, the purchase price shall be deposited by the Seller in the Certificate Account maintained by the Master Servicer pursuant to Section 3.01. In the case of a Substitute Mortgage Loan, the Owner Mortgage Loan File relating thereto shall be delivered to the Trustee and the Substitution Principal Amount, together with (i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and (ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by the Servicer, the Master Servicer or the Trustee with respect to such Mortgage Loan, shall be deposited in the Certificate Account. The Monthly Payment on the Substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Trustee of written notification of any such deposit signed by an officer of the Seller, or the new Owner Mortgage Loan File, as the case may be, the Trustee shall release to the Seller the related Owner Mortgage Loan File and shall execute and deliver such instrument of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Seller to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders or the Trustee on behalf of the Certificateholders. The failure of the Trustee to give any notice contemplated herein within forty-five
(45) days after the execution of this Agreement shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this Section 2.02.

     The Trustee may, concurrently with the execution and delivery hereof or at any time thereafter, enter into a Custodial Agreement substantially in the form of Exhibit E hereto pursuant to which the Trustee appoints a Custodian to hold the Mortgage Notes, the Mortgages, the assignments and other documents related to the Mortgage Loans received by the Trustee in trust for the benefit of all present and future Certificateholders, which may provide, among other things, that the Custodian shall conduct the review of such documents required under the first paragraph of this Section 2.02.

SECTION 2.03. REPRESENTATIONS AND WARRANTIES OF THE MASTER SERVICER AND THE SELLER.

     (a) The Master Servicer hereby represents and warrants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this
Agreement:

          (i) The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States;

          (ii) The  execution  and  delivery  of this  Agreement  by the  Master
     Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

          (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Seller, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

          (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

          (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

     It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trustee or the Custodian.

     (b) The Seller hereby represents and warrants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

          (i) The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

          (ii) Immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

          (iii) The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trustee or to the Custodian with, any Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

          (iv) Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage
     Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trustee or the Custodian pursuant to Section 2.01;

          (v) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly (except pursuant to any Subsidy Loan arrangement) for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

          (vi) The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

          (vii) The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trustee by the Seller;

          (viii) Except for Mortgage Loans secured by Co-op Shares and Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

          (ix) The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

          (x) To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

          (xi) All payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

          (xii) The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

          (xiii) Any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

          (xiv) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

          (xv) The Mortgage Loan (except any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan,
     (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trustee, of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

          (xvi) The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to FNMA or FHLMC against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

          (xvii) To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

          (xviii) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

          (xix) Each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

          (xx) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

          (xxi) To the best of the Seller's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

          (xxii) Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements;

          (xxiii) The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

          (xxiv) With respect to each Mortgage where a lost note affidavit has been delivered to the Trustee in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

          (xxv) In the event that the Mortgagor is an inter vivos "living" trust, (i) such trust is in compliance with FNMA or FHLMC standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated; and

          (xxvi) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

     Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

     It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files to the Trustee and shall inure to the benefit of the Trustee, notwithstanding any restrictive or qualified endorsement or assignment.

     (c) Upon discovery by either the Seller, the Master Servicer, the Trustee or the Custodian that any of the representations and warranties made in subsection (b) above is not accurate (referred to herein as a "breach") and that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 60 days of the earlier of its discovery or its receipt of notice of any such breach, the Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (A) 100% of the unpaid principal balance of such Mortgage Loan plus (B) accrued interest at the Net Mortgage Interest Rate for such Mortgage Loan through the last day of the month in which such repurchase took place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for such Mortgage Loan in the manner described in Section 2.02. The purchase price of any repurchase described in this paragraph and the Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Seller to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust Estate hereunder.

SECTION 2.04.       EXECUTION AND DELIVERY OF CERTIFICATES.

     The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Owner Mortgage Loan Files to it, and, concurrently with such delivery, (i) acknowledges the issuance of and hereby declares that it holds the Uncertificated Lower-Tier Interests on behalf of the Upper-Tier REMIC and Certificateholders and (ii) has executed and delivered to or upon the order of the Seller, in exchange for the Mortgage Loans and Uncertificated Lower-Tier Interests together with all other assets included in the definition of "Trust Estate", receipt of which is hereby acknowledged, Certificates in authorized denominations which, together with the Uncertificated Lower-Tier Interests, evidence ownership of the entire Trust Estate.

SECTION 2.05.       DESIGNATION OF CERTIFICATES; DESIGNATION OF
                    STARTUP DAY AND LATEST POSSIBLE MATURITY DATE.

     The Seller hereby designates the Classes of Class A Certificates (other than the Class A-R and Class A-LR Certificates) and the Classes of Class B Certificates as classes of "regular interests" and the Class A-R Certificate as the single class of "residual interest" in the Upper-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Seller hereby further designates the Class A-L1 Interest, Class A-L4 Interest, Class A-L6 Interest, Class A-L10 Interest, Class A-L11 Interest, Class A-L17 Interest,
Class A-LPO Interest, Class A-LUR Interest, Class B-L1 Interest, Class B-L2 Interest, Class B-L3 Interest, Class B-L4 Interest, Class B-L5 Interest and Class B-L6 Interest as classes of "regular interests" and the Class A-LR Certificate as the single class of "residual interest" in the Lower-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of each of the Upper-Tier REMIC and Lower-Tier REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the Upper-Tier REMIC and Lower-Tier REMIC is August 25, 2029 for purposes of Code Section 860G(a)(1).

                                   ARTICLE III

                 ADMINISTRATION OF THE TRUST ESTATE: SERVICING
                              OF THE MORTGAGE LOANS

SECTION 3.01.       CERTIFICATE ACCOUNT.

     (a) The Master Servicer shall establish and maintain a Certificate Account for the deposit of funds received by the Master Servicer with respect to the Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer and the Seller of the location of the Certificate Account and of any change in the location thereof.

     (b) The Master Servicer shall deposit into the Certificate Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing Agreements, any amounts received by it upon the sale of any
(A) MLCC Additional Collateral pursuant to the terms of the Mortgage 100SM Pledge Agreement, the Parent Power(R) Guaranty and Security Agreement for Securities Account or the Parent Power(R) Guaranty Agreement for Real Estate, or
(B) NOVUS Additional Collateral pursuant to the terms of the Dual Collateral Pledge Agreement or any amounts received pursuant to the MLCC Surety Bond or the NOVUS Surety Bond, and shall, in addition, deposit into the Certificate Account the following amounts, in the case of amounts specified in clause (i), not later than the Distribution Date on which such amounts are required to be distributed to Certificateholders and, in the case of the amounts specified in clause (ii), not later than the Business Day next following the day of receipt and posting by the Master Servicer:

          (i) Periodic Advances pursuant to Section 3.03(a) made by the Master Servicer or the Trustee, if any and any amounts deemed received by the Master Servicer pursuant to Section 3.01(d); and

          (ii) in the case of any Mortgage Loan that is repurchased by the Seller pursuant to Section 2.02 or 2.03 or that is auctioned by the Master Servicer pursuant to Section 3.08 or purchased by the Master Servicer pursuant to Section 3.08 or 9.01, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances.

     (c) The Master Servicer shall cause the funds in the Certificate Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate to be subject to Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause either of the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC while any Certificates are outstanding. Any amounts deposited in the Certificate Account prior to the Distribution Date shall be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

     (d) For purposes of this Agreement, the Master Servicer will be deemed to have received from a Servicer on the applicable Remittance Date for such funds all amounts deposited by such Servicer into the Custodial Account for P&I maintained in accordance with the applicable Servicing Agreement, if such Custodial Account for P&I is not an Eligible Account as defined in this Agreement, to the extent such amounts are not actually received by the Master Servicer on such Remittance Date as a result of the bankruptcy, insolvency, receivership or other financial distress of the depository institution in which such Custodial Account for P&I is being held. To the extent that amounts so deemed to have been received by the Master Servicer are subsequently remitted to the Master Servicer, the Master Servicer shall be entitled to retain such amounts.

SECTION 3.02.       PERMITTED WITHDRAWALS FROM THE CERTIFICATE ACCOUNT.

     (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for the following purposes (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

          (i) to reimburse the Master Servicer, the Trustee or any Servicer for Periodic Advances made by the Master Servicer or the Trustee pursuant to
     Section 3.03(a) or any Servicer pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 3.08 or 9.01) respecting which any such Periodic Advance was made;

          (ii) to reimburse any Servicer, the Master Servicer or the Trustee for any Periodic Advances determined in good faith to have become
     Nonrecoverable   Advances   provided,   however,   that  any   portion   of
     Nonrecoverable Advances representing Fixed Retained Yield shall be reimbursable only from amounts constituting Fixed Retained Yield and not from the assets of the Trust Estate;

          (iii) to reimburse the Master Servicer or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

          (iv) from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, to pay the Master Servicing Fee with respect to such Mortgage Loan to the Master Servicer;

          (v) to reimburse the Master Servicer, any Servicer or the Trustee (or, in certain cases, the Seller) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to Section 3.03(c), 3.03(d) or 6.03 or the second sentence of
     Section 8.14(a) or pursuant to such Servicer's Servicing Agreement, provided such expenses are "unanticipated" within the meaning of the REMIC Provisions;

          (vi) to pay to the Seller or other purchaser with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Section 2.02 or 2.03 or auctioned pursuant to Section 3.08 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 3.08 or 9.01, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

          (vii) to remit funds to the Paying Agent in the amounts and in the manner provided for herein;

          (viii) to pay to the Master Servicer any interest earned on or investment income with respect to funds in the Certificate Account;

          (ix) to pay to the Master Servicer or any Servicer out of Liquidation Proceeds allocable to interest the amount of any unpaid Master Servicing Fee or Servicing Fee (as adjusted pursuant to the related Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

          (x) to withdraw from the Certificate Account any amount deposited in the Certificate Account that was not required to be deposited therein;

          (xi) to clear  and  terminate  the  Certificate  Account  pursuant  to
     Section 9.01; and

          (xii) to pay to Norwest Mortgage from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, the Fixed Retained Yield, if any, with respect to such Mortgage Loan; provided, however, that with respect to any payment of interest received by the Master Servicer in respect of a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, Insurance Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, only that portion of such payment of interest that bears the same relationship to the total amount of such payment of interest as the Fixed Retained Yield Rate, if any, in respect of such Mortgage Loan bears to the Mortgage Interest Rate shall be allocated to the Fixed Retained Yield with respect thereto.

     (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from the Certificate Account.

SECTION 3.03.       ADVANCES BY MASTER SERVICER AND TRUSTEE.

     (a) In the event an Other Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the related Other Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Master Servicer shall make Periodic Advances to the extent provided hereby. In the event Norwest Mortgage fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the Norwest Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Trustee shall, to the extent required by Section 8.15, make such Periodic Advance to the extent provided hereby, provided that the Trustee has previously received the certificate of the Master Servicer described in the following sentence. The Master Servicer shall certify to the Trustee with respect to any such Distribution Date (i) the amount of Periodic Advances required of Norwest Mortgage or such Other Servicer, as the case may be, (ii) the amount actually advanced by Norwest Mortgage or such Other Servicer, (iii) the amount that the Trustee or Master Servicer is required to advance hereunder and (iv) whether the Master Servicer has determined that it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Trustee or Master Servicer shall be deposited in the Certificate Account on the related Distribution Date. Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trustee may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate.

     (b) To the extent an Other Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the related Other Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums. To the extent Norwest Mortgage fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the Norwest Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of Norwest Mortgage, certify to the Trustee that such failure has occurred. Upon receipt of such certification, the Trustee shall advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

     (c) The Master Servicer and the Trustee shall each be entitled to be reimbursed from the Certificate Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in Section 3.02(a)(i) and (a)(ii). The Master Servicer and the Trustee shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to Section 3.03(b). The Master Servicer shall diligently pursue restoration of such amount to the Certificate Account from the related Servicer. The Master Servicer shall, to the extent it has not already done so, upon the request of the Trustee, withdraw from the Certificate Account and remit to the Trustee any amounts to which the Trustee is entitled as reimbursement pursuant to Section 3.02 (a)(i), (ii) and
(v).

     (d) Except as provided in Section 3.03(a) and (b), neither the Master Servicer nor the Trustee shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in the Certificate Account.

SECTION 3.04.       TRUSTEE TO COOPERATE; RELEASE OF OWNER MORTGAGE LOAN FILES.

     Upon the receipt by the Master Servicer of a Request for Release in connection with the deposit by a Servicer into the Certificate Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer shall confirm to the Trustee that all amounts required to be remitted to the Certificate Account in connection with such Mortgage Loan have been so deposited, and shall deliver such Request for Release to the Trustee. The Trustee shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

     From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request to the Trustee and the Trustee shall, within five Business Days, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return each and every document previously requested from the Owner Mortgage Loan File to the Trustee by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or (ii) the Owner Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trustee a certificate of the Master Servicer or such Servicer certifying as to the name and address of the Person to which such Owner Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's Certificate of the Master Servicer or such Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Request for Release shall be released by the Trustee to the Master Servicer or such Servicer, as appropriate.

     Upon written certification of the Master Servicer or the Servicer of a Mortgage Loan, the Trustee shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

SECTION 3.05.       REPORTS TO THE TRUSTEE; ANNUAL COMPLIANCE STATEMENTS.

     (a) Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date stating that all distributions required to be made by the Master Servicer under this Agreement have been made (or, if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from such account for each category of deposit and withdrawal specified in Sections 3.01 and 3.02. Such statement may be in the form of the then current FNMA monthly accounting report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate unpaid principal balance of all of the Mortgage Loans as of the close of business as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trustee to any Certificateholder upon written request, provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

     (b) The Master Servicer shall deliver to the Trustee on or before April 30 of each year, a certificate signed by an officer of the Master Servicer, certifying that (i) such officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this agreement and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and, (iii)
(A) the Master Servicer has received from each Servicer any financial statements, officer's certificates, accountant's statements or other information required to be provided to the Master Servicer pursuant to the related Servicing Agreement and (B) to the best of such officer's knowledge, based on a review of the information provided to the Master Servicer by each Servicer as described in
(iii)(A) above, each Servicer has performed and fulfilled its duties, responsibilities and obligations under the related Servicing Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such officers' certificate shall be provided by the Trustee to any Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

SECTION 3.06.       TITLE, MANAGEMENT AND DISPOSITION OF ANY REO MORTGAGE LOAN.

     The Master Servicer shall ensure that each REO Mortgage Loan is administered by the related Servicer at all times so that it qualifies as "foreclosure property" under the REMIC Provisions and that it does not earn any "net income from foreclosure property" which is subject to tax under the REMIC Provisions. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by each of the Servicing Agreements, the Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of REO Mortgage Loan, the Trustee shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Trustee shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trustee, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of an REO Mortgage Loan.

SECTION 3.07.       AMENDMENTS TO SERVICING AGREEMENTS,
                    MODIFICATION OF STANDARD PROVISIONS.

     (a) Subject to the prior written consent of the Trustee pursuant to Section 3.07(b), the Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee such Opinion of Counsel and an Officer's Certificate setting forth (i) the provision that is to be modified or amended,
(ii) the modification or amendment that the Master Servicer desires to issue and
(iii) the reason or reasons for such proposed amendment or modification.

     (b) The Trustee shall consent to any amendment or supplement to a Servicing Agreement proposed by the Master Servicer pursuant to Section 3.07(a), which consent and amendment shall not require the consent of any Certificateholder if it is (i) for the purpose of curing any mistake or ambiguity or to further effect or protect the rights of the Certificateholders or (ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of reasonable expectation of an adverse effect on Certificateholders may be established through the delivery to the Trustee of (i) an Opinion of Counsel to such effect or (ii) written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. Notwithstanding the two immediately preceding sentences, the Trustee may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

     (c) (i) Notwithstanding anything to the contrary in this Section 3.07, the Master Servicer from time to time may, without the consent of any Certificateholder or the Trustee, enter into an amendment (A) to an Other Servicing Agreement for the purpose of (i) eliminating or reducing Month End
Interest and (ii) providing for the remittance of Full Unscheduled Principal Receipts by the applicable Servicer to the Master Servicer not later than the 24th day of each month (or if such day is not a Business Day, on the previous Business Day) or (B) to the Norwest Servicing Agreement for the purpose of changing the applicable Remittance Date to the 18th day of each month (or if such day is not a Business Day, on the previous Business Day).

          (ii) The Master Servicer may direct Norwest Mortgage to enter into an amendment to the Norwest Servicing Agreement for the purposes described in Sections 3.07(c)(i)(B) and 10.01(b)(iii).

SECTION 3.08.       OVERSIGHT OF SERVICING.

     The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations (including the obligation to maintain an Errors and Omissions Policy and Fidelity Bond) that are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and with the Trustee's and the Certificateholders' reliance on the Master Servicer, and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by a Servicer with certain provisions of its Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. In no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates, (ii) the loss by the Upper-Tier REMIC or the Lower-Tier REMIC of REMIC status for federal income tax purposes or (iii) the imposition of any Prohibited Transaction Tax or any federal taxes on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause (ii) or (iii) of the preceding sentence.

     For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Trustee or the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally deposited in the Trust Estate if it would be a "significant modification" within the meaning of Section 1.860G-2(b) of the regulations of the U.S. Department of the Treasury. No modification shall be approved unless (i) the modified Mortgage Loan would qualify as a Substitute Mortgage Loan under Section 2.02 and (ii) with respect to any modification that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there is delivered to the Trustee an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes as described in the preceding sentence.

     During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and otherwise exercise reasonable efforts to encourage such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

     The relationship of the Master Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

     The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to Section 6.06) through one or more subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trustee shall furnish the Master Servicer or its subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

     The Seller shall be entitled to repurchase at its option (i) any defaulted Mortgage Loan or any Mortgage Loan as to which default is reasonably foreseeable from the Trust Estate if, in the Seller's judgment, the default is not likely to be cured by the Mortgagor or (ii) any Mortgage Loan in the Trust Estate which, pursuant to paragraph 5(b) of the Mortgage Loan Purchase Agreement, Norwest Mortgage requests the Seller to repurchase and to sell to Norwest Mortgage to facilitate the exercise of Norwest Mortgage's rights against the originator or a prior holder of such Mortgage Loan. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate for such Mortgage Loan, through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trustee the certification required by Section 3.04 and the Trustee and the Custodian, if any, shall promptly release to the Seller the Owner Mortgage Loan File relating to the Mortgage Loan being repurchased.

     In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of Section 860G of the Code and (ii) the Master Servicer is unable to enforce the obligation of the Seller to purchase such Mortgage Loan pursuant to Section 2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Trustee shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Trustee shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trustee, the Master Servicer nor any Servicer, acting on behalf of the Trustee, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

     The Master Servicer, on behalf of the Trustee, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or (ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the Upper-Tier REMIC or Lower-Tier REMIC.

     MLCC Additional Collateral and NOVUS Additional Collateral may be liquidated and the proceeds applied to cover any shortfalls upon the liquidation of a Mortgaged Property; provided, however, that the Trust Estate in no event shall acquire ownership of either the MLCC Additional Collateral or the NOVUS
Additional Collateral unless the Trustee shall have received an Opinion of Counsel that such ownership shall not cause the Trust Estate to fail to qualify as two separate REMICs or subject either REMIC to any tax.

     The Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates, such agreement to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) (without, in the case of the Class A-7 or Class A-18 Certificates, giving effect to the guaranty provided by Ambac) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

SECTION 3.09.       TERMINATION AND SUBSTITUTION OF SERVICING AGREEMENTS.

     Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Seller and the Trustee an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer, based upon such certification, the Trustee shall promptly terminate such Servicing Agreement. Notwithstanding the foregoing, in the event that (i) Norwest Mortgage fails to make any advance, as a consequence of which the Trustee is obligated to make an advance pursuant to Section 3.03 and (ii) the Trustee provides Norwest Mortgage written notice of the failure to make such advance and such failure shall continue unremedied for a period of 15 days after receipt of such notice, the Trustee shall terminate the Norwest Servicing Agreement without the recommendation of the Master Servicer. The Master Servicer shall indemnify the Trustee and hold it harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee in connection with termination of such Servicing Agreement at the direction of the Master Servicer. If the Trustee terminates such Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing Agreement. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by such Servicer, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

SECTION 3.10.       APPLICATION OF NET LIQUIDATION PROCEEDS.

     For all purposes under this agreement, Net Liquidation Proceeds received from a Servicer shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

SECTION 3.11.34 ACT REPORTS.

     The Master Servicer shall, on behalf of the Seller, make all filings required to be made by the Seller with respect to the Class A Certificates (other than the Class A-PO Certificates) and the Class B-1, Class B-2 and Class B-3 Certificates pursuant to the Securities Exchange Act of 1934, as amended.

                                   ARTICLE IV

                    DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

SECTION 4.01.       DISTRIBUTIONS.

     (a) (i) each Distribution Date, the Pool Distribution Amount will be applied in the following amounts, to the extent the Pool Distribution Amount is sufficient therefor, in the manner and in the order of priority as follows:

          first, to the Classes of Class A Certificates and to Ambac, pro rata, based upon their respective Interest Accrual Amounts and the Premium Payment, respectively, in an aggregate amount up to the sum of the Class A Interest Accrual Amount and the Premium Payment with respect to such Distribution Date;

          second, to the Classes of Class A Certificates and to Ambac, pro rata, based upon their respective Class A Unpaid Interest Shortfalls and Premium Unpaid Shortfall, respectively, in an aggregate amount up to the sum of the Aggregate Class A Unpaid Interest Shortfall and Premium Unpaid Shortfall;

          third, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and the Class A-PO Certificates, pro rata, based on their respective Class A Non-PO Optimal Principal Amount and Class A-PO Optimal Principal Amount, (A) to the Classes of Class A Certificates (other than the Class A-PO Certificates), in an aggregate amount up to the Class A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b) or Section 4.01(c), as applicable, and (B) to the Class A-PO Certificates in an amount up to the Class A-PO Optimal Principal Amount;

          fourth, to the Class A-PO Certificates in an amount up to the Class A-PO Deferred Amount from amounts otherwise distributable (without regard to this Paragraph fourth) first to the Class B-6 Certificates pursuant to Paragraph twenty-second, below, second to the Class B-5 Certificates pursuant to Paragraph nineteenth, below, third to the Class B-4
     Certificates pursuant to Paragraph sixteenth, below, fourth to the Class B-3 Certificates pursuant to Paragraph thirteenth, below, fifth to the Class B-2 Certificates pursuant to Paragraph tenth below, and sixth to the Class B-1 Certificates pursuant to Paragraph seventh below;

          fifth, to the Class B-1 Certificates in an amount up to the Interest Accrual Amount for the Class B-1 Certificates with respect to such Distribution Date;

          sixth, to the Class B-1 Certificates in an amount up to the Class B-1 Unpaid Interest Shortfall;

          seventh, to the Class B-1 Certificates in an amount up to the Class B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-1 Certificates pursuant to this Paragraph seventh will be reduced by the amount, if any, that would have been distributable to the Class B-1 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

              eighth, to the Class B-2 Certificates in an amount up to the Interest Accrual Amount for the Class B-2 Certificates with respect to such Distribution Date;

          ninth, to the Class B-2 Certificates in an amount up to the Class B-2 Unpaid Interest Shortfall;

          tenth, to the Class B-2 Certificates in an amount up to the Class B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-2 Certificates pursuant to this Paragraph tenth will be reduced by the amount, if any, that would have been distributable to the Class B-2 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

          eleventh, to the Class B-3 Certificates in an amount up to the Interest Accrual Amount for the Class B-3 Certificates with respect to such Distribution Date;

          twelfth, to the Class B-3 Certificates in an amount up to the Class B-3 Unpaid Interest Shortfall;

          thirteenth, to the Class B-3 Certificates in an amount up to the Class B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-3 Certificates pursuant to this Paragraph thirteenth will be reduced by the amount, if any, that would have been distributable to the Class B-3 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

          fourteenth, to the Class B-4 Certificates in an amount up to the Interest Accrual Amount for the Class B-4 Certificates with respect to such Distribution Date;

          fifteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Unpaid Interest Shortfall;

          sixteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-4 Certificates pursuant to this Paragraph sixteenth will be reduced by the amount, if any, that would have been distributable to the Class B-4 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

          seventeenth, to the Class B-5 Certificates in an amount up to the Interest Accrual Amount for the Class B-5 Certificates with respect to such Distribution Date;

          eighteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Unpaid Interest Shortfall;

          nineteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-5 Certificates pursuant to this Paragraph nineteenth will be reduced by the amount, if any, that would have been distributable to the Class B-5 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

          twentieth, to the Class B-6 Certificates in an amount up to the Interest Accrual Amount for the Class B-6 Certificates with respect to such Distribution Date;

          twenty-first, to the Class B-6 Certificates in an amount up to the Class B-6 Unpaid Interest Shortfall;

          twenty-second, to the Class B-6 Certificates in an amount up to the Class B-6 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-6 Certificates pursuant to this Paragraph twenty-second will be reduced by the amount, if any, that would have been distributable to the Class B-6 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above; and

          twenty-third, to the Holder of the Class A-R Certificate, any amounts remaining in the Upper-Tier Certificate Account, and to the Holder of the Class A-LR Certificate, any amounts remaining in the Payment Account.

     Notwithstanding the foregoing, after the Principal Balance or notional amount of any Class (other than the Class A-R or Class A-LR Certificates) has been reduced to zero, such Class will be entitled to no further distributions of principal or interest (including, without limitation, any Unpaid Interest Shortfalls). In addition, Ambac will not be entitled to its Premium Payments and Premium Unpaid Shortfalls after the Principal Balances of the Class A-7 and Class A-18 Certificates have been reduced to zero.

     Furthermore, Net Foreclosure Profits, if any, with respect to such Distribution Date minus any portion thereof payable to a Servicer pursuant to
Section 3.02(ix) hereof shall be distributed to the Holder of the Class A-LR Certificate.

     With respect to any Distribution Date, the amount of the Principal Adjustment, if any, attributable to any Class of Class B Certificates will be allocated to the Classes of Class A Certificates (other than the Class A-17 and Class A-PO Certificates) and any Class of Class B Certificates with a lower numerical designation pro rata based on their Principal Balances.

     (ii) Distributions on the Uncertificated Lower-Tier Interests. On each Distribution Date, each Uncertificated Lower-Tier Interest (other than the Class A-L4 and Class A-L17 Interests) shall receive distributions in respect of principal in an amount equal to the amount of principal distributed to its respective Corresponding Upper-Tier Class or Classes as provided herein. On each Distribution Date, the Class A-L17 Interest shall receive distributions in respect of principal in an amount equal to the amount of principal distributed to its Corresponding Upper-Tier Class or Classes as provided herein and, shall also receive distributions of principal in respect of the Class A-4 Certificates made pursuant to Section 4.01(b) third. On each Distribution Date, the Class A-L4 Interest shall receive distributions of principal in respect of the Class A-4 Certificates made pursuant to any other provision of Section 4.01(b). On each Distribution Date, each Uncertificated Lower-Tier Interest (other than the Class A-L4 and Class A-L17 Interests) shall receive distributions in respect of interest equal to the Interest Accrual Amounts and distributions in respect of Unpaid Interest Shortfalls, as the case may be, in respect of its Corresponding Upper-Tier Class or Classes, in each case to the extent actually distributed thereon. On each Distribution Date, the Class A-L17 Interest shall receive distributions in respect of interest equal to the sum of (i) the Interest Accrual Amounts and distributions in respect of Unpaid Interest Shortfalls, as the case may be, in respect of its Corresponding Upper-Tier Class or Classes and
(ii) the Interest Accrual Amount and distributions in respect of Unpaid Interest Shortfalls, as the case may be, allocable to the portion of the Principal Balance of the Class A-4 Certificates to be paid pursuant to Section 4.01(b) third, in each case to the extent actually distributed thereon. On each Distribution Date, the Class A-L4 Interest shall receive distributions in respect of interest equal to the Interest Accrual Amount and distributions in respect of Unpaid Interest Shortfalls, as the case may be, allocable to the portion of the Principal Balance of the Class A-4 Certificates to be paid pursuant to any other provision of Section 4.01(b), in each case to the extent actually distributed thereon. Such amounts distributed to the Uncertificated Lower-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Distribution Amount."

     As of any date, the principal balance of each Uncertificated Lower-Tier Interest (other than the Class A-L4 and Class A-L17 Interests) equals the Principal Balances of the respective Corresponding Upper-Tier Class or Classes. In the case of the Class A-L17 Interest the principal balance as of any date equals the initial principal balance of the Class A-L17 Interest less (i) all distributions in respect of principal previously made to, and principal losses allocated to, its Corresponding Upper-Tier Class or Classes and (ii) all distributions in respect of principal previously made to the Class A-4 Certificates pursuant to Section 4.01(b) third and the applicable portion of principal losses allocable to the Class A-4 Certificates. In the case of the Class A-L4 Interest, the principal balance as of any date equals the initial principal balance of the Class A-L4 Interest less all distributions in respect of principal previously made to the Class A-4 Certificates pursuant to any other provision of Section 4.01(b) and the applicable portion of principal losses allocable to the Class A-4 Certificates. The initial principal balance of each Uncertificated Lower-Tier Interest equals the Original Principal Balances of the respective Corresponding Upper-Tier Class or Classes; provided, that the initial principal balance of the Class A-L4 Interest will be $5,339,334 and the initial principal balance of the Class A-L17 Interest will be $80,828,367.

     The pass-through rate with respect to the Class A-L1 Interest, Class A-LUR Interest, Class B-L1 Interest, Class B-L2 Interest, Class B-L3 Interest, Class B-L4 Interest, Class B-L5 Interest and Class B-L6 Interest shall be 6.750% per annum. The pass-through rate with respect to the Class A-L4 Interest shall be 4.000% per annum. The pass-through rate with respect to the Class A-L6 Interest shall be 7.250% per annum. The pass-through rate with respect to the Class A-L11 Interest shall be 7.125% per annum. The pass-through rate with respect to the Class A-L17 Interest shall be 6.723195351082% per annum. The Class A-L10 and A-LPO Interest are principal only interests and are not entitled to distributions of interest. Any Non-Supported Interest Shortfalls will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

     (b) The Class A-17 Certificates are interest only Certificates and are not entitled to distributions in respect of principal.

     On each Distribution Date occurring prior to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount will be allocated among and distributed in reduction of the Principal Balances of the Class A Certificates (other than the Class A-PO Certificates) in accordance with the following priorities:

          first, to the Class A-5 Certificates, up to the Priority Amount for such Distribution Date;

          second, concurrently, until the Principal Balance of the Class A-3 Certificates has been reduced to zero, as follows:

          (1)  9.2869967386%, concurrently, as follows:

               (a)  11.8124450419%, sequentially, as follows:

                    (i) sequentially, to the Class A-2, Class A-13, Class A-19 and Class A-20 Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero; and

                    (ii) concurrently,  until the Principal Balance of the Class
                         A-15 Certificates has been reduced to zero, as follows:

                         (A)  88.0000000000% to the Class A-15 Certificates; and

                         (B)  12.0000000000% to the Class A-4 Certificates;

               (b)  23.5447561148%, sequentially, as follows:

                    (i) to the Class A-8 Certificates, until the Principal Balance thereof has been reduced to zero;

                    (ii) sequentially,  to the Class A-2, Class A-13, Class A-19 and Class A-20 Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero; and

                    (iii)concurrently,  until the Principal Balance of the Class
                         A-15 Certificates has been reduced to zero, as follows:

                         (A)  88.0000000000% to the Class A-15 Certificates; and

                         (B)  12.0000000000% to the Class A-4 Certificates; and

               (c)  64.6427988433%, sequentially, as follows:

                    (i) concurrently, until $33,739,064 has been paid pursuant to this priority second (1)(c)(i) cumulatively on such Distribution Date and on all prior Distribution Dates;

                         (A)  88.2438033254%, sequentially, as follows:

                              (I) sequentially, to the Class A-2, Class A-13, Class A-19 and Class A-20 Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero; and

                              (II) concurrently,  until the Principal Balance of
                                   the Class A-15 Certificates has been reduced to zero, as follows:

                                   (x)  88.0000000000%   to   the   Class   A-15
                                        Certificates; and

                                   (y)  12.0000000000%    to   the   Class   A-4
                                        Certificates; and

                         (B) 88.7561966746%, to the Class A-12 Certificates, until the Principal Balance thereof has been reduced to zero;

                    (ii) concurrently, until $141,912,790 has been paid pursuant to this priority second (1)(c)(ii) cumulatively on such Distribution Date and on all prior Distribution Dates;

                         (A)  98.2331818013%, sequentially, as follows:

                              (I) sequentially, to the Class A-2, Class A-13, Class A-19 and Class A-20 Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero; and

                              (II) concurrently,  until the Principal Balance of
                                   the Class A-15 Certificates has been reduced to zero, as follows:

                                   (x)  88.0000000000%   to   the   Class   A-15
                                        Certificates; and

                                   (y)  12.0000000000%    to   the   Class   A-4
                                        Certificates; and

                         (B) 1.7668181987%, to the Class A-12 Certificates, until the Principal Balance thereof has been reduced to zero;

                    (iii)concurrently,  until  the  Principal  Balances  of  the
                         Class A-12 and Class A-14 Certificates have been reduced to zero, as follows:

                         (A)  69.2614740131% to the Class A-14 Certificates; and

                         (B)  30.7385259869% to the Class A-12 Certificates;

                    (iv) sequentially,  to the Class A-2, Class A-13, Class A-19 and Class A-20 Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero; and

                    (v) concurrently, until the Principal Balance of the Class A-15 Certificates has been reduced to zero, as follows:

                         (A)  88.0000000000% to the Class A-15 Certificates; and

                         (B)  12.0000000000% to the Class A-4 Certificates;

          (2) 43.2574348643%, sequentially, as follows;

               (a) concurrently, until $253,822,332 has been paid pursuant to this priority second (2)(a) cumulatively on such Distribution Date and on all prior Distribution Dates, in accordance with priority second (1)(a) through (c) above;

               (b) concurrently, until the Principal Balances of the Class A-6 and Class A-11 Certificates have been reduced to zero, as follows:

                    (i)  53.3333359360% to the Class A-6 Certificates;

                    (ii) 32.5333321882% to the Class A-11 Certificates; and

                    (iii)14.1333318758% to the Class A-4 Certificates; and

               (c) concurrently, until the Principal Balance of the Class A-16 Certificates has been reduced to zero, as follows:

                    (i)  88.0000028160% to the Class A-16 Certificates; and

                    (ii) 11.9999971840% to the Class A-4 Certificates; and

          (3)  47.4555683971%, sequentially, as follows:

               (a) concurrently, to the Class A-R and Class A-LR Certificates, pro rata, until the Principal Balance of each such Class has been reduced to zero;

               (b) to the Class A-1 Certificates, until the Principal Balance thereof has been reduced to zero,

               (c) concurrently, until the Principal Balances of the Class A-9 and Class A-10 Certificates have been reduced to zero, as follows:

                    (i)  81.6211013469%,   concurrently,   in  accordance   with
                         priority second (1)(a) through (c) above; and

                    (ii) 18.3788986531%   to  the  Class  A-9  and  Class   A-10
                         Certificates, pro rata, until the Principal Balance of each such Class has been reduced to zero; and

               (d) to the Class A-3 Certificates, until the Principal Balance thereof has been reduced to zero;

third, concurrently, 55.3255851377% to the Class A-4 Certificates, 24.7437882792% to the Class A-7 Certificates and 19.9306265831% to the Class A-18 Certificates, until the Principal Balance of each such Class has been reduced to zero; and

fourth, to the Class A-5 Certificates, without regard to the Priority Amount for such Distribution Date, until the Principal Balance thereof has been reduced to zero.

     (c) Notwithstanding the foregoing, on each Distribution Date occurring on or subsequent to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount shall be distributed among the Classes of Class A Certificates (other than the Class A-PO Certificates), pro rata, in accordance with their outstanding Principal Balances without regard to either the proportions or the priorities set forth in Section 4.01(b).

     (d) (i) For purposes of determining whether the Classes of Class B Certificates are eligible to receive distributions of principal with respect to any Distribution Date, the following tests shall apply:

               (A) if the Current Class B-1 Fractional Interest is less than the Original Class B-1 Fractional Interest and the Class B-1 Principal Balance is greater than zero, the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

               (B) if the Current Class B-2 Fractional Interest is less than the Original Class B-2 Fractional Interest and the Class B-2 Principal Balance is greater than zero, the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

               (C) if the Current Class B-3 Fractional Interest is less than the Original Class B-3 Fractional Interest and the Class B-3 Principal Balance is greater than zero, the Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

               (D) if the Current Class B-4 Fractional Interest is less than the Original Class B-4 Fractional Interest and the Class B-4 Principal Balance is greater than zero, the Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

               (E) if the Current Class B-5 Fractional Interest is less than the Original Class B-5 Fractional Interest and the Class B-5 Principal Balance is greater than zero, the Class B-6 Certificates shall not be eligible to receive distributions of principal.

          (ii) Notwithstanding the foregoing, if on any Distribution Date the aggregate distributions to Holders of the Classes of Class B Certificates entitled to receive distributions of principal would reduce the Principal Balances of the Classes of Class B Certificates entitled to receive distributions of principal below zero, first the Class B Prepayment Percentage of any affected Class of Class B Certificates for such Distribution Date beginning with the affected Class with the lowest numerical Class designation and then, if necessary, the Class B Percentage of such Class of the Class B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Principal Balance of such Class of Class B Certificates to zero. The Class B Prepayment Percentages and the Class B Percentages of the remaining Classes of Class B Certificates will be recomputed substituting for the Subordinated Prepayment Percentage and Subordinated Percentage in such computations the difference between (A) the Subordinated Prepayment Percentage or Subordinated Percentage, as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Principal Balances of the affected Classes of Class B Certificates to zero; provided, however, that if the Principal Balances of all the Classes of Class B Certificates eligible to receive distributions of principal shall be reduced to zero on such Distribution Date, the Class B Prepayment Percentage and the Class B Percentage of the Class of Class B Certificates with the lowest numerical Class designation which would otherwise be ineligible to receive distributions of principal in accordance with this Section shall equal the remainder of the Subordinated Prepayment Percentage for such Distribution Date minus the sum of the Class B Prepayment Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, and the remainder of the Subordinated Percentage for such Distribution Date minus the sum of the Class B Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, respectively. Any entitlement of any Class of Class B Certificates to principal payments solely pursuant to this clause
     (ii) shall not cause such Class to be regarded as being eligible to receive principal distributions for the purpose of applying the definition of its Class B Percentage or Class B Prepayment Percentage.

     (e) The Trustee shall establish and maintain the Upper-Tier Certificate Account, which shall be a separate trust account and an Eligible Account. On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds available on deposit in the Payment Account, (i) deposit, in immediately available funds, by wire transfer or otherwise, into the Upper-Tier Certificate Account the Lower-Tier Distribution Amount and (ii) distribute to the Class A-LR Certificateholder (other than as provided in Section 9.01 respecting the final distribution to Certificateholders) by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, the Class A Distribution Amount with respect to the Class A-LR Certificate and all other amounts distributable to the Class A-LR Certificate. The Trustee may clear and terminate the Upper-Tier Certificate Account pursuant to Section 9.01.

     (f) On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds remitted to it by the Master Servicer, distribute to each Certificateholder of record (other than the Class A-LR Certificateholder) on the preceding Record Date (other than as provided in Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this
Section 4.01(f) respecting the final distribution in respect of any Class) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having a Denomination at least equal to that specified in Section 11.24, and has so notified the Master Servicer or, if applicable, the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder holds Certificates having, in the aggregate, a Denomination less than the requisite minimum Denomination or if such Holder holds the Class A-R Certificate or has not so notified the Paying Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share of the Class A Distribution Amount with respect to each Class of Class A Certificates (other than the Class A-7 and Class A-18 Certificates) and the Class B Distribution Amount with respect to each such Class of Class B Certificates and in the case of the Class A-7 and Class A-18 Certificates, as provided in Section 4.07.

     In the event that, on any Distribution Date prior to the Final Distribution Date, the Principal Balance of any Class of Class A Certificates (other than the Class A-17, Class A-R or Class A-LR Certificates) or the Principal Balance of any Class of Class B Certificates would be reduced to zero, or in the case of the Class A-17 Certificates, the Class A-17 Notional Amount would be reduced to zero, the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution Date, send a notice to the Trustee. The Trustee will then send a notice to each Certificateholder of such Class with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Class will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Trustee therein specified; provided, however, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with Section 4.01(a)(i).

     (g) The Paying Agent (or if no Paying Agent is appointed by the Master Servicer, the Master Servicer) shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to Persons other than U.S. Persons ("Non-U.S. Persons"). Amounts withheld pursuant to this Section 4.01(g) shall be treated as having been distributed to the related Certificateholder for all purposes of this Agreement. For the purposes of this paragraph, a "U.S. Person" is a citizen or resident of the United States, a corporation or partnership (unless, in the case of partnership, Treasury regulations are adopted that provide otherwise) created or organized under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S.
Persons).

SECTION 4.02.       ALLOCATION OF REALIZED LOSSES.

     (a) With respect to any Distribution Date, the principal portion of Realized Losses (other than Debt Service Reductions, Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated as follows:

          first, to the Class B-6 Certificates until the Class B-6 Principal Balance has been reduced to zero;

          second, to the Class B-5 Certificates until the Class B-5 Principal Balance has been reduced to zero;

          third, to the Class B-4 Certificates until the Class B-4 Principal Balance has been reduced to zero;

          fourth, to the Class B-3 Certificates until the Class B-3 Principal Balance has been reduced to zero;

          fifth, to the Class B-2 Certificates until the Class B-2 Principal Balance has been reduced to zero;

          sixth, to the Class B-1 Certificates until the Class B-1 Principal Balance has been reduced to zero; and

          seventh, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and Class A-PO Certificates, pro rata, based on the Non-PO Fraction and the PO Fraction, respectively.

     This allocation of Realized Losses will be effected through the reduction of the applicable Class's Principal Balance.

     (b) With respect to any Distribution Date, the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses
occurring with respect to any Mortgage Loan allocable to the Class A-PO Certificates will equal the product of the amount of any such principal loss and the PO Fraction for such Mortgage Loan. The principal portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses remaining after allocation to the Class A-PO Certificates in accordance with the preceding sentence shall be allocated pro rata among the Class A Certificates (other than the Class A-PO Certificates) and Class B Certificates based on the Class A Non-PO Principal Balance and the Class B Principal Balance,
respectively. Any such loss allocated to the Class A Certificates shall be allocated on the subsequent Determination Date among the outstanding Classes of Class A Certificates (other than the Class A-PO Certificates) in accordance with the Class A Loss Percentages as of such Determination Date. Any such loss allocated to the Class B Certificates shall be allocated pro rata among the outstanding Classes of Class B Certificates based on their Principal Balances.

     (c) Any Realized  Losses  allocated to a Class of Class A  Certificates  or
Class B Certificates pursuant to Section 4.02(a) or Section 4.02(b) shall be allocated among the Certificates of such Class based on their Percentage Interests.

     (d) In the event that there is a Recovery of an amount in respect of principal of a Mortgage Loan which had previously been allocated as a Realized Loss to any Classes of Class A Certificates or any Classes of Class B Certificates, each outstanding Class to which such Realized Loss had previously been allocated shall be entitled to its share (with respect to the Class A-PO Certificates, based on the PO Fraction of such Mortgage Loan and, with respect to the Class A Certificates (other than the Class A-PO Certificates) and Class B Certificates, based on their pro rata share of the Non-PO Fraction of such Mortgage Loan) of such Recovery up to the amount of such Realized Loss previously allocated to such Class on the Distribution Date in the month following the month in which such recovery is received. When the Principal Balance of a Class of Certificates has been reduced to zero, such Class shall not be entitled to any share of such Recovery. In the event that the amount of such Recovery exceeds the amount of such Recovery allocated to each outstanding Class in accordance with the preceding provisions, each outstanding Class shall be entitled to its pro rata share (determined as described above) of such excess up to the amount of any unrecovered Realized Loss previously allocated to such Class. Notwithstanding the foregoing provisions, but subject to the following proviso, if such Recovery occurs within two years of the realization of such loss and (i) is the result of an event that would have given rise to the repurchase of the related Mortgage Loan by the Seller pursuant to Section 2.02 or 2.03, or (ii) represents in whole or part funds which the applicable Servicer had received in respect of a Liquidated Loan but failed to remit to the Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a Liquidated Loan, such Recovery may, at the sole discretion of the Master Servicer, be treated as a repurchase or an Unscheduled Principal Receipt with respect to such Mortgage Loan, as the case may be, the Realized Loss previously recognized may be reversed and treated for all subsequent purposes as if it had never occurred and the Master Servicer may make such adjustments to interest or principal distributions on the Certificates and to the principal balances of the Certificates as the Master Servicer in its good faith judgment and sole discretion deems necessary or desirable to effectuate the reversal of the Realized Loss and the treatment of such amount as a repurchase or as an Unscheduled Principal Receipt, as the case may be; provided that such actions do not result in the aggregate distributions made in respect of each Class of Certificates whose principal balances were previously reduced as a result of such Realized Loss being less than such Class would have received if such Recovery had been deposited in the Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a Liquidated Loan.

     (e) The interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses shall be allocated between (i) the Class A Certificates and the Premium Payment and (ii) the Class B Certificates, pro rata based on the Class A Interest Accrual Amount and the Premium Payment and the Class B Interest Accrual Amount for the related Distribution Date, without regard to any reduction pursuant to this sentence. Any such loss allocated to the Class A Certificates and the Premium Payment shall be allocated among the outstanding Classes of Class A Certificates and the Premium Payment based on their Class A Interest Percentages and the Premium Percentage, as the case may be. Any such loss allocated to the Class B Certificates will be allocated among the outstanding Classes of Class B Certificates based on their Class B Interest Percentages. In addition, after the Class B Principal Balance has been reduced to zero, the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated among the outstanding Classes of Class A Certificates and the Premium Payment based on their Class A Interest Percentages and the Premium Percentage, as the case may be.

     (f) Realized Losses allocated in accordance with this Section 4.02 will be allocated on the Determination Date in the second month following the month in which such loss was incurred with respect to the preceding Distribution Date.

     (g) With respect to any Distribution Date, the principal portion of Realized Losses and recoveries attributable to previously allocated Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in an amount equal to the amount allocated to its respective Corresponding Upper-Tier Class or Classes as provided above.

     (h) With respect to any Distribution Date, the interest portion of Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

SECTION 4.03.       PAYING AGENT.

     (a) The Master Servicer hereby appoints the Trustee as initial Paying Agent to make distributions to Certificateholders and to forward to Certificateholders the periodic statements and the annual statements required by Section 4.04 as agent of the Master Servicer.

     The Master Servicer may, at any time, remove or replace the Paying Agent.

     The Master Servicer shall cause any Paying Agent that is not the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent agrees with the Trustee that such Paying Agent shall:

          (i) hold all amounts remitted to it by the Master Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

          (ii) give the Trustee notice of any default by the Master Servicer in remitting any required amount; and

          (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all amounts held in trust by such Paying Agent.

     (b) The Paying Agent shall establish and maintain a Payment Account, which shall be a separate trust account and an Eligible Account, in which the Master Servicer shall cause to be deposited from funds in the Certificate Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to Section 3.03 and (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, (a) an amount equal to the Pool Distribution Amount, (b) Net Foreclosure Profits, if any, with respect to such Distribution Date and (c) the amount of any recovery in respect of a Realized Loss. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account. Any such investment shall be in Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the Trustee, in which case such Eligible Investments shall mature not later than the Distribution
Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to
Section 9.01.

SECTION 4.04.       STATEMENTS TO CERTIFICATEHOLDERS;
                    REPORTS TO THE TRUSTEE, AMBAC AND THE SELLER.

     Concurrently with each distribution pursuant to Section 4.01(f), the Master Servicer, or the Paying Agent appointed by the Master Servicer (upon receipt of such statement from the Master Servicer), shall forward or cause to be forwarded by mail to each Holder of a Certificate, the Seller and Ambac a statement setting forth:

          (i) the amount of such distribution to Holders of each Class of Class A Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

          (ii) (a) the amount of such distribution to Holders of each Class of Class A Certificates allocable to interest, (b) the amount of the Current Class A Interest Distribution Amount allocated to each Class of Class A Certificates, (c) any Class A Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class A Unpaid Interest Shortfall with respect to each Class after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class A Certificates for such Distribution Date and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class for such Distribution Date;

          (iii) the amount of such distribution to Holders of each Class of Class B Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

          (iv) (a) the amount of such distribution to Holders of each Class of Class B Certificates allocable to interest, (b) the amount of the Current Class B Interest Distribution Amount allocated to each Class of Class B Certificates, (c) any Class B Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class B Unpaid Interest Shortfall with respect to each Class of Class B Certificates after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class B Certificates for such Distribution Date, and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class of Class B Certificates for such Distribution Date;

          (v) the amount of any Periodic Advance by any Servicer, the Master Servicer or the Trustee pursuant to the Servicing Agreements or this Agreement;

          (vi) the number of Mortgage Loans outstanding as of the preceding Determination Date;

          (vii) the Class A Principal Balance, the Principal Balance of each Class of Class A Certificates, the Class B Principal Balance and the Principal Balance of each Class of Class B Certificates as of the following Determination Date after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

          (viii) the Adjusted Pool Amount, the Adjusted Pool Amount (PO Portion), the Pool Scheduled Principal Balance of the Mortgage Loans for such Distribution Date and the aggregate Scheduled Principal Balance of the Discount Mortgage Loans for such Distribution Date;

          (ix) the aggregate Scheduled Principal Balances of the Mortgage Loans serviced by Norwest Mortgage and, collectively, by the Other Servicers as of such Distribution Date;

          (x) the Class A Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xi) the Class A Prepayment Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xiii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xiv) the number and aggregate principal balances of Mortgage Loans delinquent (a) one month, (b) two months and (c) three months or more;

          (xv) the number and aggregate principal balances of the Mortgage Loans in foreclosure as of the preceding Determination Date;

          (xvi) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

          (xvii) the amount of the remaining Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount as of the close of business on such Distribution Date;

          (xviii) the principal and interest portions of Realized Losses allocated as of such Distribution Date and the amount of such Realized Losses constituting Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses;

          (xix) the aggregate amount of Bankruptcy Losses allocated to each Class of Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary;

          (xx) the amount by which the Principal Balance of each Class of Class B Certificates has been reduced as a result of Realized Losses allocated as of such Distribution Date;

          (xxi) the unpaid principal balance of any Mortgage Loan as to which the Servicer of such Mortgage Loan has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

          (xxii) the amount of the aggregate Servicing Fees and Master Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and the amount by which the aggregate Available Master Servicer Compensation has been reduced by the Prepayment Interest Shortfall for the related Distribution Date;

          (xxiii) the Class A-PO Deferred Amount, if any;

          (xxiv) in the case of the Class A-17 Certificates, the Class A-17 Notional Amount; and

          (xxv) in the case of the Class A-7 or Class A-18 Certificates, (a) the Class A-7 or Class A-18 Distribution Deficiencies, if any, for such Distribution Date, (b) amounts, if any in respect of the Class A-7 and Class A-18 Distribution Deficiencies paid under the Policy and (c) the amounts attributable to the Class A-7 and Class A-18 Certificates;

          (xxvi) in the case of the Class A-7 and Class A-18 Certificates, the amount remaining in each Reserve Fund after taking into account the applicable Reserve Withdrawal for such Distribution Date; and

          (xxvii) such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns;

and shall deliver a copy of each type of statement to the Trustee, who shall provide copies thereof to Persons making written request therefor at the Corporate Trust Office.

     In the case of information furnished with respect to a Class of Class A Certificates pursuant to clauses (i) and (ii) above and with respect to a Class of Class B Certificates pursuant to clauses (iii) and (iv) above, the amounts shall be expressed as a dollar amount per Class A or Class B Certificate (other than the Class A-R and Class A-LR Certificates) with a $1,000 Denomination, and as a dollar amount per Class A-R and Class A-LR Certificate with a $100 Denomination.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information set forth in clauses (i) and (ii)(a) above in the case of a Class A Certificateholder and the information set forth in clauses
(iii) and (iv)(a) above in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code from time to time in force.

     Prior to the close of business on the third Business Day preceding each Distribution Date, the Master Servicer shall furnish a statement to the Trustee, any Paying Agent and the Seller (the information in such statement to be made available to Certificateholders by the Master Servicer on written request) setting forth the Class A Distribution Amount with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates. Upon receipt of any such statement, the Trustee shall promptly forward a copy of such statement to Ambac. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee and the Paying Agent shall be protected in relying upon the same without any independent check or verification.

     In addition to the reports required pursuant to this Section 4.04, the Master Servicer shall make available upon request to each Holder and each proposed transferee of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate such additional information, if any, as may be required to permit the proposed transfer to be effected pursuant to Rule 144A.

SECTION 4.05.       REPORTS TO MORTGAGORS AND THE INTERNAL REVENUE SERVICE.

     The Master Servicer shall, in each year beginning after the Cut-Off Date, make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Master Servicer shall request that each Servicer, on or before January 15th of each year, shall provide to the Internal Revenue Service, with copies to the Master Servicer, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trustee acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicers shall be in form and substance sufficient to meet the reporting requirements imposed by Code Section 6050J. In addition, each Servicer shall provide the Master Servicer with sufficient information to allow the Master Servicer to, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the Mortgagors such information as is required under Code Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

SECTION 4.06.     RESERVE FUNDS.

     (a) Two separate Reserve Funds shall be established on the Closing Date; one for the Class A-7 Certificates and the other for the Class A-18 Certificates. The Reserve Funds shall be maintained by the Trustee in accordance with this Section 4.06. At the time each Reserve Fund is established, the Seller shall cause to be deposited into each Reserve Fund the amount of $3,700.00 and $3,200.00, respectively.

     With respect to each Distribution Date, the applicable Reserve Withdrawal shall be withdrawn by the Trustee from the amount on deposit in the applicable Reserve Fund in accordance with this Section 4.06 and distributed on such Distribution Date to the Holders of the Class A-7 or Class A-18 Certificates as the case may be, pro rata, based on Percentage Interest.

     Notwithstanding anything herein to the contrary, on the Distribution Date on which the Class A Principal Balance of the Class A-7 or Class A-18 Certificates has been reduced to zero, any funds then on deposit in the applicable Reserve Fund shall be distributed to DLJ at the address provided by it to the Trustee.

     (b) Each Reserve Fund will be an "outside reserve fund" under the REMIC Provisions that is beneficially owned for federal income tax purposes by DLJ, which shall report all income, gain, deduction or loss with respect thereto, and will not be an asset of either REMIC.

SECTION 4.07. DISTRIBUTIONS IN REDUCTION OF THE CLASS A-7 AND CLASS A-18 CERTIFICATES.

     Distributions in reduction of the Principal Balance of the Class A-7 or Class A-18 Certificates will be made in integral multiples of $1,000 at the request of the appropriate representatives of Deceased Holders of such Class and at the request of Living Holders of such Class or by mandatory distributions by random lot, pursuant to clauses (a) and (d) below, or on a pro rata basis pursuant to clause (f) below.

     (a) On each Distribution Date on which distributions in reduction of the Principal Balance of the Class A-7 or Class A-18 Certificates are made, such distributions will be made with respect to such Class in the following priority:

          (i) any request by the personal representatives of a Deceased Holder or by a surviving tenant by the entirety, by a surviving joint tenant or by a surviving tenant in common, but not exceeding an aggregate principal balance for such Class of $100,000 per request; and

          (ii) any request by a Living Holder, but not exceeding an aggregate principal balance for such Class of $10,000 per request.

     Thereafter, distributions will be made, with respect to such Class, as provided in clauses (i) and (ii) above up to a second $100,000 and $10,000, respectively. This sequence of priorities will be repeated for each request for principal distributions for such Class made by the Beneficial Owners of the Class A-7 or Class A-18 Certificates until all such requests have been honored.

     For each such sequence of priorities described above, requests for distributions in reduction of the principal balances of Class A-7 or Class A-18 Certificates presented on behalf of Deceased Holders in accordance with the provisions of clause (i) above will be accepted in order of their receipt by the Clearing Agency and requests for distributions in reduction of the principal balance of Class A-7 or Class A-18 Certificates presented by Living Holders in accordance with the provisions of clause (ii) above will be accepted in the order of their receipt by the Clearing Agency after all requests with respect to such Class presented in accordance with clause (i) have been honored. All requests for distributions in reduction of the principal balances of the Class A-7 or Class A-18 Certificates will be accepted in accordance with the provisions set forth in Section 4.07(c). All requests for distributions in reduction of the principal balance of Class A-7 or Class A-18 Certificates with respect to any Distribution Date must be received by the Clearing Agency and forwarded to, and received by, the Trustee no later than the close of business on the related Record Date. Requests for distributions which are received by the Clearing Agency and forwarded to, and received by, the Trustee after the related Record Date and requests, in either case, for distributions not accepted with respect to any Distribution Date, will be treated as requests for distributions in reduction of the principal balance of Class A-7 or Class A-18 Certificates on the next succeeding Distribution Date, and each succeeding Distribution Date thereafter, until each such request is accepted or is withdrawn as provided in
Section 4.07(c). Such requests as are not so withdrawn shall retain their order of priority without the need for any further action on the part of the appropriate Beneficial Owner of the related Class A-7 or Class A-18 Certificate, all in accordance with the procedures of the Clearing Agency and the Trustee. Upon the transfer of beneficial ownership of any Class A-7 or Class A-18 Certificate, any distribution request previously submitted with respect to such Certificate will be deemed to have been withdrawn only upon the receipt by the Trustee of notification of such withdrawal in the manner required by the Clearing Agency under its APUT System.

     Distributions in reduction of the principal balances of the Class A-7 or Class A-18 Certificates will be applied, in the aggregate with respect to such Class, in an amount equal to the Class A Non-PO Principal Distribution Amount allocable to such Class pursuant to Section 4.01(b) plus any amounts distributable to the Class A-7 or Class A-18 Certificates as a payment under the Policy of a Class A-7 Principal Loss Amount or a Class A-18 Principal Loss Amount, as applicable, of the type described in clause (i) of the respective definitions thereof, minus amounts to repay any funds withdrawn from the Rounding Account for such Class for the prior Distribution Date, plus any amounts available for distribution from the Rounding Account for such Class established as provided in Section 4.07(e), provided that the aggregate distribution in reduction of the Principal Balance of such Class on any Distribution Date is made in an integral multiple of $1,000.

     To the extent that the portion of the Class A Non-PO Principal Distribution Amount allocable to distributions in reduction of the Principal Balance of the Class A-7 or Class A-18 Certificates on any Distribution Date plus any amounts distributable to the Class A-7 or Class A-18 Certificates as a payment under the Policy of a Class A-7 Principal Loss Amount or a Class A-18 Principal Loss Amount of the type described in clause (i) of the respective definitions hereof (minus amounts to repay any funds withdrawn from the Rounding Account for such Class on the prior Distribution Date and plus any amounts required to be distributed from the Rounding Account for such Class pursuant to Section 4.07(e)) exceeds the aggregate principal balances of Class A-7 or Class A-18 Certificates with respect to which distribution requests, as set forth above, have been received distributions in reduction of the Principal Balance of the Class A-7 or Class A-18 Certificates will be made by mandatory distribution pursuant to Section 4.07(d).

     (b) A Class A-7 or Class A-18 Certificate shall be deemed to be held by a Deceased Holder for purposes of this Section 4.07 if the death of the Beneficial Owner thereof is deemed to have occurred. Class A-7 or Class A-18 Certificates beneficially owned by tenants by the entirety, joint tenants or tenants in common will be considered to be beneficially owned by a single owner. The death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the Beneficial Owner, and the Class A-7 or Class A-18 Certificates so beneficially owned will be eligible for priority with respect to distributions in reduction of the principal balance of such Class thereof, subject to the limitations stated above. Class A-7 or Class A-18 Certificates beneficially owned by a trust will be considered to be beneficially owned by each beneficiary of the trust to the extent of such beneficiary's beneficial interest therein, but in no event will a trust's beneficiaries collectively be deemed to be Beneficial Owners of a number of Individual Class A-7 Certificates or Individual Class A-18 Certificates greater than the number of Individual Class A-7 Certificates or Individual Class A-18 Certificates of which such trust is the owner. The death of a beneficiary of a trust will be deemed to be the death of a Beneficial Owner of the Class A-7 or Class A-18 Certificates owned by the trust to the extent of such beneficiary's beneficial interest in such trust. The death of an individual who was a tenant by the entirety, joint tenant or tenant in common in a tenancy which is the beneficiary of a trust will be deemed to be the death of the beneficiary of such trust. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in Individual Class A-7 Certificates or Individual Class A-18 Certificates will be deemed to be the death of the Beneficial Owner of such Class A-7 or Class A-18 Certificates regardless of the registration of ownership, if such beneficial interest can be established to the satisfaction of the Trustee. Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership by a Trustee, ownership under the Uniform Gifts to Minors Act and community property or other joint ownership arrangements between a husband and wife. Beneficial interests shall include the power to sell, transfer or otherwise dispose of a Class A-7 or Class A-18 Certificate and the right to receive the proceeds therefrom, as well as interest and distributions in reduction of the principal balances of the Class A-7 or Class A-18 Certificates payable with respect thereto. The Trustee shall not be under any duty to determine independently the occurrence of the death of any deceased Beneficial Owner. The Trustee may rely entirely upon documentation delivered to it pursuant to Section 4.07(c) in establishing the eligibility of any Beneficial Owner to receive the priority accorded Deceased Holders in
Section 4.07(a).

     (c) Requests for distributions in reduction of the principal balance of Class A-7 or Class A-18 Certificates must be made by delivering a written request therefor to the Clearing Agency Participant or Clearing Agency Indirect Participant that maintains the account evidencing such Beneficial Owner's interest in Class A-7 or Class A-18 Certificates. In the case of a request on behalf of a Deceased Holder, appropriate evidence of death and any tax waivers are required to be forwarded to the Trustee under separate cover. The Clearing Agency Participant should in turn make the request of the Clearing Agency (or, in the case of a Clearing Agency Indirect Participant, such Clearing Agency Indirect Participant must notify the related Clearing Agency Participant of such request, which Clearing Agency Participant should make the request of the Clearing Agency) in the manner required under the rules and regulations of the Clearing Agency's APUT System and provided to the Clearing Agency Participant. Upon receipt of such request, the Clearing Agency will date and time stamp such request and forward such request to the Trustee. The Clearing Agency may establish such procedures as it deems fair and equitable to establish the order of receipt of requests for such distributions received by it on the same day. Neither the Master Servicer nor the Trustee shall be liable for any delay in delivery of requests for distributions or withdrawals of such requests by the Clearing Agency, a Clearing Agency Participant or any Clearing Agency Indirect Participant.

     The Trustee shall maintain a list of those Clearing Agency Participants representing the appropriate Beneficial Owners of Class A-7 or Class A-18 Certificates that have submitted requests for distributions in reduction of the principal balance of Certificates of such Class, together with the order of receipt and the amounts of such requests. The Clearing Agency will honor requests for distributions in the order of their receipt (subject to the priorities described in Section 4.07(a) above). The Trustee shall notify the Clearing Agency and the appropriate Clearing Agency Participants as to which requests should be honored on each Distribution Date. Requests shall be honored by the Clearing Agency in accordance with the procedures, and subject to the priorities and limitations, described in this Section 4.07. The exact procedures to be followed by the Trustee and the Clearing Agency for purposes of determining such priorities and limitations will be those established from time to time by the Trustee or the Clearing Agency, as the case may be. The decisions of the Trustee and the Clearing Agency concerning such matters will be final and binding on all affected persons.

     Individual Class A-7 Certificates or Individual Class A-18 Certificates which have been accepted for a distribution shall be due and payable on the applicable Distribution Date. Such Certificates shall cease to bear interest after the last day of the month preceding the month in which such Distribution Date occurs, and notwithstanding anything to the contrary herein, no amounts shall be due from Ambac or otherwise with respect to interest on such Certificates after such last day of the month.

     Any Beneficial Owner of a Class A-7 or Class A-18 Certificate which has requested a distribution may withdraw its request by so notifying in writing the Clearing Agency Participant or Clearing Agency Indirect Participant that maintains such Beneficial Owner's account. In the event that such account is maintained by a Clearing Agency Indirect Participant, such Clearing Agency Indirect Participant must notify the related Clearing Agency Participant which in turn must forward the withdrawal of such request, on a form required by the Clearing Agency, to the Trustee. If such notice of withdrawal of a request for distribution has not been received by the Clearing Agency and forwarded to the Trustee on or before the Record Date for the next Distribution Date, the previously made request for distribution will be irrevocable with respect to the making of distributions in reduction of the Principal Balance of Class A-7 or Class A-18 Certificates on such Distribution Date.

     In the event any requests for distributions in reduction of the principal balance of Class A-7 or Class A-18 Certificates are rejected by the Trustee for failure to comply with the requirements of this Section 4.07, the Trustee shall return such request to the appropriate Clearing Agency Participant with a copy to the Clearing Agency with an explanation as to the reason for such rejection.

     (d) To the extent, if any, that distributions in reduction of the Principal Balance of Class A-7 or Class A-18 Certificates on a Distribution Date exceed the outstanding principal balances of Certificates of such Class with respect to which distribution requests have been received by the related Record Date, as provided in Section 4.07(a) above, distributions in reduction of the Principal Balance of the Class A-7 or Class A-18 Certificates will be made by mandatory distributions in reduction thereof. Such mandatory distributions on Individual Class A-7 Certificates or Individual Class A-18 Certificates will be made by random lot in accordance with the then-applicable random lot procedures of the Clearing Agency, the Clearing Agency Participants and the Clearing Agency Indirect Participants representing the Beneficial Owners; provided however, that, if after the distribution in reduction of the Principal Balance of the Class A-7 or Class A-18 Certificates on the next succeeding Distribution Date on which mandatory distributions are to be made, the principal balance of Class A-7 or Class A-18 Certificates would not be reduced to zero, the Individual Class A-7 Certificates or Individual Class A-18 Certificates to which such distributions will be applied shall be selected by the Clearing Agency from those Class A-7 or Class A-18 Certificates not otherwise receiving distributions in reduction of the principal balance on such Distribution Date. The Trustee shall notify the Clearing Agency of the aggregate amount of the mandatory distribution in reduction of the Principal Balance of the Class A-7 or Class A-18 Certificates to be made on the next Distribution Date. The Clearing Agency shall then allocate such aggregate amount among its Clearing Agency Participants on a random lot basis. Each Clearing Agency Participant and, in turn, each Clearing Agency Indirect Participant will then select, in accordance with its own random lot procedures, Individual Class A-7 Certificates or Individual Class A-18 Certificates from among those held in its accounts to receive mandatory distributions in reduction of the principal balance of the Certificates of such Class, such that the total amount so selected is equal to the aggregate amount of such mandatory distributions allocated to such Clearing Agency Participant by the Clearing Agency and to such Clearing Agency Indirect Participant by its related Clearing Agency Participant, as the case may be. Clearing Agency Participants and Clearing Agency Indirect Participants which hold Class A-7 or Class A-18 Certificates selected for mandatory distributions in reduction of the principal balances are required to provide notice of such mandatory distributions to the affected Beneficial Owners. The Master Servicer agrees to notify the Trustee of the amount of distributions in reduction of the principal balances of Class A-7 or Class A-18 Certificates to be made on each Distribution Date in a timely manner such that the Trustee may fulfill its obligations pursuant to the Letter of Representations dated the Business Day immediately preceding the Closing Date among the Seller, the Trustee and the Clearing Agency.

     (e) On the Closing Date, the Rounding Account shall be established with the Trustee and the Seller shall cause to be initially deposited with the Trustee a $1999.98 deposit for the Rounding Account. On each Distribution Date on which a distribution is made in reduction of the principal balance of the Class A-7 or Class A-18 Certificates, funds on deposit in the Rounding Account shall be available to be applied to round upward to an integral multiple of $1,000 the aggregate distribution in reduction of the Class A Principal Balance to be made on the Class A-7 or Class A-18 Certificates. Rounding of such distribution on the Class A-7 or Class A-18 Certificates shall be accomplished, on the first such Distribution Date, by withdrawing from the Rounding Account the amount of funds, if any, needed to round the amount otherwise available for such distribution in reduction of the principal balance of the Class A-7 or Class wA-18 Certificates upward to the next integral multiple of $1,000. On each succeeding Distribution Date on which distributions in reduction of the principal balance of the Class A-7 or Class A-18 Certificates are to be made, the aggregate amount of such distributions allocable to the Class A-7 or Class A-18 Certificates shall be applied first to repay any funds withdrawn from the Rounding Account for such Class on the prior Distribution Date for which funds were withdrawn from such account for such Class, and then the remainder of such allocable amount, if any, shall be similarly rounded upward and applied as distributions in reduction of the principal balance of the Class A-7 or Class A-18 Certificates; this process shall continue on succeeding Distribution Dates until the Class A Principal Balance of the Class A-7 or Class A-18 Certificates has been reduced to zero. The funds in the Rounding Account shall be held in a non-interest bearing account and shall not be reinvested.

     Notwithstanding anything herein to the contrary, on the Distribution Date on which distributions in reduction of the Principal Balance of the Class A-7 or Class A-18 Certificates will reduce the Principal Balance thereof to zero or in the event that distributions in reduction of the Principal Balance of the Class A-7 or Class A-18 Certificates are made in accordance with the provisions set forth in Section 4.07(f), an amount equal to the difference between $1,000 and the sum then held in the Rounding Account shall be paid from the Pool Distribution Amount to the Rounding Account. Any funds then on deposit in such Rounding Account shall be distributed to the Holder of the Class A-LR Certificate.

     (f) Notwithstanding any provisions herein to the contrary, on each Distribution Date on and after Ambac's failure to make a payment with respect to a Class A-7 Distribution Deficiency or a Class A-18 Distribution Deficiency, distributions in reduction of the Principal Balance of the Class A-7 and Class A-18 Certificates (including amounts paid in respect of such losses under the Policy) will be made on a pro rata basis among the Holders of the Class A-7 or Class A-18 Certificates, as applicable, and will not be made in integral multiples of $1,000 or pursuant to requested distributions or mandatory distributions by random lot.

     (g) In the event that the pro rata distributions described in section 4.07(f) cannot be made through the facilities of the Clearing Agency, the Class A-7 and Class A-18 Certificates will be withdrawn from the facilities of the Clearing Agency and Definitive Certificates will be issued to replace such withdrawn Book-Entry Certificates pursuant to Section 5.07. An amendment to this Agreement, which may be approved without the consent of any Certificateholders, shall establish procedures relating to the manner in which pro rata distributions in reduction of the principal balances of the Class A-7 and Class A-18 Certificates are to be made; provided that such procedures shall be consistent, to the extent practicable and customary for certificates similar to the Class A-7 and Class A-18 Certificates, with the provisions of this Section 4.07.

SECTION 4.08.     POLICY MATTERS.

     (a) If, on the second Business Day before any Distribution Date, the Trustee determines that there will be a Class A-7 Distribution Deficiency or Class A-18 Distribution Deficiency for such Distribution Date, the Trustee shall determine the amount of such Class A-7 Distribution Deficiency or Class A-18 Distribution Deficiency and shall give notice to Ambac by telephone or telecopy of the amount of such deficiency confirmed in writing by the Notice of Nonpayment by 12:00 noon, New York City time on such second Business Day.

     (b) At the time of the execution and delivery of this Agreement, the Trustee shall establish a separate special purpose trust account in the name of the Trustee for the benefit of Holders of the Class A-7 or Class A-18 Certificates referred to herein as the "Policy Payments Account" over which the Trustee shall have exclusive control and sole right of withdrawal. The Trustee shall deposit any amounts paid under the Policy into the Policy Payments Account and distribute such amounts only for purposes of payment to Holders of the Class A-7 or Class A-18 Certificates of the Class A-7 Distribution Deficiency or Class A-18 Distribution Deficiency for which a claim was made and such amounts may not be applied to satisfy any costs, expenses or liabilities of the Trustee or the Trust Estate. Amounts paid under the Policy shall be disbursed by the Trustee to Holders of the Class A-7 or Class A-18 Certificates in the same manner as distributions in reduction of the principal balance of and interest on the Certificates of such Class are made under Section 4.01(e). It shall not be necessary for such payments of the Class A-7 Distribution Deficiency or Class A-18 Distribution Deficiency to be made by checks or wire transfers separate from the check or wire transfer used to pay distributions in reduction of the principal balance of and interest on the Class A-7 or Class A-18 Certificates with funds available to make such distributions. However, the amount of any distribution to be paid from funds transferred from the Policy Payments Account shall be noted as provided in (c) below and in the statement to be furnished to Holders of the Class A-7 or Class A-18 Certificates and Ambac pursuant to
Section 4.04. Funds held in the Policy Payments Account shall not be invested by the Trustee.

     On any Distribution Date with respect to which a claim has been made under the Policy, the amount of any funds received by the Trustee as a result of the claim under the Policy to the extent necessary to make distributions on the Class A-7 or Class A-18 Certificates equal to the Class A-7 Distribution Deficiency or the Class A-18 Distribution Deficiency on such Distribution Date shall be withdrawn from the Policy Payments Account and applied by the Trustee to the payment in full of the Class A-7 Distribution Deficiency or the Class A-18 Distribution Deficiency. Any funds deposited into the Policy Payments Account in respect of the Class A-7 or Class A-18 Certificates that are remaining therein on the first Business Day following a Distribution Date after the Class A-7 Distribution Deficiency or Class A-18 Distribution Deficiency has been made to the Certificateholders of such Class shall be remitted in immediately available funds to Ambac, pursuant to the instructions of Ambac, by the end of such Business Day.

     (c) The Trustee shall keep a complete and accurate record of the Class A-7 or Class A-18 Interest Loss Amount, the Class A-7 or Class A-18 Principal Loss Amount and any Non-Supported Interest Shortfall allocated to the Class A-7 or Class A-18 Certificates once the applicable Reserve Fund has been depleted, paid from moneys received under the Policy. Ambac shall have the right to inspect such records at reasonable times upon one Business Day's prior notice to the Trustee.

     (d) In the event that the Trustee has received a certified copy of an order of the appropriate court that any distributions in reduction of the principal balance of or interest on a Class A-7 or Class A-18 Certificate has been avoided in whole or in part as a preference payment under applicable bankruptcy law, the Trustee shall so notify Ambac and shall comply with the provisions of the applicable Policy to obtain payment by Ambac of such avoided distribution, and shall, at the time it provides notice to Ambac, notify, by mail to Holders of the Certificates of such Class that, in the event that any Holder's distribution is so recovered, such Holder will be entitled to payment pursuant to the terms of the applicable Policy, a copy of which shall be made available by the Trustee and the Trustee shall furnish to Ambac its records evidencing the distributions in reduction of the principal balance of and interest (including any Non-Supported Interest Shortfall described in Section 4.08(c)) on the Class A-7 or Class A-18 Certificates, if any, which have been made by the Trustee and subsequently recovered from Holders, and the dates on which such distributions were made. Such payment under the applicable Policy shall be disbursed to the receiver, conservator, debtor-in-possession or Trustee in bankruptcy named in the order and not to the Trustee or any Class A-7 or Class A-18 Certificateholder directly (unless such Certificateholder has previously paid such amount to the receiver, conservator, debtor-in-possession or Trustee in bankruptcy named in the order, in which case such payment shall be disbursed to the Trustee for distribution to such Certificateholder upon proof of such payment reasonably satisfactory to Ambac).

     (e) The Trustee shall promptly notify Ambac of any proceeding or the institution of any action seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference Claim") of any distribution made with respect to the Class A-7 or Class A-18 Certificates as to which it has actual knowledge. Each Holder of a Class A-7 or Class A-18 Certificate, by its purchase of such Certificates and the Trustee hereby agree that Ambac (so long as no Ambac Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation,
(i) the direction of any appeal of any order relating to any Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, Ambac shall be subrogated to the rights of the Trustee and each Holder in the conduct of any Preference Claim, including, without limitation, all rights of any party to an adversary proceeding or action with respect to any court order issued in connection with any such Preference Claim.

     (f) The Trustee acknowledges, and each Holder of a Class A-7 or Class A-18 Certificate by its acceptance of such Certificate agrees, that without any further action on the part of Ambac, Ambac shall be subrogated to all of the rights to amounts distributable to such Certificateholders in respect of Class A Unpaid Interest Shortfalls, Non-Supported Interest Shortfalls allocated to such Certificates and recoveries, if any, with respect to the Class A-7 or Class A-18 Principal Loss Amounts with respect to amounts paid under the Policy. The Class A-7 or Class A-18 Certificateholders by acceptance of such Certificates assign their rights as Holders of such Certificates to Ambac to the extent of Ambac's interest with respect to amounts paid.

     (g) The Master Servicer shall designate an Ambac Contact Person who shall be available to Ambac to provide reasonable access to information regarding the Mortgage Loans. The initial Ambac Contact Person is appointed in Section 11.27.

     (h) The Trustee shall surrender the Policy to Ambac for cancellation upon the expiration of the term of the Policy as provided in the Policy.

     (i) The Trustee upon receipt from the Master Servicer shall send to Ambac the report prepared pursuant to Section 3.05 and the statements prepared pursuant to Section 4.04.

SECTION 4.09.       CALCULATION OF AMOUNTS; BINDING EFFECT OF
                    INTERPRETATIONS AND ACTIONS OF MASTER SERVICER.

     The Master Servicer will compute the amount of all distributions to be made on the Certificates and all losses to be allocated to the Certificates. In the event that the Master Servicer concludes that any ambiguity or uncertainty exists in any provisions of this Agreement relating to distributions to be made on the Certificates or the allocation of losses to the Certificates, the interpretation of such provisions and any actions taken by the Master Servicer in good faith to implement such interpretation shall be binding upon Certificateholders.

                                    ARTICLE V

                                THE CERTIFICATES

SECTION 5.01.       THE CERTIFICATES.

     (a) The Class A and Class B Certificates shall be issued only in minimum Denominations of a Single Certificate and, except for the Class A-17, Class A-PO, Class A-R and Class A-LR Certificates, integral multiples of $1,000 in excess thereof (except, if necessary, for one Certificate of each Class (other than the Class A-17, Class A-PO, Class A-R and Class A-LR Certificates) that evidences one Single Certificate plus such additional principal portion as is required in order for all Certificates of such Class to equal the aggregate Original Principal Balance of such Class, as the case may be), and shall be substantially in the respective forms set forth as Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-11, A-12, A-13, A-14, A-15, A-16, A-17, A-18,
A-19,  A-20,  A-PO, A-R, A-LR, B-1, B-2, B-3, B-4, B-5, B-6, and C (reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Trustee to or upon the order of the Seller upon receipt by the Trustee or the Custodian of the documents specified in Section 2.01. The aggregate principal portion (or notional amount) evidenced by the Class A and Class B Certificates shall be the sum of the amounts specifically set forth in the respective Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Trustee, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

     Until such time as Definitive Certificates are issued pursuant to Section 5.07, each Book-Entry Certificate shall bear the following legend:

          "Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Seller or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

     (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.07. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to
Section 5.07:

          (i) the provisions of this Section 5.01(b) shall be in full force and effect;

          (ii) the Seller, the Master Servicer, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

          (iii) to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 5.01(b) shall control;

          (iv) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall, with respect to the Book-Entry Certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

          (v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

     For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

     Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.07, copies of the reports or statements referred to in Section 4.04 shall be available to Beneficial Owners upon written request to the Trustee at the Corporate Trust Office.

SECTION 5.02.       REGISTRATION OF CERTIFICATES.

     (a) The Trustee shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of Section 5.06 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

     Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.06 (and subject to the provisions of this Section 5.02) the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class.

     At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     All Certificates surrendered for transfer and exchange shall be canceled by the Certificate Registrar, the Trustee or the Authenticating Agent in accordance with their standard procedures.

     (b) No transfer of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trustee or the Seller may, if such transfer is to be made within three years after the later of (i) the date of the initial sale of Certificates or (ii) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, require a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer, and
(ii) the Trustee shall require the transferee (other than an affiliate of the Seller on the Closing Date) to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee, the Seller or the Master Servicer. The Holder of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trustee is under an obligation to register the Class A-PO, Class B-4, Class B-5 or Class B-6 Certificates under said Act or any other securities law.

     (c) No transfer of a Class A-PO or Class B Certificate shall be made (other than the transfer of the Class A-PO Certificates to an affiliate of the Seller on the Closing Date) unless the Trustee shall have received (i) a representation letter from the transferee in the form of Exhibit J hereto, in the case of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate, or in the form of
Exhibit K hereto, in the case of a Class B-1, Class B-2 or Class B-3 Certificate, to the effect that either (a) such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Code
Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of or using the assets of any such Plan, which representation letter shall not be an expense of the Trustee, the Seller or the Master Servicer or (b) with respect to the Class B Certificates only, if such transferee is an insurance company, (A) the source of funds used to purchase the Class B Certificates is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited
Transaction  Class Exemption  95-60 ("PTE 95-60"),  60 Fed. Reg. 35925 (July 12,
1995)), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class B Certificates is covered by Sections I and III of PTE 95-60 or (ii) in the case of any such Class A-PO or Class B Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, (A) an Opinion of Counsel satisfactory to the Trustee and the Seller to the effect that the purchase or holding of such Class A-PO or Class B Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer and (B) such other opinions of counsel, officer's certificates and agreements as the Seller or the Master Servicer may require in connection with such transfer, which opinions of counsel, officers' certificates and agreements shall not be an expense of the Trustee, the Seller or the Master Servicer. The Class A-PO and Class B Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

     (d) No legal or beneficial interest in all or any portion of the Class A-R or Class A-LR Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class A-R or Class A-LR Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R or Class A-LR Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R or Class A-LR Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses (i), (ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trustee shall not execute, and shall not authenticate (or cause the Authenticating Agent to authenticate) and deliver, a new Class A-R or Class A-LR Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Trustee shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class A-R or Class A-LR Certificate, unless the transferor shall have provided to the Trustee an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class A-R or Class A-LR Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that (i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest, (iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee will not transfer the Class A-R or Class A-LR Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

     The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Class A-R or Class A-LR Certificate, shall be accompanied by a written statement in the form attached as Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class A-R and Class A-LR Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

     Upon notice to the Master Servicer that any legal or beneficial interest in any portion of the Class A-R or Class A-LR Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class A-R or Class A-LR Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of such Class A-R or Class A-LR Certificate as completely as if such transfer had never occurred, provided that the Master Servicer may, but is not required to, recover any distributions made to such transferee with respect to the Class A-R or Class A-LR Certificate, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class A-R or Class A-LR Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class A-R or Class A-LR Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

SECTION 5.03.       MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

     If (i) any mutilated Certificate is surrendered to the Trustee or the Authenticating Agent, or the Trustee or the Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any
Certificate, and (ii) there is delivered to the Trustee or the Authenticating Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trustee or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and authenticate (or cause the Authenticating Agent to authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trustee or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

SECTION 5.04.       PERSONS DEEMED OWNERS.

     Prior to the due presentation of a Certificate for registration of transfer, the Seller, the Master Servicer, the Trustee, the Certificate Registrar and any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Seller, the Master Servicer, the Trustee, the Certificate Registrar nor any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary.

SECTION 5.05.       ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES.

     (a) If the Trustee is not acting as Certificate Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Trustee, within 15 days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

     (b) If five or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such a list is as of the date more than 90 days prior to the date of receipt of such applicants' request and the Trustee is not the Certificate Registrar, the Trustee shall promptly request from the Certificate Registrar a current list as provided in paragraph (a) hereof, and shall afford such applicants access to such list promptly upon receipt.

     (c) Every Certificateholder, by receiving and holding a Certificate, agrees with the Seller, the Master Servicer, the Certificate Registrar and the Trustee that neither the Seller, the Master Servicer, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage Interests of the
Certificateholders hereunder, regardless of the source from which such information was delivered.

SECTION 5.06.       MAINTENANCE OF OFFICE OR AGENCY.

     The Trustee will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trustee initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

SECTION 5.07.       DEFINITIVE CERTIFICATES.

     If (i)(A) the Master Servicer advises the Trustee in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and
(B) the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency, (iii) after the occurrence of dismissal or resignation of the Master Servicer, Beneficial Owners representing aggregate Voting Interests of not less than 51% of the aggregate Voting Interests of each outstanding Class of Book-Entry Certificates advise the Trustee through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners or (iv) upon the occurrence of the events specified in Section 4.07(g), the Trustee shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trustee by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Master Servicer, the Trustee shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Master Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Seller, the Master Servicer nor the Trustee shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

SECTION 5.08.       NOTICES TO CLEARING AGENCY.

     Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 5.07, the Trustee shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.

                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

SECTION 6.01.       LIABILITY OF THE SELLER AND THE MASTER SERVICER.

     The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Seller and the Master Servicer.

SECTION 6.02.       MERGER OR CONSOLIDATION OF THE SELLER OR THE
                    MASTER SERVICER.

     Subject to the following paragraph, the Seller and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

     The Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller or Master Servicer shall be a party, or any Person succeeding to the business of the Seller or Master Servicer, shall be the successor of the Seller or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that, in the case of the Master Servicer, any such successor or resulting Person shall be qualified to service mortgage loans for FNMA or FHLMC.

SECTION 6.03. LIMITATION ON LIABILITY OF THE SELLER, THE MASTER SERVICER AND OTHERS.

     Neither the Seller nor the Master Servicer nor any subcontractor nor any of the partners, directors, officers, employees or agents of any of them shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Seller nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and which in its opinion does not involve it in any expense or liability; provided, however, that the Seller or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Seller or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Seller or the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated in reduction of distributions on the Class A and Class B Certificates in the same manner as Realized Losses are allocated pursuant to Section 4.02(a).

SECTION 6.04.       RESIGNATION OF THE MASTER SERVICER.

     The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee, a copy of which shall be delivered, but not addressed, to Ambac. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

SECTION 6.05.       COMPENSATION TO THE MASTER SERVICER.

     The Master Servicer shall be entitled to receive a monthly fee equal to the Master Servicing Fee, as compensation for services rendered by the Master Servicer under this Agreement. The Master Servicer also will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement and any investment income on funds on deposit in the Certificate Account as additional compensation.

SECTION 6.06.       ASSIGNMENT OR DELEGATION OF DUTIES BY MASTER SERVICER.

     The Master Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee (i) to assign its rights and delegate its duties and obligations hereunder; provided, however, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, is satisfactory to the Trustee, in the exercise of its reasonable judgment, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency (without, in the case of the Class A-7 or Class A-18 Certificates, giving effect to the guaranty provided by Ambac); and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trustee or the Seller under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

SECTION 6.07.       INDEMNIFICATION OF TRUSTEE AND SELLER BY MASTER SERVICER.

     The Master Servicer shall indemnify and hold harmless the Trustee and the Seller and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section made by the Master Servicer to the Trustee or the Seller shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 6.07 shall survive the termination of this Agreement.

SECTION 6.08.       MASTER SERVICER COVENANTS CONCERNING YEAR 2000 COMPLIANCE.

     The Master Servicer covenants that it is working to modify its computer and other systems used in the performance of its duties as Master Servicer for the Certificates to operate in a manner such that, on and after January 1, 2000, the Master Servicer can perform its duties in accordance with the terms of this Agreement.

                                   ARTICLE VII

                                     DEFAULT

SECTION 7.01.       EVENTS OF DEFAULT.

     In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

          (i) any failure by the Master Servicer (a) to remit any funds to the Paying Agent as required by Section 4.03 or (b) to distribute or cause to be distributed to Certificateholders any payment required to be made by the Master Servicer under the terms of this Agreement which, in either case, continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

          (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

          (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days; or

          (iv) the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property; or

          (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

          (vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer, as specified in Section 6.02 hereof; or

          (vii) the Master Servicer and any subservicer appointed by it becomes ineligible to service for both FNMA and FHLMC, which ineligibility continues unremedied for a period of 90 days.

then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 66 2/3% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to the aggregate Master Servicing Fees due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, subject to the provisions of Section 7.05; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trustee all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.

SECTION 7.02.       OTHER REMEDIES OF TRUSTEE.

     During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

SECTION 7.03.       DIRECTIONS BY CERTIFICATEHOLDERS AND
                    DUTIES OF TRUSTEE DURING EVENT OF DEFAULT.

     During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the rights or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

SECTION 7.04.       ACTION UPON CERTAIN FAILURES OF THE
                    MASTER SERVICER AND UPON EVENT OF DEFAULT.

     In the event that the Trustee shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i) or (ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee may, but need not if the Trustee deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a corporate trust officer of the Trustee, the Trustee shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

SECTION 7.05.       TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.

     When the Master Servicer receives notice of termination pursuant to Section
7.01 or the Trustee receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.04, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trustee is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trustee shall be entitled to receive monthly such portion of the Master Servicing Fee, together with such other servicing compensation as is agreed to at such time by the Trustee and the Master Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's servicing activities hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, however, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trustee shall continue as the successor to the Master Servicer as provided above. The compensation of any successor master servicer so appointed shall not exceed the compensation specified in Section 6.05 hereof. In the event the Trustee is required to solicit bids as provided above, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the Master Servicing Fee as compensation together with the other servicing compensation in the form of late reporting fees or otherwise as provided in Section 6.05. Within 30 days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trustee shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trustee from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trustee to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trustee and any successor servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trustee or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by
(i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in Section 7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trustee) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) (without, in the case of the Class A-7 and Class A-18 Certificates, giving effect to the guaranty provided by Ambac) by either Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review.

SECTION 7.06.       NOTIFICATION TO CERTIFICATEHOLDERS.

     Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register. The Trustee shall also, within 45 days after the occurrence of any Event of Default known to the Trustee, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45 day period.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

SECTION 8.01.       DUTIES OF TRUSTEE.

     The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee, subject to the provisions of Sections 7.01, 7.03, 7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Master Servicer or the Servicers pursuant to Articles III, IV and IX.

     No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

          (i) Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee, and conforming to the requirements of this Agreement;

          (ii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

          (iii) The Trustee shall not be liable for any error of judgment made in good faith by any of its Responsible Officers, unless it shall be proved that the Trustee or such Responsible Officer, as the case may be, was negligent in ascertaining the pertinent facts.

     None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

SECTION 8.02.       CERTAIN MATTERS AFFECTING THE TRUSTEE.

     Except as otherwise provided in Section 8.01:

          (i) The Trustee may request and rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Trustee may prescribe;

          (ii) The Trustee may consult with counsel, and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (iii) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (iv) Subject to Section 7.04, the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trustee may be required to act as Master Servicer pursuant to Section 7.05 and thereupon only for the acts or omissions of the Trustee as successor Master Servicer; and

          (v) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

SECTION 8.03.       TRUSTEE NOT REQUIRED TO MAKE INVESTIGATION.

     Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee, shall be repaid by the Master Servicer upon demand.

SECTION 8.04.       TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE LOANS.

     The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and the Trustee assumes no responsibility as to the correctness of the same. The Trustee makes no representation for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Subject to Section 2.04, the Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into the Certificate Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts.

SECTION 8.05.       TRUSTEE MAY OWN CERTIFICATES.

     The Trustee and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee or such agent and may transact banking and/or trust business with the Seller, the Master Servicer or their Affiliates.

SECTION 8.06.       THE MASTER SERVICER TO PAY FEES AND EXPENSES.

     The Master Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and the Master Servicer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement, or advance as may arise from its negligence or bad faith.

SECTION 8.07.       ELIGIBILITY REQUIREMENTS.

     The Trustee hereunder shall at all times (i) be a corporation or association having its principal office in a state and city acceptable to the Seller, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a credit rating or be otherwise acceptable to the Rating Agencies such that neither of the Rating Agencies would reduce their respective then current ratings of the Certificates (or have provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.08.

SECTION 8.08.       RESIGNATION AND REMOVAL.

     The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of the property or affairs of the Trustee for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

     The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity or entities so removed and one complete set of which shall be delivered to the successor so appointed.

     Any resignation or removal of the Trustee and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.

SECTION 8.09.       SUCCESSOR.

     Any successor trustee appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein. The predecessor trustee shall deliver to its successor all Owner Mortgage Loan Files and related documents and statements held by it hereunder (other than any Owner Mortgage Loan Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Seller, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations. No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07

     Upon acceptance of appointment by a successor as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Master Servicer.

SECTION 8.10.       MERGER OR CONSOLIDATION.

     Any Person into which the Trustee may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee hereunder; provided, however, that
(i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and (ii) the Trustee shall deliver an Opinion of Counsel to the Seller and the Master Servicer to the effect that such merger, consolidation, sale or transfer will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal, state or local tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee.

SECTION 8.11.       AUTHENTICATING AGENT.

     The Trustee may appoint an Authenticating Agent, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's countersignature, such reference shall be deemed to include authentication on behalf of the Trustee by the Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by the Authenticating Agent. The Authenticating Agent must be acceptable to the Seller and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Seller and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

     Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

     The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Seller and the Master Servicer. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Seller and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trustee promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

     The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.06.

SECTION 8.12.       SEPARATE TRUSTEES AND CO-TRUSTEES.

     The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Seller and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

     Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

          (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

          (iii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

          (iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

     Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

     No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under
Section 8.09 hereof.

     The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

     The  Master   Servicer  shall  pay  the  reasonable   compensation  of  the
co-trustees to the extent,  and in accordance  with the standards,  specified in
Section 8.06 hereof.

SECTION 8.13.       APPOINTMENT OF CUSTODIANS.

     The Trustee may at any time on or after the Closing Date, with the consent of the Master Servicer and the Seller, appoint one or more Custodians to hold all or a portion of the Owner Mortgage Loan Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to this Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Owner Mortgage Loan File. Each Custodial Agreement may be amended only as provided in Section 10.01(a).

SECTION 8.14.       TAX MATTERS; COMPLIANCE WITH REMIC PROVISIONS.

     (a) Each of the Trustee and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any action that would (i) affect the determination of the Trust Estate's status as two separate REMICs; or (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer, or, in the case of any tax return or other action required by law to be performed directly by the Trustee, the Trustee, shall (i) prepare or cause to be prepared, timely cause to be signed by the Trustee and file or cause to be filed annual federal and applicable state and local income tax returns for each of the Upper-Tier REMIC and the Lower-Tier REMIC using a calendar year as the taxable year and the accrual method of accounting; (ii) in the first such federal tax returns, make, or cause to be made, elections satisfying the requirements of the REMIC Provisions, on behalf of the Trust Estate, to treat each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC; (iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the Trust Estate, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Seller to the Trustee and calculated on a monthly basis by using the issue prices of the Certificates; (iv) make available information necessary for the application of any tax imposed on transferors of residual interests to "disqualified organizations" (as defined in the REMIC Provisions); (v) file Form 8811 and apply for an Employee Identification Number with a Form SS-4 or any other permissible method and respond to inquiries by Certificateholders or their nominees concerning information returns, reports or tax returns; (vi) maintain (or cause to be maintained by the Servicers) such records relating to the Upper-Tier REMIC and the Lower-Tier REMIC, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans, other assets and liabilities of each REMIC, and the fair market value and adjusted basis of the property of each REMIC determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports; (vii) exercise reasonable care not to allow the creation of any "interests" in either the Upper-Tier REMIC or the Lower-Tier REMIC within the meaning of Code Section 860D(a)(2) other than the interests in the Upper-Tier REMIC represented by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19, Class A-20, Class A-PO and Class A-R Certificates, the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates and the interests in the Lower-Tier REMIC represented by the Class A-L1, Class A-L4, Class A-L6, Class A-L10, Class A-L11, Class A-L17, Class A-LPO, Class A-LUR, Class B-L1, Class B-L2, Class B-L3, Class B-L4, Class B-L5 and Class B-L6 Interests and the Class A-LR Certificate; (viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code
Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trustee that such occurrence would not (a) result in a taxable gain, (b) otherwise subject either the Upper-Tier REMIC or Lower-Tier REMIC or the Trust Estate to tax or (c) cause the Trust Estate to fail to qualify as two separate REMICs; (ix) exercise reasonable care not to allow either the Upper-Tier REMIC or the Lower-Tier REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC; (x) pay (on behalf of the Upper-Tier REMIC or the Lower-Tier REMIC) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the Upper-Tier REMIC or Lower-Tier REMIC, as the case may be, when and as the same shall be due and payable (but such obligation shall not prevent the Master
Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and (xi) if required or permitted by the Code and applicable law, act as "tax matters person" for the Upper-Tier REMIC or the Lower-Tier REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby designated as agent of the Class A-R and Class A-LR Certificateholders for such purpose (or if the Master Servicer is not so permitted, the Holders of the Class A-R and Class A-LR Certificates shall be tax matters persons in accordance with the REMIC Provisions). The Master Servicer shall be entitled to be reimbursed pursuant to Section 3.02 for any taxes paid by it pursuant to clause (x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder. The Trustee shall sign the tax returns referred to in clause (i) of the second preceding sentence.

     In order to enable the Master Servicer or the Trustee, as the case may be, to perform its duties as set forth above, the Seller shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Seller shall provide to the Master Servicer or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer or the Trustee, as the case may be, may from time to time, request in order to enable the Master Servicer to perform its duties as set forth above. The Seller hereby indemnifies the Master Servicer and the Trustee for any losses, liabilities, damages, claims or expenses of the Master Servicer or the Trustee arising from any errors or miscalculations by the Master Servicer or the Trustee pursuant to this Section that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Master Servicer or the Trustee, as the case may be, on a timely basis. The Master Servicer hereby indemnifies the Seller and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller or the Trustee arising from the Master Servicer's willful misfeasance, bad faith or gross negligence in preparing any of the federal, state and local tax returns of the Upper-Tier REMIC and Lower-Tier REMIC as described above. In the event that the Trustee prepares any of the federal, state and local tax returns of the Upper-Tier REMIC or Lower-Tier REMIC as described above, the Trustee hereby indemnifies the Seller and the Master Servicer for any losses, liabilities, damages, claims or expenses of the Seller or the Master Servicer arising from the Trustee's willful misfeasance, bad faith or negligence in connection with such preparation.

     (b) Notwithstanding anything in this Agreement to the contrary, each of the Master Servicer and the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer or the Trustee to perform its obligations under this Section 8.14.

SECTION 8.15.       MONTHLY ADVANCES.

     In the event that Norwest Mortgage fails to make a Periodic Advance required to be made pursuant to the Norwest Servicing Agreement on or before the Distribution Date, the Trustee shall make a Periodic Advance as required by
Section 3.03 hereof; provided, however, the Trustee shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. With respect to those Periodic Advances which should have been made by Norwest Mortgage, the Trustee shall be entitled, pursuant to Section 3.02(a)(i), (ii) or (v) hereof, to be reimbursed from the Certificate Account for Periodic Advances and Nonrecoverable Advances made by it.

SECTION 8.16.       TRUSTEE COVENANTS CONCERNING YEAR 2000 COMPLIANCE.

     The Trustee covenants that it is working to modify its computer and other systems used in the performance of its duties as trustee for the Certificates to operate in a manner such that, on and after January 1, 2000, the Trustee can perform its duties in accordance with the terms of this Agreement.

                                   ARTICLE IX

                                   TERMINATION

SECTION 9.01.       TERMINATION UPON PURCHASE BY THE
                    SELLER OR LIQUIDATION OF ALL MORTGAGE LOANS.

     Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer and the Trustee created hereby (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.14 hereof) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the purchase by the Seller of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loan) as of the Final Distribution Date, and (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), plus any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate less any Fixed Retained Yield on each Mortgage Loan (including any REO Mortgage Loan) and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

     The right of the Seller to purchase all the assets of the Trust Estate pursuant to clause (i) of the preceding paragraph are subject to Section 9.02 and conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans as of the Final Distribution Date being less than the amount set forth in
Section 11.22. In the case of any purchase by the Seller pursuant to said clause
(i),  the Seller  shall  provide to the  Trustee the  certification  required by
Section 3.04 and the Trustee and the Custodian shall, promptly following payment of the purchase price, release to the Seller the Owner Mortgage Loan Files pertaining to the Mortgage Loans being purchased.

     Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer (if it is exercising its right to purchase the assets of the
Trust Estate) or by the Trustee (in any other case) by letter to Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the twentieth day of the month of such final distribution specifying (A) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made (except in the case of any Class A Certificate surrendered on a prior Distribution Date pursuant to Section 4.01) only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. If the Master Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trustee and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer, the Master Servicer shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Estate computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on the Final Distribution Date.

     Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to (i) as to the Classes of Class A Certificates, the respective Principal Balance together with any related Class A Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount, (ii) as to the Classes of Class B Certificates, the respective Principal Balance together with any related Class B Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount and (iii) as to the Class A-R and Class A-LR Certificates, the amounts, if any, which remain on deposit in the Upper-Tier Certificate Account and the Certificate Account, respectively (other than amounts retained to meet claims) after application pursuant to clauses (i), (ii) and (iii) above and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder. Such amount shall be distributed in respect of interest and principal in respect of the Uncertificated Lower-Tier Interests in the same amounts as distributed to their Corresponding Upper-Tier Class or Classes in the manner specified in Section 4.01(a)(ii). Notwithstanding the foregoing, if the price paid pursuant to clause
(i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trustee of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i), (ii) and (iii) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Sections 4.02(b) and 4.02(g) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

     In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the Final Distribution Date, the Trustee shall on such date cause all funds, if any, in the Certificate Account not distributed in final distribution to
Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Estate) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

SECTION 9.02.       ADDITIONAL TERMINATION REQUIREMENTS.

     In the event of a termination of the Trust Estate upon the exercise by the Seller of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that any other manner of termination (i) will constitute a "qualified liquidation" of the Trust Estate within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal tax or cause the Trust Estate to fail to qualify as two separate REMICs at any time that any Certificates are outstanding:

          (i) The notice given by the Master Servicer under Section 9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the Upper-Tier REMIC and Lower-Tier REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax returns of the Upper-Tier REMIC and Lower-Tier REMIC; and

          (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trustee shall sell all of the assets of the Trust Estate to the Seller for cash at the purchase price specified in Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in Section 9.01.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

SECTION 10.01.      AMENDMENT.

     (a) This Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer and the Trustee and with respect only to amendments affecting the rights or obligations of Ambac, with the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as two separate REMICs at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate, the Upper-Tier REMIC or the Lower-Tier REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee has received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Upper-Tier Certificate Account and Certificate Account provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Certificates as evidenced by a letter from each Rating Agency to such effect (without, in the case of the Class A-7 and Class A-18 Certificates, giving effect to the guaranty provided by Ambac), (v) to modify, eliminate or add to the provisions of Section 5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Master Servicer for purposes of Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the Certificates nor give rise to a risk that either the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee and (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

     This Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer and the Trustee with the consent of Ambac (only with respect to amendments affecting the rights or obligations of Ambac) and the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

     Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

     Promptly after the execution of any amendment requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder.

     It shall not be necessary for the consent of Certificateholders  under this
Section 10.01(a) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

     (b) Notwithstanding any contrary provision of this Agreement, the Master Servicer may, from time to time, amend Schedule I hereto without the consent of any Certificateholder, the Trustee or Ambac; provided, however, (i) that such amendment does not conflict with any provisions of the related Servicing Agreement, (ii) that the related Servicing Agreement provides for the remittance of each type of Unscheduled Principal Receipts received by such Servicer during the Applicable Unscheduled Principal Receipt Period (as so amended) related to each Distribution Date to the Master Servicer no later than the 24th day of the month in which such Distribution Date occurs and (iii) that such amendment is for the purpose of:

          (i) changing the Applicable Unscheduled Principal Receipt Period for Exhibit F-1 Mortgage Loans to a Mid-Month Receipt Period with respect to all Unscheduled Principal Receipts; or

          (ii) changing the Applicable Unscheduled Principal Receipt Period for all Mortgage Loans serviced by any Servicer to a Mid-Month Receipt Period with respect to Full Unscheduled Principal Receipts and to a Prior Month Receipt Period with respect to Partial Unscheduled Principal Receipts.

          A copy of any amendment to Schedule I pursuant to this Section 10.01(b) shall be promptly forwarded to the Trustee.

SECTION 10.02.      RECORDATION OF AGREEMENT.

     This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

SECTION 10.03.      LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.

     The death or  incapacity  of any  Certificateholder  shall not  operate  to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 10.04.      GOVERNING LAW; JURISDICTION.

     This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

SECTION 10.05.      NOTICES.

     All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (i) in the case of the Seller, to Norwest Asset Securities Corporation, 7485 New Horizon Way,
Frederick, Maryland 21703, Attention: Chief Executive Officer, or such other address as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Seller, (ii) in the case of the Master Servicer, to Norwest Bank Minnesota, National Association, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President or such other address as may hereafter be furnished to the Seller and the Trustee in writing by the Master Servicer, (iii) in the case of the Trustee, to the Corporate Trust Office, or such other address as may hereafter be furnished to the Seller and the Master Servicer in writing by the Trustee, in each case Attention: Corporate Trust Department and (iv) in the case of Ambac, to Ambac Corporation, 1 State Street Plaza, New York, New
York,   10004,   Attention:   Structured   Finance   Department;   Confirmation:
212-668-0340; Telecopy: 212-363-1459 (in each case in which notice or other communication to Ambac refers to an Event of Default or a claim under the policy or with respect to which failure on the part of Ambac to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of the General Counsel and shall be marked to indicate "URGENT MATERIAL ENCLOSED"). Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice, provided, however, that any demand, notice or communication to or upon the Seller, the Master Servicer, or the Trustee shall not be effective until received.

     For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of any Servicer unless notified thereof in writing by the Trustee, such Servicer or a Certificateholder.

SECTION 10.06.      SEVERABILITY OF PROVISIONS.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

SECTION 10.07.      SPECIAL NOTICES TO RATING AGENCIES AND AMBAC.

     (a) The Trustee shall give prompt notice to each Rating Agency and Ambac of the occurrence of any of the following events of which it has notice:

          (i) any amendment to this Agreement pursuant to Section 10.01(a);

          (ii) any sale or  transfer  of the Class B  Certificates  pursuant  to
     Section 5.02 to an affiliate of the Seller;

          (iii) any assignment by the Master Servicer of its rights and delegation of its duties pursuant to Section 6.06;

          (iv) any resignation of the Master Servicer pursuant to Section 6.04;

          (v) the  occurrence  of any of the  Events  of  Default  described  in
     Section 7.01;

          (vi) any notice of termination given to the Master Servicer pursuant to Section 7.01;

          (vii) the appointment of any successor to the Master Servicer pursuant to Section 7.05; or

          (viii) the making of a final payment pursuant to Section 9.01.

     (b) The Master Servicer shall give prompt notice to each Rating Agency and Ambac of the occurrence of any of the following events:

          (i) the appointment of a Custodian pursuant to Section 2.02;

          (ii) the  resignation  or removal of the  Trustee  pursuant to Section
     8.08;

          (iii) the appointment of a successor trustee pursuant to Section 8.09; or

          (iv) the sale, transfer or other disposition in a single transaction of 50% or more of the equity interests in the Master Servicer.

     (c) The Master Servicer shall deliver to each Rating Agency:

          (i) reports prepared pursuant to Section 3.05; and

          (ii) statements prepared pursuant to Section 4.04.

SECTION 10.08.      COVENANT OF SELLER.

     The  Seller  shall  not  amend   Article  Third  of  its   Certificate   of
Incorporation without the prior written consent of each Rating Agency rating the Certificates.

SECTION 10.09.      RECHARACTERIZATION.

     The Parties intend the conveyance by the Seller to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.

                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

SECTION 11.01.      CLASS A FIXED PASS-THROUGH RATE.

     The Class A Fixed Pass-Through Rate is 6.750% per annum.

SECTION 11.02.      CUT-OFF DATE.

     The Cut-Off Date for the Certificates is July 1, 1999.

SECTION 11.03.      CUT-OFF DATE AGGREGATE PRINCIPAL BALANCE.

     The Cut-Off Date Aggregate Principal Balance is $850,091,486.24.

SECTION 11.04.      ORIGINAL CLASS A PERCENTAGE.

     The Original Class A Percentage 95.97278930%.

SECTION 11.05.      ORIGINAL PRINCIPAL BALANCES OF THE CLASSES OF
                    CLASS A CERTIFICATES.

     As to the following Classes of Class A Certificates, the Principal Balance of such Class as of the Cut-Off Date, as follows:

                                    ORIGINAL
        CLASS                   PRINCIPAL BALANCE
        -----                   -----------------

      Class A-1                  $141,870,523.00
      Class A-2                  $ 92,795,000.00
      Class A-3                  $ 19,916,393.00
      Class A-4                  $ 50,058,101.00
      Class A-5                  $ 80,962,458.00
      Class A-6                  $  8,196,722.00
      Class A-7                  $ 20,000,000.00
      Class A-8                  $ 80,852,875.00
      Class A-9                  $ 24,981,882.00
     Class A-10                  $  1,850,510.00
     Class A-11                  $  5,000,000.00
     Class A-12                  $ 52,055,678.00
     Class A-13                  $ 93,125,000.00
     Class A-14                  $ 44,170,000.00
     Class A-15                  $ 13,226,158.00
     Class A-16                  $ 10,000,000.00
     Class A-18                  $ 16,109,600.00
     Class A-19                  $ 15,035,000.00
     Class A-20                  $ 40,155,000.00
     Class A-PO                  $  5,726,113.62
      Class A-R                  $         50.00
     Class A-LR                  $         50.00

SECTION 11.06.      ORIGINAL CLASS A-17 NOTIONAL AMOUNT.

     The Original Class A-17 Notional Amount is $16,109,600.00.

SECTION 11.07.      ORIGINAL CLASS A NON-PO PRINCIPAL BALANCE.

     The Original Class A Non-PO Principal Balance is $810,361,000.00.

SECTION 11.08.      ORIGINAL SUBORDINATED PERCENTAGE.

     The Original Subordinated Percentage is 4.02721070%.

SECTION 11.09.      ORIGINAL CLASS B-1 PERCENTAGE.

     The Original Class B-1 Percentage is 2.21491793%.

SECTION 11.10.      ORIGINAL CLASS B-2 PERCENTAGE.

     The Original Class B-2 Percentage is 0.75512334%

SECTION 11.11.      ORIGINAL CLASS B-3 PERCENTAGE.

     The Original Class B-3 Percentage is 0.30200196%.

SECTION 11.12.      ORIGINAL CLASS B-4 PERCENTAGE.

     The Original Class B-4 Percentage is 0.35245406%.

SECTION 11.13.      ORIGINAL CLASS B-5 PERCENTAGE.

     The Original Class B-5 Percentage is 0.17113445%.

SECTION 11.14.      ORIGINAL CLASS B-6 PERCENTAGE.

     The Original Class B-6 Percentage is 0.23157897%.

SECTION 11.15.      ORIGINAL CLASS B PRINCIPAL BALANCE.

     The Original Class B Principal Balance is $34,004,372.62.

SECTION 11.16.      ORIGINAL PRINCIPAL BALANCES OF THE CLASSES OF
                    CLASS B CERTIFICATES.

     As to the following Classes of Class B Certificate, the Principal Balance of such Class as of the Cut-Off Date, is as follows:

                                    ORIGINAL
       CLASS                    PRINCIPAL BALANCE
       -----                    -----------------
      Class B-1                  $18,702,000.00
      Class B-2                  $ 6,376,000.00
      Class B-3                  $ 2,550,000.00
      Class B-4                  $ 2,976,000.00
      Class B-5                  $ 1,445,000.00
      Class B-6                  $ 1,955,372.62

SECTION 11.17.      ORIGINAL CLASS B-1 FRACTIONAL INTEREST.

     The Original Class B-1 Fractional Interest is 1.81229277%.

SECTION 11.18.      ORIGINAL CLASS B-2 FRACTIONAL INTEREST.

     The Original Class B-2 Fractional Interest is 1.05716943%.

SECTION 11.19.      ORIGINAL CLASS B-3 FRACTIONAL INTEREST.

     The Original Class B-3 Fractional Interest is 0.75516746%.

SECTION 11.20.      ORIGINAL CLASS B-4 FRACTIONAL INTEREST.

     The Original Class B-4 Fractional Interest is 0.40271341%.

SECTION 11.21.      ORIGINAL CLASS B-5 FRACTIONAL INTEREST.

     The Original Class B-5 Fractional Interest is 0.23157896%.

SECTION 11.22.      CLOSING DATE.

     The Closing Date is July 29, 1999.

SECTION 11.23.      RIGHT TO PURCHASE.

     The right of the Seller to purchase all of the Mortgage  Loans  pursuant to
Section 9.01 hereof shall be conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans being less than $85,009,148.62 (10% of the Cut-Off Date Aggregate Principal Balance) at the time of any such purchase.

SECTION 11.24.      WIRE TRANSFER ELIGIBILITY.

     With respect to the Class A (other than the Class A-17, Class A-PO, Class A-R and Class A-LR Certificates) and the Class B Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is $500,000. With respect to the Class A-PO Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is 100% Percentage Interest. With respect to the Class A-17 Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is $894,977. The Class A-R and Class A-LR Certificates are not eligible for wire transfer.

SECTION 11.25.      SINGLE CERTIFICATE.

     A Single Certificate for each Class of Class A Certificates (other than the Class A-3, Class A-6, Class A-7, Class A-11, Class A-15, Class A-16, Class A-18, Class A-19, Class A-20, Class A-PO, Class A-R and Class A-LR Certificates) and each Class of the Class B Certificates (other than the Class B-4, Class B-5 and Class B-6 Certificates) represents a $100,000 Denomination. A Single Certificate for the Class A-17 Certificates represents a $894,977 Denomination. A Single Certificate for the Class A-9 and Class A-14 Certificates represents a $25,000 Denomination. A Single Certificate for the Class A-3, Class A-6, Class A-7, Class A-11, Class A-15, Class A-16, Class A-18, Class A-19 and Class A -20 Certificates represents a $1,000 Denomination. A Single Certificate for the Class A-R and Class A-LR Certificates represents a $50 Denomination. A Single Certificate for the Class B-4, Class B-5 and Class B-6 Certificates represents a $250,000 Denomination. A Single Certificate for the Class A-PO Certificates represents a $5,726,113.62 Denomination.

SECTION 11.26.      SERVICING FEE RATE.

     The rate used to calculate the Servicing Fee is equal to such rate as is set forth on the Mortgage Loan Schedule with respect to a Mortgage Loan.

SECTION 11.27.      MASTER SERVICING FEE RATE.

     The rate used to calculate the Master Servicing Fee for each Mortgage Loan is 0.017% per annum.

     IN WITNESS WHEREOF, the Seller, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                 NORWEST ASSET SECURITIES CORPORATION,
                                     as Seller


                                 By:____________________________________________
                                     Name:    Alan S. McKenney
                                     Title:   Vice President


                                 NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
                                     as Master Servicer


                                 By:____________________________________________
                                     Name:    Nancy E. Burgess
                                     Title:   Vice President


                                 FIRST UNION NATIONAL BANK,
                                     as Trustee


                                 By:____________________________________________
                                     Name:
                                     Title:



Attest:  _____________________
By:  _________________________
Name:  _______________________
Title:  ______________________

STATE OF MARYLAND   )
                    ss.:
COUNTY OF FREDERICK )

     On this 29th day of July, 1999, before me, a notary public in and for the State of Maryland, personally appeared Alan S. McKenney, known to me who, being by me duly sworn, did depose and say that he resides at McLean, Virginia; that he is a Vice President of Norwest Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



__________________________
Notary Public



[NOTARIAL SEAL]

STATE OF MARYLAND   )
                    ss.:
COUNTY OF FREDERICK )

     On this 29th day of July, 1999, before me, a notary public in and for the State of Maryland, personally appeared Nancy E. Burgess, known to me who, being by me duly sworn, did depose and say that she resides at Frederick, Maryland; that she is a Vice President of Norwest Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said corporation.



__________________________
Notary Public



[NOTARIAL SEAL]

STATE OF NORTH CAROLINA )
                        ss.:
COUNTY OF               )

     On this 29th day of July, 1999, before me, a notary public in and for the State of North Carolina, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that s/he resides at _________________, North Carolina; that s/he is a ____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said corporation.



__________________________
Notary Public



[NOTARIAL SEAL]

STATE OF NORTH CAROLINA )
                        ss.:
COUNTY OF               )

     On this 29th day of July, 1999, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at __________________, North Carolina; that he is a _____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.



__________________________
Notary Public



[NOTARIAL SEAL]

                                   SCHEDULE I

                 Norwest Asset Securities Corporation, Mortgage
                   Pass-Through Certificates, Series 1999-20
                 Applicable Unscheduled Principal Receipt Period

                                        FULL UNSCHEDULED    PARTIAL UNSCHEDULED
SERVICER                               PRINCIPAL RECEIPTS   PRINCIPAL RECEIPTS
--------                               ------------------   ------------------

Norwest Mortgage, Inc. (Exhibit F-1)       Prior Month          Prior Month
Norwest Mortgage, Inc. (Exhibit F-2)        Mid-Month            Mid-Month
HomeSide Lending                           Prior Month          Prior Month
SunTrust Mortgage, Inc.                    Prior Month          Prior Month
NOVUS Financial Corporation                Prior-Month          Prior Month
Merrill Lynch Credit Corporation            Mid-Month           Prior Month
Hibernia National Bank                      Mid-Month           Prior Month
Bank United                                 Mid-Month           Prior Month
FT Mortgage Companies                       Mid-Month           Prior Month
Beverly National Bank                       Mid-Month           Prior Month
The Huntington Mortgage Company             Mid-Month           Prior Month
Countrywide Home Loans, Inc.               Prior Month          Prior Month
Marine Midland Mortgage Corporation.        Mid Month           Prior Month

                                   EXHIBIT A-1

                     [FORM OF FACE OF CLASS A-1 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                                INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-20 CLASS A-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                       Cut-Off Date:  July 1, 1999

CUSIP No.:                            First Distribution Date: August 25, 1999

Percentage Interest evidenced         Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2029

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-1 Certificates required to be distributed to Holders of the Class A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-1 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT A-2
                     [FORM OF FACE OF CLASS A-2 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                                INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-20 CLASS A-2

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                       Cut-Off Date:  July 1, 1999

CUSIP No.:                            First Distribution Date: August 25, 1999

Percentage Interest evidenced         Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2029

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-2 Certificates required to be distributed to Holders of the Class A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-2 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT A-3

                     [FORM OF FACE OF CLASS A-3 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                                INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-20 CLASS A-3

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  July 1, 1999

CUSIP No.:                             First Distribution Date: August 25, 1999

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2029

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-3 Certificates required to be distributed to Holders of the Class A-3 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-3 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on July 29, 1999, and based on its issue price of 91.63438%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 4 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated July 23, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 8.44062500%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.94%; and (iii) the amount of OID allocable to the short first accrual period (July 29, 1999 to August 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.03774087%.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT A-4
                     [FORM OF FACE OF CLASS A-4 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                                INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-20 CLASS A-4

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  July 1, 1999

CUSIP No.:                             First Distribution Date: August 25, 1999

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2029

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-4 Certificates required to be distributed to Holders of the Class A-4 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-4 Certificates applicable to each Distribution Date will be 4.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on July 29, 1999, and based on its issue price of 69.24861%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 4 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated July 23, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 30.79583333%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.40%; and (iii) the amount of OID allocable to the short first accrual period (July 29, 1999 to August 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.08109609%.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT A-5
                     [FORM OF FACE OF CLASS A-5 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                                INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-20 CLASS A-5

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  July 1, 1999

CUSIP No.:                             First Distribution Date: August 25, 1999

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2029

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-5 Certificates required to be distributed to Holders of the Class A-5 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-5 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on July 29, 1999, and based on its issue price of 95.52500%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 4 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated July 23, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 4.55000000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.36%; and (iii) the amount of OID allocable to the short first accrual period (July 29, 1999 to August 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.01973289%.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT A-6
                     [FORM OF FACE OF CLASS A-6 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                                INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-20 CLASS A-6

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  July 1, 1999

CUSIP No.:                             First Distribution Date: August 25, 1999

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2029

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-6 Certificates required to be distributed to Holders of the Class A-6 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-6 Certificates applicable to each Distribution Date will be 7.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-6 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT A-7
                     [FORM OF FACE OF CLASS A-7 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                                INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-20 CLASS A-7

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR (EXCEPT AS PROVIDED HEREIN) PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  July 1, 1999

CUSIP No.:                             First Distribution Date: August 25, 1999

Percentage Interest evidenced          Denomination:  $
by this Certificate as of the

Cut-Off Date: %

Final Scheduled Maturity Date:  August 25, 2029

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-7 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as Trustee (the "Trustee") a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest to be distributed to Holders of Class A-7 Certificates on such Distribution Date as specified in the Agreement. Distributions of principal will be made to the Holders of the Class A-7 Certificates as described below and in the Agreement. Prior to the Distribution Date, if any, on which Ambac fails to make a required payment under the Policy, distributions in reduction of the Principal Balance of this Certificate (including amounts paid in respect of such losses under the Policy as defined below) will be made only in lots equal to $1,000 initial principal balance and in accordance with the priorities and procedures set forth in Section 4.07 of the Agreement (i) at the request of Deceased Holders (ii) at the request of Living Holders and (iii) by random lot. On and after such Distribution Date, distributions in reduction of principal balance will be made as provided in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-7 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-7 Certificates, as described in the Agreement. Any Non-Supported Interest Shortfall allocated to the Class A-7 Certificates will be covered, to the extent available, by funds in the Reserve Fund, to the extent described in the Agreement and then by the Policy described below.

            The Class A-7 Certificates will be entitled to the benefits of a Financial Guaranty Insurance Policy issued by Ambac Assurance Corporation (the "Policy") to the extent described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                          First Union National Bank,
                                            Trustee

                                          By____________________________

                                             Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By:________________________
   Authorized Officer

                                   EXHIBIT A-8
                     [FORM OF FACE OF CLASS A-8 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                                INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-20 CLASS A-8

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:  July 1, 1999

CUSIP No.:                              First Distribution Date: August 25, 1999

Percentage Interest evidenced           Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2029

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-8 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-8 Certificates required to be distributed to Holders of Class A-8 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-8 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-8 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on July 29, 1999, and based on its issue price of 98.35313%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 4 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated July 23, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 1.72187500%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.30%; and (iii) the amount of OID allocable to the short first accrual period (July 29, 1999 to August 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.03095202%.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT A-9
                     [FORM OF FACE OF CLASS A-9 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                                INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-20 CLASS A-9

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  July 1, 1999

CUSIP No.:                             First Distribution Date: August 25, 1999

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2029

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-9 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-9 Certificates required to be distributed to Holders of Class A-9 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-9 Certificates applicable to each Distribution Date will be 7.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-9 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on July 29, 1999, and based on its issue price of 98.65764%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 4 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated July 23, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 1.42291667%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.55%; and (iii) the amount of OID allocable to the short first accrual period (July 29, 1999 to August 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.01446615%.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                  EXHIBIT A-10
                    [FORM OF FACE OF CLASS A-10 CERTIFICATE]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-20 CLASS A-10

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                       Cut-Off Date:  July 1, 1999

CUSIP No.:                            First Distribution Date:  August 25, 1999

Percentage Interest evidenced         Denomination: $
by this Certificate:   %

Final Scheduled Maturity Date:  August 25, 2029

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-10 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-10 Certificates required to be distributed to Holders of the Class A-10 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The Class A-10 Certificates will not be entitled to distributions in respect of interest.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on July 29, 1999, at an issue price of 65.85377% and a stated redemption price at maturity equal to its initial principal balance, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated July 23, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 34.14622700%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.25%; and (iii) the amount of OID allocable to the short first accrual period (July 29, 1999 to August 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.34483202%.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                          First Union National Bank,
                                            Trustee

                                          By____________________________
                                             Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By:________________________
   Authorized Officer

                                  EXHIBIT A-11
                    [FORM OF FACE OF CLASS A-11 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                                INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-20 CLASS A-11

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                       Cut-Off Date:  July 1, 1999

CUSIP No.:                            First Distribution Date: August 25, 1999

Percentage Interest evidenced         Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2029

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-11 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-11 Certificates required to be distributed to Holders of Class A-11 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-11 Certificates applicable to each Distribution Date will be 7.125% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-11 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                  EXHIBIT A-12
                    [FORM OF FACE OF CLASS A-12 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                                INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-20 CLASS A-12

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:  July 1, 1999

CUSIP No.:                              First Distribution Date: August 25, 1999

Percentage Interest evidenced           Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2029

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-12 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-12 Certificates required to be distributed to Holders of the Class A-12 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-12 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-12 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on July 29, 1999, and based on its issue price of 98.97812%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 4 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated July 23, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 1.09687500%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.17%; and (iii) the amount of OID allocable to the short first accrual period (July 29, 1999 to August 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.02501752%.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                  EXHIBIT A-13

                    [FORM OF FACE OF CLASS A-13 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                                INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-20 CLASS A-13

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  July 1, 1999

CUSIP No.:                             First Distribution Date: August 25, 1999

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2029

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-13 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-13 Certificates required to be distributed to Holders of the Class A-13 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-13 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-13 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on July 29, 1999, and based on its issue price of 98.54063%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 4 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated July 23, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 1.53437500%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.15%; and (iii) the amount of OID allocable to the short first accrual period (July 29, 1999 to August 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.02087148%.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                  EXHIBIT A-14
                    [FORM OF FACE OF CLASS A-14 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                                INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-20 CLASS A-14

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  July 1, 1999

CUSIP No.:                              First Distribution Date: August 25, 1999

Percentage Interest evidenced           Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2029

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-14 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-14 Certificates required to be distributed to Holders of the Class A-14 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-14 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-14 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on July 29, 1999, and based on its issue price of 97.13438%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 4 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated July 23, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 2.94062500%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.35%; and (iii) the amount of OID allocable to the short first accrual period (July 29, 1999 to August 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.02818679%.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                  EXHIBIT A-15
                    [FORM OF FACE OF CLASS A-15 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                                INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-20 CLASS A-15

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  July 1, 1999

CUSIP No.:                             First Distribution Date: August 25, 1999

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2029

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-15 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-15 Certificates required to be distributed to Holders of the Class A-15 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-15 Certificates applicable to each Distribution Date will be 7.125% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-15 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                  EXHIBIT A-16
                    [FORM OF FACE OF CLASS A-16 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                                INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-20 CLASS A-16

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  July 1, 1999

CUSIP No.:                             First Distribution Date: August 25, 1999

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2029

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-16 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-16 Certificates required to be distributed to Holders of the Class A-16 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-16 Certificates applicable to each Distribution Date will be 7.125% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-16 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                  EXHIBIT A-17
                    [FORM OF FACE OF CLASS A-17 CERTIFICATE]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-20 CLASS A-17

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

         THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

         THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN

THE INITIAL NOTIONAL AMOUNT REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  July 1, 1999

CUSIP No.:                             First Distribution Date: August 25, 1999

Percentage Interest evidenced          Denomination:  $(Initial Notional
by this Certificate: %                 Amount)

Final Scheduled Maturity Date:  August 25, 2029

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-17 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-17 Certificates required to be distributed to Holders of the Class A-17 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-17 Certificates are not entitled to distributions in respect of principal. Interest will accrue on the Class A-17 Certificates each month in an amount equal to the product of (i) 1/12th of 6.689% and (ii) the Class A-17 Notional Amount as of the related Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-17 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This  Certificate  is issued on July 29, 1999,  at an issue price of
59.02025% of the initial Class A-17 Notional Amount, including accrued interest, and a stated redemption price at maturity equal to all interest distributions hereon, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated July 23, 1999 with respect to the offering of the Class A (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial Class A-17 Notional Amount is approximately 50.53345157%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 8.24%; and (iii) the amount of OID allocable to the short first accrual period (July 29, 1999 to August 25, 1999) as a percentage of the initial Class A-17 Notional Amount, calculated using the exact method, is approximately 0.35121737%.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                  EXHIBIT A-18
                    [FORM OF FACE OF CLASS A-18 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                                INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-20 CLASS A-18

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

         THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR (EXCEPT AS PROVIDED HEREIN) PRIVATE INSURER.

         DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                       Cut-Off Date: July 1, 1999

CUSIP No.:                            First Distribution Date: August 25, 1999

Percentage Interest evidenced         Denomination:  $
by this Certificate as of the
Cut-Off Date: %

Final Scheduled Maturity Date:  August 25, 2029

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-18 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as Trustee (the "Trustee") a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest to be distributed to Holders of Class A-18 Certificates on such Distribution Date as specified in the Agreement. Distributions of principal will be made to the Holders of the Class A-18 Certificates as described below and in the Agreement. Prior to the Distribution Date, if any, on which Ambac fails to make a required payment under the Policy, distributions in reduction of the Principal Balance of this Certificate (including amounts paid in respect of such losses under the Policy as defined below) will be made only in lots equal to $1,000 initial principal balance and in accordance with the priorities and procedures set forth in Section 4.07 of the Agreement (i) at the request of Deceased Holders (ii) at the request of Living Holders and (iii) by random lot. On and after such Distribution Date, distributions in reduction of principal balance will be made as provided in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-18 Certificates applicable to each Distribution Date will be 7.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-18 Certificates, as described in the Agreement. Any Non-Supported Interest Shortfall allocated to the Class A-18 Certificates will be covered, to the extent available, by funds in the Reserve Fund, to the extent described in the Agreement and then by the Policy described below.

            The Class A-18 Certificates will be entitled to the benefits of a Financial Guaranty Insurance Policy issued by Ambac Assurance Corporation (the "Policy") to the extent described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                          First Union National Bank,
                                            Trustee

                                          By____________________________

                                             Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By:________________________
   Authorized Officer

                                  EXHIBIT A-19
                    [FORM OF FACE OF CLASS A-19 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                                INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-20 CLASS A-19

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                       Cut-Off Date:  July 1, 1999

CUSIP No.:                            First Distribution Date: August 25, 1999

Percentage Interest evidenced         Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2029

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-19 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-19 Certificates required to be distributed to Holders of the Class A-19 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-19 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-19 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                  EXHIBIT A-20
                    [FORM OF FACE OF CLASS A-20 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                                INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-20 CLASS A-20

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  July 1, 1999

CUSIP No.:                             First Distribution Date: August 25, 1999

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2029

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-20 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-20 Certificates required to be distributed to Holders of the Class A-20 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-20 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-20 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                  EXHIBIT A-PO
                    [FORM OF FACE OF CLASS A-PO CERTIFICATE]

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1999-20, CLASS A-PO

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:  July 1, 1999

CUSIP No.:                              First Distribution Date: August 25, 1999

Percentage Interest evidenced           Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2029

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-PO Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-PO Certificates required to be distributed to Holders of the Class A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-PO Certificates will not be entitled to distributions in respect of interest.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds.. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class A-PO Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on July 29, 1999, at an issue price of 59.09375% and a stated redemption price at maturity equal to its initial principal balance, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated July 23, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 40.90625000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 9.61%; and (iii) the amount of OID allocable to the short first accrual period (July 29, 1999 to August 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.40978825%.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT A-R
                     [Form of Face of Class A-R Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE UPPER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE UPPER-TIER REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-20, CLASS A-R

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  July 1, 1999

CUSIP No.:                             First Distribution Date: August 25, 1999

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2029

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-R Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-R Certificate required to be distributed to the Holder of the Class A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-R Certificate applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-R Certificate, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                  EXHIBIT A-LR
                    [Form of Face of Class A-LR Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-LR CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE LOWER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE LOWER-TIER REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1999-20, CLASS A-LR

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:  July 1, 1999

CUSIP No.:                              First Distribution Date: August 25, 1999

Percentage Interest evidenced           Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2029

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-LR Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-LR Certificate required to be distributed to the Holder of the Class A-LR Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-LR Certificate applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-LR Certificate, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT B-1
                     [FORM OF FACE OF CLASS B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND AMBAC AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-20, CLASS B-1

 evidencing an interest in a pool of fixed interest rate, conventional,  monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  July 1, 1999

CUSIP No.:                             First Distribution Date: August 25, 1999

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2029

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and Ambac as specified in the Agreement, any Class B-1 Distribution Amount required to be distributed to Holders of the Class B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-1 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-1 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trustee
(i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on July 29, 1999, and based on its issue price of 95.69688%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 4 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated July 23, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 4.37812500%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.36%; and (iii) the amount of OID allocable to the short first accrual period (July 29, 1999 to August 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.02071476%.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT B-2
                     [FORM OF FACE OF CLASS B-2 CERTIFICATE]

THIS   CERTIFICATE  IS   SUBORDINATED  IN  RIGHT  OF  PAYMENT  TO  THE  CLASS  A
CERTIFICATES, AMBAC AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-20, CLASS B-2

 evidencing an interest in a pool of fixed interest rate, conventional,  monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  July 1, 1999

CUSIP No.:                             First Distribution Date: August 25, 1999

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2029

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, Ambac and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-2 Distribution Amount required to be distributed to Holders of the Class B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-2 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-2 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trustee
(i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on July 29, 1999, and based on its issue price of 95.02500%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 4 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated July 23, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 5.05000000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.45%; and (iii) the amount of OID allocable to the short first accrual period (July 29, 1999 to August 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.02376905%.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT B-3

                     [FORM OF FACE OF CLASS B-3 CERTIFICATE]

THIS   CERTIFICATE  IS   SUBORDINATED  IN  RIGHT  OF  PAYMENT  TO  THE  CLASS  A
CERTIFICATES, AMBAC, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-20, CLASS B-3

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                       Cut-Off Date:  July 1, 1999

CUSIP No.:                            First Distribution Date: August 25, 1999

Percentage Interest evidenced         Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2029

            THIS   CERTIFIES   THAT   _______________________________   is   the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, Ambac and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-3 Distribution Amount required to be distributed to Holders of the Class B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-3 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-3 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trustee
(i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on July 29, 1999, and based on its issue price of 86.97813%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 4 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated July 23, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 13.09687500%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 8.69%; and (iii) the amount of OID allocable to the short first accrual period (July 29, 1999 to August 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.05823618%.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT B-4
                     [FORM OF FACE OF CLASS B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, AMBAC, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-20, CLASS B-4

 evidencing an interest in a pool of fixed interest rate, conventional,  monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  July 1, 1999

CUSIP No.:                             First Distribution Date: August 25, 1999

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2029

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, Ambac and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-4 Distribution Amount required to be distributed to Holders of the Class B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-4 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on July 29, 1999, and based on its issue price of 72.77500%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 4 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated July 23, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 27.30000000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 11.35%; and (iii) the amount of OID allocable to the short first accrual period (July 29, 1999 to August 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.10853073%.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT B-5
                     [FORM OF FACE OF CLASS B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, AMBAC, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES AND THE CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-20, CLASS B-5

 evidencing an interest in a pool of fixed interest rate, conventional,  monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  July 1, 1999

CUSIP No.:                             First Distribution Date: August 25, 1999

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2029

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, Ambac and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-5 Distribution Amount required to be distributed to Holders of the Class B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-5 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            This Certificate is issued on July 29, 1999, and based on its issue price of 57.77500%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 4 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated July 23, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 42.30000000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 15.15%; and (iii) the amount of OID allocable to the short first accrual period (July 29, 1999 to August 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.14411963%.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT B-6
                     [FORM OF FACE OF CLASS B-6 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, AMBAC, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES, THE CLASS B-4 CERTIFICATES AND THE CLASS B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-20, CLASS B-6

 evidencing an interest in a pool of fixed interest rate, conventional,  monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  July 1, 1999

CUSIP No.:                             First Distribution Date: August 25, 1999

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2029

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, Ambac and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-6 Distribution Amount required to be distributed to Holders of the Class B-6 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-6 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-6 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-6 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on July 29, 1999, and based on its issue price of 22.52500%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 4 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated July 23, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 77.55000000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 37.68%; and (iii) the amount of OID allocable to the short first accrual period (July 29, 1999 to August 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.12425052%.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                    EXHIBIT C

                [Form of Reverse of Series 1999-20 Certificates]

                      NORWEST ASSET SECURITIES CORPORATION
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-20

            This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trustee, such advances are reimbursable to such Servicer, the Master Servicer or the Trustee to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

            As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trustee, as applicable, of advances made by such Servicer, the Master Servicer or the Trustee.

            The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Seller, the Master Servicer, the Trustee and the Certificate Registrar, and any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Seller from the Trust Estate of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Seller to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates, the Seller's right to exercise such option being subject to the Pool Scheduled Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Aggregate Principal Balance.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (Please print or typewrite name and address including postal zip code of assignee)

the  beneficial   interest   evidenced  by  the  within  Mortgage   Pass-Through
Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

            I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class, to the above named assignee and deliver such Certificate to the following address:


-------------------------------------------------------
-------------------------------------------------------
Social Security or other Identifying Number of Assignee:
-------------------------------------------------------
Dated:

                                       ----------------------------------------
                                          Signature by or on behalf of assignor

                                       ----------------------------------------
                                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or otherwise, in
immediately                  available                  funds                 to
_________________________________________________________________     for    the
account  of   _______________________________________________   account   number
_____________,        or,       if        mailed       by       check,        to
_______________________________________________________.  Applicable  statements should be mailed to ________________________________________________.

         This information is provided by ______________________, the assignee named above, or ___________________________________, as its agent.

                                    EXHIBIT D

                                    RESERVED

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT

            THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of _____________, by and among FIRST UNION NATIONAL BANK, not individually, but solely as Trustee (including its successors under the Pooling and Servicing Agreement defined below, the "Trustee"), NORWEST ASSET SECURITIES CORPORATION (together with any successor in interest, the "Seller"), NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and ___________________________ (together with any successor in interest or any successor appointed hereunder, the "Custodian").

                           W I T N E S S E T H   T H A T

            WHEREAS, the Seller, the Master Servicer and the Trustee, have entered into a Pooling and Servicing Agreement dated as of July 29, 1999 relating to the issuance of Mortgage Pass-Through Certificates, Series 1999-20 (as in effect on the date of this Agreement, the "Original Pooling and Servicing Agreement", and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

            WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Seller under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Seller, the Master Servicer and the Custodian hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.

                                   ARTICLE II

                          CUSTODY OF MORTGAGE DOCUMENTS

            Section 2.1. Custodian to Act as Agent; Acceptance of Custodial Files. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans identified on the schedule attached hereto and declares that it holds and will hold such Mortgage Notes, Mortgages, assignments and other documents and any similar documents received by the Trustee subsequent to the date hereof (the "Custodial Files") as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

            Section 2.2. Recordation of Assignments. If any Custodial File includes one or more assignments to the Trustee of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

            Section 2.3. Review of Custodial Files. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.01 of the Pooling and Servicing Agreement, each Custodial File. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective in any material respect, the Custodian shall promptly so notify the Seller, the Master Servicer and the Trustee.

            Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Seller or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall give prompt written notice to the Seller, the Master Servicer and the Trustee.

            Section 2.5. Custodian to Cooperate; Release of Custodial Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.02 of the Pooling and Servicing Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File. The Custodian agrees, upon receipt of such certification and request, promptly to release the related Custodial File to the Master Servicer.

            From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part of, the Custodial File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan. With such certificate, the Master Servicer shall deliver to the Custodian a receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Custodial File or such document to the Master Servicer. The Master Servicer shall cause each Custodial File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless
(i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Custodial File or such document were delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver such receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement.

            Section 2.6. Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.

                                   ARTICLE III

                            CONCERNING THE CUSTODIAN

            Section 3.1. Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodian File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Seller or the Master Servicer or otherwise released from the possession of the Custodian.

            Section 3.2. Indemnification. The Seller hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Seller, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

            Section 3.3. Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

            Section 3.4. Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

            Section 3.5. Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

            The Trustee may remove the Custodian at any time. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7.

            Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Seller and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trustee without the prior approval of the Seller and the Master Servicer.

            Section 3.6. Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 3.7. Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodian File.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

            Section 4.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

            Section 4.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

            SECTION 4.3. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

            Section 4.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 4.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

            IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                                   FIRST UNION NATIONAL BANK

230 South Tryon Street                     By:----------------------------------
Charlotte, North Carolina, 28288           Name:--------------------------------
                                           Title:-------------------------------

Address:                                   NORWEST ASSET SECURITIES
                                           CORPORATION
7485 New Horizon Way
Frederick, Maryland 21703                  By:----------------------------------
                                           Name:--------------------------------
                                           Title:-------------------------------

Address:                                   NORWEST BANK MINNESOTA, NATIONAL
                                           ASSOCIATION

7485 New Horizon Way
Frederick, Maryland 21703                  By:----------------------------------
                                           Name:--------------------------------
                                           Title:-------------------------------

Address:                                   [CUSTODIAN]


                                           By:----------------------------------
                                           Name:--------------------------------
                                           Title:-------------------------------

STATE OF                )
                        )  ss.:
COUNTY OF               )

            On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Asset
Securities Corporation a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

                                       ---------------------------------------
                                       Notary Public

[NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )

            On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Bank Minnesota,
National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

                                       ---------------------------------------
                                       Notary Public

[NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )

            On this ___ day of ________, 19__, before me, a notary public in and for the State of ____________, personally appeared __________ _________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the ____________________ of First Union
National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.

                                          --------------------------------------
                                          Notary Public

[NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )

            On this ____ day of ________, 19 , before me, a notary public in and for the State of __________, personally appeared __________ __________, known to me who, being by me duly sworn, did depose and say that he resides at
__________________________;   that   he  is   the   _______________________   of
______________________,  a  _________________________,  one of the parties  that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.

                                       ---------------------------------------
                                       Notary Public

[NOTARIAL SEAL]

                                   EXHIBIT F-1

            [Schedule of Mortgage Loans Serviced by Norwest Mortgage
                 from locations other than Frederick, Maryland]



NASCOR
NMI / 1999-20  Exhibit F-1
30 YEAR FIXED RATE NON RELOCATION  LOANS


(i)           (ii)                                      (iii)     (iv)        (v)           (vi)       (vii)        (viii)
-----         -----------------   ----------  --------- --------  ---------   --------      --------   ---------    ---------
                                                                              NET
MORTGAGE                                                          MORTGAGE    MORTGAGE      CURRENT    ORIGINAL     SCHEDULED
LOAN                                          ZIP       PROPERTY  INTEREST    INTEREST      MONTHLY    TERM TO      MATURITY
NUMBER        CITY                     STATE  CODE      TYPE      RATE        RATE          PAYMENT    MATURITY     DATE
--------      -----------------   ----------  ------------------  ---------   --------      ---------- ------------------------
  6004775     SCOTTSDALE               AZ     85255     SFD           7.125      6.750     $4,042.31      360      1-May-29
  6756643     LAKE ELMO                MN     55042     SFD           7.625      6.750     $3,487.66      360      1-Apr-28
  6766354     EDEN PRAIRIE             MN     55346     SFD           7.250      6.750     $2,373.97      360      1-Aug-28
  6892762     WINNETKA                 IL     60093     SFD           7.375      6.750     $1,703.21      360      1-Jun-28
  6987307     NORTHBROOK               IL     60062     SFD           7.625      6.750     $1,762.41      360      1-Jan-29
  6991749     DANVILLE                 VA     24540     SFD           8.250      6.750     $2,048.33      360      1-Aug-26
  6999657     DENVER                   CO     80202     HCO           7.125      6.750     $3,109.88      360      1-Oct-28
  6999659     SCOTTSDALE               AZ     85259     SFD           7.000      6.733     $3,659.16      360      1-Jan-29
  7203256     CHICAGO                  IL     60620     SFD           7.250      6.750     $1,875.99      360      1-Nov-28
  7582643     BLOOMFIELD HILLS         MI     48301     SFD           7.375      6.750     $5,297.48      360      1-Apr-29
  7591213     PHILADELPHIA             PA     19147     SFD           6.625      6.358     $1,664.81      360      1-Mar-29
  7594125     MARSHFIELD               MA     02050     SFD           7.125      6.750     $2,304.12      360      1-Apr-29
  7596951     CASTLE DANGER            MN     55616     PUD           7.375      6.750     $1,864.13      360      1-Apr-29
  7606142     BROOKLYN PARK            MN     55443     SFD           7.125      6.750     $1,819.04      360      1-Apr-29
  7607222     LAKE FOREST              IL     60045     SFD           7.250      6.750     $2,084.05      360      1-Apr-29
  7612934     CINCINNATI               OH     45229     SFD           7.250      6.750     $1,860.98      360      1-May-29
  7639971     EDEN PRAIRIE             MN     55347     SFD           7.250      6.750     $2,097.49      360      1-May-29
  7646926     RIVER FOREST             IL     60305     SFD           7.250      6.750     $2,285.29      360      1-Apr-29
  7651662     CHICAGO                  IL     60618     LCO           7.500      6.750     $1,721.47      360      1-Apr-29
  7663901     MINNETONKA               MN     55305     SFD           7.375      6.750     $2,748.89      360      1-Jun-29
  7664056     BARRINGTON               IL     60010     SFD           6.750      6.483     $3,523.18      360      1-Jun-29
  7678198     BURNS TOWNSHIP           MN     55330     SFD           7.250      6.750     $2,155.68      360      1-Apr-29
  7703757     NAPERVILLE               IL     60564     SFD           7.375      6.750     $2,607.30      360      1-Jun-29
  7715697     GLENCOE                  IL     60022     SFD           7.125      6.750     $2,155.90      360      1-Jun-29
  7717010     EDINA                    MN     55424     SFD           7.000      6.733     $2,494.89      360      1-May-29
  7718386     ANDOVER                  MN     55304     SFD           7.125      6.750     $1,845.99      360      1-May-29
  7721746     CHICAGO                  IL     60631     SFD           7.250      6.750     $2,646.84      360      1-Jun-29
  7722303     PALATINE                 IL     60067     PUD           7.375      6.750     $2,424.27      360      1-May-29
  7724597     ORLAND PARK              IL     60462     SFD           7.250      6.750     $2,285.30      360      1-May-29
  7727809     MAPLE GROVE              MN     55311     SFD           7.000      6.733     $1,828.92      360      1-Jun-29
  7731325     SAINT PAUL               MN     55105     SFD           7.125      6.750     $1,886.41      360      1-May-29
  7744830     CHANHASSEN               MN     55318     SFD           7.000      6.733     $1,989.25      360      1-Jun-29
  7749044     PLYMOUTH                 MN     55446     SFD           7.250      6.750     $2,226.63      360      1-Jun-29



TABLE (CONTINUED)

(i)          (ix)           (x)      (xi)       (xii)      (xiii)  (xiv)      (xv)     (xvi)
-----       ------------    ------ ---------  -----------  ------- ---------- -------- ----------
            CUT-OFF
MORTGAGE    DATE                                MORTGAGE            T.O.P.    MASTER   FIXED
LOAN        PRINCIPAL                           INSURANCE  SERVICE  MORTGAGE  SERVICE  RETAINED
NUMBER      BALANCE         LTV     SUBSIDY     CODE       FEE      LOAN      FEE      YIELD
--------    -----------    ------- ----------  ----------  ------- ---------- -------- ----------
  6004775   $ 599,037.53     54.55                          0.25              0.017     0.108
  6756643   $ 486,763.52     67.97                          0.25              0.017     0.608
  6766354   $ 344,921.98     80.00                          0.25              0.017     0.233
  6892762   $ 244,068.58     43.26                          0.25              0.017     0.358
  6987307   $ 247,901.34     56.72                          0.25              0.017     0.608
  6991749   $ 265,575.80     95.00                33        0.25              0.017     1.233
  6999657   $ 457,185.88     76.93                          0.25              0.017     0.108
  6999659   $ 547,255.28     50.00                          0.25              0.017     0.000
  7203256   $ 271,493.93     78.57                          0.25              0.017     0.233
  7582643   $ 765,235.80     65.00                          0.25              0.017     0.358
  7591213   $ 259,074.81     80.00                          0.25              0.017     0.000
  7594125   $ 340,896.24     69.09                          0.25              0.017     0.108
  7596951   $ 269,070.92     90.00                13        0.25              0.017     0.358
  7606142   $ 269,348.40     90.00                13        0.25              0.017     0.108
  7607222   $ 304,780.71     74.33                          0.25              0.017     0.233
  7612934   $ 272,157.70     80.00                          0.25              0.017     0.233
  7639971   $ 306,746.06     90.00                01        0.25              0.017     0.233
  7646926   $ 334,211.26     74.44                          0.25              0.017     0.233
  7651662   $ 245,648.41     92.91                24        0.25              0.017     0.483
  7663901   $ 397,697.15     79.76                          0.25              0.017     0.358
  7664056   $ 542,732.32     80.00                          0.25              0.017     0.000
  7678198   $ 315,004.98     80.00                          0.25              0.017     0.233
  7703757   $ 377,212.75     56.43                          0.25              0.017     0.358
  7715697   $ 319,744.10     80.00                          0.25              0.017     0.108
  7717010   $ 374,383.43     68.18                          0.25              0.017     0.000
  7718386   $ 273,560.47     80.00                          0.25              0.017     0.108
  7721746   $ 387,392.83     76.53                          0.25              0.017     0.233
  7722303   $ 350,193.82     88.32                01        0.25              0.017     0.358
  7724597   $ 334,475.74     89.33                01        0.25              0.017     0.233
  7727809   $ 274,674.66     79.99                          0.25              0.017     0.000
  7731325   $ 279,324.27     72.73                          0.25              0.017     0.108
  7744830   $ 298,754.92     60.40                          0.25              0.017     0.000
  7749044   $ 326,145.37     80.00                          0.25              0.017     0.233


             $ 11,682,670.96



COUNT:                          33
WAC:                   7.231038583
WAM:                   355.4895413
WALTV:                 73.67978867

                                   EXHIBIT F-2

[Schedule of Mortgage Loans Serviced by Norwest Mortgage in Frederick, Maryland]



NASCOR
NMI / 1999-20  Exhibit F-2
30 YEAR FIXED RATE NON RELOCATION  LOANS


(i)           (ii)                                       (iii)       (iv)       (v)            (vi)           (vii)        (viii)
-----         ------------------------- -----     -----  ---------   --------   --------      ----------     --------     ----------
                                                                                  NET
MORTGAGE                                                             MORTGAGE   MORTGAGE      CURRENT        ORIGINAL     SCHEDULED
LOAN                                              ZIP    PROPERTY    INTEREST   INTEREST      MONTHLY        TERM TO      MATURITY
NUMBER        CITY                      STATE     CODE   TYPE         RATE       RATE         PAYMENT        MATURITY     DATE
--------      --------------------------------    -----  ---------  --------    -------       ----------     --------     ----------

 4643507      VANCOUVER                 WA        98683   MF3          7.750      6.750       $ 1,541.72          360       1-Oct-27
 4824522      MOSCOW                    ID        83843   SFD          7.125      6.750       $ 2,256.96          360       1-Jun-29
 4838873      BRIARCLIFF MANOR          NY        10510   SFD          6.125      5.858       $ 2,596.32          360       1-Jun-29
 4844765      CAROVA                    NC        27927   SFD          7.125      6.750       $ 2,406.53          360       1-Jul-29
 4847970      NEW HAVEN                 MO        63068   SFD          7.000      6.733       $ 1,962.65          360       1-Jul-29
 4856132      MONTE SERENO              CA        95030   SFD          7.500      6.750       $ 2,237.49          360       1-Sep-28
 4862778      SAN JOSE                  CA        95120   SFD          7.375      6.750       $ 1,802.67          360       1-Oct-28
 4865255      SPRINGFIELD               MO        65810   SFD          7.750      6.750       $ 2,238.85          360       1-Aug-28
 4866701      EDGEWATER                 MD        21037   SFD          7.250      6.750       $ 3,438.43          368       1-Oct-28
 4873253      CARLSBAD                  CA        92009   SFD          7.750      6.750       $ 1,836.88          360       1-Oct-28
 4874978      MONROE                    CT        06468   SFD          7.000      6.733       $ 2,128.97          360       1-Jun-29
 4887053      HAM LAKE                  MN        55304   SFD          7.500      6.750       $ 2,320.70          360       1-Jul-29
 4891530      MANALAPAN                 NJ        07726   SFD          7.750      6.750       $ 2,869.95          360       1-Jul-29
 4898967      COROLLA                   NC        27927   SFD          7.750      6.750       $ 2,643.57          360       1-Jul-29
 4912169      MAPLE GROVE               MN        55311   SFD          8.625      6.750       $ 2,109.76          360       1-Jul-29
 4917148      ISLIP                     NY        11751   SFD          6.750      6.483       $   648.60          360       1-Jun-29
 4931178      MOSCOW                    ID        83843   SFD          7.125      6.750       $ 1,819.05          360       1-Jul-29
 4940613      HUNTINGTON BEACH          CA        92649   SFD          7.500      6.750       $ 1,510.30          360       1-Dec-28
 4941609      GREAT NECK                NY        11021   SFD          6.625      6.358       $ 2,737.33          360       1-Mar-29
 4945301      AZTEC                     NM        87410   SFD          7.875      6.750       $   878.06          360       1-Apr-29
 4945857      PARK RIDGE                NJ        07656   SFD          7.375      6.750       $ 2,237.79          360       1-Jun-29
 4946968      LIVERMORE                 CA        94550   SFD          6.875      6.608       $ 1,962.25          360       1-Jun-29
 4947597      OAKLAND                   CA        94618   PUD          7.125      6.750       $ 2,189.59          360       1-Feb-29
 4947983      GLEN ROCK                 NJ        07452   SFD          6.625      6.358       $ 1,716.04          360       1-Jun-29
 4951134      BRIARCLIFF MANOR          NY        10510   SFD          7.875      6.750       $ 1,794.55          360       1-Jul-29
 4955481      RICHMOND                  VA        23229   SFD          7.375      6.750       $   516.63          360       1-Jan-29
 4956411      THOUSAND OAKS             CA        91362   SFD          8.000      6.750       $ 4,473.03          360       1-Jul-29
 4957127      WHITEHOUSE STATION        NJ        08889   SFD          7.125      6.750       $ 3,368.60          360       1-Jun-29
 4960303      BROOKLYN                  NY        11215   MF2          7.375      6.750       $ 4,472.13          360       1-Jul-29
 4961160      MENLO PARK                CA        94025   SFD          7.375      6.750       $ 2,762.71          360       1-Jul-29
 4962266      TALLAHASSEE               FL        32312   SFD          7.250      6.750       $ 3,837.25          360       1-May-29
 4962910      WALL TOWNSHIP             NJ        08736   SFD          7.125      6.750       $ 2,821.54          360       1-Jun-29
 4963529      KEY WEST                  FL        33040   SFD          7.500      6.750       $ 2,552.48          360       1-Jun-29
 4964006      ROCKVILLE CENTRE          NY        11570   SFD          7.500      6.750       $ 2,482.22          360       1-Jul-29
 4966028      VICTOR                    NY        14564   SFD          7.250      6.750       $ 3,013.18          360       1-May-29
 4966047      YORK                      MI        48150   SFD          6.750      6.483       $ 1,945.79          360       1-Sep-28
 4967218      RIDGEWOOD                 NJ        07450   SFD          7.375      6.750       $ 4,489.39          360       1-Jun-29
 4968075      FORT MYERS BEACH          FL        33931   HCO          7.375      6.750       $ 1,961.52          360       1-Jul-29
 4969333      COLTS NECK                NJ        07722   SFD          7.875      6.750       $ 2,258.60          360       1-Jul-29
 4970249      FALLBROOK                 CA        92028   SFD          6.375      6.108       $ 1,778.03          360       1-Jun-29
 4970444      KINNELON                  NJ        07405   SFD          7.000      6.733       $ 2,208.81          360       1-Jun-29
 4970708      LONGPORT                  NJ        08403   SFD          7.125      6.750       $ 3,031.73          360       1-May-29
 4972655      SCOTTSDALE                AZ        85262   SFD          6.875      6.608       $ 2,470.06          360       1-Mar-29
 4973622      HOOVER                    AL        35242   SFD          7.625      6.750       $ 2,725.01          360       1-Jul-29
 4974501      WELLESLEY                 MA        02481   SFD          7.500      6.750       $ 2,433.27          360       1-Jul-29
 4975300      OAK PARK                  IL        60302   SFD          7.000      6.733       $ 2,528.15          360       1-Jun-29
 4975898      JUPITER                   FL        33478   SFD          7.250      6.750       $ 1,828.23          360       1-Mar-29
 4976388      CORTLANDT MANOR           NY        10566   SFD          7.250      6.750       $ 2,455.83          360       1-Jun-29
 4978453      SAN JOSE                  CA        95117   SFD          7.250      6.750       $ 2,012.43          360       1-Jun-29
 4979117      HARLEYSVILLE              PA        19438   SFD          7.625      6.750       $ 1,890.21          360       1-Jul-29
 4979141      COPPELL                   TX        75019   PUD          7.375      6.750       $ 2,135.92          360       1-Jul-29
 4980453      YARDLEY                   PA        19067   SFD          7.625      6.750       $ 1,875.66          360       1-Jul-29
 4980963      BOULDER                   CO        80304   SFD          7.000      6.733       $ 1,750.37          360       1-May-29
 4981219      TENAFLY                   NJ        07670   SFD          7.125      6.750       $ 3,368.59          360       1-Jul-29
 4981297      LIVINGSTON                NJ        07039   SFD          6.750      6.483       $ 2,253.88          360       1-Jun-29
 4982290      DALLAS                    TX        75229   SFD          6.750      6.483       $ 2,903.78          360       1-Jul-29
 4983808      WEST NEWTON               MA        02059   SFD          7.750      6.750       $ 2,328.34          360       1-Jul-29
 4983898      BERKELEY HEIGHTS          NJ        07922   SFD          7.250      6.750       $ 2,810.57          360       1-Jun-29
 4986018      NEW CANAAN                CT        06840   SFD          7.000      6.733       $ 4,158.15          360       1-Jul-29
 4986046      WOODBRIDGE                VA        22193   SFD          7.250      6.750       $ 2,728.71          360       1-May-29
 4986575      ORLANDO                   FL        32804   SFD          7.375      6.750       $ 2,044.40          360       1-Jul-29
 4987241      GREENWICH                 CT        06830   SFD          7.250      6.750       $ 2,524.06          360       1-Jun-29
 4987283      DICKINSON                 ND        58601   SFD          7.125      6.750       $ 1,879.67          360       1-Apr-29
 4987388      WELDON SPRINGS            MO        63304   SFD          7.375      6.750       $ 2,265.41          360       1-May-29
 4989233      ROME                      GA        30165   SFD          7.000      6.733       $ 2,328.56          360       1-May-29
 4989262      NEW YORK                  NY        10003   COP          7.375      6.750       $ 2,044.40          360       1-Jun-29
 4989718      RUMSON                    NJ        07760   SFD          7.375      6.750       $ 4,489.39          360       1-Jun-29
 4990084      ANNANDALE                 VA        22003   SFD          7.000      6.733       $ 1,767.05          360       1-May-29
 4990093      PHOENIX                   AZ        85048   SFD          7.250      6.750       $ 1,886.70          360       1-Jun-29
 4990580      JAMESTOWN                 NC        27282   SFD          7.750      6.750       $ 2,367.75          360       1-Jul-29
 4990870      MONTCLAIR                 NJ        07042   SFD          7.250      6.750       $ 1,749.10          360       1-Jul-29
 4990950      DARIEN                    CT        06820   SFD          6.875      6.608       $ 3,776.03          360       1-Jul-29
 4991107      GLOUCESTER                VA        23061   SFD          7.375      6.750       $ 2,417.37          360       1-Jul-29
 4991176      ORLANDO                   FL        32832   SFD          7.250      6.750       $ 1,665.54          360       1-Jun-29
 4992628      WEST LINN                 OR        97068   SFD          7.125      6.750       $ 1,785.36          360       1-Jul-29
 4992661      ARDSLEY                   NY        10502   SFD          7.625      6.750       $ 2,123.39          360       1-Jul-29
 4992769      HASTINGS                  NY        10706   SFD          7.125      6.750       $ 2,694.88          360       1-Jun-29
 4994237      MURPHYSBORO               IL        62966   SFD          7.500      6.750       $ 1,789.29          360       1-Jun-29
 4994508      RIDGEFIELD                CT        06877   SFD          7.125      6.750       $ 2,182.85          360       1-Jun-29
 4994860      DALLAS                    TX        75248   SFD          7.250      6.750       $ 2,234.13          360       1-Apr-29
 4996078      BERNARDSVILLE             NJ        07924   SFD          7.375      6.750       $ 2,847.31          360       1-Jun-29
 4996527      SEATTLE                   WA        98122   SFD          7.125      6.750       $ 2,461.77          360       1-May-29
 4996547      MONROE                    NY        10950   SFD          7.500      6.750       $ 1,923.37          360       1-Jun-29
 4997006      FREMONT                   CA        94539   SFD          7.125      6.750       $ 3,247.33          360       1-Jun-29
 4997483      JOHNSTON                  IA        50131   SFD          7.000      6.733       $ 1,832.24          360       1-Apr-29
 4997488      STATEN ISLAND             NY        10306   SFD          7.250      6.750       $ 2,179.55          360       1-May-29
 4997608      BRIDGEWATER               NJ        08807   SFD          7.500      6.750       $ 1,862.71          360       1-Jul-29
 4997667      RYE                       NY        10580   SFD          8.250      6.750       $ 2,794.72          360       1-Jul-29
 4997681      WAUKEE                    IA        50263   SFD          7.000      6.733       $ 2,035.83          360       1-May-29
 4997957      SAN JOSE                  CA        95133   SFD          7.625      6.750       $ 2,548.06          360       1-Jun-29
 4997978      EAST NORWICH              NY        11732   SFD          7.375      6.750       $ 1,036.02          360       1-Jul-29
 4998187      SAINT LOUIS               MO        63141   SFD          7.250      6.750       $ 3,700.74          360       1-Jul-29
 4999001      ROBBINSVILLE              NJ        08691   SFD          7.875      6.750       $ 1,825.37          360       1-Jul-29
 4999182      MANHASSET                 NY        11030   SFD          7.125      6.750       $ 2,088.53          360       1-Jul-29
 4999364      FORT LEE                  NJ        07024   SFD          7.250      6.750       $ 2,286.65          360       1-Jun-29
 4999390      LEXINGTON                 MA        02173   SFD          7.250      6.750       $ 1,964.67          360       1-Jul-29
 4999441      SAYVILLE                  NY        11782   SFD          7.875      6.750       $ 2,726.27          360       1-Jul-29
 4999683      SUNNYVALE                 CA        94087   SFD          6.750      6.483       $ 4,215.89          360       1-Jun-29
 4999842      NORWALK                   CT        06851   SFD          7.125      6.750       $ 2,694.88          360       1-Jun-29
 4999980      DESTIN                    FL        32541   SFD          7.250      6.750       $ 2,373.98          360       1-May-29
 5000018      MONTVILLE                 NJ        07045   SFD          7.250      6.750       $ 2,646.84          360       1-Jul-29
 5000030      KEWASKUM                  WI        53040   SFD          7.250      6.750       $ 2,967.47          360       1-Jun-29
 5000282      NEW PROVIDENCE            NJ        07974   SFD          7.625      6.750       $ 1,849.12          360       1-Jul-29
 5000368      MEDFIELD                  MA        02052   SFD          7.250      6.750       $ 2,660.49          360       1-Jul-29
 5000388      BERKELEY HEIGHTS          NJ        07922   SFD          7.500      6.750       $ 1,887.88          360       1-Jul-29
 5000798      SUNNYVALE                 CA        94087   SFD          7.375      6.750       $ 2,375.93          360       1-Jun-29
 5001067      CANNON FALLS              MN        55009   SFD          6.875      6.608       $ 1,705.39          360       1-Jun-29
 5001090      SEVERNA PARK              MD        21146   SFD          7.125      6.750       $ 3,368.60          360       1-Jun-29
 5001104      FAIRFIELD                 CT        06430   SFD          7.375      6.750       $ 1,823.39          360       1-Jun-29
 5001149      ESCONDIDO                 CA        92025   SFD          7.375      6.750       $ 2,541.68          360       1-Mar-29
 5001389      OCEANSIDE                 NY        11572   SFD          7.375      6.750       $ 2,251.60          360       1-May-29
 5001577      RALEIGH                   NC        27603   SFD          7.000      6.733       $   679.94          360       1-Apr-29
 5001589      AURORA                    CO        80015   SFD          7.125      6.750       $ 1,908.64          360       1-May-29
 5001694      ROCKVILLE CENTRE          NY        11570   SFD          6.750      6.483       $ 1,893.91          360       1-Jun-29
 5001840      NORTH CARROLLTON          MS        38930   SFD          7.125      6.750       $ 1,953.78          360       1-Jun-29
 5001943      REDWOOD CITY              CA        94062   SFD          8.000      6.750       $ 2,568.18          360       1-Jul-29
 5002565      WOODBURY                  NY        11797   LCO          7.625      6.750       $ 1,523.53          360       1-Jul-29
 5002885      DALLAS                    TX        75206   LCO          7.750      6.750       $   137.91          360       1-Jun-29
 5002893      PIEDMONT                  CA        94611   SFD          7.375      6.750       $ 2,279.23          360       1-Jun-29
 5003068      LOS GATOS                 CA        95032   SFD          7.000      6.733       $ 4,211.37          360       1-Jun-29
 5003159      NORWALK                   CT        06855   SFD          6.750      6.483       $ 2,594.40          360       1-Jul-29
 5003809      FOREST HILLS              NY        11375   SFD          7.000      6.733       $ 3,113.62          360       1-Jun-29
 5004125      HUNTINGTON BEACH          CA        92649   SFD          6.875      6.608       $ 3,087.57          360       1-Jun-29
 5004498      HOLMDEL                   NJ        07733   SFD          7.625      6.750       $ 2,887.80          360       1-Jul-29
 5004555      SOUTHBOROUGH              MA        01772   SFD          7.625      6.750       $ 2,088.00          360       1-Jun-29
 5004841      NEW YORK                  NY        10011   HCO          7.750      6.750       $ 2,256.70          360       1-Jul-29
 5005040      OAK BLUFFS                MA        02557   SFD          6.875      6.608       $ 1,891.96          360       1-Jun-29
 5005172      LAKE OZARK                MO        65049   SFD          7.250      6.750       $ 1,800.26          360       1-May-29
 5005304      STEWARTSVILLE             NJ        08886   SFD          7.125      6.750       $ 1,856.10          360       1-Jul-29
 5005483      SMITHFIELD                VA        23430   SFD          6.500      6.233       $ 1,967.00          360       1-Jun-29
 5005879      HALLANDALE                FL        33009   SFD          7.375      6.750       $ 3,660.58          360       1-May-29
 5006014      NORTHPORT                 NY        11768   SFD          6.875      6.608       $ 2,332.10          360       1-Jun-29
 5006295      WILTON                    CT        06897   SFD          7.250      6.750       $ 3,717.87          360       1-Jun-29
 5006325      FREMONT                   CA        94536   PUD          7.250      6.750       $ 2,537.70          360       1-Jul-29
 5006377      HALLANDALE                FL        33009   SFD          7.500      6.750       $ 2,041.71          360       1-May-29
 5006728      PALM CITY                 FL        34990   SFD          7.750      6.750       $ 2,149.24          360       1-Jul-29
 5006891      MONTCLAIR                 NJ        07042   SFD          7.500      6.750       $ 3,244.36          360       1-Jul-29
 5006894      GOLETA                    CA        93117   SFD          7.000      6.733       $ 2,195.50          360       1-May-29
 5007094      OAK PARK                  IL        60302   SFD          7.250      6.750       $ 2,476.30          360       1-Jul-29
 5007113      NEW YORK                  NY        10028   COP          7.250      6.750       $ 3,112.09          360       1-Jul-29
 5007157      KATONAH                   NY        10536   SFD          7.250      6.750       $ 2,046.53          360       1-Jul-29
 5007273      SAN JOSE                  CA        95135   SFD          7.375      6.750       $ 3,135.67          360       1-Jun-29
 5007294      LARCHMONT                 NY        10538   SFD          7.250      6.750       $ 6,821.77          360       1-Jul-29
 5007506      SUNNYVALE                 CA        94086   SFD          8.250      6.750       $ 2,396.55          360       1-Jul-29
 5007645      NANTUCKET                 MA        02554   SFD          7.375      6.750       $ 2,156.09          300       1-Jun-24
 5007672      MONTVILLE                 NJ        07045   SFD          6.750      6.483       $ 1,773.92          360       1-Jun-29
 5007757      CANTON                    GA        30115   SFD          7.375      6.750       $ 2,051.31          360       1-May-29
 5007937      WOODLAND HILLS            CA        91364   SFD          7.500      6.750       $ 2,349.37          360       1-Jul-29
 5007946      SAN DIEGO                 CA        92110   SFD          7.375      6.750       $ 2,099.66          360       1-Jun-29
 5008183      CORTLANDT MANOR           NY        10567   SFD          7.000      6.733       $ 1,829.59          360       1-Jul-29
 5008207      SAN ANTONIO               TX        78230   SFD          7.000      6.733       $ 3,326.52          360       1-Jun-29
 5008283      BEDFORD                   NY        10549   SFD          7.375      6.750       $ 1,982.93          360       1-Jul-29
 5008379      TENAFLY                   NJ        07670   SFD          6.625      6.358       $ 3,713.80          360       1-Jul-29
 5008398      ISLIP                     NY        11751   SFD          6.875      6.608       $ 1,806.56          360       1-Jul-29
 5008439      IRVINE                    CA        92612   SFD          8.250      6.750       $ 1,961.98          360       1-Jun-29
 5008623      FRISCO                    TX        75034   SFD          7.125      6.750       $ 1,881.03          360       1-Jul-29
 5008855      WYNNEWOOD                 PA        19096   SFD          7.250      6.750       $ 3,978.46          360       1-Jul-29
 5008980      KINGS PARK                NY        11787   SFD          6.875      6.608       $ 1,379.56          360       1-Jul-29
 5009100      GREAT NECK                NY        11024   SFD          7.375      6.750       $ 3,384.31          360       1-Jun-29
 5009106      VALHALLA                  NY        10595   SFD          7.250      6.750       $ 1,841.88          360       1-Jun-29
 5009309      TUXEDO                    NY        10987   SFD          7.250      6.750       $ 2,276.28          240       1-Jul-19
 5009341      NEW YORK                  NY        10028   HCO          7.250      6.750       $ 3,862.83          360       1-Jul-29
 5009629      LAGUNA BEACH              CA        92651   SFD          7.250      6.750       $ 2,169.33          360       1-Jun-29
 5009688      COLD SPRING HARBOR        NY        11724   SFD          7.750      6.750       $ 4,069.23          360       1-Jul-29
 5009735      WHITE PLAINS              NY        10605   SFD          8.000      6.750       $ 2,113.25          360       1-Jul-29
 5009830      GREENWICH                 CT        06836   SFD          7.250      6.750       $ 2,899.25          360       1-Jun-29
 5009858      PRINCETON                 NJ        08540   SFD          7.125      6.750       $ 3,368.60          360       1-Jun-29
 5009903      REDMOND                   WA        98053   SFD          7.125      6.750       $ 1,771.88          360       1-May-29
 5010118      POTOMAC                   MD        20854   SFD          6.750      6.483       $ 3,964.24          360       1-Jul-29
 5010650      PALATINE                  IL        60067   SFD          7.500      6.750       $ 1,824.95          360       1-May-29
 5011179      FALLSTON                  MD        21047   SFD          7.625      6.750       $ 1,783.64          360       1-Jun-29
 5011303      SILVER SPRING             MD        20904   SFD          7.000      6.733       $ 1,874.16          360       1-Jun-29
 5011367      BEDFORD                   MA        01730   SFD          8.125      6.750       $ 2,301.75          360       1-Jul-29
 5011458      BEDFORD                   NH        03110   SFD          7.250      6.750       $ 2,123.28          360       1-Jun-29
 5011575      GARDEN CITY               NY        11530   SFD          6.625      6.358       $ 2,113.03          360       1-Jun-29
 5011666      BOTHELL                   WA        98012   SFD          7.125      6.750       $ 1,953.79          360       1-May-29
 5011814      PRAIRIEVILLE              LA        70769   SFD          7.250      6.750       $ 2,319.40          360       1-Jun-29
 5011913      MORAGA                    CA        94556   SFD          6.750      6.483       $ 3,243.00          360       1-Jun-29
 5011982      BAYSIDE                   NY        11361   SFD          7.500      6.750       $ 2,307.41          360       1-Jun-29
 5012439      CORTLANDT MANOR           NY        10567   SFD          7.375      6.750       $ 2,037.50          360       1-Jun-29
 5012606      KEY WEST                  FL        33040   SFD          7.500      6.750       $ 2,517.17          360       1-Jun-29
 5012610      NEW YORK                  NY        10013   HCO          7.500      6.750       $ 3,062.56          360       1-Jul-29
 5012716      HOUSTON                   TX        77057   SFD          6.750      6.483       $ 2,197.46          360       1-Jun-29
 5012783      PORT JEFFERSON            NY        11777   SFD          8.000      6.750       $ 2,251.49          360       1-Jul-29
 5012794      FORT WORTH                TX        76132   SFD          7.000      6.733       $ 1,972.62          360       1-Jul-29
 5012798      KITTY HAWK                NC        27949   LCO          7.625      6.750       $   465.73          360       1-Jul-29
 5012856      BRANCHBURG                NJ        08876   SFD          7.500      6.750       $ 2,087.16          360       1-Jul-29
 5013155      ARLINGTON                 MA        02174   SFD          7.250      6.750       $ 2,002.87          360       1-Jun-29
 5013218      IRVING                    TX        75038   SFD          7.250      6.750       $ 2,728.71          360       1-Jun-29
 5013300      MARIETTA                  GA        30062   SFD          7.250      6.750       $ 1,963.65          360       1-Jul-29
 5013306      THOUSAND OAKS             CA        91360   SFD          7.000      6.733       $ 2,661.21          360       1-Jun-29
 5013385      BROOKLYN                  NY        11228   SFD          7.375      6.750       $ 2,072.03          360       1-Jun-29
 5013551      NEW ALBANY                OH        43054   SFD          8.000      6.750       $ 6,438.79          360       1-Jul-29
 5013698      DIX HILLS                 NY        11746   SFD          7.500      6.750       $ 2,489.21          360       1-Jul-29
 5013791      ARLINGTON HEIGHTS         IL        60005   SFD          6.875      6.608       $ 1,891.96          360       1-Jul-29
 5013832      TALLAHASSEE               FL        32312   SFD          6.875      6.608       $ 2,207.94          360       1-May-29
 5013907      GEORGETOWN                TX        78628   SFD          7.125      6.750       $ 2,248.20          360       1-Jun-29
 5014050      SIMI VALLEY               CA        93065   SFD          7.000      6.733       $ 2,623.96          360       1-Jun-29
 5014092      ESCONDIDO                 CA        92025   SFD          7.500      6.750       $ 2,090.66          360       1-Jun-29
 5014254      BROOKLYN                  NY        11231   SFD          7.625      6.750       $ 3,910.57          360       1-Jul-29
 5014390      KENNELON                  NJ        07405   SFD          7.125      6.750       $ 2,297.38          360       1-Jun-29
 5014513      FLUSHING                  NY        11358   SFD          7.250      6.750       $ 1,933.97          360       1-Jul-29
 5014834      BELLAIRE                  TX        77401   SFD          7.000      6.733       $ 3,220.07          360       1-Jul-29
 5014847      SAN JOSE                  CA        95013   SFD          7.250      6.750       $ 1,910.10          360       1-Jun-29
 5015155      MARIETTA                  SC        29669   SFD          7.250      6.750       $ 2,326.23          360       1-Jul-29
 5015439      GROTON                    CT        06340   SFD          7.125      6.750       $ 2,203.06          360       1-Jul-29
 5015536      KINGWOOD                  TX        77345   PUD          6.875      6.608       $ 2,554.14          360       1-Jun-29
 5015571      FAIRFIELD                 CT        06490   SFD          6.500      6.233       $ 2,559.88          360       1-Jul-29
 5015693      BELMONT                   MA        02478   SFD          7.250      6.750       $ 3,247.16          360       1-Jul-29
 5015744      MORRISTOWN                NJ        07960   SFD          7.625      6.750       $ 2,831.18          360       1-Jul-29
 5015871      TENAFLY                   NJ        07670   SFD          6.750      6.483       $ 2,270.09          360       1-Jun-29
 5015899      FLEMINGTON                NJ        08822   SFD          7.625      6.750       $ 2,797.56          360       1-Jul-29
 5016262      JACKSONVILLE              FL        32210   SFD          7.000      6.733       $ 2,262.03          360       1-Jul-29
 5016333      OLNEY                     MD        20832   SFD          7.250      6.750       $ 1,940.80          360       1-Jul-29
 5016354      TERRACE PARK              OH        45174   SFD          7.250      6.750       $ 2,251.19          360       1-Jul-29
 5016574      CONVENT STATION           NJ        07960   SFD          7.250      6.750       $ 2,166.60          360       1-Jul-29
 5016619      SUNNY ISLES BEACH         FL        33160   HCO          7.375      6.750       $ 2,127.28          360       1-May-29
 5016627      WEST HARRISON             NY        10604   SFD          7.250      6.750       $ 2,660.49          360       1-Jun-29
 5016697      BRIARCLIFF MANOR          NY        10510   SFD          7.000      6.733       $ 1,829.59          360       1-Jul-29
 5016752      HUNTINGTON                NY        11743   SFD          7.250      6.750       $ 2,182.97          360       1-Jul-29
 5016831      RYE BROOK                 NY        10573   SFD          7.125      6.750       $ 2,054.85          360       1-Jul-29
 5016873      YONKERS                   NY        10710   SFD          7.250      6.750       $ 2,101.11          360       1-Jul-29
 5016932      SAN JOSE                  CA        95135   SFD          7.000      6.733       $ 1,921.40          360       1-Jun-29
 5016959      SAN JOSE                  CA        95131   SFD          7.250      6.750       $ 2,592.27          360       1-Jun-29
 5017097      RIDGEFIELD                CT        06877   SFD          7.375      6.750       $ 1,951.16          360       1-Jun-29
 5017155      ACTON                     MA        01720   SFD          7.250      6.750       $ 2,128.39          360       1-May-29
 5017162      SETAUKET                  NY        11733   SFD          7.125      6.750       $ 2,324.33          360       1-Jun-29
 5017257      OVIEDO                    FL        32765   SFD          7.000      6.733       $ 2,252.05          360       1-May-29
 5017529      HOUSTON                   TX        77056   SFD          6.875      6.608       $ 2,299.26          360       1-Jul-29
 5017592      SANTA CLARA               CA        95054   SFD          7.500      6.750       $ 2,349.16          360       1-Jul-29
 5017609      SHERBORN                  MA        01770   SFD          6.625      6.358       $ 3,688.20          360       1-Jun-29
 5017771      HUNTINGTON BEACH          CA        92649   SFD          7.250      6.750       $ 3,192.59          360       1-Jul-29
 5017784      NEW CANAAN                CT        06840   SFD          7.125      6.750       $ 5,046.16          360       1-Jul-29
 5017793      RANDOLPH                  NJ        07945   SFD          6.625      6.358       $ 2,330.74          360       1-Jun-29
 5017824      TENAFLY                   NJ        07670   SFD          7.000      6.733       $ 2,993.87          360       1-Jul-29
 5017881      BROOKLYN                  NY        11200   SFD          7.125      6.750       $ 1,913.37          360       1-Jun-29
 5017933      PLYMOUTH                  MN        55447   SFD          7.000      6.733       $ 1,958.65          360       1-May-29
 5018020      WESTFIELD                 NJ        07090   SFD          7.500      6.750       $ 1,905.36          360       1-Jul-29
 5018144      MCLEAN                    VA        22102   SFD          7.000      6.733       $ 5,151.44          360       1-Jun-29
 5018263      PLANO                     TX        75093   SFD          7.375      6.750       $ 2,696.40          360       1-Jun-29
 5018268      PRIOR LAKE                MN        55372   SFD          7.250      6.750       $ 2,627.75          360       1-Jun-29
 5018316      ELLICOTT                  MD        21042   SFD          7.250      6.750       $ 1,910.10          360       1-Jul-29
 5018331      DEMAREST                  NJ        07627   SFD          7.125      6.750       $ 4,284.85          360       1-Jul-29
 5018338      ARDSLEY                   NY        10502   SFD          6.500      6.233       $ 2,465.07          360       1-Jul-29
 5018342      GROSSE POINTE PARK        MI        48230   SFD          7.375      6.750       $ 2,762.71          360       1-May-29
 5018392      LYNNFIELD                 MA        01940   SFD          7.500      6.750       $ 2,698.97          360       1-Jun-29
 5018562      BELMONT                   MA        02478   SFD          7.625      6.750       $ 1,981.83          360       1-Jul-29
 5018660      MIAMI BEACH               FL        33140   SFD          6.875      6.608       $ 1,980.65          360       1-Jul-29
 5018704      DEVON                     PA        19333   SFD          6.500      6.233       $ 3,135.06          360       1-Jul-29
 5018779      MUKILTEO                  WA        98275   SFD          6.750      6.483       $ 2,204.91          360       1-Jun-29
 5018926      FRISCO                    TX        75034   SFD          7.625      6.750       $ 1,727.02          360       1-Jul-29
 5018974      WHITESTONE                NY        11357   SFD          6.750      6.483       $ 1,852.40          360       1-Jun-29
 5019030      CORAL SPRINGS             FL        33076   SFD          7.000      6.733       $ 2,494.88          360       1-Jun-29
 5019197      RANCHO PALOS              CA        90503   SFD          6.750      6.483       $ 4,215.89          360       1-Jul-29
 5019239      OAKTON                    VA        22124   SFD          6.500      6.233       $ 3,726.68          360       1-Jul-29
 5019363      BAYSIDE                   NY        11364   SFD          7.125      6.750       $ 1,793.78          360       1-Jul-29
 5019375      CANYON LAKE               CA        92587   SFD          7.125      6.750       $ 1,917.41          360       1-Jul-29
 5019390      WRENTHAM                  MA        02093   SFD          7.250      6.750       $ 2,291.44          360       1-Jun-29
 5019408      RIVERSIDE                 CT        06878   SFD          7.000      6.733       $ 6,653.03          360       1-Jul-29
 5019413      UPPER MARLBORO            MD        20772   SFD          7.375      6.750       $ 1,752.24          360       1-May-29
 5019438      UPPER SADDLE RIVER        NJ        07458   SFD          7.000      6.733       $ 3,459.57          360       1-Jun-29
 5019530      MANHASSET HILLS           NY        11040   SFD          6.750      6.483       $ 1,919.85          360       1-Jul-29
 5019700      PLAINVIEW                 NY        11803   SFD          7.000      6.733       $ 2,647.91          360       1-Jul-29
 5019703      BEDFORD                   NY        10506   SFD          7.000      6.733       $ 3,659.17          360       1-Jul-29
 5019975      COMMACK                   NY        11725   SFD          7.000      6.733       $ 2,395.09          360       1-Jul-29
 5020189      MANHATTAN BEACH           CA        90266   SFD          7.375      6.750       $ 3,004.44          360       1-Jul-29
 5020190      ZIONSVILLE                IN        46077   SFD          6.750      6.483       $ 1,900.40          360       1-Jul-29
 5020199      WILTON                    CT        06897   SFD          7.375      6.750       $ 1,909.03          360       1-Jun-29
 5020205      PLEASANTON                CA        94566   SFD          8.125      6.750       $ 2,227.50          360       1-Jul-29
 5020231      GAITHERSBURG              MD        20878   SFD          6.625      6.358       $ 1,673.78          360       1-Jul-29
 5020348      RIDGEFIELD                CT        06877   SFD          7.125      6.750       $ 3,065.42          360       1-Jul-29
 5020536      FAIR LAWN                 NJ        07410   SFD          7.250      6.750       $ 1,746.38          360       1-Jul-29
 5020564      JACKSON                   TN        38305   SFD          6.875      6.608       $ 1,734.29          360       1-Jun-29
 5020816      SUPERIOR                  CO        80027   SFD          7.000      6.733       $ 1,869.50          360       1-Jul-29
 5020853      IRVINE                    CA        92620   SFD          7.000      6.733       $ 2,107.01          360       1-Jun-29
 5020869      NANTUCKET                 MA        02554   SFD          7.250      6.750       $ 2,676.69          360       1-Jun-29
 5020878      VALENCIA                  CA        91354   SFD          7.000      6.733       $ 1,925.39          360       1-May-29
 5020936      WATERTOWN                 CT        06795   SFD          6.875      6.608       $ 1,670.24          360       1-Jul-29
 5021039      SAN JOSE                  CA        95120   SFD          7.500      6.750       $ 2,097.64          360       1-Jun-29
 5021249      ALISO VIEJO               CA        92656   SFD          6.750      6.483       $ 2,629.09          360       1-Jul-29
 5021309      FLORAL PARK               NY        11001   SFD          7.125      6.750       $ 1,778.62          360       1-Jul-29
 5021314      BEDFORD HILLS             NY        10507   SFD          6.750      6.483       $ 2,931.66          360       1-Jul-29
 5021352      BECKLEY                   WV        25801   SFD          7.000      6.733       $ 1,986.32          240       1-Jul-19
 5021503      SOLON                     OH        44139   SFD          6.500      6.233       $ 1,704.06          360       1-Jun-29
 5021685      LAFAYETTE                 CA        94549   SFD          7.250      6.750       $ 2,431.28          360       1-Jul-29
 5021697      TUSTIN                    CA        92782   SFD          6.875      6.608       $ 2,706.55          360       1-Jun-29
 5021751      LA PLATA                  MD        20646   SFD          7.750      6.750       $ 1,948.65          360       1-Jun-29
 5021806      WALNUT CREEK              CA        94595   SFD          7.625      6.750       $ 2,491.44          360       1-Jun-29
 5021830      HOUSTON                   TX        77009   SFD          7.000      6.733       $ 1,990.92          360       1-Jun-29
 5021842      MEDFIELD                  MA        02052   SFD          7.250      6.750       $ 1,830.97          360       1-Jul-29
 5021893      CHAPPAQUA                 NY        10514   SFD          7.125      6.750       $ 2,122.22          360       1-Jul-29
 5021953      BOSTON                    MA        02108   HCO          6.625      6.358       $ 1,792.88          360       1-Jun-29
 5021979      OCEANSIDE                 CA        92056   SFD          8.000      6.750       $ 2,304.03          360       1-Jun-29
 5022026      LARCHMONT                 NY        10538   SFD          7.250      6.750       $ 2,404.67          360       1-Jul-29
 5022044      LITTLE SILVER             NJ        07739   SFD          7.250      6.750       $ 3,492.74          360       1-Jun-29
 5022133      HARLEYSVILLE              PA        19438   SFD          7.000      6.733       $ 1,868.17          360       1-Jul-29
 5022205      TALLAHASSEE               FL        32312   SFD          7.250      6.750       $ 2,240.95          360       1-May-29
 5022229      NORTHRIDGE                CA        91326   SFD          7.125      6.750       $ 1,887.76          360       1-Jul-29
 5022362      SEA CLIFF                 NY        11579   SFD          7.250      6.750       $ 1,910.10          360       1-Jul-29
 5022518      TOPANGA                   CA        90290   SFD          7.375      6.750       $ 3,258.26          360       1-Jul-29
 5022546      LOS ANGELES               CA        90043   SFD          7.875      6.750       $ 1,957.69          360       1-Jun-29
 5022765      BROOMFIELD                CO        80020   SFD          7.000      6.733       $ 1,862.85          360       1-Jul-29
 5022775      JACKSONVILLE              FL        32256   SFD          7.000      6.733       $ 2,147.60          360       1-Jun-29
 5022833      RIVERSIDE                 CT        06878   SFD          7.125      6.750       $ 2,088.53          360       1-Jul-29
 5022859      NEW YORK                  NY        10024   COP          7.250      6.750       $ 3,069.80          360       1-Jul-29
 5022877      RYE BROOK                 NY        10573   SFD          7.125      6.750       $ 3,031.74          360       1-Jul-29
 5022902      ATLANTA                   GA        30327   SFD          7.250      6.750       $ 4,065.78          360       1-Jun-29
 5022947      HUNTINGTON                NY        11743   SFD          7.000      6.733       $ 1,809.63          360       1-Jul-29
 5022974      SAN JUAN CAPISTRANO       CA        92675   SFD          7.250      6.750       $ 3,103.91          360       1-Jun-29
 5023004      BEXLEY                    OH        43209   SFD          6.875      6.608       $ 2,303.45          240       1-Jun-19
 5023073      SAN DIEGO                 CA        92120   SFD          7.500      6.750       $ 2,108.13          360       1-Jun-29
 5023151      LOS ANGELES               CA        90077   SFD          7.000      6.733       $ 2,528.15          360       1-Jun-29
 5023339      SEASIDE PARK              NJ        08752   SFD          7.500      6.750       $ 2,657.02          360       1-Jul-29
 5023430      PLEASANTON                CA        94566   SFD          7.125      6.750       $ 1,839.26          360       1-Jun-29
 5023446      WARWICK                   NY        10990   SFD          7.375      6.750       $ 1,726.69          360       1-Jun-29
 5023598      BUFFALO GROVE             IL        60089   SFD          7.125      6.750       $ 2,021.16          360       1-Jul-29
 5023654      SAN JOSE                  CA        95135   SFD          8.625      6.750       $ 2,566.71          360       1-Jul-29
 5023655      LA JOLLA                  CA        92037   LCO          7.375      6.750       $ 2,873.21          360       1-Jun-29
 5023756      DANBURY                   CT        06811   SFD          7.125      6.750       $ 1,920.10          360       1-Jul-29
 5023781      SCARSDALE                 NY        10583   SFD          6.625      6.358       $ 2,881.40          360       1-Jul-29
 5023831      CINCINNATI                OH        45243   SFD          7.125      6.750       $ 3,537.03          360       1-Jul-29
 5023903      AUSTIN                    TX        78746   SFD          7.125      6.750       $ 2,560.14          360       1-Jun-29
 5023931      TULSA                     OK        74137   SFD          7.250      6.750       $ 1,910.09          360       1-Jun-29
 5024060      LOS ALTOS                 CA        94024   SFD          6.875      6.608       $ 2,956.18          360       1-Jun-29
 5024063      OKEMOS                    MI        48864   SFD          7.500      6.750       $ 2,097.65          360       1-Jul-29
 5024088      GLENDALE                  CA        91202   SFD          7.000      6.733       $ 2,461.62          360       1-Jun-29
 5024244      WHITE PLAINS              NY        10606   SFD          7.250      6.750       $ 2,353.51          360       1-Jun-29
 5024289      HOUSTON                   TX        77005   SFD          6.875      6.608       $ 2,280.86          360       1-Jul-29
 5024445      HASTINGS-ON-HUDSON        NY        10706   SFD          7.250      6.750       $ 2,346.69          360       1-May-29
 5024669      ALPHARETTA                GA        30004   SFD          7.000      6.733       $ 2,150.26          360       1-Jul-29
 5024685      MCKINNEY                  TX        75070   SFD          6.875      6.608       $ 2,255.24          360       1-Jun-29
 5024704      NEWTON                    MA        02461   SFD          7.375      6.750       $ 2,088.61          360       1-Jul-29
 5024707      SAN JOSE                  CA        95131   SFD          7.125      6.750       $ 1,869.57          360       1-Jun-29
 5024737      COLTS NECK                NJ        07722   SFD          7.125      6.750       $ 2,391.71          360       1-Jul-29
 5024863      LAFAYETTE                 CA        94549   SFD          7.500      6.750       $ 3,216.39          360       1-Jul-29
 5024865      SAN JOSE                  CA        95126   SFD          6.750      6.483       $ 2,912.21          360       1-Jul-29
 5024926      LOCUST VALLEY             NY        10025   SFD          7.000      6.733       $ 1,916.07          360       1-Jun-29
 5024944      SAN JOSE                  CA        95123   SFD          7.125      6.750       $ 2,371.16          360       1-Jun-29
 5024999      SAN JOSE                  CA        95148   SFD          6.625      6.358       $ 2,381.96          360       1-Jun-29
 5025097      MORRIS TWP.               NJ        07960   SFD          7.000      6.733       $ 1,862.85          360       1-Jul-29
 5025116      SAN FRANCISCO             CA        94114   LCO          7.375      6.750       $ 2,058.22          360       1-Jun-29
 5025155      HARVARD                   MA        01451   SFD          7.500      6.750       $ 1,817.96          360       1-Jun-29
 5025309      SAINT JAMES               NY        11780   SFD          7.500      6.750       $ 1,748.04          360       1-Jul-29
 5025320      SHORT HILLS               NJ        07078   SFD          7.250      6.750       $ 2,728.71          360       1-Jul-29
 5025399      SEATTLE                   WA        98115   SFD          6.875      6.608       $ 1,772.07          360       1-Jun-29
 5025526      ORLANDO                   FL        32809   SFD          7.500      6.750       $ 2,724.27          351       1-Sep-28
 5025810      DARIEN                    CT        06820   SFD          6.875      6.608       $ 4,072.96          360       1-Jul-29
 5025850      LOS ANGELES               CA        90036   SFD          7.250      6.750       $ 2,592.27          360       1-Jun-29
 5025859      AURORA                    CO        80015   SFD          7.000      6.733       $ 1,698.85          360       1-May-29
 5025904      LITTLETON                 CO        80123   SFD          6.750      6.483       $ 1,991.20          360       1-Jun-29
 5025968      CHESTER                   NJ        07930   SFD          7.250      6.750       $ 2,899.25          360       1-Jul-29
 5025993      POUND RIDGE               NY        10576   SFD          7.125      6.750       $ 4,042.32          360       1-Jul-29
 5026004      WESTON                    CT        06883   SFD          7.000      6.733       $ 2,860.81          360       1-Jul-29
 5026065      FORT WORTH                TX        76132   SFD          7.125      6.750       $ 1,724.72          360       1-Jun-29
 5026136      CHAPPAQUA                 NY        10514   SFD          7.250      6.750       $ 2,777.82          360       1-Jun-29
 5026139      PORT WASHINGTON           NY        11050   SFD          6.750      6.483       $ 2,270.09          360       1-Jul-29
 5026179      ATLANTA                   GA        30327   SFD          6.750      6.483       $ 2,409.55          360       1-Jun-29
 5026206      GARDEN CITY               NY        11530   SFD          6.875      6.608       $ 2,522.61          360       1-Jul-29
 5026226      MONTGOMERY TWP            NJ        08540   SFD          7.500      6.750       $ 3,216.39          360       1-Jun-29
 5026399      CHAPEL HILL               NC        27814   SFD          7.125      6.750       $ 1,757.06          360       1-Jul-29
 5026453      OCEANPORT                 NJ        07757   SFD          7.625      6.750       $ 1,911.05          360       1-Jul-29
 5026473      NORTH SALEM               NY        10560   SFD          7.250      6.750       $ 3,105.27          360       1-Jun-29
 5026477      JERICHO                   NY        11753   SFD          7.125      6.750       $ 2,088.53          360       1-Jul-29
 5026557      PHILADELPHIA              PA        19103   SFD          6.875      6.608       $ 3,284.65          360       1-Jul-29
 5026612      MERRICK                   NY        11566   SFD          6.750      6.483       $ 2,516.56          360       1-Jul-29
 5026638      GREENWICH                 CT        06831   LCO          7.250      6.750       $ 2,196.61          360       1-Jul-29
 5026667      SCARSDALE                 NY        10583   SFD          7.125      6.750       $ 2,614.03          360       1-Jun-29
 5026701      LINCOLN                   MA        01773   SFD          7.250      6.750       $ 2,899.25          360       1-Jul-29
 5026844      DALLAS                    TX        75225   SFD          6.750      6.483       $ 2,529.54          360       1-Jul-29
 5026845      FORT LAUDERDALE           FL        33301   SFD          7.125      6.750       $ 3,581.83          360       1-Jul-29
 5026928      LA HONDA                  CA        94020   SFD          7.375      6.750       $ 1,854.47          360       1-Jun-29
 5027005      EAST MARION               NY        11939   SFD          6.875      6.608       $ 1,954.37          360       1-Jul-29
 5027057      BROOKLYN                  NY        11215   SFD          7.250      6.750       $ 2,046.53          360       1-Jul-29
 5027135      FAIRFIELD                 CT        06490   SFD          6.625      6.358       $ 1,984.97          360       1-Jul-29
 5027189      WEST FRIENDSHIP           MD        21794   SFD          7.500      6.750       $ 1,862.71          360       1-Mar-29
 5027226      BROOKLYN                  NY        11238   MF2          7.875      6.750       $ 2,811.24          360       1-Jun-29
 5027240      SAN JOSE                  CA        95131   SFD          7.125      6.750       $ 1,879.68          360       1-Jun-29
 5027337      WHITE PLAINS              NY        10605   SFD          6.750      6.483       $ 2,367.39          360       1-Jun-29
 5027571      PELHAM                    NY        10803   SFD          7.125      6.750       $ 2,021.16          360       1-Jul-29
 5027572      OKLAHOMA CITY             OK        73102   SFD          7.125      6.750       $ 3,368.59          360       1-Jun-29
 5027587      JAMAICA PLAIN             MA        02130   SFD          7.125      6.750       $ 2,203.06          360       1-Jul-29
 5027596      SAN JOSE                  CA        95120   SFD          7.250      6.750       $ 2,421.73          360       1-Jul-29
 5027838      NEW ORLEANS               LA        70124   SFD          7.500      6.750       $ 1,914.10          360       1-Jun-29
 5027841      SAN JOSE                  CA        95131   SFD          8.000      6.750       $ 2,662.84          360       1-Jun-29
 5027872      FAIRFAX STATION           VA        22039   SFD          6.875      6.608       $ 2,230.94          360       1-Jun-29
 5027932      GLASTONBURY               CT        06033   SFD          7.125      6.750       $ 1,665.44          360       1-Jul-29
 5027951      WESTPORT                  CT        06880   SFD          7.250      6.750       $ 3,138.02          360       1-Jun-29
 5027974      STAMFORD                  CT        06903   SFD          7.125      6.750       $ 3,099.11          360       1-Jul-29
 5027981      HILLSBOROUGH              CA        94010   SFD          7.250      6.750       $ 2,544.52          360       1-Jun-29
 5027985      EAST BRUNSWICK            NJ        08816   SFD          7.250      6.750       $ 1,804.70          360       1-Jul-29
 5028034      JOHNSTOWN                 OH        43031   SFD          7.250      6.750       $ 1,906.68          360       1-Jun-29
 5028072      BOYNTON BEACH             FL        33435   SFD          7.375      6.750       $ 3,066.60          360       1-Jul-29
 5028096      REDMOND                   WA        98053   SFD          7.000      6.733       $ 1,962.64          360       1-Jun-29
 5028098      EVERGREEN                 CO        80439   SFD          7.125      6.750       $ 2,560.14          360       1-Jun-29
 5028118      FIRCEST                   WA        98466   SFD          7.125      6.750       $ 1,805.57          360       1-Jun-29
 5028181      LAS VEGAS                 NV        89120   SFD          6.875      6.608       $ 1,786.85          360       1-Jun-29
 5028226      AUSTIN                    TX        78730   SFD          7.000      6.733       $ 2,661.21          360       1-Jun-29
 5028338      BOSTON                    MA        02115   HCO          7.375      6.750       $ 2,320.67          360       1-Jun-29
 5028341      WESTON                    MA        02493   SFD          7.250      6.750       $ 2,660.49          360       1-Jul-29
 5028518      SAN CARLOS                CA        94070   SFD          6.875      6.608       $ 2,397.80          360       1-Jun-29
 5028734      FUQUAY VARINA             NC        27526   SFD          7.000      6.733       $ 2,075.75          360       1-Jun-29
 5028827      AVALON                    NJ        08202   SFD          7.375      6.750       $ 5,698.07          360       1-Jul-29
 5028833      HUNTINGTON BEACH          CA        92648   SFD          6.875      6.608       $ 2,463.49          360       1-Jul-29
 5028881      SILVERDALE                WA        98383   SFD          7.250      6.750       $ 2,756.00          360       1-Jul-29
 5028920      PLANDOME                  NY        11030   SFD          8.000      6.750       $ 4,035.71          360       1-Jul-29
 5028986      SAN DIEGO                 CA        92130   SFD          6.750      6.483       $ 2,594.40          360       1-Jul-29
 5029078      HARRINGTON PARK           NJ        07640   SFD          7.625      6.750       $ 2,123.39          360       1-Jul-29
 5029089      SAN JOSE                  CA        95129   SFD          8.250      6.750       $ 1,855.63          360       1-Jun-29
 5029154      SYOSSET                   NY        11791   SFD          7.250      6.750       $ 2,046.53          360       1-Jul-29
 5029204      NEWTON                    MA        02158   SFD          7.375      6.750       $ 3,556.98          360       1-Jul-29
 5029232      OLDSMAR                   FL        34677   SFD          7.250      6.750       $ 1,800.95          360       1-Jun-29
 5029336      BENTONVILLE               AR        72712   SFD          7.250      6.750       $ 2,728.71          360       1-Jun-29
 5029353      COLORADO SPRINGS          CO        80919   SFD          6.750      6.483       $ 2,075.52          360       1-May-29
 5029402      CALABASAS                 CA        91301   SFD          8.250      6.750       $ 2,177.18          360       1-Jun-29
 5029471      ORANGE                    CA        92867   SFD          7.000      6.733       $ 3,329.84          360       1-Jun-29
 5029713      BEVERLY                   MA        01915   SFD          6.750      6.483       $ 2,594.40          360       1-Jul-29
 5029847      NEW YORK                  NY        10024   COP          7.875      6.750       $ 2,864.03          360       1-Jul-29
 5029945      NEW YORK                  NY        10024   COP          6.750      6.483       $ 2,510.08          360       1-Jul-29
 5030012      LOS ANGELES               CA        90048   SFD          7.250      6.750       $ 2,032.89          360       1-Jun-29
 5030022      FRISCO                    TX        75034   SFD          7.000      6.733       $ 3,158.53          360       1-Jul-29
 5030079      LAFAYETTE                 CA        94549   SFD          7.375      6.750       $ 3,121.86          360       1-Jul-29
 5030093      NEW CANAAN                CT        06840   SFD          6.875      6.608       $ 4,437.56          360       1-Jul-29
 5030166      NORTH BEACH               NJ        08008   SFD          7.375      6.750       $ 3,080.42          360       1-Jul-29
 5030220      LARCHMONT                 NY        10538   SFD          7.250      6.750       $ 1,910.09          360       1-Jul-29
 5030312      SMITHTOWN                 NY        11787   SFD          7.375      6.750       $ 1,312.29          360       1-Jul-29
 5030319      FOSTER CITY               CA        94404   SFD          7.250      6.750       $ 3,138.02          360       1-Jul-29
 5030398      CLAYTON                   CA        94517   SFD          8.375      6.750       $ 2,158.61          360       1-Jun-29
 5030404      SANTA ROSA                CA        95409   SFD          7.250      6.750       $ 2,046.53          360       1-May-29
 5030421      HAYWARD                   CA        94542   SFD          7.500      6.750       $ 2,272.45          360       1-Jun-29
 5030457      POST FALLS                ID        83854   SFD          7.125      6.750       $ 2,930.68          360       1-Jun-29
 5030499      NAPA                      CA        94558   SFD          7.000      6.733       $ 1,995.91          360       1-May-29
 5030650      CUPERTINO                 CA        95070   SFD          7.250      6.750       $ 2,138.63          360       1-Jun-29
 5030683      MISSION VIEJO             CA        92692   PUD          6.750      6.483       $ 1,842.02          360       1-Jun-29
 5030752      BOSTON                    MA        02110   LCO          7.375      6.750       $ 2,072.03          360       1-Jul-29
 5030787      LAKE ARIEL                PA        18436   SFD          7.375      6.750       $ 1,989.15          360       1-Jun-29
 5030839      SANTA ROSA                CA        95404   SFD          7.500      6.750       $ 1,933.33          360       1-Jun-29
 5030847      RYE                       NY        10580   SFD          7.500      6.750       $ 2,349.36          360       1-Jun-29
 5030878      BIRMINGHAM                AL        35213   SFD          7.000      6.733       $ 2,673.86          360       1-Jun-29
 5030897      SAN JOSE                  CA        95138   SFD          7.250      6.750       $ 3,997.56          360       1-Jun-29
 5030925      SANTA CLARA               CA        95051   SFD          7.375      6.750       $ 1,823.39          360       1-Jun-29
 5030981      CORONA DEL MAR            CA        92625   SFD          7.375      6.750       $ 2,748.89          360       1-Jun-29
 5031004      LONG BEACH                CA        90803   PUD          7.375      6.750       $ 2,054.76          360       1-Jun-29
 5031022      DURANGO                   CO        81301   SFD          7.875      6.750       $   730.51          360       1-Jun-29
 5031048      EASTON                    CT        06612   SFD          7.250      6.750       $ 2,524.06          360       1-Jul-29
 5031049      CENTERVILLE               VA        20120   SFD          6.875      6.608       $ 1,840.06          360       1-Jun-29
 5031067      SCOTTS VALLEY             CA        95066   SFD          7.625      6.750       $ 3,056.26          360       1-Jun-29
 5031131      SARATOGA                  CA        95070   SFD          8.250      6.750       $ 3,606.08          360       1-Jun-29
 5031151      LONG BEACH                CA        90802   HCO          7.750      6.750       $ 1,933.96          360       1-Jul-29
 5031288      MADISON                   NJ        07940   SFD          7.125      6.750       $ 2,820.35          360       1-Jun-29
 5031377      LAKE MARY                 FL        32746   SFD          7.500      6.750       $   433.52          360       1-May-29
 5031414      GARDEN CITY               NY        11520   SFD          6.875      6.608       $ 1,970.79          360       1-Jun-29
 5031423      LAWRENCE                  NY        11559   SFD          7.750      6.750       $ 3,349.23          360       1-Jul-29
 5031435      SAN JOSE                  CA        95135   SFD          7.000      6.733       $ 3,432.97          360       1-Mar-29
 5031453      SAN RAMON                 CA        94583   SFD          7.000      6.733       $ 2,661.21          360       1-Feb-29
 5031481      THORNTON                  CO        80241   SFD          7.500      6.750       $ 1,829.85          360       1-Apr-29
 5031493      MANHATTAN BEACH           CA        90266   SFD          7.250      6.750       $ 3,138.02          360       1-Jun-29
 5031508      THOUSAND OAKS             CA        91320   SFD          7.000      6.733       $ 2,025.85          360       1-Apr-29
 5031522      EL CAJON                  CA        92020   SFD          6.750      6.483       $ 1,759.00          360       1-Jun-29
 5031591      PITTSFIELD TOWNSHIP       MI        48108   SFD          7.500      6.750       $ 2,159.88          360       1-Jun-29
 5031730      LADUE                     MO        63124   SFD          7.000      6.733       $ 2,687.83          360       1-Jul-29
 5031739      ALPHARETTA                GA        30022   SFD          7.000      6.733       $ 1,867.84          360       1-Jun-29
 5031770      HICKORY                   NC        28601   SFD          7.125      6.750       $ 2,856.57          360       1-Jul-29
 5031779      TALLAHASSEE               FL        32312   SFD          7.250      6.750       $ 1,882.13          360       1-Jun-29
 5031954      SUDBURY                   MA        01776   SFD          7.125      6.750       $ 3,503.34          360       1-Apr-29
 5031963      KIRKWOOD                  MO        63122   SFD          7.250      6.750       $ 3,308.55          360       1-Feb-29
 5031994      SAN JOSE                  CA        95136   SFD          6.875      6.608       $ 1,675.17          360       1-Apr-29
 5032015      AUSTIN                    TX        78730   SFD          7.000      6.733       $ 2,708.78          360       1-Jun-29
 5032045      NORTHBROOK                IL        60062   SFD          7.125      6.750       $ 2,375.27          360       1-Jul-29
 5032059      SAN DIEGO                 CA        92110   SFD          7.500      6.750       $ 2,125.62          360       1-Jun-29
 5032061      COS COB                   CT        06807   SFD          7.375      6.750       $ 1,743.96          360       1-Jul-29
 5032088      BARTONVILLE               TX        76226   SFD          7.000      6.733       $ 1,671.58          360       1-Jun-29
 5032184      HOUSTON                   TX        77019   SFD          7.250      6.750       $ 6,207.80          360       1-Jun-29
 5032186      TULSA                     OK        74137   SFD          7.000      6.733       $ 2,040.48          360       1-Jun-29
 5032190      ALMA                      AR        72956   SFD          7.375      6.750       $ 1,892.45          360       1-Jul-29
 5032203      OKLAHOMA CITY             OK        73170   SFD          6.875      6.608       $ 1,918.23          360       1-Jul-29
 5032271      WALNUT                    CA        91789   SFD          7.000      6.733       $ 1,692.53          360       1-Apr-29
 5032402      FEDERAL WAY               WA        98023   SFD          7.000      6.733       $ 2,128.97          360       1-Jun-29
 5032406      NORTHRIDGE                CA        91326   SFD          7.250      6.750       $ 1,910.10          360       1-Jun-29
 5032440      PLEASANTON                CA        94566   SFD          6.625      6.358       $ 1,920.93          360       1-May-29
 5032454      LOS ANGELES               CA        90035   SFD          7.625      6.750       $ 1,981.83          360       1-Jun-29
 5032488      NORTHRIDGE AREA           CA        91324   SFD          6.750      6.483       $ 1,660.41          360       1-Apr-29
 5032510      SUNNYVALE                 CA        94087   SFD          7.250      6.750       $ 2,421.05          360       1-Jun-29
 5032571      TEWKSBURY                 NJ        08833   SFD          7.250      6.750       $ 5,034.47          360       1-Jun-29
 5032601      SOUTH JORDAN              UT        84095   SFD          7.125      6.750       $ 1,785.35          360       1-Mar-29
 5032605      KANSAS CITY               MO        64113   SFD          7.250      6.750       $ 3,874.42          360       1-Jun-29
 5032655      COMMERCE TOWNSHIP         MI        48382   SFD          7.750      6.750       $ 1,757.01          360       1-Nov-28
 5032671      SHAVERTOWN                PA        18708   SFD          6.625      6.358       $ 1,844.10          360       1-Jul-29
 5032679      ENCINITAS                 CA        92024   SFD          7.500      6.750       $ 3,642.91          360       1-Apr-29
 5032700      OCEAN CITY                NJ        08226   LCO          7.875      6.750       $ 2,608.07          360       1-May-29
 5032715      POWAY                     CA        92064   SFD          7.625      6.750       $ 2,831.18          360       1-Jun-29
 5032736      FAIRFIELD                 CT        06430   SFD          6.375      6.108       $ 2,052.23          360       1-Apr-29
 5032791      MISSION VIEJO             CA        92692   SFD          7.500      6.750       $ 2,622.06          360       1-Jul-29
 5032795      CLOSTER                   NJ        07624   SFD          7.250      6.750       $ 2,728.71          360       1-Jun-29
 5032846      ROUND TOP                 TX        78954   SFD          7.000      6.733       $ 1,763.05          360       1-Jul-29
 5032901      HUNTINGTON BEACH          CA        92649   SFD          6.625      6.358       $ 2,049.00          360       1-Jun-29
 5033007      TAKOMA PARK               MD        20912   SFD          7.125      6.750       $ 2,128.96          360       1-Jul-29
 5033075      DUNSTABLE                 MA        01827   SFD          7.125      6.750       $ 1,837.90          360       1-Mar-29
 5033117      BELLE MEAD                NJ        08502   SFD          7.250      6.750       $ 2,368.52          360       1-Jun-29
 5033132      SPRING                    TX        77378   PUD          6.875      6.608       $ 2,154.73          360       1-Jun-29
 5033136      DALLAS                    TX        75240   SFD          7.250      6.750       $ 2,728.71          360       1-Jul-29
 5033140      SOUTHLAKE                 TX        76092   SFD          6.875      6.608       $ 2,039.11          360       1-Jun-29
 5033167      PARKVILLE                 MO        64152   SFD          7.125      6.750       $ 2,101.33          360       1-Apr-29
 5033193      CLARENDON HILLS           IL        60514   SFD          6.875      6.608       $ 3,836.46          360       1-Apr-29
 5033228      NAPERVILLE                IL        60564   SFD          7.375      6.750       $ 1,864.83          360       1-Apr-29
 5033246      LAFAYETTE                 CO        80026   SFD          7.375      6.750       $ 2,569.32          360       1-Jun-29
 5033262      BROOKLYN                  NY        11201   SFD          7.625      6.750       $ 5,945.47          360       1-Jul-29
 5033272      SUDBURY                   MA        01776   SFD          6.750      6.483       $ 2,539.27          360       1-Apr-29
 5033285      HUNTINGTON BEACH          CA        92646   SFD          7.000      6.733       $ 1,975.95          360       1-Apr-29
 5033291      RICHMOND                  VA        23220   SFD          7.625      6.750       $ 2,163.02          360       1-Dec-28
 5033364      LOS GATOS                 CA        95030   SFD          7.375      6.750       $ 2,451.90          360       1-Jun-29
 5033370      BERKELEY                  CA        94707   SFD          7.375      6.750       $ 2,641.84          360       1-Jul-29
 5033393      MILTON                    MA        02186   SFD          6.875      6.608       $ 1,918.23          360       1-Dec-28
 5033406      SANTA FE                  NM        87505   SFD          7.250      6.750       $ 1,964.67          360       1-Jun-29
 5033409      SAN DIEGO                 CA        92103   SFD          7.000      6.733       $ 3,385.06          360       1-Jul-29
 5033420      PUTNAM VALLEY             NY        10579   SFD          7.375      6.750       $ 1,864.83          360       1-Jul-29
 5033426      TROY                      MI        48098   SFD          6.750      6.483       $ 1,969.80          360       1-Apr-29
 5033480      MIAMI                     FL        33156   SFD          6.500      6.233       $ 2,578.84          360       1-Jul-29
 5033508      PACIFIC PALISADES         CA        90272   SFD          7.375      6.750       $ 3,453.38          360       1-Jun-29
 5033521      MOUNT VERNON              NY        10552   SFD          7.500      6.750       $ 2,444.46          360       1-Jul-29
 5033523      POWAY                     CA        92064   SFD          7.750      6.750       $ 2,202.97          360       1-Apr-29
 5033528      SAN MATEO                 CA        94402   SFD          6.750      6.483       $ 3,434.98          360       1-Jul-29
 5033533      MOUNTAIN GREEN            UT        84050   SFD          7.375      6.750       $ 2,244.69          360       1-Feb-29
 5033555      SANBORNTON                NH        03269   SFD          7.500      6.750       $ 2,032.62          360       1-Jan-29
 5033571      OYSTER BAY COVE           NY        11771   SFD          6.750      6.483       $ 1,945.79          360       1-Jul-29
 5033605      LOS ANGELES               CA        90034   SFD          6.625      6.358       $ 1,997.78          360       1-Jun-29
 5033624      FRIENDSWOOD               TX        77546   SFD          7.000      6.733       $ 1,744.76          360       1-Apr-29
 5033635      PRINCETON                 NJ        08540   SFD          7.625      6.750       $2,425.97          360       1-Jun-29
 5033660      MIAMI BEACH               FL        33139   HCO          8.125      6.750       $ 1,943.49          360       1-Jul-29
 5033705      ORLANDO                   FL        32824   SFD          6.750      6.483       $ 1,660.42          360       1-Apr-29
 5033742      SAN DIEGO                 CA        92131   SFD          7.000      6.733       $ 1,798.98          360       1-Jun-29
 5033778      SAN CARLOS                CA        94070   SFD          7.125      6.750       $ 2,196.32          360       1-Apr-29
 5033786      SAN JOSE                  CA        95120   SFD          7.000      6.733       $ 2,719.76          360       1-Apr-29
 5033828      MORGAN HILL               CA        95037   SFD          6.750      6.483       $ 2,185.78          360       1-Apr-29
 5033837      CROZET                    VA        22932   SFD          7.250      6.750       $ 2,387.62          360       1-Jan-29
 5033858      THOUSAND OAKS             CA        91360   SFD          6.875      6.608       $ 1,990.49          360       1-May-29
 5033872      DANVILLE                  CA        94526   SFD          6.875      6.608       $ 1,918.23          360       1-May-29
 5033894      VENTURA                   CA        93001   SFD          7.000      6.733       $ 2,228.76          360       1-May-29
 5033897      SCOTTSDALE                AZ        85255   SFD          6.875      6.608       $ 1,831.52          360       1-Apr-29
 5033920      CUPERTINO                 CA        95014   SFD          7.375      6.750       $ 3,080.41          360       1-May-29
 5033928      PASADENA                  CA        91103   SFD          7.000      6.733       $ 2,794.28          360       1-Jun-29
 5033946      BROOKLYN                  NY        11231   HCO          8.000      6.750       $ 1,948.15          360       1-Jul-29
 5033965      FREMONT                   CA        94536   SFD          6.875      6.608       $ 1,970.79          360       1-May-29
 5033967      NEW YORK                  NY        10025   HCO          7.125      6.750       $ 3,705.46          360       1-Jul-29
 5033987      MADISON                   CT        06443   SFD          6.625      6.358       $ 3,457.68          360       1-Jul-29
 5034098      MURPHYS                   CA        95247   SFD          7.250      6.750       $ 1,719.09          360       1-Jul-29
 5034102      GLASTONBURY               CT        06033   SFD          6.625      6.358       $ 2,209.08          360       1-Jun-29
 5034104      LANDENBERG                PA        19350   SFD          6.500      6.233       $ 3,002.33          360       1-Jun-29
 5034110      MORAGA                    CA        94556   SFD          7.125      6.750       $ 2,054.85          360       1-Jun-29
 5034157      ENCINO                    CA        91436   SFD          7.500      6.750       $ 4,523.92          360       1-Jun-29
 5034203      CAMARILLO                 CA        93012   SFD          7.625      6.750       $ 2,366.16          360       1-Jun-29
 5034310      MILPITAS                  CA        95035   SFD          7.000      6.733       $ 1,756.40          360       1-Apr-29
 5034326      SEATTLE                   WA        98028   SFD          7.375      6.750       $ 1,899.36          360       1-Jun-29
 5034370      UNION CITY                CA        94587   SFD          7.125      6.750       $ 3,179.96          360       1-Jun-29
 5034427      LOS GATOS                 CA        95033   SFD          7.125      6.750       $ 2,829.62          360       1-Apr-29
 5034459      BETHESDA                  MD        20817   SFD          6.750      6.483       $ 4,215.89          360       1-Mar-29
 5034480      THOUSAND OAKS             CA        91362   SFD          7.500      6.750       $ 1,866.91          360       1-Jun-29
 5034528      CAMPBELL                  CA        95008   SFD          7.125      6.750       $ 1,730.11          360       1-Jul-29
 5034610      WILTON                    CT        06897   SFD          7.375      6.750       $ 4,160.63          360       1-Jul-29
 5034612      FOSTER CITY               CA        94404   SFD          7.250      6.750       $ 2,251.19          360       1-Jun-29
 5034613      LEXINGTON                 MA        02421   SFD          7.250      6.750       $ 2,660.49          360       1-Apr-29
 5034621      CHARLOTTE                 NC        28207   SFD          6.875      6.608       $ 2,102.18          360       1-Apr-29
 5034664      LEESBURG                  VA        20176   SFD          6.500      6.233       $ 2,265.97          360       1-Apr-29
 5034675      SAN CARLOS                CA        94070   SFD          7.375      6.750       $ 2,113.47          360       1-May-29
 5034677      SCOTTSDALE                AZ        85253   SFD          7.250      6.750       $ 2,139.65          360       1-Apr-29
 5034701      ELLICOTT CITY             MD        21042   SFD          7.000      6.733       $ 1,703.18          360       1-Mar-29
 5034733      LITTLE ROCK               AR        72223   SFD          7.500      6.750       $ 2,412.29          360       1-Jul-29
 5034765      GREAT FALLS               VA        22066   SFD          7.625      6.750       $ 1,769.49          360       1-Jun-29
 5034839      FORT WORTH                TX        76109   SFD          7.125      6.750       $ 2,694.87          360       1-Jun-29
 5034849      N BETHESDA                MD        20852   SFD          7.375      6.750       $ 2,107.25          360       1-Apr-29
 5034978      HUNTINGTON BEACH          CA        92649   SFD          7.500      6.750        $3,863.17          360       1-Jun-29
 5035010      DALLAS                    TX        75209   SFD          7.125      6.750        $6,578.87          360       1-Jul-29
 5035033      HOUSTON                   TX        77030   SFD          6.875      6.608        $2,007.58          360       1-Jul-29
 5035116      LOS OLIVOS                CA        93441   SFD          7.250      6.750       $ 1,773.66          360       1-Jun-29
 5035165      TAMPA                     FL        33647   SFD          7.250      6.750        $2,428.55          360       1-Jun-29
 5035211      LITTLETON                 CO        80125   SFD          7.000      6.733        $1,726.38          360       1-Jun-29
 5035298      RANCHO STA MARGARITA      CA        92688   SFD          7.500      6.750       $ 1,992.77          360       1-Jun-29
 5035313      PELHAM                    NY        10803   SFD          8.125      6.750       $ 3,474.89          360       1-Jul-29
 5035343      LONG BEACH                CA        90803   SFD          7.000      6.733        $1,856.20          360       1-May-29
 5035363      CALABASAS                 CA        91302   SFD          7.625      6.750        $2,243.71          360       1-Jun-29
 5035390      FREMONT                   CA        94539   SFD          7.250      6.750       $ 4,161.28          360       1-Jul-29
 5035391      LOS ALAMITOS              CA        90720   SFD          7.000      6.733       $ 1,952.67          360       1-May-29
 5035408      NEWPORT BEACH             CA        92660   SFD          7.250      6.750       $ 2,728.71          360       1-Jun-29
 5035441      LAGUNA HILLS              CA        92653   SFD          8.125      6.750        $2,576.47          360       1-Jun-29
 5035474      TAVERNIER                 FL        33070   SFD          7.375      6.750        $2,873.21          360       1-Jun-29
 5035504      OLD GREENWICH             CT        06870   SFD          7.000      6.733        $1,696.53          360       1-Jul-29
 5035509      NEWTON                    MA        02165   SFD          7.500      6.750       $ 1,957.81          360       1-Jul-29
 5035533      LEXINGTON                 MA        02420   SFD          6.625      6.358        $1,920.94          360       1-Jul-29
 5035539      SAN MATEO                 CA        94402   SFD          7.000      6.733       $ 2,443.00          360       1-Jun-29
 5035587      LOS ALTOS                 CA        94024   SFD          8.250      6.750        $4,169.53          360       1-Jun-29
 5035600      FAIRFIELD                 CT        06430   SFD          7.500      6.750       $ 1,901.87          360       1-Jul-29
 5035608      BELMONT                   CA        94002   SFD          7.750      6.750        $2,865.65          360       1-Jun-29
 5035632      SAN JOSE                  CA        95135   SFD          7.500      6.750       $ 2,901.75          360       1-Jun-29
 5035672      ORANGE                    CA        92869   SFD          6.875      6.608       $ 1,970.79          360       1-Apr-29
 5035687      HERMOSA BEACH             CA        90254   SFD          6.750      6.483        $1,796.62          360       1-May-29
 5035690      MOUNTAIN VIEW             CA        94040   SFD          6.750      6.483        $3,787.82          360       1-Apr-29
 5035691      SALT LAKE CITY            UT        84103   SFD          7.000      6.733        $3,716.38          360       1-May-29
 5035721      LOS GATOS                 CA        95030   SFD          7.125      6.750       $ 3,336.26          360       1-Apr-29
 5035735      RANCHO MIRAGE             CA        92270   SFD          7.250      6.750       $ 4,505.15          240       1-Jul-19
 5035741      FOOTHILL RANCH AREA       CA        92610   SFD          7.125      6.750        $1,842.62          360       1-Apr-29
 5035763      CHAPPAQUA                 NY        10514   SFD          7.500      6.750        $2,291.33          360       1-Jul-29
 5035772      ATLANTA                   GA        30308   SFD          7.250      6.750       $ 1,790.72          360       1-Jun-29
 5035776      SAN JOSE                  CA        95120   SFD          7.125      6.750        $3,985.72          360       1-Mar-29
 5035789      ELMHURST                  IL        60126   SFD          7.125      6.750        $2,560.13          360       1-Apr-29
 5035798      BEL AIR                   MD        21015   SFD          7.000      6.733       $ 2,262.03          360       1-Mar-29
 5035808      IRVINE                    CA        92602   SFD          7.125      6.750       $ 2,058.88          360       1-May-29
 5035822      POWDER SPRINGS            GA        30127   SFD          7.125      6.750       $ 1,777.94          360       1-Apr-29
 5035824      LAGUNA NIGUEL             CA        92677   SFD          7.625      6.750       $ 2,548.06          360       1-Apr-29
 5035854      BOXFORD                   MA        01921   SFD          7.000      6.733       $ 2,548.11          360       1-Dec-28
 5035876      WEST LINN                 OR        97068   SFD          7.000      6.733       $ 2,694.48          360       1-Apr-29
 5035880      WALNUT CREEK              CA        94596   SFD          7.500      6.750        $2,295.53          360       1-Jun-29
 5035895      SAN CLEMENTE              CA        92672   SFD          6.875      6.608       $ 1,602.91          360       1-Mar-29
 5035898      MARLBOROUGH               MA        01752   SFD          7.250      6.750        $2,128.40          360       1-Mar-29
 5035916      ROCHESTER HILLS           MI        48306   SFD          7.250      6.750       $ 2,493.36          360       1-Nov-28
 5035980      BERKELEY                  CA        94707   SFD          6.875      6.608        $1,802.62          360       1-Apr-29
 5035993      LOS GATOS                 CA        95032   SFD          6.625      6.358       $ 2,465.20          360       1-Apr-29
 5036047      LA JOLLA                  CA        92037   SFD          6.875      6.608       $ 2,299.26          360       1-Jun-29
 5036055      TUSTIN                    CA        92782   SFD          7.500      6.750        $3,579.98          360       1-Jul-29
 5036073      LOS GATOS                 CA        95030   SFD          7.375      6.750       $ 3,377.41          360       1-Jun-29
 5036129      CHAPPAQUA                 NY        10514   SFD          7.375      6.750       $ 4,137.15          360       1-Jul-29
 5036132      WALNUT CREEK              CA        94596   SFD          6.750      6.483        $2,133.89          360       1-Jun-29
 5036133      MABANK                    TX        75147   SFD          7.250      6.750       $ 3,098.79          360       1-Jun-29
 5036134      SANTA CRUZ                CA        95060   SFD          7.375      6.750       $ 2,203.26          360       1-Jun-29
 5036141      HOUSTON                   TX        77079   SFD          7.375      6.750        $2,668.41          240       1-Jul-19
 5036191      POST FALLS                ID        83854   SFD          7.125      6.750       $ 1,940.31          360       1-Jun-29
 5036196      CENTERPORT                NY        11721   SFD          7.000      6.733       $ 4,126.21          360       1-Jul-29
 5036221      ALAMO                     CA        94507   SFD          7.750      6.750       $ 2,056.11          360       1-Jul-29
 5036224      NEW YORK                  NY        10021   HCO          7.375      6.750       $ 1,036.01          360       1-Jun-29
 5036235      CERRITOS                  CA        90703   SFD          7.250      6.750       $ 2,489.95          360       1-Jun-29
 5036238      BOTHELL                   WA        98021   SFD          7.125      6.750       $ 2,203.06          360       1-Jun-29
 5036253      NANUET                    NY        10954   LCO          7.500      6.750         $ 839.06          360       1-Jul-29
 5036259      KEY WEST                  FL        33040   SFD          7.875      6.750       $ 2,900.28          360       1-Jul-29
 5036331      MILLERSVILLE              MD        21108   SFD          7.000      6.733       $ 1,667.59          360       1-Apr-29
 5036336      NEW YORK                  NY        10016   HCO          7.375      6.750        $2,016.78          360       1-Jul-29
 5036367      ANAHEIM                   CA        92807   SFD          6.750      6.483        $2,244.15          360       1-May-29
 5036385      CUPERTINO                 CA        95014   SFD          6.875      6.608       $ 2,759.11          360       1-Jun-29
 5036406      DANVILLE                  CA        94506   SFD          7.500      6.750        $2,125.62          360       1-Jul-29
 5036410      MORGAN HILL               CA        95037   SFD          7.125      6.750        $2,405.18          360       1-Jun-29
 5036441      SOUTH SAN FRANCISCO       CA        94080   SFD          7.000      6.733       $ 1,995.91          360       1-May-29
 5036472      COLTON                    CA        92324   SFD          7.500      6.750       $ 2,485.71          360       1-May-29
 5036479      LITTLE ROCK               AR        72223   SFD          7.250      6.750       $ 1,841.54          360       1-Jul-29
 5036533      MILPITAS                  CA        95035   SFD          7.250      6.750        $2,292.12          360       1-May-29
 5036551      WALNUT CREEK              CA        94596   SFD          6.500      6.233        $2,307.05          360       1-Apr-29
 5036567      MISSION VIEJO             CA        92691   SFD          7.125      6.750       $ 1,731.46          360       1-May-29
 5036578      LIVERMORE                 CA        94550   SFD          7.125      6.750       $ 2,209.80          360       1-Jun-29
 5036587      GILROY                    CA        95020   SFD          7.125      6.750        $1,744.94          360       1-Jun-29
 5036590      CARY                      NC        27513   SFD          6.875      6.608       $ 1,905.10          360       1-Jul-29
 5036596      OAKDALE                   CA        95361   SFD          7.000      6.733        $1,972.63          360       1-Mar-29
 5036608      DARIEN                    CT        06820   SFD          6.750      6.483        $2,010.66          360       1-Jul-29
 5036616      PALO ALTO                 CA        94303   SFD          7.625      6.750        $1,796.39          360       1-Jun-29
 5036620      SAN JOSE                  CA        95132   SFD          6.750      6.483        $1,945.80          360       1-Apr-29
 5036699      HUNTINGTON BEACH          CA        92646   SFD          7.250      6.750       $ 2,489.94          360       1-May-29
 5036723      SEATLLE                   WA        98117   SFD          7.125      6.750       $ 1,852.73          360       1-Jun-29
 5036727      PLANO                     TX        75093   SFD          7.375      6.750       $ 2,900.84          360       1-Jul-29
 5036752      NEW YORK                  NY        10024   LCO          7.250      6.750        $2,725.30          360       1-Jul-29
 5036781      TEMECULA                  CA        92592   SFD          7.250      6.750       $ 1,773.66          360       1-Apr-29
 5036791      GARDEN CITY               NY        11530   SFD          7.750      6.750        $2,865.65          360       1-Jul-29
 5036798      HERNDON                   VA        20171   SFD          6.500      6.233        $1,843.43          360       1-Apr-29
 5036805      SAN JOSE                  CA        95148   SFD          6.750      6.483       $ 1,621.50          360       1-Apr-29
 5036899      SCARSDALE                 NY        10583   SFD          6.500      6.233        $2,583.58          360       1-May-29
 5036901      LARCHMONT                 NY        10538   SFD          6.750      6.483       $ 2,594.40          360       1-Jul-29
 5036912      CHARLOTTE                 NC        28277   SFD          6.875      6.608       $ 1,773.71          360       1-Jul-29
 5036954      SAN JOSE                  CA        95129   SFD          7.250      6.750        $1,903.28          360       1-Jun-29
 5036961      OCCIDENTAL                CA        95465   SFD          6.875      6.608       $ 3,284.65          360       1-Jul-29
 5037016      DIAMOND BAR               CA        91765   SFD          6.875      6.608       $ 1,931.38          360       1-Jun-29
 5037109      NEWBERG                   OR        97132   SFD          6.875      6.608        $1,990.50          360       1-Jun-29
 5037123      PLANO                     TX        75025   SFD          7.125      6.750       $ 1,994.21          360       1-Jul-29
 5037133      FLOWER MOUND              TX        75022   SFD          7.000      6.733       $ 1,763.72          360       1-Jul-29
 5037220      WOODINVILLE               WA        98072   SFD          7.000      6.733       $ 1,886.14          360       1-Jul-29
 5037221      CARMEL                    CA        93921   SFD          7.000      6.733       $ 2,325.24          360       1-Jun-29
 5037229      SEAL BEACH                CA        90740   SFD          7.000      6.733       $ 2,448.32          360       1-May-29
 5037243      LOS ANGELES               CA        90049   LCO          7.125      6.750        $1,956.48          360       1-Jul-29
 5037252      PORT WASHINGTON           NY        11050   SFD          7.250      6.750       $ 2,046.53          360       1-Jul-29
 5037257      TUSTIN                    CA        92782   SFD          7.000      6.733        $1,796.32          360       1-May-29
 5037295      ISSAQUAH                  WA        98029   SFD          6.875      6.608        $2,128.45          360       1-Jun-29
 5037310      BELLEVUE                  WA        98008   SFD          6.875      6.608       $ 1,631.82          360       1-Jul-29
 5037384      HOPKINTON                 MA        01748   SFD          7.375      6.750        $1,699.07          360       1-Jul-29
 5037428      BELLEVUE                  WA        98005   SFD          7.000      6.733       $ 2,163.57          360       1-Jun-29
 5037438      BELLEVUE                  WA        98004   HCO          7.375      6.750       $ 2,864.58          360       1-Jun-29
 5037453      SOLANA BEACH              CA        92075   SFD          7.000      6.733       $ 2,494.89          360       1-Jul-29
 5037455      HOUSTON                   TX        77030   SFD          7.125      6.750        $3,691.98          360       1-Jul-29
 5037497      BELLAIRE                  TX        77401   SFD          7.250      6.750       $ 3,230.11          360       1-Jul-29
 5037555      FREMONT                   CA        94539   SFD          7.250      6.750        $2,128.39          360       1-May-29
 5037562      MINNETONKA                MN        55345   SFD          7.125      6.750       $ 2,021.16          360       1-Jul-29
 5037591      NORTHPORT                 NY        11768   SFD          7.625      6.750       $ 2,194.16          360       1-Jul-29
 5037618      CASTLE ROCK               CO        81404   SFD          7.250      6.750        $1,937.38          360       1-Jun-29
 5037636      TULSA                     OK        74105   SFD          7.375      6.750       $ 2,099.65          360       1-Jun-29
 5037642      MT KISCO                  NY        10549   SFD          7.500      6.750       $ 2,007.44          360       1-Jul-29
 5037778      RIDGEFIELD                CT        06877   SFD          7.375      6.750        $2,458.81          360       1-Jul-29
 5037781      PLANO                     TX        75093   SFD          6.875      6.608        $2,509.47          360       1-Jul-29
 5037849      HIDDEN HILLS              CA        91302   PUD          7.250      6.750        $5,252.76          360       1-Jul-29
 5037947      DALLAS                    TX        75209   SFD          7.000      6.733       $ 2,856.15          360       1-Jun-29
 5037984      MENLO PARK                CA        94025   SFD          7.375      6.750       $ 3,191.87          240       1-Jul-19
 5037985      SAN RAMON                 CA        94583   SFD          7.375      6.750        $1,899.36          360       1-Jul-29
 5038000      SAN RAFAEL                CA        94901   SFD          7.375      6.750       $ 2,645.29          360       1-Jun-29
 5038009      LAFAYETTE                 CA        94549   SFD          7.375      6.750        $2,921.56          360       1-Jul-29
 5038034      ENCINITAS                 CA        92024   SFD          7.875      6.750        $1,906.94          360       1-Jul-29
 5038036      CASTRO VALLEY             CA        94546   SFD          7.625      6.750       $ 2,831.18          360       1-Jun-29
 5038043      HOUSTON                   TX        77024   SFD          7.000      6.733       $ 4,324.47          360       1-Jul-29
 5038045      LONG BEACH                CA        90803   SFD          7.125      6.750       $ 2,034.63          360       1-Jul-29
 5038049      MONTE SERENO              CA        95030   SFD          7.250      6.750        $5,866.72          360       1-Jul-29
 5038132      SAN JOSE                  CA        95138   PUD          8.375      6.750       $ 4,902.47          360       1-Jul-29
 5038241      NANTUCKET                 MA        02554   SFD          7.250      6.750        $3,410.89          360       1-Jun-29
 5038244      DUBLIN                    CA        94568   SFD          7.375      6.750        $1,664.53          360       1-May-29
 5038327      DANVILLE                  CA        94526   SFD          6.750      6.483       $ 2,432.25          360       1-Jun-29
 5038423      ALEXANDRIA                VA        22309   SFD          7.250      6.750       $ 2,564.99          360       1-Jul-29
 5038477      GARRISON                  NY        10524   SFD          8.250      6.750        $2,014.90          360       1-Jul-29
 5038494      MIAMI                     FL        33133   SFD          7.375      6.750       $ 2,210.17          360       1-Jun-29
 5038558      RENTON                    WA        98059   SFD          7.125      6.750       $ 2,694.88          360       1-Jun-29
 5038562      WEST ELKRIDGE             MD        21075   SFD          7.000      6.733       $ 1,995.91          360       1-Jun-29
 5038569      SAN JOSE                  CA        95148   SFD          7.000      6.733       $ 1,729.79          360       1-Apr-29
 5038574      REDWOOD CITY              CA        94065   SFD          7.500      6.750        $3,221.99          360       1-Jun-29
 5038645      FAIRFAX STATION           VA        22039   SFD          7.875      6.750       $ 1,859.81          360       1-Jun-29
 5038669      SANTA CLARA               CA        95054   SFD          6.875      6.608       $ 2,082.46          360       1-Apr-29
 5038679      MORAGA                    CA        94556   SFD          6.875      6.608        $2,391.22          360       1-Apr-29
 5038694      SAN ANSELMO               CA        94960   SFD          7.500      6.750        $2,503.19          360       1-Jun-29
 5038697      DANVILLE                  CA        94506   SFD          6.875      6.608       $ 2,824.79          360       1-Apr-29
 5038701      REDWOOD CITY              CA        94061   SFD          7.750      6.750        $1,952.22          360       1-Apr-29
 5038792      HILLSBOROUGH              CA        94010   SFD          7.250      6.750       $ 2,046.53          360       1-Jun-29
 5038793      OCEAN SPRINGS             MS        39564   SFD          7.375      6.750       $ 3,177.11          360       1-Jul-29
 5038803      POMPANO BEACH             FL        33062   SFD          6.500      6.233       $ 1,074.52          360       1-Jun-29
 5038877      WYNNEWOOD                 PA        19096   SFD          7.250      6.750       $ 4,093.06          360       1-Jul-29
 5038901      PLANO                     TX        75093   PUD          7.125      6.750       $ 2,495.46          360       1-Jul-29
 5038962      WEST HILLS                CA        91304   SFD          6.875      6.608       $ 2,358.38          360       1-Jul-29
 5039044      TAMPA                     FL        33602   SFD          7.375      6.750       $ 2,590.04          360       1-Jul-29
 5039057      LOS ALTOS                 CA        94024   SFD          7.375      6.750       $ 6,846.32          360       1-Jul-29
 5039099      REDMOND                   WA        98053   SFD          7.375      6.750       $ 2,555.50          360       1-Jun-29
 5039104      SEATTLE                   WA        98115   SFD          7.125      6.750        $1,804.56          360       1-Jun-29
 5039106      BAINBRIDGE ISLAND         WA        98110   SFD          7.000      6.733       $ 2,993.87          360       1-Jul-29
 5039133      LOS GATOS                 CA        95032   SFD          7.375      6.750        $3,798.72          360       1-Jun-29
 5039167      FORT LAUDERDALE           FL        33316   HCO          7.125      6.750       $ 2,021.16          360       1-Jun-29
 5039353      SAN GABRIEL               CA        91775   SFD          7.250      6.750        $1,746.38          360       1-May-29
 5039367      EAST HAMPTON              NY        11937   SFD          7.875      6.750       $ 2,175.21          360       1-Jun-29
 5039368      CARLSBAD                  CA        92009   SFD          7.375      6.750       $ 2,293.04          360       1-May-29
 5039373      SAN JOSE                  CA        95118   SFD          7.250      6.750       $ 2,694.60          360       1-Jun-29
 5039374      SUNNYVALE                 CA        94087   LCO          7.250      6.750        $2,030.16          360       1-Jun-29
 5039389      GLENDALE                  CA        91207   SFD          7.000      6.733       $ 1,777.02          360       1-May-29
 5039403      SAN DIEGO                 CA        92014   SFD          7.375      6.750        $2,659.10          360       1-May-29
 5039413      GRANITE BAY               CA        95746   SFD          7.750      6.750       $ 1,180.65          360       1-May-29
 5039420      LOS ANGELES               CA        91350   SFD          7.000      6.733        $2,544.79          360       1-May-29
 5039424      LOS ANGELES               CA        90049   SFD          7.375      6.750        $3,384.31          360       1-May-29
 5039431      GLENDALE                  CA        91202   SFD          7.500      6.750       $ 2,629.05          360       1-May-29
 5039448      HAMPTON                   GA        30228   SFD          7.250      6.750        $1,879.40          360       1-Jul-29
 5039459      LONG BEACH                CA        90815   SFD          7.000      6.733       $ 1,723.14          360       1-May-29
 5039507      SOUTH JORDAN              UT        84095   LCO          7.375      6.750        $1,039.47          360       1-May-29
 5039519      PRINCETON                 NJ        08540   SFD          7.000      6.733        $1,962.65          360       1-Jul-29
 5039538      WESTON                    CT        06883   SFD          6.750      6.483       $ 2,107.95          360       1-Jul-29
 5039551      SAN DIEGO                 CA        92130   SFD          7.500      6.750       $ 2,175.96          360       1-Jun-29
 5039559      PORTLAND                  OR        97230   SFD          7.500      6.750       $ 1,153.70          360       1-May-29
 5039571      FORT MYERS                FL        33913   SFD          7.750      6.750         $ 924.18          360       1-May-29
 5039575      BEVERLY HILLS             CA        90212   SFD          7.000      6.733       $ 4,191.41          360       1-May-29
 5039579      UNION CITY                CA        94587   SFD          7.625      6.750        $2,180.00          360       1-May-29
 5039583      HESPERIA                  CA        92345   SFD          7.750      6.750         $ 372.53          360       1-May-29
 5039598      BRIGHAM CITY              UT        84302   SFD          7.500      6.750       $ 1,129.23          360       1-May-29
 5039603      THOUSAND OAKS             CA        91320   SFD          7.500      6.750       $ 1,216.63          360       1-May-29
 5039610      LOS ALTOS                 CA        94024   SFD          7.000      6.733       $ 3,991.81          360       1-May-29
 5039614      ISSAQUAH                  WA        98027   SFD          7.250      6.750        $2,276.76          360       1-May-29
 5039621      LITTLETON                 CO        80121   SFD          7.500      6.750         $ 791.51          360       1-May-29
 5039628      SAN CARLOS                CA        94070   LCO          7.000      6.733        $1,936.03          360       1-May-29
 5039632      THOUSAND PALMS            CA        92276   SFD          7.375      6.750         $ 442.03          360       1-May-29
 5039633      ANCHORAGE                 AK        99515   SFD          7.375      6.750       $ 2,817.95          360       1-Jun-29
 5039669      LOS ANGELES               CA        91367   SFD          7.000      6.733        $1,663.26          360       1-May-29
 5039678      DANVILLE                  CA        94506   SFD          7.250      6.750       $ 2,728.71          360       1-May-29
 5039688      EL CAJON                  CA        92019   SFD          7.000      6.733        $1,942.68          360       1-May-29
 5039696      MARTINEZ                  CA        94553   SFD          6.875      6.608        $1,838.74          360       1-May-29
 5039702      SAN JOSE                  CA        95135   LCO          7.375      6.750       $ 2,002.96          360       1-Jun-29
 5039709      ALPINE                    CA        91901   SFD          7.500      6.750        $1,230.62          360       1-May-29
 5039717      REDMOND                   WA        98053   SFD          7.750      6.750       $ 1,137.66          360       1-May-29
 5039719      REDWOOD CITY              CA        94065   SFD          7.375      6.750        $1,999.50          360       1-May-29
 5039734      SAN FRANCISCO             CA        94122   SFD          6.625      6.358       $ 1,774.94          360       1-May-29
 5039736      SAN DIEGO                 CA        92127   SFD          7.000      6.733       $ 1,164.28          360       1-May-29
 5039741      MAPLETON                  UT        84664   SFD          7.375      6.750       $ 2,590.03          360       1-May-29
 5039746      SOUTH DARTMOUTH           MA        02748   SFD          6.625      6.358        $2,241.09          360       1-Jul-29
 5039755      DRAPER                    UT        84020   SFD          7.250      6.750       $ 1,916.92          360       1-May-29
 5039777      PASADENA                  CA        91107   SFD          7.375      6.750       $ 1,657.62          360       1-May-29
 5039788      PORTLAND                  OR        97219   SFD          7.375      6.750         $ 897.88          360       1-May-29
 5039833      MISSION VIEJO             CA        92692   SFD          7.750      6.750       $ 2,220.88          360       1-Jul-29
 5039899      HEMET                     CA        92344   SFD          7.625      6.750         $ 267.55          360       1-May-29
 5039909      WHITEFISH                 MT        59937   SFD          7.875      6.750        $2,153.46          360       1-May-29
 5039916      SANTA CLARITA             CA        91351   SFD          7.625      6.750         $ 990.91          360       1-May-29
 5039931      LOS ANGELES               CA        91311   SFD          7.625      6.750        $1,642.08          360       1-May-29
 5039936      OAKLAND                   CA        94611   SFD          6.875      6.608       $ 2,351.81          360       1-Jul-29
 5039988      GEORGETOWN                TX        78626   SFD          7.375      6.750       $ 1,774.35          360       1-Jul-29
 5040045      REDONDO BEACH             CA        90278   SFD          6.875      6.608       $ 1,962.91          360       1-Jul-29
 5040046      SAN RAMON                 CA        94583   SFD          7.250      6.750        $2,789.76          360       1-Jun-29
 5040049      UPPER NYACK               NY        10960   SFD          7.625      6.750        $1,804.88          360       1-Jul-29
 5040053      HALF MOON BAY             CA        94019   SFD          7.500      6.750        $3,545.02          360       1-Jul-29
 5040054      SOUTH SAN FRANCISCO       CA        94080   SFD          7.000      6.733       $ 2,794.28          360       1-Jun-29
 5040065      ODESSA                    FL        33556   SFD          7.250      6.750       $ 2,002.87          360       1-Jul-29
 5040129      CHULA VISTA               CA        91910   SFD          6.875      6.608       $ 1,261.30          360       1-May-29
 5040133      SAN RAMON                 CA        94583   SFD          6.875      6.608       $ 2,488.45          360       1-Jun-29
 5040136      FALLBROOK                 CA        92028   SFD          7.625      6.750         $ 721.95          360       1-May-29
 5040144      SEATTLE                   WA        98177   SFD          7.125      6.750       $ 1,414.81          360       1-May-29
 5040147      CORTE MADERA              CA        94925   SFD          7.375      6.750       $ 2,417.37          360       1-May-29
 5040155      RIVERTON                  UT        84065   SFD          7.250      6.750         $ 934.59          360       1-May-29
 5040164      ESCONDIDO                 CA        92026   SFD          7.000      6.733       $ 1,069.81          360       1-May-29
 5040165      HOLLY                     MI        48442   SFD          7.250      6.750         $ 900.47          360       1-May-29
 5040173      IRVINE                    CA        92620   SFD          7.375      6.750       $ 4,032.85          360       1-May-29
 5040174      BURBANK                   CA        91501   SFD          7.375      6.750       $ 3,807.00          360       1-May-29
 5040180      SAN JOSE                  CA        95124   SFD          7.375      6.750        $1,746.03          360       1-May-29
 5040188      SOLANA BEACH              CA        92075   LCO          7.375      6.750        $1,933.89          360       1-May-29
 5040192      SAN CLEMENTE              CA        92672   SFD          7.125      6.750       $ 1,893.15          360       1-May-29
 5040199      SOLANA BEACH              CA        92075   SFD          7.375      6.750       $ 2,223.97          360       1-May-29
 5040206      DUBLIN                    CA        94568   SFD          7.000      6.733       $ 1,277.05          360       1-May-29
 5040210      SUNNYVALE                 CA        94087   SFD          7.500      6.750        $3,139.48          360       1-May-29
 5040211      PASADENA                  CA        91106   SFD          7.125      6.750       $ 4,320.22          360       1-May-29
 5040212      KEY WEST                  FL        33040   SFD          7.375      6.750        $1,526.40          360       1-May-29
 5040214      COLORADOSPRINGS           CO        80906   SFD          7.375      6.750        $1,346.82          360       1-May-29
 5040224      SAN JOSE                  CA        95135   SFD          7.125      6.750       $ 3,087.32          360       1-May-29
 5040227      INCLINE VILLAGE           NV        89450   SFD          6.875      6.608        $2,186.26          360       1-May-29
 5040231      WOODLAND HILLS            UT        84653   SFD          7.125      6.750        $1,866.20          360       1-May-29
 5040244      MORGAN HILL               CA        95037   SFD          7.250      6.750        $2,150.22          360       1-May-29
 5040255      MEDFORD                   OR        97504   SFD          7.125      6.750         $ 736.04          360       1-May-29
 5040262      RENTON                    WA        98058   SFD          7.375      6.750        $1,027.38          360       1-May-29
 5040266      SEATTLE                   WA        98146   SFD          7.000      6.733         $ 332.65          360       1-May-29
 5040273      PHOENIX                   AZ        85045   SFD          7.625      6.750         $ 955.88          360       1-May-29
 5040293      PORTLAND                  OR        97233   SFD          7.875      6.750       $ 1,101.38          360       1-May-29
 5040300      SCOTTS VALLEY             CA        95066   SFD          7.125      6.750       $ 2,198.01          360       1-May-29
 5040307      CARNELIAN BAY             CA        96140   SFD          7.625      6.750         $ 856.43          360       1-May-29
 5040311      SAN DIEGO                 CA        92122   SFD          7.250      6.750       $ 1,910.09          360       1-May-29
 5040313      ARVADA                    CO        80003   SFD          7.500      6.750       $ 1,111.75          360       1-May-29
 5040318      SAN ANTONIO               TX        78258   SFD          7.500      6.750        $1,840.34          360       1-Jul-29
 5040328      SAN DIEGO                 CA        92117   LCO          7.000      6.733         $ 432.45          360       1-May-29
 5040344      JAMAICA PLAIN             MA        02130   LCO          7.375      6.750       $ 2,072.03          360       1-Nov-28
 5040356      DALLAS                    TX        75287   SFD          7.375      6.750        $2,628.71          360       1-Jun-29
 5040362      BEAVERTON                 OR        97005   SFD          7.625      6.750         $ 692.93          360       1-May-29
 5040390      LOS ANGELES               CA        90024   SFD          7.000      6.733        $4,124.88          360       1-May-29
 5040416      BREA                      CA        92821   SFD          7.500      6.750       $ 2,048.70          360       1-May-29
 5040426      REDDING                   CA        96001   SFD          7.125      6.750         $ 303.17          360       1-May-29
 5040473      PLEASANTON                CA        94588   SFD          8.250      6.750       $ 3,906.59          360       1-Jul-29
 5040477      FREMONT                   CA        94539   SFD          8.875      6.750       $ 2,378.98          360       1-Jul-29
 5040481      SUNNYVALE                 CA        94086   SFD          8.625      6.750       $ 2,325.60          360       1-Jul-29
 5040506      WARRINGTON                PA        18976   SFD          7.000      6.733        $2,128.97          360       1-Jun-29
 5040511      DALLAS                    TX        75230   SFD          7.250      6.750        $2,148.86          360       1-Jun-29
 5040516      WHITESTONE                NY        11357   SFD          7.375      6.750        $1,933.90          360       1-Jul-29
 5040533      WASHINGTON                DC        20011   SFD          7.500      6.750        $2,080.17          360       1-Jul-29
 5040659      SAN RAMON                 CA        94583   SFD          7.625      6.750        $2,057.56          360       1-Apr-29
 5040704      PENN VALLEY               PA        19072   SFD          6.625      6.358        $2,305.12          360       1-Jul-29
 5040707      HOUSTON                   TX        77041   SFD          7.125      6.750        $1,926.84          360       1-Jun-29
 5040709      WOODMERE                  NY        11598   SFD          7.250      6.750        $2,217.08          360       1-Jul-29
 5040769      MILPITAS                  CA        95035   SFD          8.625      6.750       $ 1,905.59          360       1-Jul-29
 5040778      ARROYO GRANDE             CA        93420   SFD          7.250      6.750        $2,831.03          360       1-May-29
 5040811      SARATOGA                  CA        95070   SFD          8.250      6.750       $ 5,349.02          360       1-Jul-29
 5040816      HUNTINGTON BEACH          CA        92647   SFD          7.125      6.750       $ 2,021.16          360       1-May-29
 5040823      APTOS                     CA        95003   SFD          6.875      6.608         $ 988.68          360       1-May-29
 5040825      LOS ANGELES               CA        91311   SFD          7.000      6.733       $ 2,262.03          360       1-May-29
 5040826      PETALUMA                  CA        94954   SFD          7.375      6.750       $ 1,547.12          360       1-May-29
 5040836      TOPANGA                   CA        90290   SFD          7.250      6.750       $ 1,391.64          360       1-May-29
 5040839      DELRAY BEACH              FL        33446   SFD          7.500      6.750        $2,027.73          360       1-May-29
 5040840      BELLEVUE                  WA        98006   SFD          7.000      6.733        $2,339.21          360       1-May-29
 5040841      LAKELAND                  FL        33803   SFD          8.000      6.750         $ 909.87          360       1-Jun-29
 5040843      AUBURN                    CA        95602   SFD          7.500      6.750         $ 950.93          360       1-May-29
 5040846      VANCOUVER                 WA        98664   SFD          7.250      6.750         $ 477.52          360       1-May-29
 5040847      PASADENA                  CA        91104   SFD          7.375      6.750       $ 1,795.76          360       1-May-29
 5040861      SAN DIEGO                 CA        92130   SFD          7.000      6.733        $2,128.97          360       1-May-29
 5040863      PORTLAND                  OR        97266   SFD          7.125      6.750         $ 755.24          360       1-May-29
 5040865      LA JOLLA                  CA        92037   SFD          7.500      6.750       $ 3,054.17          360       1-Jul-29
 5040868      WEST LINN                 OR        97068   SFD          7.375      6.750       $ 1,851.01          360       1-May-29
 5040869      PHOENIX                   AZ        85027   SFD          7.250      6.750         $ 767.45          360       1-May-29
 5040871      FREMONT                   CA        94539   SFD          7.375      6.750       $ 1,329.55          360       1-May-29
 5040874      SNOQUALMIE                WA        98065   SFD          7.125      6.750        $2,045.41          360       1-May-29
 5040879      SAN DIEGO                 CA        92122   SFD          7.375      6.750       $ 1,650.71          360       1-May-29
 5040880      POWAY                     CA        92064   SFD          7.500      6.750       $ 3,296.80          360       1-May-29
 5040882      PHOENIX                   AZ        85027   SFD          7.500      6.750         $ 576.85          360       1-May-29
 5040884      PALO ALTO                 CA        94306   SFD          7.250      6.750       $ 2,524.06          360       1-May-29
 5040889      SAN DIEGO                 CA        92103   SFD          6.875      6.608       $ 4,270.04          360       1-May-29
 5040902      SPANISH FORK              UT        84660   SFD          7.625      6.750       $ 2,038.45          360       1-May-29
 5040905      LOS ANGELES               CA        90024   SFD          7.500      6.750        $2,547.24          360       1-Jun-29
 5040915      YELM                      WA        98597   SFD          7.500      6.750         $ 758.65          360       1-May-29
 5040983      PONTE VEDRA BEACH         FL        32082   SFD          7.250      6.750        $3,001.58          360       1-Jun-29
 5041049      MARCO ISLAND              FL        34145   HCO          7.250      6.750       $ 1,787.31          360       1-Jul-29
 5041068      LOS GATOS                 CA        95030   SFD          7.000      6.733       $ 3,659.17          360       1-Jul-29
 5041092      UNION CITY                CA        94587   SFD          7.250      6.750       $ 2,117.13          360       1-Mar-29
 5041094      BIG SKY                   MT        59716   SFD          7.250      6.750        $3,410.88          360       1-Apr-29
 5041103      PLEASANTON                CA        94588   SFD          6.875      6.608        $2,075.90          360       1-May-29
 5041118      ANAHEIM                   CA        92807   SFD          7.125      6.750        $1,734.83          360       1-May-29
 5041144      SOUTHLAKE                 TX        76092   SFD          7.375      6.750        $2,166.65          360       1-Jun-29
 5041159      BELMONT                   CA        94002   SFD          7.125      6.750        $4,379.18          360       1-Apr-29
 5041181      WINCHESTER                MA        01890   SFD          6.750      6.483       $ 2,185.78          360       1-Nov-28
 5041193      MANHATTAN BEACH           CA        90266   LCO          7.000      6.733       $ 2,602.66          360       1-Apr-29
 5041214      BURLINGAME                CA        94010   SFD          7.250      6.750       $ 3,751.97          360       1-Jul-29
 5041222      FOSTER CITY               CA        94404   SFD          8.250      6.750       $ 2,156.14          360       1-Jun-29
 5041248      CULVER CITY               CA        90230   SFD          7.375      6.750        $1,823.39          360       1-Jun-29
 5041346      EVANSTON                  IL        60201   SFD          7.125      6.750       $ 2,021.16          360       1-Apr-29
 5041357      UNION CITY                CA        94587   SFD          7.625      6.750        $1,769.49          360       1-Jun-29
 5041371      VALLEY CENTER             CA        92082   SFD          7.125      6.750       $ 1,935.59          360       1-Mar-29
 5041387      THREE RIVERS              MI        49093   SFD          7.000      6.733        $1,856.20          360       1-Dec-28
 5041393      CALABASAS                 CA        91302   SFD          7.375      6.750       $ 5,159.35          360       1-Jun-29
 5041394      LAGUNA NIGUEL             CA        92677   SFD          7.000      6.733        $1,796.32          360       1-Jun-29
 5041416      HATTIESBURG               MS        39402   SFD          6.875      6.608       $ 2,384.65          360       1-Apr-29
 5041443      APTOS                     CA        95003   SFD          6.750      6.483       $ 1,774.57          360       1-Mar-29
 5041444      ALAMO                     CA        94507   SFD          6.875      6.608        $1,830.87          360       1-Mar-29
 5041463      LAFAYETTE                 CA        94549   SFD          7.000      6.733        $1,836.24          360       1-Mar-29
 5041474      CHESTERFIELD              MO        63017   SFD          6.875      6.608       $ 2,158.01          360       1-Mar-29
 5041482      NEWTON CENTER             MA        02159   SFD          7.000      6.733       $ 2,268.68          360       1-Jan-29
 5041486      DANVILLE                  CA        94526   SFD          7.000      6.733       $ 1,857.53          360       1-Mar-29
 5041492      BELL CANYON               CA        91307   SFD          7.250      6.750       $ 3,083.44          360       1-May-29
 5041511      ST LOUIS                  MO        63131   SFD          6.875      6.608        $2,627.72          360       1-Mar-29
 5041523      PLYMOUTH                  CA        95669   SFD          7.375      6.750        $2,541.68          360       1-May-29
 5041533      VERNON HILLS              IL        60061   SFD          7.125      6.750       $ 2,021.16          360       1-Mar-29
 5041539      MONTEBELLO                CA        90640   SFD          7.375      6.750        $2,091.02          360       1-May-29
 5041541      JACKSON                   WY        83001   SFD          7.250      6.750       $ 6,276.02          360       1-May-29
 5041556      THOUSAND OAKS             CA        91360   SFD          7.500      6.750       $ 1,510.30          360       1-May-29
 5041562      HOLLISTER                 CA        95023   SFD          6.875      6.608       $ 2,299.26          360       1-Mar-29
 5041568      SAN CLEMENTE              CA        92673   SFD          7.250      6.750        $2,747.46          360       1-May-29
 5041569      BOULDER CREEK             CA        95006   SFD          6.875      6.608        $3,301.07          360       1-May-29
 5041572      WEST JORDAN               UT        84088   SFD          7.250      6.750         $ 785.87          360       1-May-29
 5041574      BELLAIRE                  TX        77401   SFD          6.625      6.358        $3,882.21          360       1-Mar-29
 5041582      BURLINGAME                CA        94010   SFD          7.125      6.750        $5,965.78          360       1-May-29
 5041584      COVINA AREA               CA        91724   SFD          7.750      6.750        $3,385.05          360       1-Apr-29
 5041592      PEORIA                    AZ        85381   SFD          7.375      6.750         $ 593.98          360       1-May-29
 5041609      OAKLAND                   CA        94610   SFD          6.875      6.608       $ 2,575.17          360       1-Apr-29
 5041613      DEL MAR                   CA        92014   SFD          7.625      6.750       $ 2,873.64          360       1-May-29
 5041615      LAGUNA NIGUEL             CA        92677   SFD          7.125      6.750        $2,122.22          360       1-Jun-29
 5041617      SKILLMAN                  NJ        08558   SFD          6.250      5.983       $ 1,785.58          360       1-Apr-29
 5041632      DANVILLE                  CA        94526   PUD          7.000      6.733       $ 1,785.67          360       1-May-29
 5041640      FRANKTOWN                 CO        80116   SFD          7.625      6.750       $ 2,519.75          360       1-May-29
 5041646      BOONTON TOWNSHIP          NJ        07005   SFD          7.500      6.750       $ 2,622.05          360       1-May-29
 5041647      CUPERTINO                 CA        95014   PUD          7.500      6.750       $ 2,181.55          360       1-Jul-29
 5041657      SAN FRANCISCO             CA        94114   SFD          6.750      6.483        $3,106.79          360       1-Apr-29
 5041662      WHITESTONE                NY        11357   SFD          7.625      6.750        $1,840.27          360       1-Jun-29
 5041665      OGDEN                     UT        84414   SFD          7.125      6.750        $1,748.30          360       1-May-29
 5041669      SAN JOSE                  CA        95123   SFD          7.125      6.750        $1,988.82          360       1-May-29
 5041674      DIX HILLS                 NY        11746   SFD          7.250      6.750       $ 2,646.85          360       1-Dec-28
 5041676      THOUSAND OAKS             CA        91360   SFD          7.000      6.733       $ 1,735.11          360       1-May-29
 5041680      AURORA                    CO        80017   SFD          7.625      6.750         $ 781.40          360       1-May-29
 5041688      SAN FRANCISCO             CA        94115   SFD          6.875      6.608        $3,783.91          360       1-May-29
 5041693      PALO ALTO                 CA        94306   SFD          7.125      6.750        $4,379.18          360       1-May-29
 5041695      KAMAS                     UT        84036   SFD          7.875      6.750       $ 3,154.05          360       1-May-29
 5041704      SAN JOSE                  CA        95125   SFD          7.625      6.750       $ 1,557.15          360       1-May-29
 5041706      SAN DIEGO                 CA        92116   SFD          7.250      6.750       $ 2,387.62          360       1-May-29
 5041713      SEAL BEACH                CA        90740   SFD          7.000      6.733        $2,650.57          360       1-Jul-29
 5041728      BEND                      OR        97701   SFD          7.375      6.750         $ 828.81          360       1-May-29
 5041763      GRANTS PASS               OR        97527   SFD          7.500      6.750         $ 606.92          360       1-May-29
 5041764      CANTON                    GA        30115   SFD          7.000      6.733        $1,692.97          360       1-Jun-29
 5041767      BOULDER CREEK             CA        95006   SFD          7.500      6.750       $ 1,713.08          360       1-May-29
 5041854      ROBBINSVILLE              NJ        08691   SFD          8.000      6.750       $ 1,614.29          360       1-Jun-29
 5041916      PRINCETON                 NJ        08540   SFD          6.500      6.233        $1,833.00          360       1-Jul-29
 5041922      SAN FRANCISCO             CA        94115   LCO          7.250      6.750        $2,095.65          360       1-May-29
 5041939      MOUNTAIN VIEW             CA        94043   SFD          6.750      6.483       $ 1,867.97          360       1-Apr-29
 5041942      WALNUT CREEK              CA        94598   SFD          7.500      6.750        $3,146.47          360       1-Jul-29
 5041944      BRYN MAWR                 PA        19010   SFD          6.875      6.608       $ 4,270.04          360       1-Jan-29
 5041945      DENVER                    CO        80209   SFD          6.875      6.608       $ 1,778.63          360       1-Feb-29
 5041947      MOORESTOWN                NJ        08057   SFD          6.875      6.608        $2,128.45          360       1-Apr-29
 5041950      ORINDA                    CA        94563   SFD          7.125      6.750        $2,032.61          360       1-Apr-29
 5041964      NORTH CALDWELL            NJ        07006   SFD          7.125      6.750       $ 1,940.31          360       1-Feb-29
 5041965      REISTERSTOWN              MD        21136   SFD          6.875      6.608       $ 1,924.81          360       1-Mar-29
 5041976      CENTREVILLE               VA        20121   SFD          6.750      6.483       $ 1,885.19          360       1-Mar-29
 5041986      AVALON                    NJ        08202   SFD          6.875      6.608       $ 2,299.26          360       1-Jan-29
 5041994      WESTERVILLE               OH        43081   SFD          7.125      6.750       $ 2,155.90          360       1-Mar-29
 5041998      BURBANK                   CA        91506   SFD          7.250      6.750       $ 1,773.66          360       1-Mar-29
 5042001      PHOENIXVILLE              PA        19460   SFD          7.375      6.750       $ 2,956.09          360       1-Jul-29
 5042007      BELMONT                   CA        94002   SFD          7.125      6.750       $ 2,358.02          360       1-Apr-29
 5042012      PALO ALTO                 CA        94306   SFD          7.250      6.750        $2,483.13          360       1-Mar-29
 5042077      SAN JOSE                  CA        95130   SFD          7.250      6.750       $ 1,821.42          360       1-Apr-29
 5042183      LEESBURG                  VA        20176   SFD          6.750      6.483       $ 1,691.55          360       1-Jul-29
 5042203      SANTA ANA                 CA        92705   SFD          7.750      6.750        $2,865.65          360       1-Jul-29
 5042218      ROLLING HILLS             CA        90274   SFD          8.250      6.750        $7,324.85          360       1-Jun-29
 5042222      JACKSONVILLE              FL        32259   SFD          7.250      6.750       $ 1,746.71          360       1-Jun-29
 5042224      IRVINE                    CA        92604   SFD          7.625      6.750       $ 1,976.87          360       1-Jun-29
 5042277      PALO ALTO                 CA        94306   LCO          7.875      6.750       $ 2,407.24          360       1-Jul-29
 5042357      ROWLAND HEIGHTS           CA        91748   SFD          7.500      6.750        $1,048.82          360       1-May-29
 5042363      LOS ANGELES               CA        90044   SFD          7.500      6.750         $ 867.03          360       1-May-29
 5042377      TORRANCE                  CA        90501   SFD          7.250      6.750       $ 2,073.82          360       1-May-29
 5042388      LOS ANGELES               CA        91364   SFD          7.375      6.750       $ 1,685.25          360       1-May-29
 5042397      ANAHEIM                   CA        92802   SFD          7.500      6.750       $ 1,076.79          360       1-May-29
 5042408      YELM                      WA        98597   SFD          7.250      6.750         $ 477.52          360       1-May-29
 5042413      FOUNTAIN VALLEY           CA        92708   SFD          7.500      6.750       $ 1,734.05          360       1-May-29
 5042433      FOUNTAIN HILLS            AZ        85268   SFD          7.125      6.750       $ 1,555.95          360       1-May-29
 5042434      AUBURN HILLS              MI        48326   SFD          7.375      6.750       $ 2,051.31          360       1-Jun-29
 5042439      KEY WEST                  FL        33040   PUD          7.000      6.733         $ 718.53          360       1-May-29
 5042441      CORONA                    CA        91719   SFD          7.250      6.750        $1,822.43          360       1-May-29
 5042443      SAN DIEGO                 CA        92037   SFD          7.250      6.750        $2,742.35          360       1-May-29
 5042448      LOS ANGELES               CA        90026   SFD          7.375      6.750       $ 1,787.13          360       1-Jun-29
 5042455      DENVER                    CO        80207   SFD          7.375      6.750         $ 483.47          360       1-May-29
 5042456      FALLBROOK                 CA        92028   SFD          7.125      6.750       $ 2,155.90          360       1-May-29
 5042462      DANVILLE                  CA        94526   SFD          7.125      6.750       $ 3,422.50          360       1-May-29
 5042463      MARIETTA                  GA        30068   SFD          6.875      6.608       $ 1,951.08          360       1-Jul-29
 5042468      DEL MAR                   CA        92014   SFD          7.375      6.750       $ 3,453.38          360       1-May-29
 5042471      SAN FRANCISCO             CA        94110   SFD          7.500      6.750       $ 1,985.77          360       1-May-29
 5042474      GARDEN GROVE              CA        92843   SFD          7.625      6.750       $ 1,051.78          360       1-May-29
 5042484      SEATTLE                   WA        98136   SFD          7.375      6.750        $2,092.75          360       1-May-29
 5042489      ORINDA                    CA        94563   SFD          6.875      6.608       $ 1,622.61          360       1-May-29
 5042503      LA SELVA BEACH            CA        95076   SFD          7.375      6.750        $1,933.90          360       1-May-29
 5042524      SANTA ROSA                CA        95409   SFD          7.375      6.750       $ 3,011.34          360       1-May-29
 5042527      SAN DIEGO                 CA        92120   SFD          7.000      6.733       $ 1,057.83          360       1-May-29
 5042529      SAN DIEGO                 CA        92101   HCO          7.125      6.750         $ 353.70          360       1-May-29
 5042531      SALINAS                   CA        93908   SFD          7.250      6.750        $2,182.97          360       1-May-29
 5042532      DENVER                    CO        80239   SFD          7.500      6.750         $ 419.53          360       1-May-29
 5042539      LONG BEACH                CA        90803   SFD          7.500      6.750        $2,359.85          360       1-May-29
 5042542      SAN JOSE                  CA        95129   PUD          7.000      6.733       $ 1,330.61          360       1-May-29
 5042545      SANTEE                    CA        92071   PUD          7.375      6.750         $ 538.04          360       1-May-29
 5042554      CARLSBAD                  CA        92009   LCO          7.500      6.750        $2,017.23          360       1-May-29
 5042559      KUNA                      ID        83634   SFD          7.375      6.750         $ 856.44          360       1-May-29
 5042561      HARBOR CITY AREA          CA        90710   SFD          7.500      6.750       $ 1,041.83          360       1-May-29
 5042587      SPOKANE                   WA        99223   SFD          7.125      6.750       $ 1,179.01          360       1-May-29
 5042602      AVONDALE                  AZ        85323   SFD          7.750      6.750       $ 1,126.20          360       1-May-29
 5042605      CHICO                     CA        95926   SFD          7.500      6.750         $ 587.34          360       1-May-29
 5042606      PETALUMA                  CA        94952   SFD          7.500      6.750       $ 2,048.70          360       1-May-29
 5042614      CARLSBAD                  CA        92008   LCO          7.625      6.750       $ 1,070.18          360       1-May-29
 5042673      WINDERMERE                FL        34786   SFD          7.000      6.733        $1,909.42          360       1-Jun-29
 5042686      NEW CANAAN                CT        06840   SFD          7.500      6.750       $ 3,496.08          360       1-Jul-29
 5042772      FORT MYERS                FL        33908   SFD          7.125      6.750       $ 1,994.21          360       1-Jul-29
 5042794      DANVILLE                  CA        94506   SFD          7.375      6.750       $ 2,072.03          360       1-Jul-29
 5042799      ARLINGTON                 VA        22207   SFD          7.000      6.733        $2,208.81          360       1-Jul-29
 5042907      LOS ANGELES               CA        90049   SFD          7.000      6.733        $4,091.62          360       1-Apr-29
 5042919      WYCKOFF                   NJ        07481   SFD          7.375      6.750        $1,764.68          360       1-Jul-29
 5042987      MISSION VIEJO             CA        92692   SFD          7.250      6.750        $2,831.04          360       1-Jun-29
 5042989      FREMONT                   CA        94538   SFD          8.625      6.750       $ 2,084.48          360       1-Jul-29
 5042997      CLARKSON VALLEY           MO        63005   SFD          7.750      6.750       $ 2,116.64          360       1-Jun-29
 5043036      CLARKSON VALLEY           MO        63005   SFD          7.000      6.733        $1,796.32          360       1-Mar-29
 5043081      WEST BLOOMFIELD           MI        48322   LCO          7.500      6.750       $ 2,726.94          360       1-Apr-29
 5043108      SAN FRANCISCO             CA        94131   LCO          7.125      6.750       $ 2,593.82          360       1-Apr-29
 5043157      CROWNSVILLE               MD        21032   SFD          6.875      6.608        $1,905.09          360       1-Mar-29
 5043226      PEMBROKE PINES            FL        33028   SFD          7.875      6.750         $ 706.22          360       1-Jul-29
 5043275      SCOTTS VALLEY             CA        95066   SFD          7.000      6.733       $ 2,195.50          360       1-Mar-29
 5043288      FAYETTEVILLE              AR        72704   SFD          6.875      6.608       $ 2,949.28          360       1-Feb-29
 5043318      CLOVERDALE                CA        95425   SFD          8.000      6.750         $ 939.22          360       1-May-29
 5043325      WINDHAM                   NH        03087   SFD          6.875      6.608       $ 2,200.72          360       1-Jan-29
 5043342      ENCINITAS                 CA        92024   SFD          7.500      6.750        $1,489.33          360       1-May-29
 5043356      NEWARK                    DE        19711   SFD          7.250      6.750       $ 1,705.45          360       1-Mar-29
 5043357      OAKLAND                   CA        94619   SFD          7.375      6.750         $ 922.06          360       1-May-29
 5043359      BAINBRIDGE ISLAND         WA        98110   SFD          6.875      6.608        $2,482.21          360       1-Apr-29
 5043362      WILLIAMSBURG              VA        23185   SFD          7.625      6.750        $4,100.96          360       1-Aug-28
 5043380      LITCHFIELD PARK           AZ        85340   SFD          7.750      6.750        $1,948.64          360       1-May-29
 5043388      VALLEY CENTER             CA        92082   SFD          7.625      6.750       $ 1,793.55          360       1-Oct-28
 5043389      GAITHERSBURG              MD        20879   SFD          7.500      6.750       $ 1,688.61          360       1-Apr-28
 5043401      SACRAMENTO                CA        95822   SFD          7.375      6.750         $ 856.44          360       1-May-29
 5043414      SHARON                    VT        05065   SFD          7.625      6.750       $ 2,038.45          360       1-Jan-29
 5043430      SIMI VALLEY               CA        93065   LCO          7.750      6.750        $2,077.96          360       1-Sep-28
 5043452      WILMINGTON                DE        19707   SFD          6.375      6.108       $ 2,183.55          360       1-Mar-29
 5043459      MARTINEZ                  CA        94553   SFD          7.000      6.733       $ 1,751.75          360       1-Feb-29
 5043474      TUSTIN                    CA        92780   SFD          7.000      6.733        $1,306.65          360       1-May-29
 5043475      WESTPORT                  CT        06880   SFD          6.875      6.608       $ 3,284.65          360       1-Jul-29
 5043487      PRESCOTT                  AZ        86303   SFD          7.125      6.750        $1,967.26          360       1-Jun-29
 5043491      SIMI VALLEY               CA        93065   SFD          7.500      6.750       $ 2,110.23          360       1-Sep-28
 5043499      SAN JOSE                  CA        95127   SFD          7.375      6.750       $ 2,154.91          360       1-May-29
 5043501      MOUNTAIN VIEW             CA        94043   LCO          7.125      6.750       $ 1,994.21          360       1-Apr-29
 5043506      EAGLE RIVER               AK        99577   SFD          7.500      6.750        $2,705.96          360       1-Jun-29
 5043530      MORGAN HILL               CA        95037   SFD          7.250      6.750        $3,213.06          360       1-Mar-29
 5043533      ELLICOTT CITY             MD        21042   SFD          6.375      6.108        $1,843.54          360       1-Mar-29
 5043538      WELLINGTON                CO        80538   SFD          7.125      6.750       $ 1,987.47          360       1-Oct-28
 5043539      WEST BLOOMFIELD           MI        48323   SFD          7.875      6.750        $2,124.45          360       1-Feb-29
 5043554      LOUISVILLE                CO        80027   SFD          7.375      6.750        $1,943.22          360       1-Mar-28
 5043555      BRAINTREE                 MA        02184   LCO          7.000      6.733        $1,709.83          360       1-Apr-29
 5043563      GREELEY                   CO        80634   SFD          7.000      6.733       $ 1,729.79          360       1-Apr-29
 5043571      NORTH ANDOVER             MA        01845   SFD          7.250      6.750        $2,461.30          360       1-Jul-28
 5043587      WESTON                    FL        33327   SFD          7.125      6.750       $ 2,927.99          360       1-Jul-29
 5043595      ELIZABETH                 CO        80107   SFD          6.625      6.358        $1,984.93          360       1-Jun-29
 5043600      PHOENIX                   AZ        85018   SFD          7.000      6.733       $ 2,980.56          360       1-Mar-29
 5043618      PLEASANTON                CA        94588   SFD          6.750      6.483       $ 1,718.79          360       1-Mar-29
 5043641      DIX HILLS                 NY        11746   SFD          7.000      6.733        $1,942.69          360       1-Feb-29
 5043937      SAN ANTONIO               TX        78209   SFD          7.000      6.733       $ 2,262.03          360       1-Jul-29
 5043954      FAIRFIELD                 CT        06430   SFD          7.875      6.750       $ 2,256.42          360       1-Jul-29
 5043965      VACAVILLE                 CA        95688   SFD          7.000      6.733       $ 2,741.05          360       1-Jun-29
 5044150      SAN LEANDRO               CA        94579   SFD          8.000      6.750        $2,318.70          360       1-Jun-29
 5044217      NEW YORK                  NY        10021   HCO          7.500      6.750       $ 2,971.67          360       1-Jul-29
 5044220      HEATH                     TX        75087   SFD          6.375      6.108       $ 2,370.71          360       1-May-29
 5044224      DALLAS                    TX        75229   SFD          7.250      6.750        $2,667.31          360       1-Jul-29
 5044242      FAIRFAX STATION           VA        22039   SFD          7.250      6.750        $2,217.08          360       1-Apr-29
 5044248      MASSAPEQUA PARK           NY        11762   SFD          6.875      6.608        $2,076.56          360       1-Jul-29
 5044285      WOODSTOCK                 VT        05091   SFD          8.000      6.750         $ 733.77          360       1-Jul-29
 5044290      SAN JOSE                  CA        95123   LCO          7.875      6.750        $2,018.60          360       1-Jul-29
 5044327      BRAINTREE                 MA        02185   SFD          7.500      6.750       $ 2,094.85          360       1-May-29
 5044341      GRANITE BAY               CA        95746   SFD          7.000      6.733       $ 1,995.91          360       1-May-29
 5044361      OREM                      UT        84058   SFD          7.125      6.750        $2,075.05          360       1-Jun-29
 5044363      WESTERVILLE               OH        43081   SFD          7.500      6.750        $2,691.98          360       1-Jul-29
 5044364      LAYTONVILLE               CA        95454   SFD          7.500      6.750       $ 1,150.21          360       1-May-29
 5044373      LEHI                      UT        84043   SFD          7.250      6.750        $1,088.07          360       1-Jun-29
 5044377      SAN RAFAEL                CA        94901   SFD          7.375      6.750        $3,867.79          360       1-May-29
 5044395      CHARLOTTE                 NC        28216   SFD          7.000      6.733       $ 2,209.80          360       1-May-29
 5044398      QUEEN CREEK               AZ        85242   SFD          7.500      6.750        $1,398.43          360       1-May-29
 5044405      ENGLEWOOD                 CO        80111   SFD          7.500      6.750       $ 1,125.74          360       1-May-29
 5044406      HAMILTON                  MT        59840   SFD          7.500      6.750        $1,073.99          360       1-May-29
 5044407      SOUTH PASADENA            FL        33707   SFD          7.375      6.750         $ 416.14          360       1-May-29
 5044434      SAN ANTONIO               TX        78248   SFD          7.500      6.750       $ 1,778.80          360       1-Jul-29
 5044439      GRAPEVINE                 TX        76051   SFD          7.375      6.750        $2,475.38          360       1-Jun-29
 5044475      FREMONT                   CA        94539   SFD          7.375      6.750        $1,864.82          360       1-May-29
 5044488      WALNUT CREEK              CA        94598   SFD          7.375      6.750        $2,265.41          360       1-May-29
 5044504      GLENDALE                  CA        91208   SFD          7.250      6.750        $2,182.96          360       1-May-29
 5044529      SAN MARCOS                CA        92069   SFD          7.875      6.750       $ 2,102.71          360       1-Jul-29
 5044574      AUSTIN                    TX        78759   SFD          7.500      6.750       $ 2,119.74          360       1-Jul-29
 5044612      PALATINE                  IL        60074   SFD          7.500      6.750       $ 2,314.41          360       1-Jul-29
 5044688      SAN ANTONIO               TX        78257   SFD          7.375      6.750       $ 3,810.81          360       1-Jun-29
 5044750      EVERETT                   WA        98203   SFD          7.250      6.750       $ 1,841.88          360       1-Jun-29
 5045049      AUSTIN                    TX        78705   SFD          7.250      6.750       $ 1,795.49          360       1-Jul-29
 5045090      WALNUT CREEK              CA        94596   SFD          7.500      6.750       $ 2,153.59          360       1-Jul-29
 5045237      FAIRFAX                   VA        22031   SFD          7.250      6.750       $ 1,814.59          360       1-Jul-29
 5045291      CORONA                    CA        91720   SFD          7.250      6.750         $ 467.29          360       1-Jul-29
 5045439      WESTPORT                  CT        06880   SFD          7.750      6.750       $ 7,164.13          360       1-Jul-29
 5045444      LAFAYETTE                 CA        94549   SFD          6.875      6.608       $ 2,102.18          360       1-Jul-29
 5045648      SAN JOSE                  CA        95116   SFD          7.125      6.750       $ 2,273.80          360       1-May-29
 5045758      NEEDHAM                   MA        02192   SFD          6.875      6.608       $ 2,299.26          360       1-Jul-29
 5045815      WOODINVILLE               WA        98072   SFD          7.375      6.750        $1,864.83          360       1-Jul-29
 5045884      POTOMAC                   MD        20854   SFD          7.625      6.750       $ 6,286.62          360       1-May-29
 5045944      DUBLIN                    CA        94568   SFD          8.000      6.750       $ 2,502.88          360       1-Jun-29
 5045966      CABIN JOHN                MD        20818   SFD          7.375      6.750       $ 1,961.52          360       1-Jun-29
 5045975      COCKEYSVILLE              MD        21030   SFD          7.125      6.750        $4,042.31          360       1-May-29
 5045996      COEUR D' ALENE            ID        83814   SFD          7.250      6.750        $1,923.74          360       1-Jul-29
 5045998      MALIBU                    CA        90265   SFD          7.000      6.733       $ 1,523.54          360       1-May-29
 5046021      WESTON                    MA        02493   SFD          7.375      6.750        $2,265.41          360       1-May-29
 5046033      PASDENA                   MD        21122   SFD          7.000      6.733        $1,929.38          360       1-May-29
 5046055      SCOTTSDALE                AZ        85260   SFD          7.250      6.750        $1,637.22          360       1-Jun-29
 5046076      CERRITOS                  CA        90703   SFD          7.500      6.750        $2,971.66          360       1-May-29
 5046088      AGOURA HILLS              CA        91301   SFD          7.125      6.750        $1,923.47          360       1-May-29
 5046098      DAVIDSONVILLE             MD        21035   SFD          7.250      6.750       $ 3,843.38          360       1-May-29
 5046138      AUSTIN                    TX        78730   SFD          6.875      6.608       $ 2,496.33          360       1-May-29
 5046155      TORRANCE                  CA        90503   SFD          7.250      6.750        $2,182.96          360       1-Jun-29
 5046161      GLEN ROCK                 NJ        07452   SFD          6.875      6.608        $1,960.93          360       1-May-29
 5046168      EL CAJON                  CA        92019   SFD          7.125      6.750       $ 2,896.99          360       1-May-29
 5046176      SAN DIEGO                 CA        92131   SFD          7.500      6.750       $ 1,644.55          360       1-May-29
 5046199      SALEM                     UT        84653   SFD          7.125      6.750        $2,219.23          360       1-Jun-29
 5046207      TELLURIDE                 CO        81435   SFD          7.000      6.733       $ 4,687.06          360       1-May-29
 5046214      LA CANADA FLINTRIDGE      CA        91011   SFD          7.500      6.750        $3,076.54          360       1-May-29
 5046224      GRANITE BAY               CA        95746   SFD          7.125      6.750        $1,872.94          360       1-May-29
 5046226      CLAYTON                   CA        94517   SFD          7.125      6.750       $ 1,697.77          360       1-Jun-29
 5046235      WHITE HALL                MD        21161   SFD          7.625      6.750       $ 1,718.17          360       1-Jan-29
 5046237      REDONDO BEACH             CA        90277   SFD          6.875      6.608        $2,102.83          360       1-May-29
 5046239      OREM                      UT        84057   SFD          7.250      6.750       $ 1,971.49          360       1-Jun-29
 5046249      SANDY                     UT        84093   SFD          7.000      6.733       $ 2,062.44          360       1-May-29
 5046257      ORANGE                    CA        92869   SFD          7.375      6.750       $ 2,030.58          360       1-May-29
 5046261      SIMI VALLEY               CA        93063   SFD          7.250      6.750       $ 2,046.53          360       1-May-29
 5046326      POQUOSON                  VA        23662   SFD          7.000      6.733       $ 1,729.79          360       1-Jul-29
 5046480      SUNNYVALE                 CA        94087   SFD          8.500      6.750        $2,566.25          360       1-Jul-29
 5046492      CAMARILLO                 CA        93010   SFD          7.500      6.750       $ 1,272.57          360       1-May-29
 5046499      SEATTLE                   WA        98109   SFD          6.750      6.483       $ 1,709.71          360       1-Jul-29
 5046503      CASTRO VALLEY             CA        94552   SFD          7.500      6.750         $ 699.22          360       1-May-29
 5046523      WATKINSVILLE              GA        30677   SFD          7.250      6.750        $2,483.13          360       1-Jul-29
 5046600      SUNNYVALE                 CA        94087   SFD          8.875      6.750       $ 2,410.81          360       1-Jul-29
 5046675      ESCONDIDO                 CA        92025   SFD          7.125      6.750       $ 2,479.29          360       1-Jun-29
 5046681      TRAFALGER                 IN        46181   SFD          7.625      6.750       $ 1,778.33          360       1-Jul-29
 5046690      SIMI VALLEY               CA        93065   SFD          7.000      6.733       $ 2,637.93          360       1-Jun-29
 5046712      ESCONDIDO                 CA        92029   SFD          7.125      6.750        $2,716.44          360       1-Jun-29
 5046756      EL SOBRANTE               CA        94803   SFD          7.875      6.750       $ 2,051.95          360       1-Jun-29
 5046794      ACTON                     MA        01720   SFD          8.000      6.750        $2,017.86          360       1-Jun-29
 5046807      UNION CITY                CA        94587   SFD          7.500      6.750       $ 1,817.96          360       1-May-29
 5046897      SAN FRANCISCO             CA        94131   SFD          7.500      6.750       $ 2,709.46          360       1-May-29
 5046929      LAS VEGAS                 NV        89123   SFD          7.750      6.750       $ 1,289.18          360       1-May-29
 5047055      NEW ROCHELLE              NY        10804   SFD          7.625      6.750       $ 2,264.94          360       1-Jul-29
 5047215      SAN JOSE                  CA        95120   SFD          8.625      6.750       $ 2,177.04          360       1-Jul-29
 5047342      PLACENTIA                 CA        92870   SFD          7.125      6.750       $ 1,721.02          360       1-Jun-29
 5047353      LOS ANGELES               CA        90025   SFD          7.000      6.733       $ 2,195.50          360       1-Jun-29
 5047354      ALAMEDA                   CA        94502   SFD          7.250      6.750        $2,455.84          360       1-Jul-29
 5047364      ALTADENA                  CA        91001   SFD          7.500      6.750       $ 1,950.81          360       1-Jun-29
 5047368      CORTE MADERA              CA        94925   SFD          7.000      6.733        $3,120.27          360       1-Jun-29
 5047375      SAN FRANCISCO             CA        94127   SFD          7.000      6.733       $ 2,095.71          360       1-Jun-29
 5047381      AGOURA                    CA        91301   SFD          7.000      6.733       $ 3,659.17          360       1-Jun-29
 5047387      GLENDORA                  CA        91741   SFD          6.875      6.608       $ 1,970.79          360       1-May-29
 5047403      VISTA AREA                CA        92084   SFD          7.375      6.750       $ 1,761.23          360       1-Jun-29
 5047421      VILLA PARK                CA        92667   SFD          7.000      6.733        $3,991.82          360       1-Jun-29
 5047423      LOS ANGELES               CA        90027   SFD          7.125      6.750       $ 2,260.33          360       1-Jun-29
 5047433      NORTHRIDGE                CA        91325   SFD          6.500      6.233       $ 2,983.37          360       1-Jun-29
 5047435      OAK VIEW                  CA        93022   SFD          7.000      6.733       $ 2,960.60          360       1-Jun-29
 5047438      SAN DIEGO                 CA        92110   SFD          7.000      6.733       $ 2,428.36          360       1-Jun-29
 5047445      LAGUNA NIGUEL             CA        92677   PUD          7.250      6.750        $2,455.84          360       1-May-29
 5047450      IRVINE                    CA        92614   SFD          7.125      6.750       $ 2,155.90          360       1-Jun-29
 5047456      CARLSBAD                  CA        92008   SFD          7.375      6.750       $ 1,916.97          360       1-Jun-29
 5047461      COMMACK                   NY        11725   SFD          6.875      6.608       $ 1,965.61          240       1-Jul-19
 5047464      HIDDEN HILLS              CA        91302   SFD          7.000      6.733       $ 4,158.15          360       1-Jun-29
 5047466      CRESTED BUTTE             CO        81224   SFD          7.000      6.733       $ 1,765.72          360       1-Jun-29
 5047479      VILLA PARK                CA        92681   SFD          7.250      6.750       $ 3,103.91          360       1-Jun-29
 5047481      MILPITAS                  CA        95035   PUD          7.625      6.750       $ 1,775.15          360       1-Jun-29
 5047483      FOUNTAIN VALLEY           CA        92708   SFD          7.000      6.733       $ 2,395.09          360       1-Jun-29
 5047484      ERWINNA                   PA        18920   SFD          7.000      6.733       $ 2,368.48          360       1-Jun-29
 5047491      LOS ANGELES               CA        90731   SFD          7.125      6.750        $2,381.60          360       1-Jun-29
 5047492      AGOURA HILLS              CA        91301   SFD          7.375      6.750        $1,823.39          360       1-Jun-29
 5047504      VENTURA                   CA        93001   SFD          6.875      6.608        $2,627.72          360       1-Jun-29
 5047509      SANTA BARBARA             CA        93111   SFD          7.125      6.750        $2,128.96          360       1-Jun-29
 5047525      PASADENA                  CA        91105   SFD          7.125      6.750        $1,886.42          360       1-Jun-29
 5047534      SEAL BEACH                CA        90740   SFD          7.000      6.733       $ 1,779.02          360       1-Jun-29
 5047538      PASADENA                  CA        91107   SFD          7.000      6.733        $2,441.67          360       1-Jun-29
 5047539      EL SEGUNDO                CA        90245   SFD          6.500      6.233        $2,212.24          360       1-Jun-29
 5047551      BERKELEY                  CA        94708   SFD          7.375      6.750       $ 2,034.04          360       1-Jun-29
 5047564      ORANGE                    CA        92869   SFD          7.000      6.733        $2,837.52          360       1-Jun-29
 5047576      CUPERTINO                 CA        95014   SFD          7.500      6.750       $ 2,342.37          360       1-Jul-29
 5047596      SAN DIEGO                 CA        92019   SFD          7.000      6.733        $2,128.97          360       1-Jun-29
 5047610      SAN DIEGO                 CA        92128   SFD          7.000      6.733        $2,124.98          360       1-Jun-29
 5047622      LOS ANGELES               CA        91604   SFD          7.000      6.733       $ 2,125.65          360       1-Jun-29
 5047627      PALO ALTO                 CA        94303   SFD          7.000      6.733       $ 2,062.44          360       1-Jun-29
 5047643      CHERRY VALLEY AREA        CA        92223   SFD          7.250      6.750       $ 2,046.53          360       1-Jun-29
 5047647      DALLAS                    TX        75214   SFD          7.250      6.750       $ 2,008.33          360       1-Jul-29
 5047648      SCARSDALE                 NY        10583   SFD          7.125      6.750        $2,910.47          360       1-Jun-29
 5047658      EL CAJON                  CA        92021   SFD          7.000      6.733        $2,128.97          360       1-Jun-29
 5047661      HERMOSA BEACH             CA        90254   SFD          7.000      6.733        $2,827.54          360       1-Jun-29
 5047665      DOWNEY                    CA        90240   SFD          7.000      6.733        $1,663.26          360       1-Jun-29
 5047678      SAN MATEO                 CA        94403   SFD          7.000      6.733       $ 2,494.89          360       1-Jun-29
 5047682      SAN MATEO                 CA        94403   SFD          7.000      6.733       $ 2,262.03          360       1-Jun-29
 5047683      TORRANCE                  CA        90505   SFD          7.000      6.733       $ 2,248.73          360       1-Jun-29
 5047687      IRVINE                    CA        92614   SFD          7.000      6.733       $ 2,927.34          360       1-Jun-29
 5047697      LAFAYETTE                 CA        94549   SFD          7.000      6.733        $3,186.80          360       1-Jun-29
 5047706      CORONADO                  CA        92118   LCO          7.000      6.733       $ 2,993.87          360       1-Jun-29
 5047718      TRABUCO CANYON AREA       CA        92679   SFD          7.125      6.750       $ 1,953.79          360       1-Jun-29
 5047741      SAN CLEMENTE              CA        92673   SFD          7.000      6.733       $ 2,371.81          360       1-Jun-29
 5047746      LOS ANGELES               CA        90066   SFD          7.375      6.750       $ 2,244.70          360       1-Jun-29
 5047752      BERKELEY                  CA        94707   SFD          7.000      6.733       $ 2,195.50          360       1-Jun-29
 5047759      BURLINGAME                CA        94010   SFD          7.500      6.750        $3,316.38          360       1-Jun-29
 5047762      PIEDMONT                  CA        94611   SFD          7.000      6.733        $1,862.85          360       1-Jun-29
 5047767      DOWNEY                    CA        90240   SFD          7.125      6.750        $1,899.89          360       1-Jun-29
 5047770      CHINO HILLS               CA        91709   SFD          7.000      6.733       $ 1,729.79          360       1-Jun-29
 5047776      REDMOND                   WA        98052   SFD          7.375      6.750       $ 1,857.92          360       1-Jul-29
 5047778      SAN RAMON                 CA        94583   SFD          7.500      6.750       $ 2,048.70          360       1-Jun-29
 5047788      OCEANSIDE                 CA        92054   SFD          7.125      6.750       $ 1,812.98          360       1-Jun-29
 5047789      SIMI VALLEY               CA        93065   SFD          7.000      6.733        $2,435.01          360       1-Jun-29
 5047791      LIVERMORE                 CA        94550   SFD          7.125      6.750       $ 1,784.01          360       1-Jun-29
 5047794      DALY CITY                 CA        94014   SFD          6.750      6.483        $2,075.52          360       1-Jun-29
 5047798      SAN JOSE                  CA        95128   SFD          7.125      6.750        $2,182.85          360       1-Jun-29
 5047799      EL CAJON                  CA        92020   SFD          7.125      6.750       $ 1,856.10          360       1-Jun-29
 5047808      HUNTINGTON BEACH          CA        92647   SFD          7.250      6.750        $2,182.97          360       1-Jun-29
 5047813      BELMONT                   CA        94002   SFD          7.000      6.733       $ 3,816.18          360       1-Jun-29
 5047821      CALABASAS                 CA        91302   SFD          7.000      6.733       $ 2,661.21          360       1-Jun-29
 5047825      MISSION VIEJO             CA        92692   PUD          7.375      6.750       $ 2,417.37          360       1-Jun-29
 5047839      SOUTHOLD                  NY        11971   SFD          7.000      6.733       $ 2,075.75          360       1-Jun-29
 5047843      AGOURA  AREA              CA        91377   SFD          7.000      6.733       $ 1,705.84          360       1-Jun-29
 5047848      HIGHLAND                  UT        84003   SFD          7.125      6.750       $ 2,021.16          360       1-Jun-29
 5047851      LAGUNA BEACH              CA        92677   SFD          7.500      6.750       $ 2,069.68          360       1-Jun-29
 5047854      CORTE MADERA AREA         CA        94925   SFD          7.125      6.750        $2,241.47          360       1-Jun-29
 5047861      LOS ANGELES               CA        90049   SFD          7.000      6.733       $ 2,727.75          360       1-Jun-29
 5047864      LA HABRA                  CA        90631   SFD          6.500      6.233       $ 2,054.23          360       1-Jun-29
 5047869      FREMONT                   CA        94539   SFD          7.000      6.733        $1,939.36          360       1-Jun-29
 5047871      UPLAND                    CA        91784   SFD          7.000      6.733       $ 2,444.99          360       1-Jun-29
 5047882      SAN DIEGO                 CA        91901   SFD          7.000      6.733       $ 2,113.01          360       1-Jun-29
 5047884      HENDERSON                 NV        89014   SFD          7.000      6.733       $ 3,223.40          360       1-Jun-29
 5047887      FREMONT                   CA        94555   SFD          7.125      6.750       $ 2,021.16          360       1-Jun-29
 5047897      LOS ANGELES               CA        91367   SFD          6.750      6.483        $2,607.37          360       1-Jun-29
 5047903      LAGUNA BEACH              CA        92651   SFD          7.250      6.750       $ 2,387.62          360       1-Jun-29
 5047904      YORBA LINDA               CA        92886   SFD          7.375      6.750        $2,185.99          360       1-Jun-29
 5047906      FOUNTAIN VALLEY           CA        92708   SFD          7.125      6.750        $1,883.05          360       1-Jun-29
 5047910      DANVILLE                  CA        94526   SFD          7.000      6.733        $2,301.95          360       1-Jun-29
 5047923      LAGUNA NIGUEL             CA        92677   SFD          7.125      6.750       $ 2,256.96          360       1-Jun-29
 5047925      MILL VALLEY               CA        94941   SFD          7.500      6.750       $ 2,206.73          360       1-Jun-29
 5047927      YORBA LINDA               CA        92887   PUD          6.625      6.358       $ 3,054.29          360       1-Jun-29
 5047931      MALIBU                    CA        90265   SFD          7.000      6.733        $3,725.70          360       1-Jun-29
 5047940      AGOURA                    CA        91301   SFD          7.125      6.750       $ 2,016.11          360       1-Jun-29
 5047941      PACIFIC PALISADES         CA        90272   SFD          7.000      6.733       $ 1,995.91          360       1-Jun-29
 5047946      HOUSTON                   TX        77019   LCO          7.750      6.750       $ 2,328.34          360       1-Jul-29
 5047950      REDWOOD CITY              CA        94062   SFD          7.000      6.733        $2,166.23          360       1-Jun-29
 5047952      LOS ANGELES               CA        90046   SFD          6.500      6.233        $2,060.55          360       1-Jun-29
 5047962      GLENDALE                  CA        91207   SFD          7.250      6.750       $ 1,773.66          360       1-Jun-29
 5047965      PALO ALTO                 CA        94303   SFD          7.125      6.750       $ 2,223.28          360       1-Jun-29
 5047969      SAN FRANCISCO             CA        94118   LCO          7.250      6.750        $2,754.63          360       1-Jun-29
 5047995      SOLANA BEACH              CA        92075   SFD          7.375      6.750       $ 3,536.26          360       1-Jun-29
 5048343      MISSION VIEJO             CA        92692   PUD          7.125      6.750       $ 2,223.28          360       1-Jun-29
 5048347      MOUNTAIN VIEW             CA        94043   SFD          8.500      6.750        $2,691.20          360       1-Jul-29
 5048383      LUDLOW                    VT        05149   LCO          7.875      6.750       $ 2,175.21          360       1-Jul-29
 5048388      NEW CANAAN                CT        06840   LCO          7.750      6.750        $2,149.24          360       1-Jun-29
 5048392      DAYTON                    MD        21036   SFD          7.250      6.750       $ 2,046.53          360       1-May-29
 5048521      THOUSAND OAKS             CA        91360   SFD          7.125      6.750       $ 1,751.67          360       1-Jun-29
 5048525      WAYNE                     PA        19087   SFD          7.375      6.750       $ 1,795.76          360       1-Jul-29
 5048537      LOS ANGELES               CA        90027   SFD          7.000      6.733        $1,736.44          360       1-Jun-29
 5048546      CERRITOS                  CA        90703   SFD          7.125      6.750       $ 1,778.62          360       1-Jun-29
 5048560      SAN DIEGO                 CA        92129   SFD          7.250      6.750       $ 1,773.66          360       1-Jun-29
 5048565      THOUSAND OAKS             CA        91361   SFD          7.000      6.733       $ 1,769.71          360       1-Jun-29
 5048584      LOS ALTOS                 CA        94024   SFD          7.000      6.733       $ 3,825.49          360       1-Jun-29
 5048596      LOS ANGELES               CA        90064   SFD          7.000      6.733       $ 2,980.56          360       1-Jun-29
 5048619      LOS ANGELES               CA        91324   SFD          7.125      6.750        $2,132.32          360       1-Jun-29
 5048621      MISSION VIEJO             CA        92675   SFD          7.125      6.750       $ 3,484.48          360       1-Jun-29
 5048663      FARMINGDALE               NY        11735   PUD          6.875      6.608       $ 2,400.42          360       1-Jun-29
 5048800      NASHVILLE                 TN        37221   SFD          7.625      6.750        $1,869.28          360       1-Jul-29
 5048879      SHERMAN OAKS              CA        91423   SFD          7.250      6.750       $ 2,432.99          360       1-Jun-29
 5048882      ANAHEIM                   CA        92808   SFD          7.500      6.750        $1,929.84          360       1-Jul-29
 5048960      BOTHELL                   WA        98012   SFD          7.375      6.750        $1,784.02          360       1-Jul-29
 5048969      NEW CANAAN                CT        06840   SFD          7.875      6.750       $ 2,392.73          360       1-Jun-29
 5048972      BOZEMAN                   MT        59715   SFD          7.250      6.750       $ 3,172.12          360       1-Jul-29
 5049021      HERMOSA BEACH             CA        90254   SFD          7.000      6.733        $2,027.85          360       1-Jul-29
 5049087      GREENSBORO                NC        27401   SFD          8.375      6.750        $7,258.69          360       1-Jul-29
 5049102      VALENCIA                  CA        91354   SFD          7.500      6.750       $ 2,363.35          360       1-Jun-29
 5049118      LAFAYETTE                 CA        94549   SFD          7.500      6.750       $ 2,838.82          360       1-Jul-29
 5049136      LOS ANGELES               CA        90056   SFD          7.125      6.750       $ 2,358.02          360       1-Jun-29
 5049149      GLENDALE                  CA        91208   SFD          7.125      6.750        $2,142.43          360       1-Jun-29
 5049193      MURPHYS                   CA        95247   SFD          8.125      6.750        $1,960.20          360       1-Jul-29
 5049214      LAKE WYLIE                SC        29710   SFD          7.500      6.750        $2,187.63          360       1-Jun-29
 5049402      EAST HILLS                NY        11576   SFD          7.125      6.750        $3,206.91          360       1-Mar-29
 5049732      LOS ANGELES               CA        90077   SFD          7.375      6.750        $2,514.06          360       1-May-29
 5049745      WINTERGREEN               VA        22958   SFD          7.000      6.733        $3,213.42          360       1-Apr-29
 5049791      PINECREST                 FL        33156   SFD          7.000      6.733       $ 1,955.99          360       1-Jul-29
 5049859      WOODLAND HILLS            CA        91367   SFD          7.375      6.750       $ 1,942.18          360       1-Jul-29
 5049892      SHERMAN OAKS              CA        91403   SFD          7.250      6.750       $ 2,558.16          360       1-May-29
 5049916      LEXINGTON                 KY        40502   SFD          7.250      6.750        $2,507.00          360       1-Jun-29
 5049918      CARPINTERIA               CA        93013   SFD          7.000      6.733        $3,619.92          360       1-May-29
 5049951      SAN MATEO                 CA        94402   SFD          7.375      6.750        $2,451.90          360       1-Jun-29
 5050093      EAST NORTHPORT            NY        11731   SFD          7.625      6.750        $1,627.93          360       1-Jul-29
 5050132      AUSTIN                    TX        78733   SFD          7.375      6.750        $2,447.41          360       1-Jul-29
 5050189      FORT SMITH                AR        72908   SFD          7.250      6.750        $2,148.86          360       1-May-29
 5050198      MISSION VIEJO             CA        92692   SFD          7.250      6.750       $ 1,678.15          360       1-May-29
 5050213      ORINDA                    CA        94563   SFD          7.250      6.750        $4,195.38          360       1-Jun-29
 5050287      SAN RAFAEL                CA        94901   SFD          7.750      6.750       $ 2,973.11          360       1-Jul-29
 5050362      ANNAPOLIS                 MD        21403   SFD          7.750      6.750        $1,948.65          360       1-Jul-29
 5050397      MONROE                    CT        06468   SFD          7.250      6.750        $2,319.40          360       1-Jul-29
 5050437      REDWOOD CITY              CA        94065   SFD          8.750      6.750       $ 3,028.80          360       1-Jul-29
 5050442      FOSTER CITY               CA        94404   SFD          8.500      6.750       $ 2,104.91          360       1-Jul-29
 5050542      SAN JOSE                  CA        95127   SFD          7.750      6.750        $1,878.43          360       1-Jun-29
 5050660      MOORESTOWN                NJ        08057   SFD          6.750      6.483        $2,049.57          360       1-Jun-29
 5051185      ROGERS                    AR        72758   SFD          6.875      6.608       $ 1,714.58          360       1-Jun-29
 5051192      ROGERS                    AR        72756   SFD          6.875      6.608        $2,258.52          360       1-Jun-29
 5051205      BENTONVILLE               AR        72712   SFD          7.000      6.733        $2,160.90          360       1-Jun-29
 5051216      BENTONVILLE               AR        72712   SFD          7.125      6.750        $2,189.59          360       1-Jun-29
 5051223      ROGERS                    AR        72756   SFD          7.125      6.750        $1,980.73          360       1-Jun-29
 5051254      PLAINVIEW                 NY        11803   SFD          6.875      6.608        $2,128.45          360       1-Jun-29
 5051395      YORBA LINDA               CA        92886   PUD          7.250      6.750        $2,319.40          360       1-Jul-29
 5051563      CYPRESS                   TX        77429   SFD          6.750      6.483        $1,903.64          360       1-Jun-29
 5051574      ANNAPOLIS                 MD        21401   SFD          7.375      6.750        $2,226.13          360       1-May-29
 5051587      DAVIDSONVILLE             MD        21035   SFD          7.250      6.750        $2,148.86          360       1-Jun-29
 5051634      SAN MIGUEL                CA        93451   SFD          7.875      6.750       $ 2,512.37          360       1-Jul-29
 5052006      LOWER MAKEFIELD           PA        19067   SFD          7.125      6.750       $ 2,256.29          360       1-Jul-29
 5052078      NEW YORK                  NY        10012   HCO          7.500      6.750       $ 3,272.32          360       1-Jun-29
 5052090      NEW CITY                  NY        10956   SFD          7.500      6.750       $ 1,980.18          360       1-Jun-29
 5052282      GREENWICH                 CT        06830   SFD          7.375      6.750       $ 2,072.03          360       1-Jul-29
 5052383      BRENTWOOD                 CA        94513   SFD          7.875      6.750        $2,081.68          360       1-Jul-29
 5052525      SAN JOSE                  CA        95135   SFD          7.500      6.750       $ 2,359.15          360       1-Jul-29
 5052613      SAN JUAN CAPISTRANO       CA        92675   SFD          7.875      6.750       $ 2,954.66          360       1-Jul-29
 5052710      ENCINITAS                 CA        92007   SFD          7.000      6.733        $2,508.19          360       1-Jun-29
 5052717      TORRANCE                  CA        90505   SFD          6.875      6.608       $ 2,976.68          360       1-May-29
 5052951      BAYVILLE                  NY        11709   SFD          7.625      6.750       $ 2,802.86          360       1-Jun-29
 5053183      MARCO ISLAND              FL        34145   SFD          7.750      6.750       $ 2,808.34          360       1-Jul-29
 5053282      SAN JOSE                  CA        95129   SFD          8.625      6.750       $ 3,087.83          360       1-Jul-29
 5053287      CUPERTINO                 CA        95014   SFD          8.875      6.750        $2,577.89          360       1-Jul-29
 5053322      AUSTIN                    TX        78730   PUD          7.750      6.750       $ 2,055.75          360       1-Jul-29
 5053345      BROOKVILLE                NY        11545   SFD          8.125      6.750       $ 5,939.98          360       1-Jul-29
 5053403      PARKLAND                  FL        33076   SFD          7.375      6.750        $2,237.79          360       1-Jul-29
 5053449      NEWTON                    MA        02468   SFD          7.250      6.750       $ 2,251.19          360       1-Jul-29
 5053509      FERNANDINA BEACH          FL        32034   SFD          7.375      6.750       $ 2,072.03          360       1-May-29
 5053747      NEW CITY                  NY        10956   SFD          7.375      6.750        $2,547.97          360       1-Jun-29
 5053863      NOKESVILLE                VA        20181   SFD          7.625      6.750        $2,240.17          360       1-Jul-29
 5054181      VICKSBURG                 MS        39180   SFD          7.250      6.750       $ 2,087.46          360       1-Jun-29
 5054221      MCLEAN                    VA        22101   SFD          8.625      6.750       $ 3,620.62          360       1-Jul-29
 5054391      LAGUNA HILLS              CA        92653   LCO          8.375      6.750       $ 2,249.82          360       1-Jul-29
 5054673      SAN DIEGO                 CA        92106   SFD          7.125      6.750       $ 1,953.78          360       1-Jun-29
 5054742      SAN DIEGO                 CA        92119   SFD          7.500      6.750        $2,045.21          360       1-Jun-29
 5054767      BOISE                     ID        83702   SFD          7.250      6.750       $ 1,811.18          360       1-Jun-29
 5054912      SAN JOSE                  CA        95135   SFD          8.250      6.750        $3,944.15          360       1-Jul-29
 5054988      WEST CHESTER              PA        19382   SFD          7.125      6.750       $ 1,768.51          360       1-Jun-29
 5055028      POTOMAC                   MD        20854   SFD          8.625      6.750        $4,150.29          360       1-Jul-29
 5055222      AMAGANSETT                NY        11930   SFD          7.750      6.750        $3,492.51          360       1-Jun-29
 5055381      LUTHERVILLE               MD        21093   SFD          7.125      6.750        $1,980.40          360       1-Jul-29
 5055478      SANDS POINT               NY        11050   SFD          7.000      6.733       $ 3,273.29          360       1-Apr-29
 5055756      FREMONT                   CA        94538   SFD          8.375      6.750       $ 3,420.33          360       1-Jul-29
 5055865      AUSTIN                    TX        78731   SFD          7.500      6.750       $ 2,342.37          360       1-Jul-29
 5055889      SAN FRANCISCO             CA        94131   SFD          7.875      6.750       $ 1,914.19          360       1-Jun-29
 5055918      ISLE OF PALMS             SC        29451   SFD          7.000      6.733       $ 2,365.15          360       1-Jun-29
 5056065      SEATTLE                   WA        98103   SFD          7.625      6.750       $ 2,746.24          360       1-Jul-29
 5056375      CANYON COUNTRY            CA        91351   SFD          7.375      6.750       $ 3,315.25          360       1-Jul-29
 5056398      MOUNTAIN VIEW             CA        94043   SFD          7.750      6.750       $ 2,665.06          360       1-Jul-29
 5056538      BOCA RATON                FL        33498   SFD          7.625      6.750        $2,519.04          360       1-Jul-29
 5056550      BROOKLYN                  NY        11231   MF2          7.750      6.750        $2,372.76          360       1-Jul-29
 5056691      MAKAWAO                   HI        96768   SFD          7.625      6.750       $ 1,557.15          360       1-Jun-29
 5056763      ANNAPOLIS                 MD        21401   SFD          7.375      6.750        $2,361.42          360       1-Jul-29
 5057025      QUOGUE                    NY        11959   SFD          7.750      6.750        $2,149.24          360       1-Jul-29
 5057216      SAN JOSE                  CA        95129   SFD          8.875      6.750       $ 2,864.33          360       1-Jul-29
 5057270      GREENVALE                 NY        11548   SFD          7.875      6.750         $ 989.72          360       1-Jul-29
 5057430      KENT                      WA        98042   SFD          7.000      6.733       $ 1,787.67          360       1-May-29
 5057533      SAN FRANCISCO             CA        94116   SFD          7.000      6.733        $2,128.97          360       1-May-29
 5057546      SAN FRANCISCO             CA        94116   SFD          7.750      6.750       $ 2,167.15          360       1-May-29
 5057565      PLEASANTON                CA        94566   SFD          7.000      6.733       $ 2,346.89          360       1-May-29
 5057586      GLENDALE                  CA        91207   SFD          7.000      6.733        $2,544.79          360       1-Apr-29
 5057606      NOVI                      MI        48374   SFD          7.250      6.750       $ 1,978.31          360       1-Jan-29
 5057646      MOORESTOWN                NJ        08057   SFD          6.500      6.233        $2,212.24          360       1-May-29
 5057685      LEXINGTON                 MA        02420   SFD          7.125      6.750        $2,004.31          360       1-Feb-29
 5057743      MILLBURN                  NJ        07041   SFD          6.750      6.483       $ 1,702.58          360       1-May-29
 5057770      LOS GATOS                 CA        95030   SFD          6.875      6.608        $3,021.88          360       1-Apr-29
 5057947      SEBASTOPOL                CA        95472   SFD          8.000      6.750        $3,375.32          360       1-Jul-29
 5058174      LOS GATOS                 CA        95033   SFD          7.000      6.733       $ 2,195.50          360       1-Apr-29
 5058184      WINDERMERE                FL        34786   SFD          6.750      6.483        $1,686.36          360       1-May-29
 5058225      LOS GATOS                 CA        95030   SFD          7.250      6.750        $2,881.52          360       1-Apr-29
 5058234      LAKE FOREST PARK          WA        98155   SFD          7.000      6.733       $ 1,896.12          360       1-May-29
 5058338      QUOGUE                    NY        11959   SFD          7.375      6.750       $ 2,279.23          360       1-Nov-28
 5058343      WILTON                    CT        06897   SFD          6.750      6.483        $4,183.46          360       1-Apr-29
 5058346      ALPHARETTA                GA        30004   SFD          6.750      6.483       $ 2,594.39          360       1-Jul-29
 5058355      LEXINGTON                 MA        02421   SFD          6.750      6.483        $1,945.80          360       1-May-29
 5058373      LITTLETON                 CO        80124   SFD          7.000      6.733       $ 2,245.40          360       1-May-29
 5058389      SANTA CRUZ                CA        95062   SFD          6.875      6.608       $ 2,117.94          360       1-May-29
 5058390      NORMANDY PARK             WA        98166   SFD          7.250      6.750        $4,434.15          360       1-May-29
 5058430      RANCHO MIRAGE             CA        92270   SFD          7.000      6.733       $ 2,661.21          360       1-Jul-29
 5058434      KENNETT SQUARE            PA        19348   SFD          6.625      6.358       $ 2,288.48          360       1-Apr-29
 5058520      SAN FRANCISCO             CA        94127   SFD          7.125      6.750       $ 3,988.42          360       1-May-29
 5058529      WALNUT CREEK              CA        94598   SFD          6.875      6.608       $ 2,548.89          360       1-May-29
 5058533      MENLO PARK                CA        94025   SFD          7.375      6.750       $ 3,453.38          360       1-May-29
 5058619      APTOS                     CA        95003   SFD          6.875      6.608       $ 3,142.75          360       1-Apr-29
 5058659      ACTON                     MA        01720   SFD          7.375      6.750        $1,968.43          360       1-Apr-29
 5058668      ALAMEDA                   CA        94501   LCO          7.375      6.750       $ 1,685.25          360       1-Apr-29
 5058676      RIDGEWOOD                 NJ        07450   SFD          6.500      6.233        $3,160.34          360       1-Apr-29
 5058688      LAFAYETTE                 CO        80026   SFD          6.875      6.608        $3,048.15          360       1-Apr-29
 5058691      SAN JOSE                  CA        95125   SFD          6.375      6.108       $ 2,436.22          360       1-Apr-29
 5058699      MOUNTIAN VIEW             CA        94040   SFD          6.375      6.108       $ 2,205.39          360       1-Apr-29
 5058701      SANDY                     OR        97055   SFD          7.250      6.750        $4,434.15          360       1-Apr-29
 5059250      SEARINGTOWN               NY        11576   SFD          7.125      6.750       $ 1,987.47          360       1-Jul-29
 5060087      ANNAPOLIS                 MD        21401   SFD          8.750      6.750        $3,146.80          360       1-Jul-29
 5060330      WHITE PLAINS              NY        10607   LCO          8.500      6.750         $ 663.19          360       1-Jul-29
 5060691      SAN CARLOS                CA        94070   SFD          8.500      6.750        $3,752.30          360       1-Jul-29
 5060725      FREMONT                   CA        94539   SFD          8.625      6.750       $ 2,333.37          360       1-Jul-29
 5061076      LAKE FOREST               IL        60045   SFD          7.125      6.750       $ 2,964.37          360       1-Jun-29
 5061190      CINCINNATI                OH        45241   SFD          7.375      6.750        $1,838.93          360       1-May-29
 5063398      BAINBRIDGE ISLAND         WA        98110   SFD          7.375      6.750       $ 1,809.57          360       1-Jul-29
 5063626      SANTA ROSA                CA        95403   SFD          7.000      6.733       $ 2,395.09          360       1-May-29
 5063691      SANTA ROSA                CA        95404   SFD          7.000      6.733       $ 2,182.19          360       1-May-29
 5063704      LA JOLLA                  CA        92037   LCO          7.000      6.733       $ 2,230.43          360       1-Jun-29
 5063771      MILPITAS                  CA        95035   SFD          7.000      6.733       $ 2,022.52          360       1-May-29
 5063780      MARTINEZ                  CA        94553   SFD          7.000      6.733       $ 1,900.10          360       1-May-29
 5063802      MODESTO                   CA        95358   SFD          7.625      6.750        $2,031.37          360       1-Jun-29
 5064275      FAYETTEVILLE              GA        30214   SFD          7.375      6.750       $ 2,417.37          360       1-Jul-29
 5064664      APTOS                     CA        95003   SFD          8.250      6.750       $ 3,413.01          360       1-Jul-29
 5065318      REDWOOD CITY              CA        94065   PUD          8.875      6.750        $2,896.15          360       1-Jul-29
 5067033      HILLIARD                  OH        43026   SFD          6.750      6.483       $ 1,569.61          360       1-Jul-29
 5067296      NYACK                     NY        10960   SFD          8.250      6.750       $ 2,374.00          360       1-Jul-29
 5067995      SUFFERN                   NY        10901   PUD          7.875      6.750       $ 1,957.69          360       1-Jul-29
 5068147      ROANOKE                   VA        24014   SFD          6.375      6.108        $1,647.02          360       1-Jun-29
 5069953      BERWYN                    PA        19312   SFD          6.375      6.108       $ 2,370.71          360       1-May-29
 5070064      LEXINGTON                 MA        02420   SFD          6.500      6.233        $4,108.45          360       1-May-29
 5070088      RICHMOND                  VA        23233   SFD          7.250      6.750       $ 1,823.12          360       1-May-29
 6481046      FORT COLLINS              CO        80525   SFD          7.375      6.750       $ 2,613.51          360       1-May-28
 6530772      LYNNFIELD                 MA        01940   LCO          7.875      6.750       $ 1,598.05          360       1-Dec-27
 6536958      SALISBURY                 NH        03268   SFD          7.625      6.750       $ 2,247.24          360       1-Dec-28
 6554812      FALLS CHURCH              VA        22046   PUD          7.250      6.750       $ 1,718.54          360       1-Dec-27
 6578435      GLOUCESTER                MA        01930   SFD          7.750      6.750       $ 3,582.06          360       1-May-29
 6609023      PAYSON                    AZ        85541   SFD          7.500      6.750        $2,231.89          360       1-Jun-29
 6644662      AUSTIN                    TX        78733   SFD          7.750      6.750       $ 2,161.13          360       1-May-28
 6648279      BIRMINGHAM                AL        35244   SFD          6.875      6.608        $3,012.02          360       1-Jun-29
 6718657      OMAHA                     NE        68132   SFD          6.875      6.608        $3,149.97          360       1-Jun-29
 6793664      EL DORADO HILLS           CA        95762   SFD          7.250      6.750        $1,786.62          360       1-May-28
 6798177      OMAHA                     NE        68152   SFD          7.000      6.733       $ 2,661.21          360       1-Jul-29
 6804231      KERRVILLE                 TX        78028   SFD          7.625      6.750       $ 2,630.87          360       1-Jul-29
 6809857      CASTLE ROCK               CO        80104   SFD          7.250      6.750        $6,821.76          360       1-Jun-29
 6840405      FRAMINGHAM                MA        01701   SFD          7.250      6.750        $1,943.96          360       1-May-29
 6843936      HILLSBOROUGH TWP          NJ        08853   SFD          7.500      6.750        $1,748.04          360       1-Jun-29
 6852389      SAN LUIS OBISPO           CA        93405   SFD          7.250      6.750       $ 4,411.98          360       1-May-29
 6853285      SCOTTSDALE                AZ        85260   SFD          7.250      6.750        $1,845.29          360       1-Mar-29
 6905902      OMAHA                     NE        68124   SFD          7.500      6.750       $ 2,153.58          360       1-Jul-28
 6910470      ROWLEY                    MA        01969   SFD          7.250      6.750       $ 2,236.99          360       1-Apr-29
 6921376      ROCHESTER                 MN        55901   SFD          7.750      6.750       $ 2,338.37          360       1-Jul-29
 6928694      CAVE CREEK                AZ        85331   SFD          7.500      6.750        $3,132.48          360       1-Jul-29
 6929021      LONGMONT                  CO        80503   SFD          6.750      6.483        $4,154.92          360       1-Jul-29
 6942614      MESA                      AZ        85205   SFD          7.000      6.733        $2,275.33          360       1-May-29
 6946035      CARMICHAEL                CA        95608   SFD          7.625      6.750        $1,734.09          360       1-Jul-29
 6950330      PARK CITY                 UT        84060   SFD          7.125      6.750       $ 3,368.59          360       1-Jun-29
 6950357      DOYLESTOWN                PA        18901   SFD          6.750      6.483        $2,010.65          360       1-Jun-29
 6965808      TEWKSBURY TWP             NJ        08858   SFD          7.375      6.750       $ 2,072.03          360       1-Jul-28
 7023885      DURANGO                   CO        81301   SFD          7.125      6.750       $ 2,317.59          360       1-Jul-29
 7058916      LITTLETON                 CO        80124   SFD          7.250      6.750       $ 2,211.62          360       1-Jun-29
 7074754      OAKLAND                   NJ        07436   SFD          7.375      6.750        $2,196.35          360       1-Jun-29
 7078454      SARASOTA                  FL        34240   SFD          7.000      6.733        $2,029.17          360       1-Jul-29
 7078666      BLAIRSDEN                 CA        96103   SFD          7.625      6.750        $3,538.97          360       1-Jun-29
 7078677      MORTON                    IL        61550   SFD          6.875      6.608        $1,734.29          360       1-Jan-29
 7090409      MONTVALE                  NJ        07645   SFD          7.375      6.750        $2,265.41          360       1-Jul-29
 7100286      PHOENIX                   AZ        85045   SFD          7.250      6.750       $ 1,877.47          360       1-Jul-29
 7101980      CHINO HILLS               CA        91709   SFD          7.125      6.750       $ 3,922.05          360       1-Apr-29
 7104416      MESA                      AZ        85215   PUD          7.250      6.750       $ 2,016.51          360       1-May-29
 7110198      CARDIFF                   CA        92007   SFD          7.000      6.733       $ 2,101.03          360       1-Jun-29
 7121360      CASTLE ROCK               CO        80104   PUD          7.500      6.750       $ 2,654.22          360       1-May-29
 7125076      SAN JOSE                  CA        95138   SFD          7.750      6.750       $ 6,089.50          360       1-Jun-29
 7131370      SCOTTSDALE                AZ        85259   SFD          7.375      6.750       $ 2,178.73          360       1-May-29
 7135942      GRANITE BAY               CA        95746   SFD          7.500      6.750        $3,705.84          360       1-Jul-29
 7136006      NEWPORT BEACH             CA        92660   SFD          6.875      6.608       $ 4,926.97          360       1-Jun-29
 7141909      SAN DIEGO                 CA        92121   SFD          6.875      6.608       $ 2,094.62          360       1-Apr-29
 7151374      MORGANTOWN                WV        26505   SFD          7.500      6.750       $ 4,544.89          360       1-Nov-28
 7165417      BELLE MEAD                NJ        08502   SFD          7.500      6.750       $ 2,208.82          360       1-Jun-29
 7168929      OWINGS MILLS              MD        21117   SFD          7.000      6.733        $1,709.49          360       1-Apr-29
 7169259      WEST NEWBURY              MA        01985   SFD          7.375      6.750       $ 2,072.03          360       1-Jun-29
 7181212      POWELL                    OH        43065   SFD          6.875      6.608        $1,687.26          360       1-Jun-29
 7184908      SCOTTSDALE                AZ        85255   SFD          7.125      6.750       $ 2,026.28          360       1-Jun-29
 7195054      CUMMING                   IA        50061   SFD          7.375      6.750        $2,377.65          360       1-May-29
 7197511      PHOENIX                   AZ        85054   SFD          7.250      6.750       $ 2,046.53          360       1-Apr-29
 7209450      LAUREL                    MD        20707   SFD          8.000      6.750        $2,091.23          360       1-Jun-29
 7213299      COROLLA                   NC        27927   SFD          7.125      6.750       $ 1,858.41          300       1-Jun-24
 7221294      BLUE BELL                 PA        19422   SFD          7.125      6.750        $3,834.13          360       1-Jun-29
 7227540      FORESTHILL                CA        95631   SFD          7.375      6.750       $ 2,030.58          360       1-May-29
 7230580      CHINO HILLS               CA        91709   SFD          6.875      6.608       $ 2,908.22          360       1-Mar-29
 7258047      BERWYN                    PA        19312   SFD          6.500      6.233        $2,872.12          360       1-Jun-29
 7264538      SARASOTA                  FL        34202   SFD          6.875      6.608       $ 1,747.34          360       1-Jun-29
 7267622      COLORADO SPRINGS          CO        80918   SFD          7.625      6.750       $ 3,698.58          360       1-Jun-29
 7274814      MEQUON                    WI        53092   SFD          7.375      6.750        $2,565.86          360       1-May-29
 7281308      OMAHA                     NE        68138   SFD          7.125      6.750       $ 1,771.88          360       1-Mar-29
 7282675      ELKHORN                   NE        68022   SFD          7.375      6.750        $1,968.42          360       1-Jul-29
 7285746      IRVINE                    CA        92602   SFD          6.625      6.358        $1,864.59          360       1-May-29
 7286288      CANTON                    MA        02021   SFD          6.750      6.483        $3,450.54          360       1-Jul-29
 7293497      CLAREMONT                 CA        91711   SFD          7.500      6.750        $2,455.64          360       1-Mar-29
 7318716      GILROY                    CA        95020   SFD          6.875      6.608        $1,972.02          360       1-Jun-29
 7321348      PALATINE                  IL        60067   PUD          7.250      6.750        $1,892.36          360       1-Jun-29
 7324774      FOUNTAIN HILLS            AZ        85268   SFD          6.625      6.358       $ 2,997.62          360       1-Jul-29
 7324852      PEARL RIVER               NY        10965   SFD          7.375      6.750        $2,087.57          360       1-Dec-28
 7331316      RANDOLPH                  NJ        07869   SFD          6.625      6.358        $1,920.93          360       1-Jul-29
 7368282      DRIGGS                    ID        83422   SFD          7.750      6.750       $ 2,643.56          360       1-Jul-29
 7376765      GRAYSLAKE                 IL        60030   SFD          7.750      6.750       $ 1,947.21          360       1-Jul-29
 7402826      NEW CITY                  NY        10956   SFD          7.500      6.750       $ 2,936.70          360       1-Jul-29
 7410247      MENDHAM TOWNSHIP          NJ        07945   SFD          7.500      6.750       $ 4,204.34          360       1-Jun-29
 7422050      SOUTH RIDING              VA        20152   SFD          6.750      6.483       $ 2,257.77          360       1-Jun-29
 7422625      YONKERS                   NY        10710   PUD          7.375      6.750        $1,889.00          360       1-Jan-29
 7423013      MONTCLAIR                 NJ        07042   SFD          7.500      6.750       $ 2,286.43          360       1-Jul-29
 7425693      CARLSBAD                  CA        92009   SFD          7.250      6.750       $ 2,046.53          360       1-Jun-29
 7432947      NIWOT                     CO        80503   PUD          7.625      6.750       $10,404.57          360       1-Mar-29
 7434481      SOUTH RIDING              VA        20152   SFD          6.625      6.358       $ 1,883.15          360       1-Jun-29
 7441613      HOPKINTON                 MA        01748   SFD          6.625      6.358       $ 2,049.00          360       1-Jun-29
 7454834      SOUTH WINDSOR             CT        06074   SFD          6.750      6.483       $ 2,093.03          360       1-Jun-29
 7462419      CONGERS                   NY        10920   SFD          7.000      6.733       $ 2,261.10          360       1-Jun-29
 7482717      DARNESTOWN                MD        20878   SFD          7.000      6.733       $ 3,020.47          360       1-Jul-29
 7484901      ASHBURN                   VA        20148   SFD          6.375      6.108       $ 1,947.10          360       1-Jun-29
 7485940      BOULDER                   CO        80302   SFD          7.375      6.750        $3,387.10          360       1-Jun-29
 7487927      STERLING                  VA        20165   SFD          6.750      6.483       $ 1,919.20          360       1-Jul-29
 7496142      CLAYTON                   CA        94517   SFD          7.375      6.750       $ 2,897.86          360       1-Jun-29
 7507626      ROSWELL                   GA        30075   SFD          7.500      6.750        $2,447.25          360       1-Jun-29
 7509463      GRAFTON                   WI        53024   SFD          7.250      6.750       $ 2,251.18          360       1-May-29
 7521171      CASTAIC                   CA        91384   SFD          7.750      6.750       $ 2,098.37          360       1-Jul-29
 7523022      DOWNINGTOWN               PA        19335   SFD          6.625      6.358        $1,760.34          360       1-Jul-29
 7534491      MENDENHALL                PA        19357   SFD          6.500      6.233        $1,896.20          360       1-May-29
 7535144      MAPLEWOOD                 MN        55119   SFD          7.375      6.750        $1,883.47          360       1-Jun-29
 7539382      ONTARIO                   CA        91761   SFD          6.750      6.483       $ 1,055.53          360       1-Jul-29
 7540233      ELK GROVE                 CA        95758   SFD          7.625      6.750       $ 1,902.55          360       1-Jun-29
 7540557      LEESBURG                  VA        20175   SFD          6.750      6.483       $ 1,745.05          360       1-Jul-29
 7548240      PALM DESERT               CA        92260   SFD          7.000      6.733        $2,063.10          360       1-Feb-29
 7550170      CAMARILLO                 CA        93010   SFD          7.500      6.750       $ 2,223.50          360       1-Jun-29
 7550740      ELK GROVE                 CA        95758   SFD          7.250      6.750       $ 2,191.15          360       1-Jun-29
 7552587      PELHAM MANOR              NY        10803   SFD          7.250      6.750       $ 1,739.55          360       1-May-29
 7552704      AGOURA HILLS              CA        91301   PUD          7.000      6.733       $ 1,910.75          360       1-Feb-29
 7555538      POOLESVILLE               MD        20837   SFD          7.500      6.750       $ 2,097.64          360       1-Jul-29
 7556086      LASALLE                   CO        80545   SFD          7.375      6.750        $2,762.70          360       1-Jun-29
 7556419      SAN CARLOS                CA        94070   SFD          7.500      6.750        $2,272.45          360       1-Jun-29
 7559659      CREVE COEUR               MO        63141   SFD          7.250      6.750        $1,938.87          360       1-Jul-29
 7561912      SIOUX FALLS               SD        57105   SFD          7.375      6.750        $2,206.71          360       1-Jun-29
 7564672      CLIVE                     IA        50322   SFD          7.125      6.750       $ 1,876.31          360       1-Jul-29
 7571326      CHINO HILLS               CA        91709   SFD          7.000      6.733       $ 1,841.22          360       1-Jun-29
 7572911      MORGAN HILL               CA        95037   PUD          7.125      6.750        $2,126.32          360       1-Jul-29
 7573473      DANA POINT                CA        92624   SFD          7.375      6.750        $6,906.75          360       1-Jun-29
 7575085      CHESTERFIELD              MO        63005   SFD          6.750      6.483       $ 2,067.08          360       1-Jun-29
 7581161      SNOWMASS VILLAGE          CO        81615   LCO          7.125      6.750        $1,929.53          360       1-May-29
 7584520      NORWALK                   CT        06851   SFD          7.750      6.750       $ 1,375.51          360       1-Jul-29
 7589756      CHULA VISTA               CA        91914   SFD          7.125      6.750       $ 1,715.62          360       1-Jul-29
 7591743      BLOOMINGDALE              IL        60108   SFD          7.125      6.750        $2,316.63          360       1-Jun-29
 7595816      ALPHARETTA                GA        30005   SFD          7.000      6.733       $ 1,807.17          360       1-Jun-29
 7595836      HEALDSBURG                CA        95448   SFD          7.750      6.750         $ 501.49          360       1-Jul-29
 7596366      NEW HUDSON                MI        48165   SFD          7.125      6.750        $1,732.80          360       1-Jul-29
 7596811      PASADENA                  CA        91104   SFD          7.000      6.733       $ 1,900.10          360       1-May-29
 7597356      RINGOES                   NJ        08551   SFD          7.500      6.750        $2,135.40          360       1-Jun-29
 7602702      MONMOUTH JUNCTION         NJ        08852   SFD          7.375      6.750       $ 1,775.04          360       1-Apr-29
 7605538      MIDDLETOWN                NJ        07748   SFD          7.625      6.750       $ 2,017.21          360       1-Jul-29
 7606118      PLYMOUTH                  MN        55441   SFD          8.000      6.750        $2,146.30          360       1-Jul-29
 7606367      SNOWMASS VILLAGE          CO        81615   SFD          7.500      6.750        $5,069.31          360       1-Jun-29
 7610156      MCLEAN                    VA        22101   SFD          6.625      6.358        $3,124.72          360       1-Jun-29
 7611768      WILBRAHAM                 MA        01095   SFD          6.875      6.608        $2,307.13          360       1-May-29
 7611996      AUSTIN                    TX        78733   SFD          7.250      6.750       $ 2,386.74          360       1-Jun-29
 7612509      SAN FRANCISCO             CA        94110   SFD          7.250      6.750        $2,106.22          360       1-May-29
 7613109      NAPERVILLE                IL        60564   SFD          7.375      6.750        $1,920.08          360       1-Jun-29
 7617228      LIVERMORE                 CA        94550   SFD          7.000      6.733        $2,053.79          360       1-May-29
 7617980      LOS GATOS                 CA        95030   SFD          7.125      6.750        $3,981.68          360       1-Jun-29
 7618391      TOWN OF WESTFIELD         NJ        07090   SFD          7.375      6.750       $ 1,740.50          360       1-Jun-29
 7619348      MONTCLAIR TWP             NJ        07042   SFD          7.500      6.750       $ 2,097.64          360       1-Jun-29
 7621049      FAIR OAKS                 CA        95628   SFD          7.500      6.750       $ 3,356.23          360       1-Jun-29
 7621826      OAKLAND                   CA        94611   SFD          7.375      6.750       $ 2,405.28          360       1-Jun-29
 7622510      GRANITE BAY               CA        95746   SFD          7.500      6.750       $ 5,383.60          360       1-Jun-29
 7623201      PORTLAND                  ME        04103   LCO          7.750      6.750         $ 343.16          240       1-Mar-19
 7623778      NEEDHAM                   MA        02492   SFD          7.250      6.750       $ 2,728.71          360       1-Jul-29
 7623939      SAN FRANCISCO             CA        94114   LCO          6.750      6.483       $ 2,185.78          360       1-Jun-29
 7625563      SAN DIEGO                 CA        92131   PUD          7.000      6.733        $1,943.26          360       1-Apr-29
 7625887      SAN DIEGO                 CA        92121   SFD          6.625      6.358        $1,862.66          360       1-Jun-29
 7627248      BELLINGHAM                WA        98225   SFD          7.250      6.750       $ 2,026.06          360       1-May-29
 7627348      SANTA ROSA                CA        95409   SFD          7.375      6.750       $ 1,776.76          360       1-Jun-29
 7627923      NORTHAMPTON               MA        01060   SFD          7.000      6.733       $ 2,293.96          360       1-Jun-29
 7627986      ALPHARETTA                GA        30302   SFD          7.375      6.750        $2,321.36          360       1-Jul-29
 7630718      NEW YORK                  NY        10023   SFD          6.875      6.608       $ 6,569.29          360       1-May-29
 7630745      SAN FRANCISCO             CA        94118   SFD          6.750      6.483       $ 6,485.98          360       1-Jun-29
 7630845      ENGLEWOOD                 NJ        07631   SFD          7.375      6.750       $ 4,489.39          360       1-Jun-29
 7631368      BUFORD                    GA        30518   SFD          7.375      6.750       $ 2,228.46          360       1-Jun-29
 7631606      POTOMAC                   MD        20854   SFD          7.250      6.750        $2,109.29          360       1-Apr-29
 7631722      FAIRFAX                   VA        22031   SFD          6.750      6.483       $ 1,816.07          360       1-Jun-29
 7631846      SILVERTHONE               CO        80498   SFD          7.250      6.750        $1,880.08          360       1-Jul-29
 7633493      SAN DIEGO                 CA        92121   SFD          6.875      6.608        $2,020.71          360       1-Jul-29
 7635243      ORONO                     MN        55356   SFD          7.625      6.750       $ 2,468.43          360       1-May-29
 7635387      LIVERMORE                 CA        94550   SFD          7.250      6.750       $ 2,630.47          360       1-Jul-29
 7635797      SPRINGFIELD               VA        22152   SFD          6.875      6.608        $1,997.06          360       1-Jun-29
 7636257      FAIRFIELD                 CA        94533   PUD          6.750      6.483       $ 1,945.79          360       1-May-29
 7636702      SPRINGFIELD               NJ        07081   SFD          7.750      6.750        $1,329.66          360       1-Jun-29
 7636963      CORONA                    CA        91719   SFD          7.000      6.733        $2,671.02          360       1-Jun-29
 7638544      MINNEAPOLIS               MN        55405   SFD          7.000      6.733        $1,820.27          360       1-Jun-29
 7639599      ARLINGTON                 VA        22205   SFD          7.000      6.733        $1,908.09          360       1-Jun-29
 7639928      CHULA VISTA               CA        91913   SFD          7.750      6.750        $1,830.79          360       1-Jul-29
 7639932      BROOKFIELD                WI        53045   SFD          6.750      6.483       $ 1,945.79          360       1-Jul-29
 7639965      BENICIA                   CA        94510   SFD          7.125      6.750       $ 2,088.24          360       1-Jun-29
 7642087      BORO OF EMERSON           NJ        07630   SFD          7.125      6.750       $ 2,021.16          360       1-Jul-29
 7644389      OAK PARK                  CA        91377   SFD          7.000      6.733        $3,139.90          360       1-Jun-29
 7644691      SAYREVILLE                NJ        08872   SFD          7.625      6.750         $ 472.45          360       1-May-29
 7647018      SUDBURY                   MA        01776   SFD          7.000      6.733        $3,659.16          360       1-Jul-29
 7647224      TONKA BAY                 MN        55331   SFD          7.375      6.750        $2,403.55          360       1-Jul-29
 7647856      SCOTTSDALE                AZ        85258   SFD          8.000      6.750       $ 1,893.11          360       1-Jun-29
 7649382      HAM LAKE                  MN        55304   SFD          7.125      6.750        $1,664.08          360       1-Jun-29
 7650129      PARK CITY                 UT        84060   SFD          7.375      6.750       $ 2,099.65          360       1-May-29
 7650421      PLYMOUTH                  MN        55446   SFD          7.625      6.750       $ 2,118.07          360       1-Jun-29
 7650775      LA JOLLA                  CA        92037   SFD          7.125      6.750        $2,219.90          360       1-Jun-29
 7650933      SARASOTA                  FL        34240   SFD          7.250      6.750       $ 2,097.69          360       1-Apr-29
 7650968      VIRGINIA BEACH            VA        23451   SFD          7.125      6.750        $2,735.30          360       1-May-29
 7652324      WESTLAKE                  OH        44145   SFD          7.250      6.750        $2,585.32          240       1-May-19
 7653177      HAGERSTOWN                MD        21740   SFD          7.000      6.733        $1,809.62          360       1-Jun-29
 7653207      CHINO HILLS               CA        91709   SFD          7.250      6.750       $ 2,127.56          360       1-Jul-29
 7653424      BERKELEY                  CA        94705   SFD          7.375      6.750       $ 3,746.22          360       1-Jun-29
 7653451      STAMFORD                  CT        06906   SFD          7.000      6.733        $2,448.31          360       1-Jun-29
 7655453      LANDENBURG                PA        19350   SFD          6.750      6.483       $ 2,334.95          360       1-May-29
 7657975      GROTON                    MA        01450   SFD          7.250      6.750       $ 2,046.53          360       1-May-29
 7658921      ALPHARETTA                GA        30022   SFD          7.250      6.750       $ 1,970.13          360       1-Jun-29
 7660133      MARIETTA                  GA        30068   SFD          7.250      6.750        $2,009.01          360       1-Jun-29
 7660488      EDEN PRAIRIE              MN        55347   SFD          7.250      6.750       $ 1,867.12          360       1-May-29
 7660825      LOS GATOS                 CA        95032   SFD          6.875      6.608        $3,967.85          360       1-Jun-29
 7660899      MINNETONKA                MN        55345   SFD          7.000      6.733       $ 1,719.14          360       1-Jun-29
 7660981      DENVER                    CO        80210   SFD          7.250      6.750       $ 1,991.95          360       1-Jun-29
 7661631      WHITE PLAINS              NY        10603   SFD          7.375      6.750        $1,933.89          360       1-Jun-29
 7661762      OCEAN CITY                NJ        08226   LCO          7.250      6.750       $ 2,960.65          360       1-May-29
 7662821      PARADISE VALLEY           AZ        85253   SFD          7.125      6.750       $ 2,492.76          360       1-May-29
 7663197      WASHINGTON TWP.           NJ        08080   SFD          7.750      6.750        $2,075.80          360       1-Jun-29
 7663285      PELHAM MANOR              NY        10803   SFD          7.625      6.750       $ 2,087.99          360       1-Jun-29
 7663438      WESTFORD                  MA        01886   SFD          6.750      6.483        $1,867.96          360       1-Jun-29
 7663535      ANDOVER                   MA        01810   SFD          7.500      6.750       $ 3,686.26          360       1-Jun-29
 7665296      ATLANTA                   GA        30342   PUD          7.000      6.733       $ 3,538.88          360       1-May-29
 7665323      POUGHKEEPSIE              NY        12603   SFD          7.500      6.750        $1,992.76          360       1-Jul-29
 7665635      SAN JOSE                  CA        95120   SFD          7.500      6.750        $4,419.04          360       1-Jul-29
 7665895      WARREN                    NJ        07059   SFD          7.500      6.750        $2,377.33          360       1-Jun-29
 7666865      GURNEE                    IL        60031   SFD          6.500      6.233        $1,637.06          360       1-Jul-29
 7667610      GREENWOOD                 MN        55331   SFD          6.875      6.608       $ 6,569.29          360       1-May-29
 7668047      ALISO VIEJO AREA          CA        92656   LCO          7.625      6.750        $1,998.46          360       1-May-29
 7668328      LANCASTER                 PA        17603   SFD          6.750      6.483       $ 1,764.19          360       1-Jun-29
 7669156      MONTCLAIR TWNSHIP         NJ        07642   SFD          7.875      6.750       $ 2,646.50          360       1-Jun-29
 7669518      VIRGINIA BEACH            VA        23451   SFD          7.125      6.750        $1,856.09          360       1-May-29
 7669751      ROSWELL                   GA        30075   SFD          7.500      6.750        $1,783.00          360       1-Jun-29
 7670346      FOUNTAIN VALLEY           CA        92708   SFD          6.500      6.233        $1,809.93          360       1-Jun-29
 7670888      FAIRFAX                   VA        22030   SFD          7.000      6.733        $1,862.85          360       1-Jun-29
 7672080      LINO LAKES                MN        55114   SFD          7.375      6.750       $ 1,851.01          360       1-Jun-29
 7672125      NOVATO                    CA        94945   SFD          6.875      6.608       $ 1,970.79          360       1-Jun-29
 7672246      PARK CITY                 UT        84098   SFD          7.000      6.733        $1,698.45          360       1-Jun-29
 7672977      PLYMOUTH                  MN        55446   SFD          7.375      6.750       $ 2,927.09          360       1-Jun-29
 7673573      WALNUT                    CA        91789   SFD          7.125      6.750        $2,560.13          360       1-Jun-29
 7673688      DULUTH                    MN        55803   SFD          7.375      6.750        $2,237.79          360       1-Jul-29
 7674563      COMMACK                   NY        11725   SFD          7.500      6.750         $ 699.21          360       1-May-29
 7675356      SAN RAFAEL                CA        94901   SFD          6.625      6.358       $ 1,961.91          360       1-Jun-29
 7675409      CROWNSVILLE               MD        21032   SFD          7.375      6.750        $1,878.64          360       1-May-29
 7676583      BRIARCLIFF MANOR          NY        10510   SFD          7.125      6.750        $2,600.55          360       1-Jun-29
 7676668      WASHINGTON                DC        20036   SFD          7.125      6.750       $ 4,379.17          360       1-Jun-29
 7676708      LAKEWOOD                  CO        80227   SFD          7.375      6.750       $ 2,635.62          360       1-Jun-29
 7677022      TONKA BAY                 MN        55331   SFD          7.000      6.733       $ 1,783.01          360       1-Jun-29
 7677227      CHANHASSEN                MN        55317   SFD          7.375      6.750       $ 2,591.41          360       1-Jul-29
 7677668      DENVER                    CO        80218   SFD          7.000      6.733        $2,461.62          360       1-May-29
 7678074      ASHBURN                   VA        20147   SFD          7.500      6.750        $1,847.32          360       1-Jul-29
 7678256      RYE                       NY        10580   SFD          7.625      6.750        $1,502.29          360       1-Jun-29
 7678528      BETHESDA                  MD        20817   SFD          7.250      6.750        $2,865.14          360       1-Jul-29
 7679459      MOUNT OLIVE TWP           NJ        07828   SFD          8.000      6.750         $ 660.39          360       1-Jun-29
 7679490      WALDPORT                  OR        97394   SFD          7.375      6.750        $1,833.74          360       1-Jun-29
 7679647      WHITE BEAR LAKE           MN        55110   SFD          7.375      6.750        $1,823.38          360       1-Jun-29
 7679685      ATASCADERO                CA        93422   SFD          7.375      6.750       $ 2,099.65          360       1-Jun-29
 7680137      MERIDIAN                  ID        83642   SFD          7.000      6.733       $ 2,230.09          360       1-Jun-29
 7680230      LAGUNA BEACH              CA        92651   SFD          7.125      6.750       $ 1,940.31          360       1-Jun-29
 7680553      SAN JOSE                  CA        95123   SFD          7.250      6.750        $1,988.54          360       1-Jun-29
 7680666      GRANITE BAY               CA        95746   PUD          7.125      6.750        $3,988.41          360       1-May-29
 7681297      MT. PROSPECT              IL        60056   SFD          7.125      6.750       $ 2,021.16          360       1-Jul-29
 7681464      LA GRANGE                 IL        60525   SFD          7.125      6.750       $ 4,112.38          360       1-Jun-29
 7682033      DUNWOODY                  GA        30350   SFD          7.250      6.750       $ 2,899.25          360       1-Jul-29
 7682599      MT. AIRY                  MD        21771   SFD          7.500      6.750        $1,806.07          360       1-Jun-29
 7682817      MIDDLETOWN                NJ        07701   SFD          7.250      6.750       $ 3,342.66          360       1-Jul-29
 7682986      PLEASANTON                CA        94588   SFD          7.250      6.750       $ 4,751.36          360       1-Jun-29
 7683264      ROWLAND HEIGHTS           CA        91748   SFD          7.375      6.750        $2,104.76          360       1-Jul-29
 7684284      OMAHA                     NE        68118   SFD          7.500      6.750       $ 2,796.86          360       1-Jul-29
 7684355      HIGHLAND PARK             IL        60035   SFD          7.375      6.750       $ 2,348.30          360       1-Jul-29
 7684681      CUPERTINO                 CA        95014   SFD          7.000      6.733       $ 2,894.07          360       1-Jun-29
 7684689      SCOTTSDALE                AZ        85262   SFD          7.250      6.750       $ 5,457.41          360       1-May-29
 7684738      LOS ANGELES               CA        91607   SFD          7.375      6.750        $2,055.45          360       1-Jun-29
 7684966      SAN MARINO                CA        91108   SFD          6.875      6.608       $ 4,270.04          360       1-Jun-29
 7685071      LAGUNA NIGUEL             CA        92677   SFD          7.250      6.750       $ 5,457.41          360       1-Jun-29
 7685389      FOX ISLAND                WA        98335   SFD          7.250      6.750        $3,178.94          360       1-Jul-29
 7685594      ANAHEIM                   CA        92808   SFD          6.875      6.608        $1,898.52          360       1-Jun-29
 7686049      MIDLOTHIAN                VA        23112   SFD          7.125      6.750        $2,231.36          360       1-Jun-29
 7686394      BRECKENRIDGE              CO        80424   SFD          7.125      6.750        $1,934.92          360       1-May-29
 7686537      SUPERIOR                  CO        80027   SFD          6.750      6.483        $2,127.40          360       1-Jun-29
 7686564      CARLSBAD                  CA        92009   SFD          7.375      6.750       $ 3,674.39          360       1-Jun-29
 7686750      CHESAPEAKE                VA        23322   SFD          7.250      6.750        $2,916.30          360       1-Jun-29
 7686947      ALPHARETTA                GA        30022   SFD          7.375      6.750       $ 2,054.34          360       1-Jun-29
 7687700      SALEM                     NH        03079   SFD          7.500      6.750        $1,906.20          360       1-May-29
 7688017      SAN DIEGO                 CA        92103   LCO          6.875      6.608         $ 660.21          360       1-May-29
 7688149      SUNDANCE                  UT        84604   SFD          7.000      6.733       $ 2,927.33          360       1-Jun-29
 7688381      CLIFTON                   VA        20124   SFD          6.750      6.483       $ 2,101.46          360       1-Jun-29
 7688766      PARAMUS BOROUGH           NJ        07652   SFD          7.875      6.750       $ 2,264.39          360       1-Jul-29
 7688949      DASSEL                    MN        55325   SFD          7.000      6.733       $ 1,882.81          360       1-Jun-29
 7689591      WENHAM                    MA        01984   SFD          7.250      6.750       $ 2,394.44          360       1-Jun-29
 7690106      NEWTON                    MA        02459   SFD          7.375      6.750       $ 1,989.14          360       1-Jul-29
 7690189      SHINGLE SPRINGS           CA        95682   SFD          7.500      6.750        $1,223.63          360       1-Jun-29
 7690225      UNION CITY                CA        94587   PUD          7.250      6.750        $2,012.69          360       1-Jun-29
 7690255      CARDIFF                   CA        92007   SFD          6.750      6.483       $ 2,594.39          360       1-Jun-29
 7690867      GLENCOE                   IL        60022   SFD          7.500      6.750        $6,712.46          360       1-Jul-29
 7691196      MINNETONKA                MN        55345   SFD          7.000      6.733       $ 2,328.56          360       1-Jun-29
 7691333      DENVER                    CO        80220   SFD          7.250      6.750        $2,322.13          360       1-Jul-29
 7691364      REDLANDS                  CA        92374   SFD          7.000      6.733        $5,062.72          276       1-Jun-22
 7691424      EAGAN                     MN        55122   SFD          7.375      6.750       $ 1,719.09          360       1-Jun-29
 7692532      ROCKVILLE                 MD        20852   SFD          7.500      6.750       $ 2,178.05          360       1-Jun-29
 7692649      STONE HARBOR              NJ        08247   SFD          7.500      6.750        $3,041.58          360       1-Jun-29
 7692818      SAN JOSE                  CA        95127   SFD          7.000      6.733       $ 1,681.88          360       1-Jun-29
 7692844      CUPERTINO                 CA        95014   SFD          7.375      6.750        $3,108.04          360       1-Jun-29
 7692906      BRIDGEHAMPTON             NY        11932   SFD          7.250      6.750       $ 1,869.16          360       1-Jun-29
 7693345      GREAT FALLS               VA        22066   SFD          6.500      6.233       $ 3,337.32          360       1-Jun-29
 7693368      LONGMONT                  CO        80503   SFD          7.375      6.750        $2,313.76          360       1-Jun-29
 7693519      ALEXANDRIA                VA        22309   SFD          6.250      5.983       $ 1,877.94          360       1-Jun-29
 7694050      EDINA                     MN        55424   SFD          7.375      6.750       $ 2,900.84          360       1-Jul-29
 7694127      OJAI                      CA        93023   SFD          7.250      6.750        $2,319.40          360       1-Jun-29
 7694424      OMAHA                     NE        68154   SFD          7.375      6.750        $1,933.89          360       1-Jun-29
 7694448      EATONTOWN                 NJ        07724   SFD          7.875      6.750        $1,232.62          360       1-Jun-29
 7694655      KULA                      HI        96790   SFD          7.625      6.750       $ 1,351.89          360       1-Jul-29
 7694824      SAN LEANDRO               CA        94579   SFD          7.375      6.750        $1,864.02          360       1-Jun-29
 7695207      ROWLAND HEIGHTS           CA        91748   SFD          7.375      6.750       $ 1,657.62          360       1-Jun-29
 7696186      ATLANTA                   GA        30342   SFD          6.875      6.608       $ 1,834.15          360       1-Jun-29
 7697004      MARYLAND HEIGHTS          MO        63146   SFD          7.750      6.750        $2,691.92          360       1-Jun-29
 7697142      FRANKLIN LAKES            NJ        07417   SFD          7.375      6.750        $2,127.28          360       1-Jun-29
 7697463      MIDLOTHIAN                VA        23113   SFD          7.000      6.733       $ 2,677.18          360       1-Jul-29
 7697576      SANGER                    CA        93657   SFD          7.250      6.750       $ 2,044.48          360       1-Jun-29
 7697698      ORONO                     MN        55356   SFD          7.500      6.750        $3,160.45          360       1-Jun-29
 7698205      POWAY                     CA        92064   SFD          7.000      6.733        $2,389.77          360       1-May-29
 7698603      SAN LUIS OBISPO           CA        93405   SFD          7.500      6.750        $2,013.74          360       1-Jun-29
 7698699      PACE                      FL        32571   SFD          7.750      6.750       $ 2,571.99          360       1-Jul-29
 7698993      WOODCLIFF LAKE            NJ        07675   SFD          7.375      6.750       $ 2,596.94          360       1-Jun-29
 7700436      GERMANTOWN                MD        20874   SFD          7.000      6.733       $ 2,005.89          360       1-Jun-29
 7700489      SANTA ROSA                CA        94509   SFD          7.625      6.750       $ 1,735.86          360       1-Jun-29
 7700713      CAMARILLO                 CA        93010   SFD          7.250      6.750        $2,009.01          360       1-Jun-29
 7700942      DUXBURY                   MA        02332   SFD          7.500      6.750       $ 3,251.35          360       1-Jun-29
 7701091      POTOMAC                   MD        20854   SFD          6.750      6.483        $2,127.40          360       1-Jun-29
 7701753      CAT SPRINGS               TX        78933   SFD          7.375      6.750       $ 3,370.49          360       1-May-29
 7702460      APPLE VALLEY              CA        92307   SFD          7.375      6.750       $ 1,771.58          360       1-Jun-29
 7702948      ARROYO GRANDE             CA        93420   SFD          7.500      6.750       $ 2,062.68          360       1-Jun-29
 7703005      SCOTTSDALE                AZ        85262   SFD          7.375      6.750       $ 2,400.56          360       1-Jul-29
 7703282      CHAPEL HILL               NC        27514   SFD          7.250      6.750        $2,182.96          360       1-Jun-29
 7703288      PARKLAND                  FL        33067   SFD          7.250      6.750        $2,182.96          360       1-Jul-29
 7703676      LEXINGTON                 MA        02420   SFD          7.500      6.750        $1,826.70          360       1-Jun-29
 7703876      AURORA                    CO        80015   SFD          7.125      6.750        $1,929.53          360       1-Jun-29
 7704161      MIDDLETOWN                CA        95461   SFD          7.375      6.750        $2,393.19          360       1-Jun-29
 7704916      BLOOMINGTON               MN        55431   SFD          7.125      6.750       $ 2,021.16          360       1-Jul-29
 7705513      FRASER                    CO        80442   SFD          7.375      6.750        $2,193.58          360       1-Jun-29
 7706029      GRAND JUNCTION            CO        81503   SFD          7.000      6.733        $2,747.70          360       1-Jun-29
 7707063      SAN DIEGO                 CA        92130   SFD          6.750      6.483       $ 3,712.13          360       1-Jun-29
 7707768      THOUSAND OAKS             CA        91360   SFD          7.250      6.750        $3,021.70          360       1-Jun-29
 7707808      LITTLETON                 CO        80123   SFD          7.625      6.750        $2,759.62          360       1-Jul-29
 7709012      BETHESDA                  MD        20816   SFD          7.000      6.733       $ 2,030.50          360       1-Jul-29
 7709121      AVON                      CO        81620   LCO          7.500      6.750       $ 1,856.41          360       1-Jun-29
 7709306      ALEXANDRIA                VA        22301   SFD          7.125      6.750       $ 2,145.12          360       1-Jun-29
 7709392      MARIETTA                  GA        30068   SFD          6.875      6.608        $2,325.53          360       1-Jul-29
 7709772      GAITHERSBURG              MD        20878   SFD          7.500      6.750        $2,439.21          360       1-Jun-29
 7710055      PLEASANT HILL             CA        94523   SFD          7.250      6.750        $1,800.95          360       1-Jun-29
 7710107      INCLINE VILLAGE           NV        89541   PUD          7.250      6.750       $ 3,492.74          360       1-May-29
 7710843      PALISADES PARK            NJ        07650   SFD          7.875      6.750        $1,087.60          360       1-Jun-29
 7711069      ALBUQUERQUE               NM        87111   SFD          7.375      6.750        $4,278.73          360       1-Jun-29
 7711353      DECATUR                   GA        30030   SFD          7.125      6.750        $2,182.85          360       1-Jul-29
 7711429      GILROY                    CA        95020   SFD          7.000      6.733        $1,897.44          360       1-Jul-29
 7712423      SAN JUAN CAPISTRA         CA        92675   SFD          7.000      6.733        $4,272.91          360       1-May-29
 7712522      PALATINE                  IL        60067   SFD          7.000      6.733       $ 1,868.17          360       1-Jun-29
 7713116      SCARSDALE                 NY        10583   PUD          7.250      6.750        $3,410.88          360       1-Jun-29
 7713129      PALOS VERDES EST          CA        90274   SFD          7.000      6.733        $6,160.70          360       1-Jun-29
 7713227      PARK CITY                 UT        84098   SFD          7.250      6.750        $3,438.17          360       1-Jun-29
 7713382      LOS ALAMITOS              CA        90720   SFD          7.625      6.750        $2,123.38          360       1-Jun-29
 7713761      SAN DIEGO                 CA        92107   SFD          7.875      6.750       $ 2,888.68          360       1-Jul-29
 7713916      NEWTOWN                   CT        06470   SFD          7.375      6.750        $2,261.96          360       1-Jun-29
 7714375      ALBUQUERQUE               NM        87111   SFD          8.375      6.750         $ 849.38          360       1-Jul-29
 7714511      SACRAMENTO                CA        95831   PUD          8.625      6.750        $2,202.10          360       1-Jul-29
 7715177      BLUE BELL                 PA        19422   PUD          7.375      6.750        $2,691.56          360       1-May-29
 7715211      MONTVALE BOROUGH          NJ        07645   SFD          7.000      6.733        $2,794.27          360       1-Jun-29
 7715460      SPRING PARK               MN        55384   SFD          7.375      6.750       $ 2,037.49          360       1-Jul-29
 7715871      SCHAUMBURG                IL        60173   SFD          7.250      6.750       $ 1,773.66          360       1-Jul-29
 7716659      RIVERSIDE                 IL        60546   SFD          7.500      6.750       $ 3,356.23          360       1-Jul-29
 7716875      POTOMAC                   MD        20854   SFD          6.750      6.483        $4,215.89          360       1-Jun-29
 7716890      WASHINGTON                DC        20008   SFD          6.875      6.608       $ 2,003.63          360       1-Jun-29
 7717252      DENVER                    CO        80202   HCO          7.375      6.750        $2,310.72          360       1-Jun-29
 7718064      WESTFORD                  MA        01886   SFD          7.000      6.733        $1,926.72          360       1-Jul-29
 7718116      ARLINGTON HEIGHTS         IL        60004   SFD          7.375      6.750        $1,878.64          360       1-May-29
 7718213      CAPE MAY POINT            NJ        08204   SFD          7.500      6.750        $3,216.39          360       1-Jun-29
 7718359      DANVILLE                  CA        94506   SFD          6.625      6.358        $3,201.56          360       1-Jun-29
 7718405      LAKE OSWEGO               OR        97034   SFD          7.000      6.733        $2,218.78          360       1-Jun-29
 7718416      ISLE OF PALMS             SC        29451   SFD          7.250      6.750       $ 2,285.29          360       1-Jun-29
 7719013      DOVE CANYON AREA          CA        92679   SFD          7.000      6.733       $ 2,082.40          360       1-Jun-29
 7719031      LODI                      CA        95242   SFD          7.750      6.750        $1,862.67          360       1-Jun-29
 7719548      ROCKWALL                  TX        75032   SFD          7.000      6.733        $1,929.38          360       1-Jun-29
 7719771      ELBURN                    IL        60119   SFD          7.375      6.750        $1,870.00          360       1-Jun-29
 7719781      ANDOVER                   MA        01810   SFD          7.875      6.750        $3,512.96          360       1-Jul-29
 7719798      BOWIE                     MD        20721   SFD          7.875      6.750        $1,837.33          360       1-May-29
 7720068      WASHINGTON                DC        20007   PUD          7.500      6.750        $3,025.85          360       1-Jun-29
 7720354      ALEXANDRIA TWP.           NJ        08867   SFD          7.375      6.750        $2,417.36          360       1-Jun-29
 7720418      HOUSTON                   TX        77094   SFD          7.250      6.750       $ 2,969.85          360       1-Jun-29
 7720777      GLENDALE                  CA        91207   SFD          7.000      6.733        $2,725.08          360       1-Jun-29
 7720803      NORMAN                    OK        73072   SFD          7.250      6.750       $ 2,217.07          360       1-Jun-29
 7721083      SAN RAMON                 CA        94583   SFD          7.125      6.750       $ 2,593.82          360       1-Jun-29
 7721171      PALM DESERT               CA        92211   SFD          7.250      6.750       $ 1,855.52          360       1-Jul-29
 7721244      MENDOTA HEIGHTS           MN        55120   SFD          7.125      6.750       $ 2,263.69          360       1-Jul-29
 7721600      BOISE                     ID        83712   SFD          7.000      6.733        $1,985.93          360       1-Jun-29
 7721725      GERMANTOWN                MD        20874   SFD          7.500      6.750         $ 733.65          360       1-Jun-29
 7722179      OAKDALE                   CA        95361   SFD          7.500      6.750        $4,286.18          360       1-Jul-29
 7722182      RICHMOND                  TX        77469   SFD          7.000      6.733        $1,942.68          360       1-Jul-29
 7722186      OCEAN CITY                NJ        08226   LCO          7.375      6.750        $2,514.06          360       1-May-29
 7722379      ENGLEWOOD                 CO        80110   SFD          7.000      6.733        $3,852.10          360       1-Jun-29
 7722569      CLINTON                   NJ        08809   LCO          7.625      6.750         $ 389.29          360       1-Jun-29
 7723174      GRANITE BAY               CA        95746   SFD          7.375      6.750       $ 3,453.38          360       1-Jun-29
 7723507      BOISE                     ID        83702   SFD          6.875      6.608       $ 1,807.87          360       1-Jun-29
 7723548      SAN JOSE                  CA        95120   SFD          7.250      6.750       $ 1,973.54          360       1-May-29
 7723630      HOUSTON                   TX        77024   SFD          6.875      6.608        $3,205.81          360       1-Jun-29
 7723652      ATLANTA                   GA        30328   SFD          7.000      6.733       $ 2,528.15          360       1-Jul-29
 7723749      MANHATTAN BEACH           CA        90266   SFD          7.125      6.750        $3,132.79          360       1-Jun-29
 7723984      MISSION VIEJO             CA        92692   SFD          7.500      6.750       $ 2,062.68          360       1-Jun-29
 7724135      SAN DIEGO                 CA        92155   SFD          7.000      6.733       $ 1,675.96          360       1-Jun-29
 7724184      MONROE                    CT        06468   SFD          7.000      6.733       $ 1,915.54          360       1-Jun-29
 7724395      APTOS                     CA        95003   PUD          6.875      6.608       $ 2,473.26          360       1-Jun-29
 7724546      WILMINGTON                NC        28403   SFD          7.250      6.750       $ 1,719.08          360       1-Jun-29
 7724559      HOUSTON                   TX        77025   SFD          6.875      6.608       $ 2,364.94          360       1-Jun-29
 7724742      COLORADO SPRINGS          CO        80919   SFD          7.125      6.750        $1,993.53          360       1-Jun-29
 7724828      MECHANICSVILLE            VA        23116   SFD          7.375      6.750       $ 2,066.85          360       1-May-29
 7724853      LOS ANGELES               CA        91364   SFD          7.125      6.750       $ 1,987.47          360       1-Jun-29
 7725063      MEADOWVIEW                CA        95722   SFD          7.000      6.733       $ 2,262.03          360       1-Jun-29
 7725845      MAPLE GROVE               MN        55311   SFD          7.375      6.750        $1,905.43          360       1-Jun-29
 7725995      CLOSTER VILLAGE           NJ        07624   SFD          7.000      6.733        $3,721.43          240       1-Jul-19
 7726018      BARRINGTON                IL        60010   SFD          7.375      6.750       $ 2,638.38          360       1-Jun-29
 7726540      WAKEFIELD                 MA        01880   SFD          7.750      6.750        $1,985.89          360       1-Jul-29
 7726591      EAST WENATCHEE            WA        98802   SFD          7.125      6.750       $ 1,778.62          360       1-Jun-29
 7726654      ALPINE                    CA        91901   SFD          7.750      6.750        $2,724.91          360       1-Jun-29
 7726795      SAN GABRIEL               CA        91775   SFD          7.625      6.750       $ 1,964.13          360       1-Jun-29
 7726855      PINOLE                    CA        94564   SFD          7.250      6.750        $2,043.12          240       1-Jul-19
 7726964      MOORESVILLE               NC        28117   PUD          7.250      6.750       $ 1,951.02          360       1-Jun-29
 7728095      SAN JOSE                  CA        95125   SFD          7.750      6.750       $ 2,384.22          360       1-Jul-29
 7728103      MONTE SERENO              CA        95030   SFD          7.250      6.750        $6,821.76          360       1-Jun-29
 7728375      PLEASANTON                CA        94588   SFD          7.125      6.750       $ 2,155.90          360       1-Jun-29
 7728726      ATLANTA                   GA        30327   SFD          7.125      6.750       $ 4,778.77          360       1-Jul-29
 7728938      LAGUNA                    CA        92651   SFD          7.375      6.750       $ 3,867.23          360       1-Jun-29
 7729100      PHOENIX                   AZ        85028   SFD          7.500      6.750       $ 3,496.07          360       1-Jul-29
 7729147      SNOHOMISH                 WA        98290   SFD          7.250      6.750        $1,850.06          360       1-Jul-29
 7729337      RANCHO CUCAMONGA          CA        91737   SFD          7.000      6.733       $ 1,946.01          360       1-Jun-29
 7729366      GREENFIELD                CA        93927   SFD          7.250      6.750        $2,148.86          360       1-Jun-29
 7729389      SILVER SPRING             MD        20910   SFD          7.000      6.733       $ 1,729.79          360       1-Jun-29
 7729412      SEATTLE                   WA        98136   SFD          7.875      6.750        $1,939.56          360       1-Jul-29
 7729446      SAN DIEGO                 CA        92130   PUD          6.625      6.358       $ 2,283.99          360       1-Jun-29
 7729457      LA MESA                   CA        91941   SFD          6.875      6.608        $1,839.40          360       1-Jun-29
 7729507      REDLANDS                  CA        92373   SFD          7.125      6.750       $ 2,209.80          360       1-Jun-29
 7729532      ALAMO                     CA        94507   SFD          7.250      6.750       $ 2,728.71          360       1-Jul-29
 7729754      SOUTHERN SHORES           NC        27949   SFD          7.375      6.750       $ 2,072.03          360       1-Jul-29
 7729807      SOUTH HAMILTON            MA        01982   SFD          7.000      6.733        $1,639.97          360       1-Jun-29
 7729938      SANTA ROSA                CA        95409   SFD          7.375      6.750       $ 2,342.43          240       1-Jun-19
 7729956      SEATTLE                   WA        98166   SFD          7.125      6.750        $1,980.73          360       1-Jun-29
 7729968      ROSWELL                   GA        30075   SFD          6.875      6.608        $1,907.46          360       1-Jun-29
 7729989      WEST DUNDEE               IL        60118   SFD          7.375      6.750        $1,864.82          360       1-Jul-29
 7729999      TELLURIDE                 CO        81435   SFD          7.500      6.750       $ 5,244.11          360       1-Jun-29
 7730023      ATLANTA                   GA        30327   SFD          6.875      6.608       $ 2,496.33          360       1-Jun-29
 7730117      TUCKAHOE                  NY        10707   SFD          7.375      6.750       $ 1,918.90          360       1-Jun-29
 7730368      ALISO VIEJO AREA          CA        92656   LCO          7.375      6.750        $1,945.63          360       1-Jun-29
 7730735      STONE HARBOR              NJ        08247   SFD          7.000      6.733       $ 2,993.86          360       1-Jun-29
 7731015      COTO DE CAZA              CA        92679   SFD          7.125      6.750        $2,627.50          360       1-Jul-29
 7731327      MOUNT PLEASANT            SC        29466   SFD          7.000      6.733        $1,888.79          360       1-Jun-29
 7731472      LAGUNA BEACH              CA        92651   SFD          7.250      6.750       $ 3,751.97          360       1-Jun-29
 7731516      MAPLEWOOD                 NJ        07040   SFD          7.250      6.750       $ 2,783.28          360       1-Jun-29
 7731712      TRABUCO CANYON            CA        92679   SFD          6.875      6.608        $1,734.29          360       1-Jun-29
 7731771      UNION CITY                CA        94587   SFD          7.000      6.733        $2,162.23          360       1-Jun-29
 7731775      SEATTLE                   WA        98112   SFD          6.875      6.608       $ 2,167.87          360       1-Jun-29
 7731911      MASSILLON                 OH        44646   SFD          7.375      6.750       $ 2,348.30          360       1-Jun-29
 7731941      NIPOMO                    CA        93444   SFD          6.750      6.483       $ 2,153.35          360       1-Jun-29
 7731978      PUNTA GORDA               FL        33950   SFD          7.125      6.750        $1,934.92          360       1-Jun-29
 7732029      LOS ANGELES               CA        92655   SFD          7.375      6.750        $1,346.82          360       1-Jun-29
 7732092      CHAPEL HILL               NC        27516   SFD          6.875      6.608        $2,075.90          360       1-Jun-29
 7732386      MEDIA                     PA        19063   SFD          7.125      6.750        $3,772.82          360       1-Jul-29
 7732387      ARLINGTON                 VA        22209   PUD          6.875      6.608        $2,135.02          360       1-Jun-29
 7732642      VENTURA                   CA        93003   SFD          7.375      6.750       $ 2,480.90          360       1-Jul-29
 7733167      DENVER                    CO        80209   SFD          7.000      6.733       $ 2,661.21          360       1-Jun-29
 7733183      ENCINITAS                 CA        92024   SFD          7.500      6.750       $ 2,181.55          360       1-Jun-29
 7733325      LAKEVILLE                 MN        55044   SFD          7.000      6.733        $1,836.24          360       1-Jun-29
 7733568      OREM                      UT        84097   SFD          7.375      6.750       $ 2,244.69          360       1-Jun-29
 7733758      BARRINGTON HILLS          IL        60010   SFD          7.500      6.750       $ 2,884.26          360       1-Jun-29
 7733997      BELLEVUE                  WA        98006   PUD          6.750      6.483       $ 1,751.21          360       1-Jul-29
 7734014      NEWPORT COAST             CA        92657   SFD          7.000      6.733        $3,379.74          360       1-Jun-29
 7734075      WOODLAND HILLS            CA        91364   SFD          7.125      6.750       $ 2,155.90          360       1-Jun-29
 7734152      CAMARILLO                 CA        93010   SFD          7.375      6.750        $4,138.53          360       1-Jun-29
 7734338      TELLURIDE                 CO        81435   SFD          7.375      6.750       $ 6,049.97          360       1-Jun-29
 7734374      DENVER                    CO        80202   LCO          7.375      6.750        $1,083.32          360       1-Jun-29
 7734685      BOULDER                   CO        80302   SFD          7.000      6.733       $ 2,328.56          360       1-Jun-29
 7734731      MINNEAPOLIS               MN        55419   SFD          7.125      6.750       $ 2,263.69          360       1-Jun-29
 7735091      PARK CITY                 UT        84098   SFD          7.500      6.750       $ 4,181.30          360       1-May-29
 7735142      CLEARWATER                FL        33767   HCO          7.625      6.750        $2,355.54          360       1-Jun-29
 7735915      KIHEI                     HI        96753   PUD          6.750      6.483        $4,215.89          360       1-Jun-29
 7736298      BLOOMINGTON               MN        55438   SFD          7.125      6.750        $1,967.26          360       1-Jun-29
 7736336      REDMOND                   WA        98052   SFD          7.375      6.750        $2,417.36          360       1-Jul-29
 7736378      MUKILTEO                  WA        98275   SFD          7.000      6.733       $ 1,810.62          360       1-Jun-29
 7736383      FOUNTAIN VALLEY           CA        92708   SFD          6.875      6.608       $ 1,806.55          360       1-Jun-29
 7736545      PASADENA                  CA        91105   LCO          7.375      6.750        $2,425.65          360       1-Jun-29
 7736702      SAN RAMON                 CA        94583   PUD          7.250      6.750       $ 2,046.53          360       1-Jun-29
 7736705      OAKLAND                   CA        94605   SFD          7.500      6.750       $ 2,013.11          360       1-Jul-29
 7736763      BOWIE                     MD        20721   SFD          7.750      6.750       $ 1,898.17          360       1-May-29
 7737084      NORCROSS                  GA        30092   SFD          7.250      6.750       $ 1,705.44          360       1-Jul-29
 7737218      THE WOODLANDS             TX        77381   SFD          6.500      6.233        $2,970.72          360       1-Jul-29
 7737649      CHEVY CHASE               MD        20815   SFD          7.250      6.750        $2,455.83          360       1-Jun-29
 7737653      ACAMPO                    CA        95220   SFD          7.250      6.750       $ 3,069.79          360       1-Jun-29
 7738169      WOODINVILLE               WA        98072   SFD          7.250      6.750       $ 2,292.11          360       1-Jun-29
 7738404      DANA POINT                CA        92629   SFD          7.625      6.750       $ 1,699.41          360       1-Jun-29
 7738693      FREMONT                   CA        94536   SFD          7.375      6.750       $ 1,961.52          360       1-Jun-29
 7738766      BASALT                    CO        81621   SFD          6.875      6.608        $2,877.35          360       1-Jun-29
 7739707      FARMINGTON                UT        84025   SFD          8.250      6.750        $2,105.42          360       1-Jun-29
 7739916      CAMARILLO                 CA        93010   SFD          7.000      6.733       $ 2,157.58          360       1-Jul-29
 7740057      CAMARILLO                 CA        93012   SFD          7.125      6.750       $ 1,667.45          360       1-Jun-29
 7740485      MILTON                    MA        02186   SFD          7.125      6.750        $3,988.41          360       1-Jul-29
 7740642      EDEN PRAIRIE              MN        55347   SFD          7.250      6.750       $ 1,807.77          360       1-Jun-29
 7740737      SHEPHERDSTOWN             WV        25443   SFD          7.250      6.750       $ 2,302.35          360       1-Jun-29
 7740865      UNION CITY                CA        94587   SFD          6.875      6.608        $1,967.66          360       1-Jun-29
 7740912      FREMONT                   CA        94536   SFD          7.500      6.750        $1,852.92          360       1-Jul-29
 7740944      TEMECULA                  CA        92592   SFD          7.125      6.750       $ 1,752.00          360       1-Jun-29
 7741033      CUPERTINO                 CA        95014   SFD          7.000      6.733       $ 2,323.90          360       1-Jul-29
 7741279      SAUSALITO                 CA        94965   SFD          7.375      6.750        $3,418.84          360       1-Jun-29
 7741337      ARLINGTON                 VA        22207   SFD          7.000      6.733        $2,538.13          360       1-Jun-29
 7741803      ANDOVER                   NJ        07821   SFD          7.250      6.750       $ 1,882.81          360       1-Jun-29
 7741810      LOS GATOS                 CA        95032   SFD          7.125      6.750       $ 6,198.21          360       1-Jun-29
 7741824      WAYZATA                   MN        55391   SFD          7.500      6.750        $4,754.66          360       1-Jun-29
 7742129      ATLANTA                   GA        30305   SFD          7.750      6.750        $1,826.85          360       1-Jun-29
 7742491      DURANGO                   CO        81301   SFD          7.250      6.750       $ 1,953.75          360       1-Jun-29
 7742524      WEST BLOOMFIELD           MI        48323   PUD          7.250      6.750       $ 2,046.53          360       1-Jun-29
 7742635      ATLANTA                   GA        30342   SFD          6.875      6.608        $2,041.73          360       1-Jun-29
 7742764      EAST HANOVER              NJ        07936   SFD          8.125      6.750       $ 2,264.62          360       1-Jun-29
 7742785      OCEAN CITY                NJ        08226   SFD          7.375      6.750        $2,514.06          360       1-Jun-29
 7742825      FOSTER CITY               CA        94404   LCO          7.625      6.750       $ 1,977.63          360       1-Jul-29
 7743123      CHINO HILLS               CA        91709   SFD          7.000      6.733        $2,166.22          360       1-Jul-29
 7743166      LIVERMORE                 CO        80536   SFD          7.250      6.750       $ 2,646.84          360       1-Jun-29
 7743249      BURR RIDGE                IL        60521   SFD          7.125      6.750       $ 2,398.44          360       1-Jul-29
 7743285      HENDERSON                 NV        89014   SFD          7.375      6.750       $ 2,349.68          360       1-Jun-29
 7743501      ENCINITAS                 CA        92024   SFD          7.375      6.750        $4,144.05          360       1-Jun-29
 7743649      REDWOOD CITY              CA        94062   SFD          7.250      6.750        $3,410.88          360       1-Jun-29
 7743725      LOS ANGELES               CA        91311   SFD          7.500      6.750        $1,852.92          360       1-Jun-29
 7743748      PARADISE VALLEY           AZ        85253   SFD          7.625      6.750        $3,008.12          360       1-Jul-29
 7743777      HUNTINGTON BEACH          CA        92648   SFD          7.125      6.750        $2,075.05          360       1-Jun-29
 7743780      LAGUNA NIGUEL             CA        92677   SFD          7.125      6.750        $4,042.31          360       1-Jun-29
 7743989      CASTLE ROCK               CO        80104   LCO          7.125      6.750        $2,134.34          360       1-May-29
 7744050      CASTLE ROCK               CO        80104   SFD          7.375      6.750        $3,973.45          360       1-Jun-29
 7744098      KETTERING                 OH        45429   SFD          7.250      6.750        $2,148.86          360       1-Jun-29
 7744127      ELIOT                     ME        03903   SFD          6.750      6.483       $ 2,070.33          360       1-Jul-29
 7744155      PACE                      FL        32571   SFD          7.250      6.750       $ 2,265.51          360       1-Jun-29
 7744164      AVALON                    NJ        08202   SFD          7.250      6.750       $ 3,056.15          360       1-Jun-29
 7744217      DES MOINES                IA        50312   SFD          7.125      6.750        $2,553.39          360       1-Jun-29
 7744300      ANDOVER                   MA        01810   SFD          7.500      6.750        $2,025.97          360       1-Jul-29
 7744449      ISLAND LAKE               IL        60042   SFD          7.375      6.750       $ 1,795.76          360       1-Jun-29
 7744730      CHICO                     CA        95928   SFD          7.125      6.750       $ 2,058.88          360       1-Jun-29
 7744783      CARMICHAEL                CA        95973   SFD          7.125      6.750       $ 5,423.43          360       1-Jun-29
 7744877      SAN FRANCISCO             CA        94123   SFD          7.250      6.750       $ 4,093.06          360       1-Jun-29
 7745059      MORGAN HILL               CA        95037   SFD          7.375      6.750        $2,762.70          360       1-Jun-29
 7745236      ELLICOTT CITY             MD        21042   SFD          7.250      6.750        $2,237.54          360       1-Jun-29
 7745249      WILMINGTON                NC        28411   SFD          6.875      6.608       $ 5,789.19          360       1-Jul-29
 7745409      CARLSBAD                  CA        92009   SFD          7.125      6.750       $ 2,775.05          360       1-Jul-29
 7745442      LONG BRANCH               NJ        07740   LCO          7.375      6.750       $ 1,961.52          360       1-Jul-29
 7745532      SAN FRANCISCO             CA        94116   SFD          6.875      6.608        $1,823.63          360       1-Jun-29
 7745808      GAITHERSBURG              MD        20878   SFD          6.875      6.608       $ 2,489.76          360       1-Jun-29
 7745854      FALLS CHURCH              VA        22046   SFD          7.250      6.750        $1,903.27          360       1-Jun-29
 7745888      DURANGO                   CO        81301   SFD          7.000      6.733        $1,796.32          360       1-Jun-29
 7746074      CYPRESS                   CA        90630   SFD          7.000      6.733        $1,809.62          360       1-Jun-29
 7746105      TUCSON                    AZ        85704   SFD          7.125      6.750       $ 1,888.10          360       1-Jun-29
 7746311      ANNAPOLIS                 MD        21401   SFD          7.500      6.750       $ 1,727.06          360       1-Jul-29
 7746402      BROOMFIELD                CO        80020   SFD          7.375      6.750        $1,933.34          360       1-Jun-29
 7746484      DECATUR                   GA        30033   SFD          6.875      6.608        $1,839.40          360       1-Jun-29
 7746655      EDWARDS                   CO        81632   PUD          7.250      6.750        $2,524.05          360       1-Jul-29
 7746955      SALISBURY                 MD        21801   SFD          7.625      6.750        $2,080.91          360       1-Jun-29
 7747004      CHAPEL HILL               NC        27516   SFD          7.125      6.750       $ 1,717.98          360       1-Jul-29
 7747050      MORGAN HILL               CA        95037   PUD          7.375      6.750        $2,182.53          360       1-Jun-29
 7747118      STONE HARBOR              NJ        08247   SFD          7.125      6.750       $ 3,503.34          360       1-Jul-29
 7747832      AUSTIN                    TX        78734   SFD          7.375      6.750        $3,766.25          360       1-Jun-29
 7747843      FALLBROOK                 CA        92028   SFD          7.250      6.750        $1,798.90          360       1-Jun-29
 7747872      ATLANTA                   GA        30307   SFD          7.125      6.750        $1,664.08          360       1-Jun-29
 7747912      VENICE                    CA        90291   SFD          7.000      6.733       $ 1,995.91          360       1-Jul-29
 7747976      LOCKEFORD                 CA        95237   SFD          7.250      6.750       $ 1,882.81          360       1-Jun-29
 7747990      PORTLAND                  OR        97219   SFD          7.125      6.750       $ 3,584.86          360       1-Jun-29
 7748065      SAN FRANCISCO             CA        94123   PUD          7.000      6.733       $ 5,156.09          360       1-Jun-29
 7748337      STOCKTON                  CA        95212   SFD          7.250      6.750       $ 3,069.79          360       1-Jun-29
 7748431      SILVER SPRING             MD        20904   SFD          7.125      6.750       $ 1,953.78          360       1-Jun-29
 7748625      WEST DUNDEE               IL        60118   SFD          6.875      6.608        $1,905.09          360       1-Jul-29
 7748626      HUNTSVILLE                TX        77340   SFD          7.125      6.750        $1,967.26          360       1-Jun-29
 7748664      PARKER                    CO        80138   SFD          7.500      6.750        $2,150.08          360       1-Jun-29
 7748699      ROCHESTER HILLS           MI        48307   SFD          7.000      6.733       $ 1,851.87          360       1-Jun-29
 7748720      CARLTON                   OR        97111   SFD          7.250      6.750       $ 1,910.09          360       1-Jul-29
 7748820      ASPEN                     CO        81611   LCO          7.125      6.750       $ 2,634.24          360       1-Jun-29
 7749155      SEATTLE                   WA        98121   SFD          7.875      6.750       $ 2,297.02          360       1-Jun-29
 7749224      REDMOND                   WA        98053   SFD          7.125      6.750       $ 2,021.16          360       1-Jul-29
 7749265      VANCOUVER                 WA        98684   SFD          7.375      6.750       $ 1,712.53          360       1-Jun-29
 7749700      INGLEWOOD                 CA        90302   SFD          7.250      6.750        $1,786.62          360       1-Jun-29
 7749779      WAYLAND                   MA        01778   LCO          7.250      6.750       $ 2,217.07          360       1-Jun-29
 7749891      LOS ANGELES               CA        90046   SFD          7.500      6.750       $ 1,957.80          360       1-Jun-29
 7750233      BENICIA                   CA        94510   SFD          7.500      6.750        $2,169.80          360       1-Jul-29
 7750496      BARRINGTON                IL        60010   SFD          6.875      6.608       $ 2,351.81          360       1-Jul-29
 7750525      SEATTLE                   WA        98199   SFD          7.125      6.750       $ 2,694.87          360       1-Jul-29
 7750543      CAMARILLO                 CA        93012   SFD          7.375      6.750       $ 3,121.85          360       1-Jun-29
 7750572      CORTE MADERA              CA        94925   SFD          7.125      6.750        $2,358.01          360       1-Jun-29
 7750735      LOCKPORT                  IL        60441   SFD          7.250      6.750       $ 2,073.82          360       1-Jun-29
 7751224      AVONDALE                  PA        19311   SFD          7.625      6.750        $3,917.28          360       1-Jun-29
 7751346      MENDOTA HEIGHTS           MN        55120   SFD          7.750      6.750       $ 1,769.54          360       1-Jun-29
 7751682      HERNDON                   VA        20170   SFD          6.875      6.608        $2,601.44          360       1-Jun-29
 7751909      ANAHIEM                   CA        92807   SFD          7.625      6.750        $1,804.87          360       1-Jun-29
 7752341      SACRAMENTO                CA        95831   SFD          7.000      6.733        $1,929.38          360       1-Jun-29
 7752857      VIENNA                    VA        22182   SFD          6.750      6.483       $ 3,242.99          360       1-Jun-29
 7753009      COTO DE CAZA AREA         CA        92692   SFD          6.875      6.608       $ 2,286.11          360       1-Jun-29
 7753046      BARRINGTON                IL        60010   SFD          7.125      6.750       $ 1,987.47          360       1-Jun-29
 7753477      PLEASANT HILL             CA        94523   SFD          7.250      6.750        $2,780.55          360       1-Jul-29
 7753794      SAN FRANCISCO             CA        94131   LCO          6.875      6.608       $ 1,957.65          360       1-Jul-29
 7753903      CAMARILLO                 CA        93010   SFD          7.250      6.750        $2,017.88          360       1-Jun-29
 7753932      VENTURA                   CA        93001   SFD          7.500      6.750        $3,020.61          360       1-Jul-29
 7753989      NORTH HOLLYWOOD           CA        91601   SFD          7.000      6.733       $ 1,781.35          360       1-Jun-29
 7754101      LAS VEGAS                 NV        89113   PUD          7.375      6.750       $ 2,171.48          360       1-Jun-29
 7754373      SAN DIEGO                 CA        92130   SFD          7.000      6.733       $ 1,896.11          360       1-May-29
 7754930      WEST LINN                 OR        97068   SFD          7.250      6.750       $ 2,002.87          360       1-Jul-29
 7755312      DANVILLE                  CA        94506   SFD          6.875      6.608        $2,135.02          360       1-Jun-29
 7755512      GAITHERSBURG              MD        20886   SFD          7.250      6.750        $1,763.43          360       1-Jun-29
 7755587      HOLLIS                    NH        03049   SFD          7.875      6.750        $1,990.32          360       1-Jul-29
 7755684      AURORA                    IL        60504   SFD          7.375      6.750        $2,287.52          360       1-Jun-29
 7755712      BONITA SPRINGS            FL        34134   SFD          7.125      6.750        $3,702.76          360       1-Jul-29
 7755982      SANTA CLARA               CA        95051   SFD          7.250      6.750        $2,237.54          360       1-Jun-29
 7755997      ATLANTA                   GA        30319   PUD          7.250      6.750        $2,030.16          360       1-Jul-29
 7756283      PARK CITY                 UT        84098   SFD          7.625      6.750       $ 1,859.87          360       1-Jul-29
 7756567      REDLANDS                  CA        92373   SFD          6.625      6.358       $ 1,792.87          360       1-Jul-29
 7756587      WATERTOWN                 MA        02472   SFD          7.625      6.750        $1,698.70          360       1-Jul-29
 7756646      PITTSBORO                 NC        27312   SFD          7.125      6.750       $ 1,852.73          360       1-Jun-29
 7756976      UNION                     KY        41091   SFD          7.250      6.750       $ 1,840.51          360       1-Jun-29
 7757104      SAN LEANDRO               CA        94579   PUD          7.750      6.750        $2,594.13          360       1-Jun-29
 7757248      SANDY                     UT        84093   SFD          7.125      6.750       $ 2,188.91          360       1-Jun-29
 7757525      PORTLAND                  OR        97219   SFD          7.250      6.750        $4,404.13          360       1-Jul-29
 7757534      EL SEGUNDO                CA        90245   SFD          7.500      6.750        $1,992.76          360       1-Jun-29
 7757555      RALEIGH                   NC        27606   SFD          7.625      6.750       $ 1,815.49          360       1-Jun-29
 7757716      BUENA PARK                CA        90621   SFD          7.250      6.750        $1,847.33          360       1-Jun-29
 7757846      SHOREWOOD                 MN        55331   SFD          7.375      6.750       $ 2,590.03          360       1-Jun-29
 7758015      BRIGHTON                  UT        84121   SFD          6.875      6.608       $ 2,463.48          360       1-Jun-29
 7758086      WESTON                    MA        02193   SFD          7.000      6.733       $ 2,694.48          360       1-Jun-29
 7758198      SAN DIEGO                 CA        92107   SFD          7.250      6.750       $ 2,292.11          360       1-Jun-29
 7758224      SAN DIEGO                 CA        92130   LCO          7.250      6.750       $ 1,765.47          360       1-Jul-29
 7758326      THE SEA RANCH             CA        95497   SFD          7.375      6.750        $2,854.79          360       1-Jun-29
 7758495      PARADISE VALLEY           AZ        85253   SFD          7.375      6.750       $ 3,363.59          360       1-Jul-29
 7758927      PARKER                    CO        80134   SFD          7.250      6.750       $ 1,705.44          360       1-Jun-29
 7758939      COLLIERVILLE              TN        38017   SFD          7.125      6.750        $1,836.83          360       1-Jun-29
 7758985      FOLSOM                    CA        95630   SFD          7.250      6.750       $ 1,841.88          360       1-Jun-29
 7759145      CORONADO                  CA        92118   SFD          7.500      6.750       $ 3,265.33          360       1-Jun-29
 7759206      WESTERVILLE               OH        43082   SFD          7.000      6.733       $ 2,927.33          360       1-Jun-29
 7759243      TAMPA                     FL        33629   SFD          6.875      6.608       $ 2,680.27          360       1-Jun-29
 7759244      NEWPORT BEACH             CA        92625   SFD          7.125      6.750       $ 3,085.63          360       1-Jun-29
 7759422      POWELL                    TN        37849   SFD          7.000      6.733       $ 1,995.91          360       1-Jun-29
 7759432      CHANTILLY                 VA        22021   SFD          7.625      6.750       $ 1,749.67          360       1-Jul-29
 7759509      SEATTLE                   WA        98146   SFD          7.000      6.733       $ 2,385.11          360       1-Jun-29
 7759528      BOULDER                   CO        80301   SFD          6.750      6.483        $1,783.64          360       1-Jun-29
 7759712      SAN FRANCISCO             CA        94131   LCO          6.875      6.608        $3,212.38          360       1-Jun-29
 7759776      ATLANTA                   GA        30318   SFD          6.750      6.483       $ 2,231.18          360       1-Jul-29
 7760015      BOULDER                   CO        80301   SFD          7.375      6.750        $2,417.36          360       1-Jul-29
 7760183      WESTLAKE VILLAGE          CA        91361   SFD          7.250      6.750       $ 1,991.95          360       1-Jun-29
 7760237      SAN LUIS OBISPO           CA        93401   SFD          7.250      6.750        $3,629.18          360       1-Jul-29
 7760321      TRUCKEE                   CA        96161   SFD          7.500      6.750       $ 2,328.38          360       1-Jun-29
 7760384      FORT COLLINS              CO        80525   SFD          7.000      6.733       $ 2,549.44          360       1-Jun-29
 7760399      OAK PARK                  CA        91377   SFD          7.500      6.750        $1,748.04          360       1-Jul-29
 7760594      MIDLAND                   TX        79707   SFD          7.625      6.750       $ 2,066.76          360       1-Jul-29
 7760649      CARLSBAD                  CA        92009   SFD          7.375      6.750       $ 3,667.48          360       1-Jul-29
 7760704      CHEVY CHASE               MD        20815   SFD          7.125      6.750       $ 2,155.90          360       1-Jun-29
 7760827      NEW LONDON                CT        06320   SFD          7.250      6.750        $3,581.43          360       1-Jul-29
 7760840      OAKDALE                   CA        95361   SFD          7.250      6.750        $3,438.17          360       1-Jun-29
 7760851      POTOMAC                   MD        20854   SFD          7.250      6.750        $4,021.43          360       1-Jun-29
 7761032      WESTERN SPRINGS           IL        60558   SFD          7.500      6.750        $1,793.49          360       1-Jun-29
 7761305      EASTON                    CT        06612   SFD          7.500      6.750        $4,139.35          360       1-Jun-29
 7761344      CLYDE HILL                WA        98004   SFD          7.500      6.750       $ 1,957.80          360       1-Jun-29
 7761415      BERKELEY TWP              NJ        08721   SFD          7.625      6.750       $ 1,911.04          360       1-Jul-29
 7761448      WESTFIELD                 NJ        07090   SFD          7.250      6.750        $2,455.83          360       1-Jul-29
 7761628      WALNUT CREEK              CA        94596   SFD          7.125      6.750       $ 2,172.74          360       1-Jun-29
 7761721      EDEN PRAIRIE              MN        55346   SFD          7.625      6.750        $2,071.00          360       1-Jun-29
 7761805      EATONVILLE                WA        98328   SFD          7.750      6.750        $2,516.04          360       1-Jun-29
 7762127      SOUTHBURY                 CT        06488   SFD          7.500      6.750       $ 3,412.17          360       1-Jul-29
 7762163      ORONO                     MN        55356   SFD          7.375      6.750       $ 4,083.27          360       1-Jun-29
 7762226      AVON                      CO        81620   LCO          7.375      6.750       $ 2,103.11          360       1-Jul-29
 7762299      SANTA ANA                 CA        92705   SFD          6.750      6.483        $2,821.40          360       1-Jul-29
 7762526      CANBY                     OR        97013   SFD          7.250      6.750       $ 1,773.66          360       1-Jun-29
 7762887      WASHINGTON TWP            NJ        07853   SFD          7.375      6.750       $ 2,596.94          360       1-Jun-29
 7763168      ST. LOUIS                 MO        63144   SFD          7.250      6.750        $2,237.54          360       1-Jun-29
 7763564      BAYFIELD                  CO        81122   SFD          7.625      6.750       $ 2,849.58          360       1-Jun-29
 7763646      VALENCIA                  CA        91355   SFD          7.625      6.750        $2,250.78          360       1-Jun-29
 7764150      BELLEVUE                  WA        98004   SFD          7.125      6.750        $2,560.13          360       1-Jul-29
 7764391      CRESTWOOD                 KY        40014   SFD          7.375      6.750        $1,837.89          360       1-Jun-29
 7764574      BOULDER                   CO        80301   SFD          7.625      6.750        $2,675.46          360       1-Jun-29
 7764647      LAS CRUCES                NM        88005   SFD          7.375      6.750        $1,823.38          360       1-Jun-29
 7764805      VILLA PARK                CA        92861   SFD          6.875      6.608       $ 2,791.95          360       1-Jul-29
 7764860      SAN FRANCISCO             CA        94112   SFD          8.250      6.750        $1,923.24          360       1-Jul-29
 7764862      GLENELG                   MD        21737   SFD          7.625      6.750       $ 2,293.25          360       1-Jul-29
 7765062      NEWPORT BEACH             CA        92660   SFD          7.500      6.750        $6,936.21          360       1-Jun-29
 7765181      BOULDER                   CO        80301   SFD          6.750      6.483        $2,010.65          360       1-Jun-29
 7765254      GRANITE BAY               CA        95746   SFD          7.250      6.750       $ 4,911.67          360       1-Jun-29
 7765360      CARBONDALE                CO        81623   SFD          7.375      6.750       $ 2,590.03          360       1-Jun-29
 7765623      SCOTTSDALE                AZ        85255   SFD          7.125      6.750        $2,910.46          360       1-Jun-29
 7765764      DESOTO                    TX        75115   SFD          7.125      6.750       $ 1,453.21          360       1-Jun-29
 7765973      FAIRFAX                   VA        22031   SFD          7.250      6.750       $ 2,343.96          360       1-Jul-29
 7766226      GRAND JUNCTION            CO        81506   SFD          7.000      6.733        $2,827.54          360       1-Jun-29
 7766457      SEATTLE                   WA        98119   SFD          7.125      6.750       $ 2,324.33          360       1-Jun-29
 7766819      NEWPORT BEACH             CA        92625   SFD          7.250      6.750       $ 3,844.06          360       1-Jul-29
 7766935      HOLLISTER                 CA        95023   SFD          8.000      6.750        $2,186.62          360       1-Jul-29
 7767212      EDINA                     MN        55424   SFD          7.125      6.750       $ 2,054.84          360       1-Jun-29
 7767484      CARY                      IL        60013   SFD          7.500      6.750       $ 1,756.78          360       1-Jun-29
 7767916      OCEAN CITY                NJ        08226   SFD          7.625      6.750       $ 2,947.96          360       1-Jul-29
 7767942      INVERNESS                 IL        60010   SFD          7.375      6.750        $2,829.01          360       1-Jul-29
 7768014      ORLAND PARK               IL        60467   SFD          7.375      6.750        $2,355.20          360       1-Jun-29
 7768043      WASHINGTON                DC        20016   SFD          7.125      6.750        $2,560.13          360       1-Jul-29
 7768124      NEWTOWN                   CT        06470   SFD          7.750      6.750        $2,091.92          360       1-Jul-29
 7768192      SHOREWOOD                 MN        55331   SFD          7.500      6.750        $3,072.35          360       1-Jun-29
 7768280      RAPID CITY                SD        57702   SFD          7.500      6.750        $2,354.95          360       1-Jun-29
 7768583      MONTEREY                  CA        93940   SFD          7.875      6.750       $ 2,082.76          360       1-Jul-29
 7768640      CHEVY CHASE               MD        20815   SFD          6.500      6.233        $2,528.27          360       1-Jun-29
 7768643      CORONADO                  CA        92118   SFD          7.625      6.750       $ 2,371.11          360       1-Jun-29
 7768984      LA CANADA                 CA        91011   SFD          7.750      6.750        $1,869.84          360       1-Jun-29
 7769000      DENVER                    CO        80209   SFD          7.500      6.750        $2,080.16          360       1-Jun-29
 7769034      BRIGHTON                  MI        48114   SFD          7.000      6.733       $ 2,228.76          360       1-Jun-29
 7769135      SAN DIEGO                 CA        92106   SFD          7.375      6.750        $2,286.13          360       1-Jun-29
 7769138      ISSAQUAH                  WA        98029   SFD          7.250      6.750        $2,837.58          360       1-Jul-29
 7769149      SARATOGA                  CA        95070   SFD          8.000      6.750       $ 2,806.65          360       1-Jul-29
 7769165      LAFAYETTE                 CA        94549   SFD          6.625      6.358       $ 2,093.82          360       1-Jun-29
 7769178      SEAL BEACH                CA        90740   SFD          7.125      6.750       $ 2,213.17          360       1-Jun-29
 7769235      CAMARILLO                 CA        93010   SFD          6.875      6.608       $ 3,941.57          360       1-Jun-29
 7769240      SAN DIEGO                 CA        92127   SFD          7.375      6.750        $1,234.93          360       1-Jun-29
 7769406      FAIRFAX STATION           VA        22039   SFD          6.750      6.483       $ 1,945.79          360       1-Jul-29
 7769497      CORONADO                  CA        92118   SFD          7.500      6.750       $ 2,300.42          360       1-Jun-29
 7769944      DAYTON                    MN        55327   SFD          7.375      6.750       $ 2,016.77          360       1-Jul-29
 7770072      BORO OF PARAMUS           NJ        07652   SFD          7.250      6.750       $ 2,217.07          360       1-Jun-29
 7770170      CLIO                      CA        96106   SFD          7.500      6.750        $2,272.45          360       1-Jun-29
 7770196      LANDENBERG                PA        19350   SFD          6.750      6.483        $1,952.28          360       1-Jun-29
 7770328      SAN ANGELO                TX        76904   SFD          8.000      6.750       $ 2,171.94          360       1-Jul-29
 7771295      KIHEI                     HI        96753   LCO          7.875      6.750       $ 1,091.23          360       1-Jun-29
 7771386      EL DORADO HILLS           CA        95762   SFD          7.375      6.750       $ 1,828.91          360       1-Jul-29
 7771530      TINTON FALLS              NJ        07724   SFD          7.750      6.750         $ 693.13          360       1-Jun-29
 7771666      LOS ANGELES               CA        90027   SFD          7.500      6.750       $ 5,831.45          360       1-Jun-29
 7772068      LIMA                      OH        45805   SFD          7.500      6.750       $ 2,097.64          360       1-Jun-29
 7772448      VIENNA                    VA        22182   SFD          6.875      6.608        $3,416.03          360       1-Jul-29
 7773244      WINFIELD                  IL        60190   SFD          7.750      6.750        $2,391.38          360       1-Jun-29
 7773283      WALNUT CREEK              CA        94596   SFD          7.375      6.750        $2,541.68          360       1-Jun-29
 7773552      LOS ANGELES               CA        90292   LCO          7.500      6.750       $ 1,756.78          360       1-Jun-29
 7773970      ATLANTA                   GA        30328   SFD          6.875      6.608       $ 2,154.73          360       1-Jul-29
 7774047      WESTLAKE VILLAGE          CA        91362   PUD          6.875      6.608       $ 3,284.64          360       1-Jul-29
 7774054      SAN JOSE                  CA        95124   SFD          7.250      6.750       $ 1,841.88          360       1-Jun-29
 7774139      STOCKTON                  CA        95207   SFD          7.500      6.750       $ 1,957.80          360       1-Jul-29
 7775475      PALOS VERDES              CA        90274   SFD          7.000      6.733       $ 2,761.01          360       1-Jul-29
 7775515      SAN DIEGO                 CA        92130   LCO          7.875      6.750       $ 2,094.00          360       1-Jul-29
 7775704      TRACY                     CA        95376   SFD          7.500      6.750        $1,849.07          360       1-Jun-29
 7775940      MEAD                      CO        80504   SFD          7.250      6.750       $ 1,909.41          360       1-Jun-29
 7776220      MISSION VIEJO             CA        92692   SFD          7.875      6.750       $ 2,621.13          360       1-Jul-29
 7776385      WASHINGTON                DC        20012   SFD          7.500      6.750       $ 1,720.07          360       1-Jun-29
 7776915      CARMEL                    CA        93923   SFD          7.750      6.750        $2,149.24          360       1-Jun-29
 7777007      THE WOODLANDS             TX        77382   SFD          7.125      6.750       $ 2,222.60          360       1-Jun-29
 7777477      LAGUNA NIGUEL             CA        92677   SFD          7.500      6.750       $ 2,097.64          360       1-Jul-29
 7777622      PLEASANTON                CA        94566   SFD          7.500      6.750        $3,814.22          360       1-Jul-29
 7778023      COLTON                    OR        97017   SFD          7.500      6.750       $ 2,097.64          360       1-Jul-29
 7778127      ELK GROVE                 CA        95758   PUD          7.625      6.750       $ 1,813.91          360       1-Jul-29
 7778195      CARMEL                    CA        93923   SFD          7.750      6.750       $ 3,582.06          360       1-Jul-29
 7778197      SAN FRANCISCO             CA        94131   LCO          7.000      6.733        $2,361.49          360       1-Jul-29
 7778670      NOVI                      MI        48375   SFD          7.500      6.750       $ 2,097.64          360       1-Jun-29
 7779669      LITTLETON                 CO        80123   SFD          7.375      6.750       $ 2,831.77          360       1-Jul-29
 7780040      PLEASANTON                CA        94588   SFD          7.500      6.750        $1,879.49          360       1-Jun-29
 7780061      SLEEPY HOLLOW             NY        10591   SFD          7.625      6.750       $ 1,875.65          360       1-Jul-29
 7780067      WALNUT CREEK              CA        94598   SFD          7.125      6.750       $ 4,379.17          360       1-Jun-29
 7780357      HOBOKEN                   NJ        07030   HCO          7.875      6.750       $ 1,467.72          360       1-Jun-29
 7780402      WESTMINISTER              CO        80030   SFD          7.250      6.750       $ 2,046.53          360       1-Jul-29
 7780582      WASHINGTON                DC        20015   SFD          7.500      6.750        $3,146.47          360       1-Jul-29
 7780691      GRANITE BAY               CA        95746   PUD          7.500      6.750       $ 2,293.42          360       1-Jul-29
 7780702      SACRAMENTO                CA        95831   SFD          7.250      6.750        $2,483.12          360       1-Jul-29
 7780717      POTOMAC                   MD        20854   SFD          7.250      6.750       $ 3,667.38          360       1-Jun-29
 7780756      EDINA                     MN        55424   SFD          7.625      6.750        $4,565.27          360       1-Jul-29
 7780830      HOUSTON                   TX        77007   PUD          7.000      6.733       $ 1,816.28          360       1-Jul-29
 7780927      TROY                      MI        48098   SFD          7.500      6.750        $2,831.82          360       1-Jul-29
 7781315      NAPA                      CA        94559   SFD          7.750      6.750        $1,802.49          360       1-Jul-29
 7781384      TEMECULA                  CA        92591   SFD          7.625      6.750       $ 2,083.04          360       1-Jul-29
 7781642      RIDGEFIELD                CT        06877   SFD          7.500      6.750       $ 1,985.77          360       1-Jul-29
 7781676      ALTADENA                  CA        91001   SFD          7.250      6.750       $ 2,406.04          360       1-Jul-29
 7781790      MONTE SERENO              CA        95030   SFD          7.125      6.750       $ 2,694.87          360       1-Jul-29
 7782163      STEAMBOAT SPGS            CO        80487   SFD          7.500      6.750        $2,019.33          360       1-Jun-29
 7782315      PALM SPRINGS              CA        92264   SFD          7.500      6.750        $1,048.82          360       1-Jul-29
 7782688      SALINAS                   CA        93907   SFD          7.000      6.733       $ 1,857.52          360       1-Jul-29
 7782715      CANTON                    OH        44718   SFD          7.500      6.750        $1,789.99          360       1-Jul-29
 7783334      NIWOT                     CO        80503   SFD          7.375      6.750       $ 2,030.58          360       1-Jul-29
 7783547      MAPLE GROVE               MN        55311   SFD          7.375      6.750        $1,872.42          360       1-Jun-29
 7783901      PARK CITY                 UT        84098   LCO          7.375      6.750        $1,939.59          360       1-Jun-29
 7785073      LEXINGTON                 MA        02173   SFD          7.750      6.750        $2,149.24          360       1-Jun-29
 7785129      ASPEN                     CO        81611   PUD          7.375      6.750       $ 2,072.03          360       1-Jul-29
 7785575      GRANITE BAY               CA        95746   SFD          7.750      6.750       $ 1,769.54          360       1-Jul-29
 7786269      SIOUX FALLS               SD        57104   SFD          7.750      6.750       $ 3,761.16          360       1-Jun-29
 7787511      SEATTLE                   WA        98115   SFD          7.000      6.733       $ 2,415.05          360       1-Jul-29
 7787738      LA JOLLA                  CA        92037   SFD          7.375      6.750       $ 5,912.18          360       1-Jul-29
 7787775      POLAND                    OH        44514   SFD          7.000      6.733       $ 1,739.77          360       1-Jul-29
 7788680      OCEAN CITY                NJ        08226   LCO          6.625      6.358       $ 2,042.59          360       1-Jun-29
 7788861      GREEN BAY                 WI        54311   SFD          8.250      6.750       $ 2,028.42          360       1-Jul-29
 7790466      HUNTINGTON BEACH          CA        92649   SFD          7.000      6.733       $ 4,324.47          360       1-Jul-29
 7790701      PORTLAND                  OR        97212   SFD          7.625      6.750       $ 2,406.50          360       1-Jul-29
 7790944      SCOTTSDALE                AZ        85255   SFD          7.500      6.750       $ 2,125.61          360       1-Jul-29
 7791316      CAMAS                     WA        98607   SFD          7.750      6.750       $ 1,861.42          360       1-Jul-29
 7791500      CAYUCOS                   CA        93430   SFD          7.250      6.750        $3,547.32          360       1-Jul-29
 7792360      SANTA CRUZ                CA        95060   SFD          7.875      6.750        $2,142.58          360       1-Jul-29
 7792460      RENO                      NV        89509   SFD          7.875      6.750       $ 1,957.69          360       1-Jul-29
 7792548      TOLUCA LAKE               CA        91602   SFD          7.000      6.733       $ 2,158.91          360       1-Jul-29
 7793251      WELLESLEY                 MA        02482   MF2          8.375      6.750       $ 2,439.83          360       1-Jul-29
 7793361      SHOREWOOD                 MN        55331   SFD          7.500      6.750       $ 2,852.80          360       1-Jul-29
 7794207      LOS ANGELES               CA        91367   SFD          7.375      6.750        $2,512.33          360       1-Jul-29
 7794804      ORANGE                    CA        92867   SFD          7.375      6.750        $5,870.74          360       1-Jul-29
 7795558      WILMETTE                  IL        60091   SFD          7.750      6.750       $ 2,682.96          360       1-Jul-29
 7797066      WEST DES MOINES           IA        50266   SFD          7.875      6.750       $ 1,943.19          360       1-Jul-29
 7797283      SAN JOSE                  CA        95125   SFD          7.625      6.750       $ 2,153.11          360       1-Jul-29
 7797728      GRANITE BAY               CA        95746   SFD          8.125      6.750       $ 3,508.30          360       1-Jul-29
 7799290      BETHESDA                  MD        20814   SFD          7.375      6.750        $1,983.62          360       1-Jul-29
 7799367      PARKLAND                  FL        33067   SFD          7.500      6.750        $2,055.69          360       1-Jul-29
 7799588      KEYSTONE                  CO        80424   SFD          7.750      6.750       $ 4,298.47          360       1-Jul-29
 7799660      RENO                      NV        89511   SFD          7.500      6.750       $ 2,063.38          360       1-Jul-29
 7799736      EATONTON                  GA        31024   SFD          7.625      6.750       $ 2,388.80          360       1-Jul-29
 7799739      WESTERVILLE               OH        43082   SFD          6.625      6.358       $ 5,176.91          360       1-Jul-29
 7800157      VALLEY CENTER             CA        92082   SFD          7.500      6.750       $ 1,985.77          360       1-Jul-29
 7800428      HUDSON                    OH        44236   SFD          6.750      6.483        $1,822.56          360       1-Jul-29
 7801708      COLUMBUS                  OH        43214   SFD          7.625      6.750       $ 1,719.23          360       1-Jul-29
 7802181      FOOTHILL RANCH            CA        92610   SFD          7.250      6.750        $1,586.06          360       1-Jul-29
 7802229      ROWLAND HEIGHTS           CA        91748   SFD          7.875      6.750        $2,186.08          360       1-Jul-29
 7802378      LOS ANGELES               CA        90068   SFD          7.375      6.750       $ 2,362.11          360       1-Jul-29
 7802394      LAKE CHARLES              LA        70605   SFD          7.750      6.750       $ 1,934.31          360       1-Jul-29
 7803224      RYE                       NH        03870   SFD          7.250      6.750       $ 3,138.01          360       1-Jul-29
 7803281      EXCELSIOR                 MN        55331   SFD          7.750      6.750        $2,091.92          360       1-Jul-29
 7803628      RENO                      NV        89509   SFD          6.875      6.608        $1,886.70          360       1-Jul-29
 7804612      CLIFTON                   VA        20124   SFD          7.500      6.750        $1,843.83          360       1-Jul-29
 7805219      LANCASTER                 PA        17601   SFD          7.250      6.750       $ 2,020.95          360       1-Jul-29
 7806254      SHAWNEE                   KS        66216   SFD          8.125      6.750       $ 2,372.28          360       1-Jul-29
 7808114      RENO                      NV        89511   SFD          8.000      6.750        $2,568.18          360       1-Jul-29
 7810074      LAS VEGAS                 NV        89134   SFD          8.000      6.750        $3,595.45          360       1-Jul-29
 7811941      BIGFORK                   MT        59911   SFD          7.750      6.750        $3,089.17          360       1-Jul-29
 7816647      LOS ANGELES               CA        91607   SFD          8.750      6.750       $ 1,905.78          360       1-Jul-29
 7819844      HOPEWELL TOWNSHIP         NJ        08525   SFD          8.125      6.750       $ 2,863.07          360       1-Jul-29
 7830993      EDWARDS                   CO        81632   PUD          7.875      6.750        $1,825.36          360       1-Jul-29




TABLE (CONTINUED)

(i)       (ix)             (x)        (xi)         (xii)       (xiii)    (xiv)           (xv)            (xvi)
-----     --------------   ------     ---------   ----------   --------  -----------     -----------     --------
          CUT-OFF
MORTGAGE  DATE                                    MORTGAGE               T.O.P.          MASTER          FIXED
LOAN      PRINCIPAL                               INSURANCE    SERVICE   MORTGAGE        SERVICE         RETAINED
NUMBER    BALANCE          LTV        SUBSIDY       CODE       FEE       LOAN            FEE             YIELD
--------  --------------   --------   ---------   ---------    --------  -----------     -----------     --------

 4643507  $ 211,795.67        80.00                            0.25                      0.017           0.733
 4824522  $ 334,732.10        87.01                 06         0.25                      0.017           0.108
 4838873  $ 426,884.69        80.00                            0.25                      0.017           0.000
 4844765  $ 357,200.00        77.55                            0.25                      0.017           0.108
 4847970  $ 295,000.00        69.41                            0.25                      0.017           0.000
 4856132  $ 317,557.18        62.99                            0.25                      0.017           0.483
 4862778  $ 259,076.71        59.32                            0.25                      0.017           0.358
 4865255  $ 309,815.07        73.49                            0.25                      0.017           0.733
 4866701  $ 503,452.42        80.00                            0.25                      0.017           0.233
 4873253  $ 254,642.26        90.00                 33         0.25                      0.017           0.733
 4874978  $ 319,737.70        80.00                            0.25                      0.017           0.000
 4887053  $ 331,900.00        90.00                 17         0.25                      0.017           0.483
 4891530  $ 400,600.00        79.99                            0.25                      0.017           0.733
 4898967  $ 369,000.00        90.00                 17         0.25                      0.017           0.733
 4912169  $ 271,250.00        95.00                 17         0.25                      0.017           1.608
 4917148   $ 99,913.90        66.67                            0.25                      0.017           0.000
 4931178  $ 270,000.00        79.88                            0.25                      0.017           0.108
 4940613  $ 214,806.33        80.00                            0.25                      0.017           0.483
 4941609  $ 425,978.76        75.00                            0.25                      0.017           0.000
 4945301  $ 120,812.53        94.98                 17         0.25                      0.017           0.858
 4945857  $ 323,753.46        90.00                 01         0.25                      0.017           0.358
 4946968  $ 298,449.05        79.99                            0.25                      0.017           0.000
 4947597  $ 323,684.96        54.17 GD 3YR                     0.25                      0.017           0.108
 4947983  $ 267,763.54        78.82                            0.25                      0.017           0.000
 4951134  $ 247,500.00        90.00                 11         0.25                      0.017           0.858
 4955481   $ 74,453.19        80.00                            0.25                      0.017           0.358
 4956411  $ 609,600.00        80.00                            0.25                      0.017           0.983
 4957127  $ 499,600.15        67.39                            0.25                      0.017           0.108
 4960303  $ 647,500.00        70.00                            0.25                      0.017           0.358
 4961160  $ 400,000.00        60.29                            0.25                      0.017           0.358
 4962266  $ 561,619.72        75.00                            0.25                      0.017           0.233
 4962910  $ 418,465.09        80.00                            0.25                      0.017           0.108
 4963529  $ 364,779.08        51.42                            0.25                      0.017           0.483
 4964006  $ 355,000.00        89.87                 11         0.25                      0.017           0.483
 4966028  $ 441,008.76        81.80                 17         0.25                      0.017           0.233
 4966047  $ 297,350.74        75.91                            0.25                      0.017           0.000
 4967218  $ 649,505.40        74.97                            0.25                      0.017           0.358
 4968075  $ 284,000.00        79.56                            0.25                      0.017           0.358
 4969333  $ 311,500.00        70.00                            0.25                      0.017           0.858
 4970249  $ 284,736.03        53.77                            0.25                      0.017           0.000
 4970444  $ 331,727.86        74.61                            0.25                      0.017           0.000
 4970708  $ 449,278.16        64.29                            0.25                      0.017           0.108
 4972655  $ 374,725.54        80.00                            0.25                      0.017           0.000
 4973622  $ 385,000.00        79.88                            0.25                      0.017           0.608
 4974501  $ 348,000.00        80.00                            0.25                      0.017           0.483
 4975300  $ 379,688.51        80.00                            0.25                      0.017           0.000
 4975898  $ 263,535.33        80.00                            0.25                      0.017           0.233
 4976388  $ 359,719.17        73.47                            0.25                      0.017           0.233
 4978453  $ 294,769.86        79.95                            0.25                      0.017           0.233
 4979117  $ 267,056.00        90.00                 01         0.25                      0.017           0.608
 4979141  $ 309,250.00        90.00                 11         0.25                      0.017           0.358
 4980453  $ 265,000.00        64.79                            0.25                      0.017           0.608
 4980963  $ 262,660.42        65.77                            0.25                      0.017           0.000
 4981219  $ 500,000.00        41.24                            0.25                      0.017           0.108
 4981297  $ 347,200.81        73.54                            0.25                      0.017           0.000
 4982290  $ 447,700.00        79.95                            0.25                      0.017           0.000
 4983808  $ 325,000.00        71.43                            0.25                      0.017           0.733
 4983898  $ 411,355.25        80.00                            0.25                      0.017           0.233
 4986018  $ 625,000.00        66.77 FX30YR                     0.25                      0.017           0.000
 4986046  $ 399,374.03        87.54                 11         0.25                      0.017           0.233
 4986575  $ 296,000.00        80.00                            0.25                      0.017           0.358
 4987241  $ 369,711.36        80.00                            0.25                      0.017           0.233
 4987283  $ 278,326.70        90.00                 33         0.25                      0.017           0.108
 4987388  $ 327,499.29        54.04                            0.25                      0.017           0.358
 4989233  $ 349,424.53        69.86                            0.25                      0.017           0.000
 4989262  $ 295,774.77        80.00                            0.25                      0.017           0.358
 4989718  $ 649,505.41        61.90                            0.25                      0.017           0.358
 4990084  $ 265,163.29        80.00                            0.25                      0.017           0.000
 4990093  $ 276,354.24        74.75                            0.25                      0.017           0.233
 4990580  $ 330,500.00        89.99                 01         0.25                      0.017           0.733
 4990870  $ 256,400.00        90.00                 06         0.25                      0.017           0.233
 4990950  $ 574,800.00        80.00                            0.25                      0.017           0.000
 4991107  $ 350,000.00        73.68                            0.25                      0.017           0.358
 4991176  $ 243,959.54        95.00                 11         0.25                      0.017           0.233
 4992628  $ 265,000.00        67.96 GD 2YR                     0.25                      0.017           0.108
 4992661  $ 300,000.00        49.18                            0.25                      0.017           0.608
 4992769  $ 399,680.12        64.52                            0.25                      0.017           0.108
 4994237  $ 255,710.09        72.80                            0.25                      0.017           0.483
 4994508  $ 323,740.90        80.00                            0.25                      0.017           0.108
 4994860  $ 326,728.91        79.88                            0.25                      0.017           0.233
 4996078  $ 411,936.31        85.00                 13         0.25                      0.017           0.358
 4996527  $ 364,813.85        85.00                 11         0.25                      0.017           0.108
 4996547  $ 274,871.86        80.00                            0.25                      0.017           0.483
 4997006  $ 481,614.55        62.19                            0.25                      0.017           0.108
 4997483  $ 274,455.35        90.00                 24         0.25                      0.017           0.000
 4997488  $ 319,000.03        90.00                 01         0.25                      0.017           0.233
 4997608  $ 266,400.00        80.00                            0.25                      0.017           0.483
 4997667  $ 372,000.00        80.00                            0.25                      0.017           1.233
 4997681  $ 305,496.88        90.00                 16         0.25                      0.017           0.000
 4997957  $ 359,739.44        78.68                            0.25                      0.017           0.608
 4997978  $ 150,000.00        63.83                            0.25                      0.017           0.358
 4998187  $ 542,490.00        80.00                            0.25                      0.017           0.233
 4999001  $ 251,750.00        95.00                 17         0.25                      0.017           0.858
 4999182  $ 310,000.00        52.10                            0.25                      0.017           0.108
 4999364  $ 334,938.52        80.00                            0.25                      0.017           0.233
 4999390  $ 288,000.00        80.00                            0.25                      0.017           0.233
 4999441  $ 376,000.00        80.00                            0.25                      0.017           0.858
 4999683  $ 649,440.36        78.79                            0.25                      0.017           0.000
 4999842  $ 399,680.12        65.57                            0.25                      0.017           0.108
 4999980  $ 347,455.39        80.00                            0.25                      0.017           0.233
 5000018  $ 388,000.00        80.00                            0.25                      0.017           0.233
 5000030  $ 434,660.66        75.00                            0.25                      0.017           0.233
 5000282  $ 261,250.00        95.00                 11         0.25                      0.017           0.608
 5000368  $ 390,000.00        75.01                            0.25                      0.017           0.233
 5000388  $ 270,000.00        90.00                 11         0.25                      0.017           0.483
 5000798  $ 343,738.24        80.00                            0.25                      0.017           0.358
 5001067  $ 259,381.91        80.00                            0.25                      0.017           0.000
 5001090  $ 499,600.15        74.63                            0.25                      0.017           0.108
 5001104  $ 263,799.11        80.00                            0.25                      0.017           0.358
 5001149  $ 366,610.81        79.48                            0.25                      0.017           0.358
 5001389  $ 325,502.35        80.00                            0.25                      0.017           0.358
 5001577  $ 101,947.21        68.51                            0.25                      0.017           0.000
 5001589  $ 282,613.69        79.99                            0.25                      0.017           0.108
 5001694  $ 291,748.59        80.00                            0.25                      0.017           0.000
 5001840  $ 289,768.10        87.88                 17         0.25                      0.017           0.108
 5001943  $ 350,000.00        74.07                            0.25                      0.017           0.983
 5002565  $ 215,250.00        75.00                            0.25                      0.017           0.608
 5002885   $ 19,236.41        55.00                            0.25                      0.017           0.733
 5002893  $ 329,748.89        25.88                            0.25                      0.017           0.358
 5003068  $ 632,481.13        55.53                            0.25                      0.017           0.000
 5003159  $ 400,000.00        55.56                            0.25                      0.017           0.000
 5003809  $ 467,616.38        80.00                            0.25                      0.017           0.000
 5004125  $ 469,605.14        66.20                            0.25                      0.017           0.000
 5004498  $ 408,000.00        80.00                            0.25                      0.017           0.608
 5004555  $ 294,786.48        67.83                            0.25                      0.017           0.608
 5004841  $ 315,000.00        54.31                            0.25                      0.017           0.733
 5005040  $ 287,758.04        80.00                            0.25                      0.017           0.000
 5005172  $ 263,487.02        75.42                            0.25                      0.017           0.233
 5005304  $ 275,500.00        95.00                 11         0.25                      0.017           0.108
 5005483  $ 310,918.67        80.00                            0.25                      0.017           0.000
 5005879  $ 529,190.94        80.00                            0.25                      0.017           0.358
 5006014  $ 354,701.75        56.80                            0.25                      0.017           0.000
 5006295  $ 544,574.84        61.76                            0.25                      0.017           0.233
 5006325  $ 372,000.00        71.27                            0.25                      0.017           0.233
 5006377  $ 291,565.23        80.00                            0.25                      0.017           0.483
 5006728  $ 300,000.00        78.95                            0.25                      0.017           0.733
 5006891  $ 464,000.00        68.21                            0.25                      0.017           0.483
 5006894  $ 329,457.42        56.80                            0.25                      0.017           0.000
 5007094  $ 363,000.00        75.00                            0.25                      0.017           0.233
 5007113  $ 456,200.00        49.99                            0.25                      0.017           0.233
 5007157  $ 300,000.00        66.67                            0.25                      0.017           0.233
 5007273  $ 453,654.54        79.93                            0.25                      0.017           0.358
 5007294  1,000,000.00     $  58.14                            0.25                      0.017           0.233
 5007506  $ 319,000.00        89.86                 13         0.25                      0.017           1.233
 5007645  $ 294,656.93        48.76                            0.25                      0.017           0.358
 5007672  $ 273,264.52        74.93                            0.25                      0.017           0.000
 5007757  $ 296,546.61        78.16                            0.25                      0.017           0.358
 5007937  $ 336,000.00        80.00                            0.25                      0.017           0.483
 5007946  $ 303,768.67        80.00                            0.25                      0.017           0.358
 5008183  $ 275,000.00        74.32                            0.25                      0.017           0.000
 5008207  $ 499,590.15        80.00                            0.25                      0.017           0.000
 5008283  $ 287,100.00        90.00                 01         0.25                      0.017           0.358
 5008379  $ 580,000.00        80.00                            0.25                      0.017           0.000
 5008398  $ 275,000.00        32.16                            0.25                      0.017           0.000
 5008439  $ 260,988.46        95.00                 01         0.25                      0.017           1.233
 5008623  $ 279,200.00        79.99                            0.25                      0.017           0.108
 5008855  $ 583,200.00        80.00                            0.25                      0.017           0.233
 5008980  $ 210,000.00        75.00                            0.25                      0.017           0.000
 5009100  $ 489,627.15        15.31                            0.25                      0.017           0.358
 5009106  $ 269,789.37        66.67                            0.25                      0.017           0.233
 5009309  $ 288,000.00        90.00                 13         0.25                      0.017           0.233
 5009341  $ 566,250.00        75.00                            0.25                      0.017           0.233
 5009629  $ 317,751.92        75.00                            0.25                      0.017           0.233
 5009688  $ 568,000.00        80.00 FX30YR                     0.25                      0.017           0.733
 5009735  $ 288,000.00        90.00                 01         0.25                      0.017           0.983
 5009830  $ 424,668.46        57.63                            0.25                      0.017           0.233
 5009858  $ 499,600.15        52.14                            0.25                      0.017           0.108
 5009903  $ 262,578.12        80.00                            0.25                      0.017           0.108
 5010118  $ 611,200.00        80.00                            0.25                      0.017           0.000
 5010650  $ 260,611.39        90.00                 01         0.25                      0.017           0.483
 5011179  $ 251,817.61        80.00                            0.25                      0.017           0.608
 5011303  $ 281,469.09        90.00                 17         0.25                      0.017           0.000
 5011367  $ 310,000.00        54.39                            0.25                      0.017           1.108
 5011458  $ 311,007.19        75.00                            0.25                      0.017           0.233
 5011575  $ 329,626.01        60.00                            0.25                      0.017           0.000
 5011666  $ 289,534.79        80.00                            0.25                      0.017           0.108
 5011814  $ 339,734.77        83.95                 01         0.25                      0.017           0.233
 5011913  $ 499,569.50        43.48                            0.25                      0.017           0.000
 5011982  $ 329,755.09        75.00                            0.25                      0.017           0.483
 5012439  $ 294,775.52        78.67                            0.25                      0.017           0.358
 5012606  $ 359,732.83        90.00                 12         0.25                      0.017           0.483
 5012610  $ 438,000.00        68.65                            0.25                      0.017           0.483
 5012716  $ 338,508.29        79.99                            0.25                      0.017           0.000
 5012783  $ 306,840.00        95.00                 01         0.25                      0.017           0.983
 5012794  $ 296,500.00        77.01                            0.25                      0.017           0.000
 5012798   $ 65,800.00        70.00                            0.25                      0.017           0.608
 5012856  $ 298,500.00        75.00                            0.25                      0.017           0.483
 5013155  $ 293,370.96        80.00                            0.25                      0.017           0.233
 5013218  $ 399,687.96        71.17                            0.25                      0.017           0.233
 5013300  $ 287,850.00        95.00                 01         0.25                      0.017           0.233
 5013306  $ 399,672.12        52.02                            0.25                      0.017           0.000
 5013385  $ 299,771.72        33.33                            0.25                      0.017           0.358
 5013551  $ 877,500.00        65.00                            0.25                      0.017           0.983
 5013698  $ 356,000.00        80.00                            0.25                      0.017           0.483
 5013791  $ 288,000.00        80.00                            0.25                      0.017           0.000
 5013832  $ 335,533.65        79.99                            0.25                      0.017           0.000
 5013907  $ 333,433.14        79.99                            0.25                      0.017           0.108
 5014050  $ 394,076.71        80.00                            0.25                      0.017           0.000
 5014092  $ 298,478.09        69.86                            0.25                      0.017           0.483
 5014254  $ 552,500.00        85.00                 01         0.25                      0.017           0.608
 5014390  $ 340,727.31        65.58                            0.25                      0.017           0.108
 5014513  $ 283,500.00        90.00                 11         0.25                      0.017           0.233
 5014834  $ 484,000.00        80.00                            0.25                      0.017           0.000
 5014847  $ 279,781.57        80.00                            0.25                      0.017           0.233
 5015155  $ 341,000.00        77.50                            0.25                      0.017           0.233
 5015439  $ 327,000.00        50.31                            0.25                      0.017           0.108
 5015536  $ 387,922.80        80.00                            0.25                      0.017           0.000
 5015571  $ 405,000.00        54.36                            0.25                      0.017           0.000
 5015693  $ 476,000.00        80.00                            0.25                      0.017           0.233
 5015744  $ 400,000.00        80.00                            0.25                      0.017           0.608
 5015871  $ 349,698.66        58.33                            0.25                      0.017           0.000
 5015899  $ 395,250.00        85.00                 11         0.25                      0.017           0.608
 5016262  $ 340,000.00        80.00                            0.25                      0.017           0.000
 5016333  $ 284,500.00        75.97                            0.25                      0.017           0.233
 5016354  $ 330,000.00        75.00                            0.25                      0.017           0.233
 5016574  $ 317,600.00        80.00                            0.25                      0.017           0.233
 5016619  $ 307,529.84        80.00                            0.25                      0.017           0.358
 5016627  $ 389,695.76        39.00                            0.25                      0.017           0.233
 5016697  $ 275,000.00        52.38                            0.25                      0.017           0.000
 5016752  $ 320,000.00        80.00                            0.25                      0.017           0.233
 5016831  $ 305,000.00        68.21                            0.25                      0.017           0.108
 5016873  $ 308,000.00        80.00                            0.25                      0.017           0.233
 5016932  $ 288,563.27        80.00                            0.25                      0.017           0.000
 5016959  $ 379,703.56        76.54                            0.25                      0.017           0.233
 5017097  $ 282,285.04        75.33                            0.25                      0.017           0.358
 5017155  $ 311,511.75        69.33                            0.25                      0.017           0.233
 5017162  $ 344,724.11        51.49                            0.25                      0.017           0.108
 5017257  $ 337,943.45        59.39                            0.25                      0.017           0.000
 5017529  $ 350,000.00        71.43                            0.25                      0.017           0.000
 5017592  $ 335,970.00        79.81                            0.25                      0.017           0.483
 5017609  $ 575,491.80        80.00                            0.25                      0.017           0.000
 5017771  $ 468,000.00        80.00                            0.25                      0.017           0.233
 5017784  $ 749,000.00        70.00                            0.25                      0.017           0.108
 5017793  $ 363,678.84        80.00                            0.25                      0.017           0.000
 5017824  $ 450,000.00        52.02                            0.25                      0.017           0.000
 5017881  $ 283,772.88        80.00                            0.25                      0.017           0.108
 5017933  $ 293,915.96        80.00                            0.25                      0.017           0.000
 5018020  $ 272,500.00        75.48                            0.25                      0.017           0.483
 5018144  $ 773,665.31        64.53                            0.25                      0.017           0.000
 5018263  $ 390,102.93        80.00                            0.25                      0.017           0.358
 5018268  $ 384,899.50        90.00                 01         0.25                      0.017           0.233
 5018316  $ 280,000.00        77.78 GD 1YR                     0.25                      0.017           0.233
 5018331  $ 636,000.00        80.00                            0.25                      0.017           0.108
 5018338  $ 390,000.00        72.90                            0.25                      0.017           0.000
 5018342  $ 399,389.37        80.00                            0.25                      0.017           0.358
 5018392  $ 385,713.53        65.42                            0.25                      0.017           0.483
 5018562  $ 280,000.00        73.98                            0.25                      0.017           0.608
 5018660  $ 301,500.00        90.00                 13         0.25                      0.017           0.000
 5018704  $ 496,000.00        80.00                            0.25                      0.017           0.000
 5018779  $ 339,657.31        80.00                            0.25                      0.017           0.000
 5018926  $ 244,000.00        80.00                            0.25                      0.017           0.608
 5018974  $ 285,354.10        79.67                            0.25                      0.017           0.000
 5019030  $ 374,692.62        55.64                            0.25                      0.017           0.000
 5019197  $ 650,000.00        68.67                            0.25                      0.017           0.000
 5019239  $ 589,600.00        80.00                            0.25                      0.017           0.000
 5019363  $ 266,250.00        75.00                            0.25                      0.017           0.108
 5019375  $ 284,600.00        66.19                            0.25                      0.017           0.108
 5019390  $ 335,637.96        80.00                            0.25                      0.017           0.233
 5019408  1,000,000.00     $  47.62                            0.25                      0.017           0.000
 5019413  $ 253,312.73        94.99                 11         0.25                      0.017           0.358
 5019438  $ 519,573.76        65.82                            0.25                      0.017           0.000
 5019530  $ 296,000.00        65.63                            0.25                      0.017           0.000
 5019700  $ 398,000.00        80.00                            0.25                      0.017           0.000
 5019703  $ 550,000.00        67.07                            0.25                      0.017           0.000
 5019975  $ 360,000.00        78.26                            0.25                      0.017           0.000
 5020189  $ 435,000.00        68.18                            0.25                      0.017           0.358
 5020190  $ 293,000.00        59.43                            0.25                      0.017           0.000
 5020199  $ 276,189.68        80.00                            0.25                      0.017           0.358
 5020205  $ 300,000.00        80.00                            0.25                      0.017           1.108
 5020231  $ 261,400.00        79.99                            0.25                      0.017           0.000
 5020348  $ 455,000.00        79.82                            0.25                      0.017           0.108
 5020536  $ 256,000.00        80.00                            0.25                      0.017           0.233
 5020564  $ 263,778.21        73.33                            0.25                      0.017           0.000
 5020816  $ 281,000.00        79.97                            0.25                      0.017           0.000
 5020853  $ 316,440.40        79.98                            0.25                      0.017           0.000
 5020869  $ 392,068.91        90.00                 06         0.25                      0.017           0.233
 5020878  $ 288,924.17        79.97                            0.25                      0.017           0.000
 5020936  $ 254,250.00        90.00                 01         0.25                      0.017           0.000
 5021039  $ 299,777.36        68.18                            0.25                      0.017           0.483
 5021249  $ 405,350.00        80.00                            0.25                      0.017           0.000
 5021309  $ 264,000.00        80.00                            0.25                      0.017           0.108
 5021314  $ 452,000.00        80.00                            0.25                      0.017           0.000
 5021352  $ 256,200.00        79.32                            0.25                      0.017           0.000
 5021503  $ 269,356.27        80.00                            0.25                      0.017           0.000
 5021685  $ 356,400.00        90.00                 17         0.25                      0.017           0.233
 5021697  $ 411,653.87        80.00                            0.25                      0.017           0.000
 5021751  $ 271,808.02        76.62                            0.25                      0.017           0.733
 5021806  $ 351,745.23        80.00                            0.25                      0.017           0.608
 5021830  $ 299,004.70        75.00                            0.25                      0.017           0.000
 5021842  $ 268,400.00        80.00                            0.25                      0.017           0.233
 5021893  $ 315,000.00        69.54                            0.25                      0.017           0.108
 5021953  $ 279,752.95        80.00                            0.25                      0.017           0.000
 5021979  $ 313,789.30        80.00                            0.25                      0.017           0.983
 5022026  $ 352,500.00        74.21                            0.25                      0.017           0.233
 5022044  $ 511,600.59        80.00                            0.25                      0.017           0.233
 5022133  $ 280,800.00        90.00                 11         0.25                      0.017           0.000
 5022205  $ 327,985.92        90.00                 06         0.25                      0.017           0.233
 5022229  $ 279,850.38        76.77                            0.25                      0.017           0.108
 5022362  $ 280,000.00        70.00                            0.25                      0.017           0.233
 5022518  $ 471,750.00        75.00                            0.25                      0.017           0.358
 5022546  $ 269,814.19        90.00                 17         0.25                      0.017           0.858
 5022765  $ 280,000.00        79.06                            0.25                      0.017           0.000
 5022775  $ 322,535.40        84.99                 01         0.25                      0.017           0.000
 5022833  $ 310,000.00        22.96                            0.25                      0.017           0.108
 5022859  $ 450,000.00        31.03                            0.25                      0.017           0.233
 5022877  $ 450,000.00        58.06                            0.25                      0.017           0.108
 5022902  $ 595,535.05        80.00                            0.25                      0.017           0.233
 5022947  $ 272,000.00        78.84                            0.25                      0.017           0.000
 5022974  $ 454,645.05        46.43                            0.25                      0.017           0.233
 5023004  $ 299,415.30        51.28                            0.25                      0.017           0.000
 5023073  $ 301,276.25        90.00                 12         0.25                      0.017           0.483
 5023151  $ 379,688.52        45.24                            0.25                      0.017           0.000
 5023339  $ 380,000.00        78.35                            0.25                      0.017           0.483
 5023430  $ 272,781.68        74.79                            0.25                      0.017           0.108
 5023446  $ 249,809.77        77.50                            0.25                      0.017           0.358
 5023598  $ 300,000.00        68.57                            0.25                      0.017           0.108
 5023654  $ 330,000.00        69.47                            0.25                      0.017           1.608
 5023655  $ 415,683.46        80.00                            0.25                      0.017           0.358
 5023756  $ 285,000.00        58.76                            0.25                      0.017           0.108
 5023781  $ 450,000.00        49.72                            0.25                      0.017           0.000
 5023831  $ 525,000.00        66.46                            0.25                      0.017           0.108
 5023903  $ 379,696.11        76.00                            0.25                      0.017           0.108
 5023931  $ 279,781.58        80.00                            0.25                      0.017           0.233
 5024060  $ 449,621.95        54.88                            0.25                      0.017           0.000
 5024063  $ 300,000.00        69.77                            0.25                      0.017           0.483
 5024088  $ 369,696.71        71.84                            0.25                      0.017           0.000
 5024244  $ 344,730.87        53.91                            0.25                      0.017           0.233
 5024289  $ 347,200.00        80.00                            0.25                      0.017           0.000
 5024445  $ 343,180.22        80.00                            0.25                      0.017           0.233
 5024669  $ 323,200.00        80.00                            0.25                      0.017           0.000
 5024685  $ 343,011.58        80.00                            0.25                      0.017           0.000
 5024704  $ 302,400.00        80.00                            0.25                      0.017           0.358
 5024707  $ 277,278.09        75.00                            0.25                      0.017           0.108
 5024737  $ 355,000.00        63.96                            0.25                      0.017           0.108
 5024863  $ 460,000.00        79.58                            0.25                      0.017           0.483
 5024865  $ 449,000.00        69.18                            0.25                      0.017           0.000
 5024926  $ 287,763.93        80.00                            0.25                      0.017           0.000
 5024944  $ 351,568.54        80.00                            0.25                      0.017           0.108
 5024999  $ 371,671.79        65.03                            0.25                      0.017           0.000
 5025097  $ 280,000.00        72.35                            0.25                      0.017           0.000
 5025116  $ 297,773.24        45.85                            0.25                      0.017           0.358
 5025155  $ 259,807.04        73.03                            0.25                      0.017           0.483
 5025309  $ 250,000.00        73.31                            0.25                      0.017           0.483
 5025320  $ 400,000.00        80.00                            0.25                      0.017           0.233
 5025399  $ 269,523.37        60.62                            0.25                      0.017           0.000
 5025526  $ 386,644.17        86.85                 06         0.25                      0.017           0.483
 5025810  $ 620,000.00        60.37                            0.25                      0.017           0.000
 5025850  $ 379,703.56        67.86                            0.25                      0.017           0.233
 5025859  $ 254,930.16        79.95                            0.25                      0.017           0.000
 5025904  $ 306,735.68        79.98                            0.25                      0.017           0.000
 5025968  $ 425,000.00        72.65                            0.25                      0.017           0.233
 5025993  $ 600,000.00        80.00                            0.25                      0.017           0.108
 5026004  $ 430,000.00        55.13                            0.25                      0.017           0.000
 5026065  $ 255,795.28        80.00                            0.25                      0.017           0.108
 5026136  $ 406,882.35        80.00                            0.25                      0.017           0.233
 5026139  $ 350,000.00        40.00                            0.25                      0.017           0.000
 5026179  $ 371,180.14        64.05                            0.25                      0.017           0.000
 5026206  $ 384,000.00        45.99                            0.25                      0.017           0.000
 5026226  $ 459,658.61        75.41                            0.25                      0.017           0.483
 5026399  $ 260,800.00        80.00                            0.25                      0.017           0.108
 5026453  $ 270,000.00        71.07                            0.25                      0.017           0.608
 5026473  $ 454,844.90        80.00                            0.25                      0.017           0.233
 5026477  $ 310,000.00        80.00                            0.25                      0.017           0.108
 5026557  $ 500,000.00        58.48                            0.25                      0.017           0.000
 5026612  $ 388,000.00        80.00                            0.25                      0.017           0.000
 5026638  $ 322,000.00        80.00                            0.25                      0.017           0.233
 5026667  $ 387,689.72        80.00                            0.25                      0.017           0.108
 5026701  $ 425,000.00        29.82                            0.25                      0.017           0.233
 5026844  $ 390,000.00        58.21                            0.25                      0.017           0.000
 5026845  $ 531,650.00        80.00                            0.25                      0.017           0.108
 5026928  $ 268,295.69        31.96                            0.25                      0.017           0.358
 5027005  $ 297,500.00        70.00                            0.25                      0.017           0.000
 5027057  $ 300,000.00        80.00                            0.25                      0.017           0.233
 5027135  $ 310,000.00        73.37                            0.25                      0.017           0.000
 5027189  $ 265,601.71        90.00                 33         0.25                      0.017           0.483
 5027226  $ 387,453.17        90.00                 13         0.25                      0.017           0.858
 5027240  $ 278,776.88        69.92                            0.25                      0.017           0.108
 5027337  $ 364,685.74        64.60                            0.25                      0.017           0.000
 5027571  $ 300,000.00        48.62                            0.25                      0.017           0.108
 5027572  $ 499,600.16        80.00                            0.25                      0.017           0.108
 5027587  $ 327,000.00        46.71                            0.25                      0.017           0.108
 5027596  $ 355,000.00        58.68                            0.25                      0.017           0.233
 5027838  $ 273,546.84        62.22                            0.25                      0.017           0.483
 5027841  $ 362,656.49        75.60                            0.25                      0.017           0.983
 5027872  $ 339,314.69        60.43                            0.25                      0.017           0.000
 5027932  $ 247,200.00        80.00                            0.25                      0.017           0.108
 5027951  $ 459,641.15        73.60                            0.25                      0.017           0.233
 5027974  $ 460,000.00        68.66                            0.25                      0.017           0.108
 5027981  $ 372,709.02        20.83                            0.25                      0.017           0.233
 5027985  $ 264,550.00        88.18                 17         0.25                      0.017           0.233
 5028034  $ 279,281.97        79.86                            0.25                      0.017           0.233
 5028072  $ 444,000.00        80.00                            0.25                      0.017           0.358
 5028096  $ 294,758.19        94.55                 06         0.25                      0.017           0.000
 5028098  $ 379,696.11        80.00                            0.25                      0.017           0.108
 5028118  $ 267,785.68        80.00                            0.25                      0.017           0.108
 5028181  $ 271,771.48        85.00                 01         0.25                      0.017           0.000
 5028226  $ 399,672.12        80.00                            0.25                      0.017           0.000
 5028338  $ 335,744.33        80.00                            0.25                      0.017           0.358
 5028341  $ 390,000.00        67.24                            0.25                      0.017           0.233
 5028518  $ 364,693.35        68.22                            0.25                      0.017           0.000
 5028734  $ 311,744.25        80.00                            0.25                      0.017           0.000
 5028827  $ 825,000.00        45.83                            0.25                      0.017           0.358
 5028833  $ 375,000.00        48.08                            0.25                      0.017           0.000
 5028881  $ 404,000.00        80.00                            0.25                      0.017           0.233
 5028920  $ 550,000.00        42.80                            0.25                      0.017           0.983
 5028986  $ 400,000.00        67.23                            0.25                      0.017           0.000
 5029078  $ 300,000.00        76.92                            0.25                      0.017           0.608
 5029089  $ 246,842.50        53.70                            0.25                      0.017           1.233
 5029154  $ 300,000.00        50.68                            0.25                      0.017           0.233
 5029204  $ 515,000.00        56.59                            0.25                      0.017           0.358
 5029232  $ 263,794.05        80.00                            0.25                      0.017           0.233
 5029336  $ 399,687.96        80.00                            0.25                      0.017           0.233
 5029353  $ 319,447.41        66.67                            0.25                      0.017           0.000
 5029402  $ 289,615.20        90.00                 01         0.25                      0.017           1.233
 5029471  $ 500,089.74        70.00                            0.25                      0.017           0.000
 5029713  $ 400,000.00        76.92                            0.25                      0.017           0.000
 5029847  $ 395,000.00        56.83                            0.25                      0.017           0.858
 5029945  $ 387,000.00        65.93                            0.25                      0.017           0.000
 5030012  $ 297,767.53        69.30                            0.25                      0.017           0.233
 5030022  $ 474,750.00        80.00                            0.25                      0.017           0.000
 5030079  $ 452,000.00        64.57                            0.25                      0.017           0.358
 5030093  $ 675,500.00        70.00                            0.25                      0.017           0.000
 5030166  $ 446,000.00        78.80                            0.25                      0.017           0.358
 5030220  $ 280,000.00        68.29                            0.25                      0.017           0.233
 5030312  $ 190,000.00        74.51                            0.25                      0.017           0.358
 5030319  $ 460,000.00        54.76                            0.25                      0.017           0.233
 5030398  $ 283,823.47        80.00                            0.25                      0.017           1.358
 5030404  $ 299,530.53        54.64                            0.25                      0.017           0.233
 5030421  $ 324,758.80        71.43                            0.25                      0.017           0.483
 5030457  $ 434,652.14        69.60                            0.25                      0.017           0.108
 5030499  $ 299,506.75        20.00                            0.25                      0.017           0.000
 5030650  $ 313,255.43        75.00                            0.25                      0.017           0.233
 5030683  $ 283,755.48        65.59                            0.25                      0.017           0.000
 5030752  $ 300,000.00        69.44                            0.25                      0.017           0.358
 5030787  $ 287,780.85        80.00                            0.25                      0.017           0.358
 5030839  $ 276,294.80        70.00                            0.25                      0.017           0.483
 5030847  $ 335,750.64        61.09                            0.25                      0.017           0.483
 5030878  $ 401,570.56        69.90                            0.25                      0.017           0.000
 5030897  $ 585,490.42        59.80                            0.25                      0.017           0.233
 5030925  $ 263,799.11        80.00                            0.25                      0.017           0.358
 5030981  $ 397,697.15        36.18                            0.25                      0.017           0.358
 5031004  $ 297,273.63        85.00                 17         0.25                      0.017           0.358
 5031022  $ 100,680.67        65.00                            0.25                      0.017           0.858
 5031048  $ 370,000.00        75.51                            0.25                      0.017           0.233
 5031049  $ 279,864.68        80.92                 33         0.25                      0.017           0.000
 5031067  $ 431,487.47        77.66                            0.25                      0.017           0.608
 5031131  $ 479,693.92        25.95                            0.25                      0.017           1.233
 5031151  $ 269,950.00        89.98                 01         0.25                      0.017           0.733
 5031288  $ 418,290.24        85.00                 24         0.25                      0.017           0.108
 5031377   $ 61,907.67        52.90                            0.25                      0.017           0.483
 5031414  $ 299,747.96        68.97                            0.25                      0.017           0.000
 5031423  $ 467,500.00        85.00                 01         0.25                      0.017           0.733
 5031435  $ 514,293.26        74.24                            0.25                      0.017           0.000
 5031453  $ 398,341.36        80.00                            0.25                      0.017           0.000
 5031481  $ 261,102.75        94.99                 13         0.25                      0.017           0.483
 5031493  $ 459,641.15        80.00                            0.25                      0.017           0.233
 5031508  $ 303,746.83        73.37                            0.25                      0.017           0.000
 5031522  $ 269,883.78        86.10                 06         0.25                      0.017           0.000
 5031591  $ 308,670.75        86.04                 11         0.25                      0.017           0.483
 5031730  $ 404,000.00        80.00                            0.25                      0.017           0.000
 5031739  $ 280,519.87        67.38                            0.25                      0.017           0.000
 5031770  $ 424,000.00        80.00                            0.25                      0.017           0.108
 5031779  $ 275,684.77        74.57                            0.25                      0.017           0.233
 5031954  $ 518,745.07        80.00                            0.25                      0.017           0.108
 5031963  $ 483,085.29        79.51                            0.25                      0.017           0.233
 5031994  $ 254,353.63        77.27                            0.25                      0.017           0.000
 5032015  $ 406,816.26        79.99                            0.25                      0.017           0.000
 5032045  $ 352,560.00        80.00                            0.25                      0.017           0.108
 5032059  $ 303,774.38        80.00                            0.25                      0.017           0.483
 5032061  $ 252,500.00        63.13                            0.25                      0.017           0.358
 5032088  $ 251,044.04        69.79                            0.25                      0.017           0.000
 5032184  $ 909,290.12        65.00                            0.25                      0.017           0.233
 5032186  $ 306,448.60        80.00                            0.25                      0.017           0.000
 5032190  $ 274,000.00        88.39                 24         0.25                      0.017           0.358
 5032203  $ 292,000.00        80.00                            0.25                      0.017           0.000
 5032271  $ 253,770.76        80.00                            0.25                      0.017           0.000
 5032402  $ 319,737.70        72.74                            0.25                      0.017           0.000
 5032406  $ 279,781.57        80.00                            0.25                      0.017           0.233
 5032440  $ 299,469.18        60.61                            0.25                      0.017           0.000
 5032454  $ 279,797.34        65.88                            0.25                      0.017           0.608
 5032488  $ 255,335.03        80.00                            0.25                      0.017           0.000
 5032510  $ 354,623.14        70.00                            0.25                      0.017           0.233
 5032571  $ 737,424.28        80.00                            0.25                      0.017           0.233
 5032601  $ 264,134.00        74.86                            0.25                      0.017           0.108
 5032605  $ 567,506.94        80.00                            0.25                      0.017           0.233
 5032655  $ 243,833.46        90.00                 11         0.25                      0.017           0.733
 5032671  $ 288,000.00        80.00                            0.25                      0.017           0.000
 5032679  $ 519,832.76        71.86                            0.25                      0.017           0.483
 5032700  $ 359,203.29        89.95                 12         0.25                      0.017           0.858
 5032715  $ 399,710.49        80.00                            0.25                      0.017           0.608
 5032736  $ 328,031.09        85.00                 01         0.25                      0.017           0.000
 5032791  $ 375,000.00        75.00                            0.25                      0.017           0.483
 5032795  $ 399,687.96        80.00                            0.25                      0.017           0.233
 5032846  $ 265,000.00        40.77                            0.25                      0.017           0.000
 5032901  $ 319,717.67        53.33                            0.25                      0.017           0.000
 5033007  $ 316,000.00        80.00                            0.25                      0.017           0.108
 5033075  $ 271,918.65        80.00                            0.25                      0.017           0.108
 5033117  $ 346,929.15        80.00                            0.25                      0.017           0.233
 5033132  $ 327,724.44        80.00                            0.25                      0.017           0.000
 5033136  $ 400,000.00        80.00                            0.25                      0.017           0.233
 5033140  $ 310,139.22        80.00                            0.25                      0.017           0.000
 5033167  $ 311,147.29        79.99                            0.25                      0.017           0.108
 5033193  $ 582,519.68        79.79                            0.25                      0.017           0.000
 5033228  $ 269,379.85        75.00                            0.25                      0.017           0.358
 5033246  $ 371,716.93        80.00                            0.25                      0.017           0.358
 5033262  $ 840,000.00        60.00                            0.25                      0.017           0.608
 5033272  $ 390,483.06        75.00                            0.25                      0.017           0.000
 5033285  $ 296,265.38        90.00                 13         0.25                      0.017           0.000
 5033291  $ 304,021.87        80.00                            0.25                      0.017           0.608
 5033364  $ 354,729.87        64.55                            0.25                      0.017           0.358
 5033370  $ 382,500.00        75.00                            0.25                      0.017           0.358
 5033393  $ 290,253.01        69.52                            0.25                      0.017           0.000
 5033406  $ 287,775.33        33.49                            0.25                      0.017           0.233
 5033409  $ 508,800.00        80.00                            0.25                      0.017           0.000
 5033420  $ 270,000.00        71.05                            0.25                      0.017           0.358
 5033426  $ 302,911.12        77.87                            0.25                      0.017           0.000
 5033480  $ 408,000.00        80.00                            0.25                      0.017           0.000
 5033508  $ 499,619.54        69.83                            0.25                      0.017           0.358
 5033521  $ 349,600.00        89.99                 11         0.25                      0.017           0.483
 5033523  $ 306,844.70        75.00                            0.25                      0.017           0.733
 5033528  $ 529,600.00        80.00                            0.25                      0.017           0.000
 5033533  $ 323,748.24        77.38                            0.25                      0.017           0.358
 5033555  $ 287,349.61        95.00                 11         0.25                      0.017           0.483
 5033571  $ 300,000.00        44.44                            0.25                      0.017           0.000
 5033605  $ 311,724.72        56.32                            0.25                      0.017           0.000
 5033624  $ 261,601.33        59.87                            0.25                      0.017           0.000
 5033635  $ 342,501.92        79.99                            0.25                      0.017           0.608
 5033660  $ 261,750.00        75.00                            0.25                      0.017           1.108
 5033705  $ 255,335.02        80.00                            0.25                      0.017           0.000
 5033742  $ 270,178.35        80.00                            0.25                      0.017           0.000
 5033778  $ 325,213.26        74.77                            0.25                      0.017           0.108
 5033786  $ 407,788.86        80.00                            0.25                      0.017           0.000
 5033828  $ 336,110.26        71.70                            0.25                      0.017           0.000
 5033837  $ 348,336.85        79.91                            0.25                      0.017           0.233
 5033858  $ 302,138.47        61.84                            0.25                      0.017           0.000
 5033872  $ 291,507.97        64.18                            0.25                      0.017           0.000
 5033894  $ 334,449.21        68.37                            0.25                      0.017           0.000
 5033897  $ 278,093.28        52.60                            0.25                      0.017           0.000
 5033920  $ 445,319.18        61.52                            0.25                      0.017           0.358
 5033928  $ 419,655.72        38.22                            0.25                      0.017           0.000
 5033946  $ 265,500.00        90.00                 13         0.25                      0.017           0.983
 5033965  $ 299,494.48        67.75                            0.25                      0.017           0.000
 5033967  $ 550,000.00        63.58                            0.25                      0.017           0.108
 5033987  $ 540,000.00        69.23                            0.25                      0.017           0.000
 5034098  $ 252,000.00        80.00                            0.25                      0.017           0.233
 5034102  $ 344,695.61        75.99                            0.25                      0.017           0.000
 5034104  $ 474,570.59        66.16                            0.25                      0.017           0.000
 5034110  $ 304,756.09        49.19                            0.25                      0.017           0.108
 5034157  $ 646,519.83        73.94                            0.25                      0.017           0.483
 5034203  $ 334,058.04        64.91                            0.25                      0.017           0.608
 5034310  $ 263,347.01        80.00                            0.25                      0.017           0.000
 5034326  $ 274,790.75        54.89                            0.25                      0.017           0.358
 5034370  $ 471,622.54        79.86                            0.25                      0.017           0.108
 5034427  $ 418,986.40        75.68                            0.25                      0.017           0.108
 5034459  $ 647,742.48        72.74                            0.25                      0.017           0.000
 5034480  $ 266,801.84        68.46                            0.25                      0.017           0.483
 5034528  $ 256,800.00        74.43                            0.25                      0.017           0.108
 5034610  $ 602,400.00        80.00                            0.25                      0.017           0.358
 5034612  $ 329,742.56        68.89                            0.25                      0.017           0.233
 5034613  $ 388,017.77        60.00                            0.25                      0.017           0.233
 5034621  $ 319,188.83        77.67                            0.25                      0.017           0.000
 5034664  $ 357,522.44        77.93                            0.25                      0.017           0.000
 5034675  $ 305,532.87        69.55                            0.25                      0.017           0.358
 5034677  $ 312,911.52        90.00                 06         0.25                      0.017           0.233
 5034701  $ 255,153.24        79.50                            0.25                      0.017           0.000
 5034733  $ 345,000.00        64.49                            0.25                      0.017           0.483
 5034765  $ 249,819.06        73.53                            0.25                      0.017           0.608
 5034839  $ 399,680.13        72.73                            0.25                      0.017           0.108
 5034849  $ 304,399.24        79.99                            0.25                      0.017           0.358
 5034978  $ 552,089.96        70.83                            0.25                      0.017           0.483
 5035010  $ 976,500.00        70.00                            0.25                      0.017           0.108
 5035033  $ 305,600.00        80.00                            0.25                      0.017           0.000
 5035116  $ 259,797.17        69.43                            0.25                      0.017           0.233
 5035165  $ 355,722.28        80.00                            0.25                      0.017           0.233
 5035211  $ 259,275.30        70.13                            0.25                      0.017           0.000
 5035298  $ 284,788.48        75.00                            0.25                      0.017           0.483
 5035313  $ 468,000.00        80.00                            0.25                      0.017           1.108
 5035343  $ 278,541.27        87.19                 33         0.25                      0.017           0.000
 5035363  $ 316,770.56        86.85                 06         0.25                      0.017           0.608
 5035390  $ 610,000.00        79.22                            0.25                      0.017           0.233
 5035391  $ 293,017.43        84.83                 33         0.25                      0.017           0.000
 5035408  $ 399,687.96        51.28                            0.25                      0.017           0.233
 5035441  $ 346,773.01        38.56                            0.25                      0.017           1.108
 5035474  $ 415,683.46        80.00                            0.25                      0.017           0.358
 5035504  $ 255,000.00        52.58                            0.25                      0.017           0.000
 5035509  $ 280,000.00        67.31                            0.25                      0.017           0.483
 5035533  $ 300,000.00        52.17                            0.25                      0.017           0.000
 5035539  $ 366,899.00        80.00                            0.25                      0.017           0.000
 5035587  $ 554,646.10        61.67                            0.25                      0.017           1.233
 5035600  $ 272,000.00        80.00                            0.25                      0.017           0.483
 5035608  $ 399,717.68        72.07                            0.25                      0.017           0.733
 5035632  $ 414,692.00        67.70                            0.25                      0.017           0.483
 5035672  $ 299,239.54        80.00                            0.25                      0.017           0.000
 5035687  $ 276,120.55        65.18                            0.25                      0.017           0.000
 5035690  $ 582,483.05        74.87                            0.25                      0.017           0.000
 5035691  $ 557,605.10        70.71                            0.25                      0.017           0.000
 5035721  $ 494,004.90        80.00                            0.25                      0.017           0.108
 5035735  $ 570,000.00        33.53                            0.25                      0.017           0.233
 5035741  $ 272,839.96        75.97                            0.25                      0.017           0.108
 5035763  $ 327,700.00        84.99                 01         0.25                      0.017           0.483
 5035772  $ 262,295.22        70.95                            0.25                      0.017           0.233
 5035776  $ 589,690.71        80.00                            0.25                      0.017           0.108
 5035789  $ 378,780.81        80.00                            0.25                      0.017           0.108
 5035798  $ 338,875.43        76.06                            0.25                      0.017           0.000
 5035808  $ 305,109.79        80.00                            0.25                      0.017           0.108
 5035822  $ 263,263.14        79.99                            0.25                      0.017           0.108
 5035824  $ 359,213.35        80.00                            0.25                      0.017           0.608
 5035854  $ 380,763.57        72.95                            0.25                      0.017           0.000
 5035876  $ 403,998.25        76.27                            0.25                      0.017           0.000
 5035880  $ 328,056.35        70.00                            0.25                      0.017           0.483
 5035895  $ 243,172.96        65.07                            0.25                      0.017           0.000
 5035898  $ 311,017.55        75.18                            0.25                      0.017           0.233
 5035916  $ 362,151.89        48.73                            0.25                      0.017           0.233
 5035980  $ 273,704.42        80.00                            0.25                      0.017           0.000
 5035993  $ 383,975.33        74.18                            0.25                      0.017           0.000
 5036047  $ 349,705.95        48.28                            0.25                      0.017           0.000
 5036055  $ 512,000.00        72.11                            0.25                      0.017           0.483
 5036073  $ 488,627.90        58.08                            0.25                      0.017           0.358
 5036129  $ 599,000.00        59.96                            0.25                      0.017           0.358
 5036132  $ 328,716.74        69.85                            0.25                      0.017           0.000
 5036133  $ 453,895.64        76.34                            0.25                      0.017           0.233
 5036134  $ 317,757.26        67.16                            0.25                      0.017           0.358
 5036141  $ 334,400.00        79.83                            0.25                      0.017           0.358
 5036191  $ 287,769.69        80.00                            0.25                      0.017           0.108
 5036196  $ 620,200.00        62.02                            0.25                      0.017           0.000
 5036221  $ 287,000.00        57.40                            0.25                      0.017           0.733
 5036224  $ 149,885.86        64.66                            0.25                      0.017           0.358
 5036235  $ 364,715.26        65.77                            0.25                      0.017           0.233
 5036238  $ 326,738.51        52.15                            0.25                      0.017           0.108
 5036253  $ 120,000.00        74.07                            0.25                      0.017           0.483
 5036259  $ 400,000.00        80.00                            0.25                      0.017           0.858
 5036331  $ 250,030.01        71.21                            0.25                      0.017           0.000
 5036336  $ 292,000.00        80.00                            0.25                      0.017           0.358
 5036367  $ 345,402.52        86.50                 33         0.25                      0.017           0.000
 5036385  $ 419,647.14        51.22                            0.25                      0.017           0.000
 5036406  $ 304,000.00        80.00                            0.25                      0.017           0.483
 5036410  $ 356,714.51        64.91                            0.25                      0.017           0.108
 5036441  $ 297,794.46        76.92                            0.25                      0.017           0.000
 5036472  $ 354,970.69        90.00                 33         0.25                      0.017           0.483
 5036479  $ 269,950.00        89.98                 06         0.25                      0.017           0.233
 5036533  $ 335,474.19        78.14                            0.25                      0.017           0.233
 5036551  $ 364,004.73        76.04                            0.25                      0.017           0.000
 5036567  $ 256,587.74        77.88                            0.25                      0.017           0.108
 5036578  $ 327,737.70        80.00                            0.25                      0.017           0.108
 5036587  $ 258,792.87        77.78                            0.25                      0.017           0.108
 5036590  $ 290,000.00        74.36                            0.25                      0.017           0.000
 5036596  $ 295,519.28        78.03                            0.25                      0.017           0.000
 5036608  $ 310,000.00        67.25                            0.25                      0.017           0.000
 5036616  $ 253,616.30        50.26                            0.25                      0.017           0.608
 5036620  $ 299,220.74        71.09                            0.25                      0.017           0.000
 5036699  $ 364,428.82        68.22                            0.25                      0.017           0.233
 5036723  $ 274,780.08        65.48                            0.25                      0.017           0.108
 5036727  $ 420,000.00        76.92                            0.25                      0.017           0.358
 5036752  $ 399,500.00        85.00                 11         0.25                      0.017           0.233
 5036781  $ 259,387.84        72.22                            0.25                      0.017           0.233
 5036791  $ 400,000.00        75.47                            0.25                      0.017           0.733
 5036798  $ 290,854.74        79.99                            0.25                      0.017           0.000
 5036805  $ 249,350.61        77.16                            0.25                      0.017           0.000
 5036899  $ 408,008.97        75.00                            0.25                      0.017           0.000
 5036901  $ 400,000.00        51.61                            0.25                      0.017           0.000
 5036912  $ 270,000.00        69.23                            0.25                      0.017           0.000
 5036954  $ 278,782.35        62.14                            0.25                      0.017           0.233
 5036961  $ 500,000.00        51.41                            0.25                      0.017           0.000
 5037016  $ 293,584.38        80.00                            0.25                      0.017           0.000
 5037109  $ 302,745.44        74.45                            0.25                      0.017           0.000
 5037123  $ 296,000.00        80.00                            0.25                      0.017           0.108
 5037133  $ 265,100.00        79.58                            0.25                      0.017           0.000
 5037220  $ 283,500.00        59.68                            0.25                      0.017           0.000
 5037221  $ 349,022.47        67.86                            0.25                      0.017           0.000
 5037229  $ 367,394.94        80.00                            0.25                      0.017           0.000
 5037243  $ 290,400.00        78.52                            0.25                      0.017           0.108
 5037252  $ 300,000.00        45.73                            0.25                      0.017           0.233
 5037257  $ 269,556.07        70.13                            0.25                      0.017           0.000
 5037295  $ 323,727.80        90.00                 06         0.25                      0.017           0.000
 5037310  $ 248,400.00        94.99                 11         0.25                      0.017           0.000
 5037384  $ 246,000.00        68.52                            0.25                      0.017           0.358
 5037428  $ 324,933.43        80.00                            0.25                      0.017           0.000
 5037438  $ 414,434.40        80.00                            0.25                      0.017           0.358
 5037453  $ 375,000.00        42.86                            0.25                      0.017           0.000
 5037455  $ 548,000.00        80.00                            0.25                      0.017           0.108
 5037497  $ 473,500.00        67.64                            0.25                      0.017           0.233
 5037555  $ 311,511.75        80.00                            0.25                      0.017           0.233
 5037562  $ 300,000.00        65.22                            0.25                      0.017           0.108
 5037591  $ 310,000.00        76.35                            0.25                      0.017           0.608
 5037618  $ 283,778.45        80.00                            0.25                      0.017           0.233
 5037636  $ 303,768.69        77.95                            0.25                      0.017           0.358
 5037642  $ 287,100.00        90.00                 13         0.25                      0.017           0.483
 5037778  $ 356,000.00        80.00                            0.25                      0.017           0.358
 5037781  $ 382,000.00        79.58                            0.25                      0.017           0.000
 5037849  $ 770,000.00        60.39                            0.25                      0.017           0.233
 5037947  $ 428,948.10        53.93                            0.25                      0.017           0.000
 5037984  $ 400,000.00        30.77                            0.25                      0.017           0.358
 5037985  $ 275,000.00        59.14                            0.25                      0.017           0.358
 5038000  $ 382,708.56        51.07                            0.25                      0.017           0.358
 5038009  $ 423,000.00        65.58                            0.25                      0.017           0.358
 5038034  $ 263,000.00        70.13                            0.25                      0.017           0.858
 5038036  $ 399,710.49        51.28                            0.25                      0.017           0.608
 5038043  $ 650,000.00        78.79                            0.25                      0.017           0.000
 5038045  $ 302,000.00        80.00                            0.25                      0.017           0.108
 5038049  $ 860,000.00        63.24                            0.25                      0.017           0.233
 5038132  $ 645,000.00        71.67                            0.25                      0.017           1.358
 5038241  $ 499,609.94        69.93                            0.25                      0.017           0.233
 5038244  $ 240,632.11        89.93                 33         0.25                      0.017           0.358
 5038327  $ 374,677.13        44.18                            0.25                      0.017           0.000
 5038423  $ 376,000.00        80.00                            0.25                      0.017           0.233
 5038477  $ 268,200.00        90.00                 11         0.25                      0.017           1.233
 5038494  $ 319,756.50        80.00                            0.25                      0.017           0.358
 5038558  $ 399,680.12        89.90                 06         0.25                      0.017           0.108
 5038562  $ 299,754.09        88.50                 11         0.25                      0.017           0.000
 5038569  $ 259,356.88        80.00                            0.25                      0.017           0.000
 5038574  $ 460,458.01        80.00                            0.25                      0.017           0.483
 5038645  $ 256,323.47        90.00                 13         0.25                      0.017           0.858
 5038669  $ 316,196.48        73.72                            0.25                      0.017           0.000
 5038679  $ 363,077.32        60.67                            0.25                      0.017           0.000
 5038694  $ 357,734.31        69.92                            0.25                      0.017           0.483
 5038697  $ 428,910.04        74.14                            0.25                      0.017           0.000
 5038701  $ 271,919.28        65.66                            0.25                      0.017           0.733
 5038792  $ 299,765.97        22.90                            0.25                      0.017           0.233
 5038793  $ 460,000.00        76.54                            0.25                      0.017           0.358
 5038803  $ 169,733.54        64.72                            0.25                      0.017           0.000
 5038877  $ 600,000.00        67.19                            0.25                      0.017           0.233
 5038901  $ 370,400.00        80.00                            0.25                      0.017           0.108
 5038962  $ 359,000.00        78.56                            0.25                      0.017           0.000
 5039044  $ 375,000.00        52.84                            0.25                      0.017           0.358
 5039057  $ 991,250.00        65.00                            0.25                      0.017           0.358
 5039099  $ 369,718.46        79.57                            0.25                      0.017           0.358
 5039104  $ 267,635.80        93.00                 12         0.25                      0.017           0.108
 5039106  $ 450,000.00        64.75                            0.25                      0.017           0.000
 5039133  $ 549,581.49        44.00                            0.25                      0.017           0.358
 5039167  $ 299,760.09        50.00                            0.25                      0.017           0.108
 5039353  $ 255,599.37        80.00                            0.25                      0.017           0.233
 5039367  $ 299,793.54        80.00                            0.25                      0.017           0.858
 5039368  $ 331,493.20        80.00                            0.25                      0.017           0.358
 5039373  $ 394,691.86        89.98                 01         0.25                      0.017           0.233
 5039374  $ 297,367.84        80.00                            0.25                      0.017           0.233
 5039389  $ 266,660.86        80.00                            0.25                      0.017           0.000
 5039403  $ 384,412.30        37.02                            0.25                      0.017           0.358
 5039413  $ 164,566.62        80.00                            0.25                      0.017           0.733
 5039420  $ 381,871.09        75.00                            0.25                      0.017           0.000
 5039424  $ 489,252.01        70.00                            0.25                      0.017           0.358
 5039431  $ 375,440.16        80.00                            0.25                      0.017           0.483
 5039448  $ 275,500.00        95.00                 01         0.25                      0.017           0.233
 5039459  $ 258,373.56        74.00                            0.25                      0.017           0.000
 5039507  $ 149,123.92        70.00                            0.25                      0.017           0.358
 5039519  $ 295,000.00        79.09                            0.25                      0.017           0.000
 5039538  $ 325,000.00        41.99                            0.25                      0.017           0.000
 5039551  $ 310,969.04        80.00                            0.25                      0.017           0.483
 5039559  $ 164,754.33        77.83                            0.25                      0.017           0.483
 5039571  $ 128,817.31        80.00                            0.25                      0.017           0.733
 5039575  $ 628,964.17        73.68                            0.25                      0.017           0.000
 5039579  $ 307,552.76        80.00                            0.25                      0.017           0.608
 5039583   $ 51,926.38        72.22                            0.25                      0.017           0.733
 5039598  $ 161,259.55        95.00                 06         0.25                      0.017           0.483
 5039603  $ 173,740.93        67.18                            0.25                      0.017           0.483
 5039610  $ 599,013.51        70.59                            0.25                      0.017           0.000
 5039614  $ 333,227.72        75.00                            0.25                      0.017           0.233
 5039621  $ 113,031.45        80.00                            0.25                      0.017           0.483
 5039628  $ 290,521.55        68.47                            0.25                      0.017           0.000
 5039632   $ 63,902.31        84.21                 33         0.25                      0.017           0.358
 5039633  $ 407,689.55        77.71                            0.25                      0.017           0.358
 5039669  $ 249,588.96        69.44                            0.25                      0.017           0.000
 5039678  $ 399,374.03        68.38                            0.25                      0.017           0.233
 5039688  $ 291,519.92        80.00                            0.25                      0.017           0.000
 5039696  $ 279,428.37        79.97                            0.25                      0.017           0.000
 5039702  $ 289,779.33        62.37                            0.25                      0.017           0.358
 5039709  $ 175,737.94        80.00                            0.25                      0.017           0.483
 5039717  $ 158,512.79        80.00                            0.25                      0.017           0.733
 5039719  $ 287,981.75        68.12                            0.25                      0.017           0.358
 5039734  $ 276,709.52        80.00                            0.25                      0.017           0.000
 5039736  $ 174,712.28        70.00                            0.25                      0.017           0.000
 5039741  $ 374,417.59        66.96                            0.25                      0.017           0.358
 5039746  $ 350,000.00        46.67                            0.25                      0.017           0.000
 5039755  $ 280,560.25        56.20                            0.25                      0.017           0.233
 5039777  $ 239,633.64        75.00                            0.25                      0.017           0.358
 5039788  $ 129,801.55        79.75                            0.25                      0.017           0.358
 5039833  $ 310,000.00        62.94                            0.25                      0.017           0.733
 5039899   $ 37,263.91        47.85                            0.25                      0.017           0.608
 5039909  $ 296,589.87        77.14                            0.25                      0.017           0.858
 5039916  $ 139,796.71        80.00                            0.25                      0.017           0.608
 5039931  $ 231,663.11        71.38                            0.25                      0.017           0.608
 5039936  $ 358,000.00        68.19                            0.25                      0.017           0.000
 5039988  $ 256,900.00        61.17                            0.25                      0.017           0.358
 5040045  $ 298,800.00        80.00                            0.25                      0.017           0.000
 5040046  $ 408,630.98        74.99                            0.25                      0.017           0.233
 5040049  $ 255,000.00        75.00                            0.25                      0.017           0.608
 5040053  $ 507,000.00        69.93                            0.25                      0.017           0.483
 5040054  $ 419,655.72        75.00                            0.25                      0.017           0.000
 5040065  $ 293,600.00        80.00                            0.25                      0.017           0.233
 5040129  $ 191,676.48        79.01                            0.25                      0.017           0.000
 5040133  $ 378,481.76        77.31                            0.25                      0.017           0.000
 5040136  $ 101,851.89        80.00                            0.25                      0.017           0.608
 5040144  $ 209,663.14        70.00                            0.25                      0.017           0.108
 5040147  $ 349,465.71        64.81                            0.25                      0.017           0.358
 5040155  $ 136,785.59        94.48                 01         0.25                      0.017           0.233
 5040164  $ 160,535.61        80.00                            0.25                      0.017           0.000
 5040165  $ 131,793.44        80.00                            0.25                      0.017           0.233
 5040173  $ 583,008.68        79.99                            0.25                      0.017           0.358
 5040174  $ 550,358.60        80.00                            0.25                      0.017           0.358
 5040180  $ 252,414.09        80.00                            0.25                      0.017           0.358
 5040188  $ 279,572.58        72.73                            0.25                      0.017           0.358
 5040192  $ 280,549.24        66.12                            0.25                      0.017           0.108
 5040199  $ 321,508.47        70.00                            0.25                      0.017           0.358
 5040206  $ 191,634.40        80.00                            0.25                      0.017           0.000
 5040210  $ 448,331.46        73.61                            0.25                      0.017           0.483
 5040211  $ 640,221.37        75.00                            0.25                      0.017           0.108
 5040212  $ 218,736.14        71.75                            0.25                      0.017           0.358
 5040214  $ 194,702.33        70.78                            0.25                      0.017           0.358
 5040224  $ 457,514.90        75.01                            0.25                      0.017           0.108
 5040227  $ 332,239.21        80.00                            0.25                      0.017           0.000
 5040231  $ 276,555.66        75.89                            0.25                      0.017           0.108
 5040244  $ 314,706.75        80.00                            0.25                      0.017           0.233
 5040255  $ 109,074.75        94.18                 01         0.25                      0.017           0.108
 5040262  $ 148,522.94        72.56                            0.25                      0.017           0.358
 5040266   $ 49,917.80        15.15                            0.25                      0.017           0.000
 5040273  $ 134,853.89        79.97                            0.25                      0.017           0.608
 5040293  $ 151,690.25        79.99                            0.25                      0.017           0.858
 5040300  $ 325,726.65        75.00                            0.25                      0.017           0.108
 5040307  $ 120,824.30        69.14                            0.25                      0.017           0.608
 5040311  $ 279,561.84        80.00                            0.25                      0.017           0.233
 5040313  $ 158,763.26        63.60                            0.25                      0.017           0.483
 5040318  $ 263,200.00        89.99                 11         0.25                      0.017           0.483
 5040328   $ 64,893.13        68.42                            0.25                      0.017           0.000
 5040344  $ 298,134.00        80.00                            0.25                      0.017           0.358
 5040356  $ 380,310.39        80.00                            0.25                      0.017           0.358
 5040362   $ 97,757.84        69.93                            0.25                      0.017           0.608
 5040390  $ 618,980.61        80.00                            0.25                      0.017           0.000
 5040416  $ 292,563.74        79.84                            0.25                      0.017           0.483
 5040426   $ 44,927.82        41.28                            0.25                      0.017           0.108
 5040473  $ 520,000.00        80.00                            0.25                      0.017           1.233
 5040477  $ 299,000.00        76.67                            0.25                      0.017           1.858
 5040481  $ 299,000.00        63.62                            0.25                      0.017           1.608
 5040506  $ 319,737.70        78.62                            0.25                      0.017           0.000
 5040511  $ 314,754.27        69.19                            0.25                      0.017           0.233
 5040516  $ 280,000.00        65.12                            0.25                      0.017           0.358
 5040533  $ 297,500.00        79.33                            0.25                      0.017           0.483
 5040659  $ 290,064.77        85.00                 11         0.25                      0.017           0.608
 5040704  $ 360,000.00        80.00                            0.25                      0.017           0.000
 5040707  $ 285,771.29        80.00                            0.25                      0.017           0.108
 5040709  $ 325,000.00        68.42                            0.25                      0.017           0.233
 5040769  $ 245,000.00        70.00                            0.25                      0.017           1.608
 5040778  $ 414,350.58        77.57                            0.25                      0.017           0.233
 5040811  $ 712,000.00        58.36                            0.25                      0.017           1.233
 5040816  $ 299,518.76        68.97                            0.25                      0.017           0.108
 5040823  $ 150,246.40        70.00                            0.25                      0.017           0.000
 5040825  $ 339,440.99        73.12                            0.25                      0.017           0.000
 5040826  $ 223,658.05        80.00                            0.25                      0.017           0.358
 5040836  $ 203,680.76        40.80                            0.25                      0.017           0.233
 5040839  $ 289,568.19        25.22                            0.25                      0.017           0.483
 5040840  $ 351,021.90        80.09                 33         0.25                      0.017           0.000
 5040841  $ 123,916.80        55.36                            0.25                      0.017           0.983
 5040843  $ 135,797.51        80.00                            0.25                      0.017           0.483
 5040846   $ 69,890.47        45.16                            0.25                      0.017           0.233
 5040847  $ 259,603.10        80.00                            0.25                      0.017           0.358
 5040861  $ 319,473.87        70.50                            0.25                      0.017           0.000
 5040863  $ 111,920.18        95.00                 01         0.25                      0.017           0.108
 5040865  $ 436,800.00        70.00                            0.25                      0.017           0.483
 5040868  $ 267,590.90        80.00                            0.25                      0.017           0.358
 5040869  $ 112,323.95        75.00                            0.25                      0.017           0.233
 5040871  $ 192,206.15        70.00                            0.25                      0.017           0.358
 5040874  $ 303,112.99        80.00                            0.25                      0.017           0.108
 5040879  $ 238,534.89        78.36                            0.25                      0.017           0.358
 5040880  $ 470,797.97        63.46                            0.25                      0.017           0.483
 5040882   $ 82,377.17        74.66                            0.25                      0.017           0.483
 5040884  $ 369,420.97        56.06                            0.25                      0.017           0.233
 5040889  $ 648,904.71        45.61                            0.25                      0.017           0.000
 5040902  $ 287,581.78        80.00                            0.25                      0.017           0.608
 5040905  $ 364,029.64        65.64                            0.25                      0.017           0.483
 5040915  $ 108,338.45        68.67                            0.25                      0.017           0.483
 5040983  $ 439,656.75        52.38                            0.25                      0.017           0.233
 5041049  $ 262,000.00        69.87                            0.25                      0.017           0.233
 5041068  $ 550,000.00        57.89                            0.25                      0.017           0.000
 5041092  $ 309,372.80        79.99                            0.25                      0.017           0.233
 5041094  $ 498,822.78        52.08                            0.25                      0.017           0.233
 5041103  $ 315,467.52        77.68                            0.25                      0.017           0.000
 5041118  $ 257,086.93        78.03                            0.25                      0.017           0.108
 5041144  $ 313,461.30        80.00                            0.25                      0.017           0.358
 5041159  $ 648,431.31        76.47                            0.25                      0.017           0.108
 5041181  $ 334,632.55        61.05                            0.25                      0.017           0.000
 5041193  $ 390,232.40        80.00                            0.25                      0.017           0.000
 5041214  $ 550,000.00        68.75                            0.25                      0.017           0.233
 5041222  $ 286,816.99        70.00                            0.25                      0.017           1.233
 5041248  $ 263,799.11        80.00                            0.25                      0.017           0.358
 5041346  $ 299,275.99        80.00                            0.25                      0.017           0.108
 5041357  $ 249,819.05        69.44                            0.25                      0.017           0.608
 5041371  $ 286,271.02        77.65                            0.25                      0.017           0.108
 5041387  $ 277,370.82        80.00                            0.25                      0.017           0.000
 5041393  $ 746,431.59        64.12                            0.25                      0.017           0.358
 5041394  $ 269,778.68        72.97                            0.25                      0.017           0.000
 5041416  $ 362,079.87        75.63                            0.25                      0.017           0.000
 5041443  $ 272,649.74        80.00                            0.25                      0.017           0.000
 5041444  $ 277,755.32        34.05                            0.25                      0.017           0.000
 5041463  $ 274,893.95        70.95                            0.25                      0.017           0.000
 5041474  $ 327,386.56        90.00                 11         0.25                      0.017           0.000
 5041482  $ 339,298.28        47.36                            0.25                      0.017           0.000
 5041486  $ 278,276.51        80.00                            0.25                      0.017           0.000
 5041492  $ 451,292.66        80.00                            0.25                      0.017           0.233
 5041511  $ 398,644.20        58.57                            0.25                      0.017           0.000
 5041523  $ 367,438.26        75.88                            0.25                      0.017           0.358
 5041533  $ 299,031.79        74.63                            0.25                      0.017           0.108
 5041539  $ 302,287.86        70.00                            0.25                      0.017           0.358
 5041541  $ 918,560.30        54.12                            0.25                      0.017           0.233
 5041556  $ 215,678.40        80.00                            0.25                      0.017           0.483
 5041562  $ 348,207.61        69.17                            0.25                      0.017           0.000
 5041568  $ 402,119.75        75.00                            0.25                      0.017           0.233
 5041569  $ 501,653.26        75.00                            0.25                      0.017           0.000
 5041572  $ 115,019.72        79.72                            0.25                      0.017           0.233
 5041574  $ 603,214.08        74.85                            0.25                      0.017           0.000
 5041582  $ 884,045.33        70.00                            0.25                      0.017           0.108
 5041584  $ 471,493.06        70.00                            0.25                      0.017           0.733
 5041592   $ 85,868.73        80.00                            0.25                      0.017           0.358
 5041609  $ 391,006.32        80.00                            0.25                      0.017           0.000
 5041613  $ 405,410.44        70.00                            0.25                      0.017           0.608
 5041615  $ 314,748.09        70.00                            0.25                      0.017           0.108
 5041617  $ 289,170.20        79.45                            0.25                      0.017           0.000
 5041632  $ 267,944.38        80.00                            0.25                      0.017           0.000
 5041640  $ 355,483.04        80.00                            0.25                      0.017           0.608
 5041646  $ 374,333.66        67.51                            0.25                      0.017           0.483
 5041647  $ 312,000.00        80.00                            0.25                      0.017           0.483
 5041657  $ 477,755.79        77.89                            0.25                      0.017           0.000
 5041662  $ 259,811.81        72.22                            0.25                      0.017           0.608
 5041665  $ 259,083.74        75.00                            0.25                      0.017           0.108
 5041669  $ 294,726.46        80.00                            0.25                      0.017           0.108
 5041674  $ 385,842.49        80.00                            0.25                      0.017           0.233
 5041676  $ 260,371.21        80.00                            0.25                      0.017           0.000
 5041680  $ 110,239.69        80.00                            0.25                      0.017           0.608
 5041688  $ 575,029.41        80.00                            0.25                      0.017           0.000
 5041693  $ 648,957.31        80.00                            0.25                      0.017           0.108
 5041695  $ 434,399.31        79.09                            0.25                      0.017           0.858
 5041704  $ 219,680.52        80.00                            0.25                      0.017           0.608
 5041706  $ 349,452.28        66.67                            0.25                      0.017           0.233
 5041713  $ 398,400.00        80.00                            0.25                      0.017           0.000
 5041728  $ 119,816.82        62.18                            0.25                      0.017           0.358
 5041763   $ 86,570.76        70.00                            0.25                      0.017           0.483
 5041764  $ 254,257.41        90.00                 01         0.25                      0.017           0.000
 5041767  $ 244,635.20        66.22                            0.25                      0.017           0.483
 5041854  $ 219,852.38        36.24                            0.25                      0.017           0.983
 5041916  $ 290,000.00        57.83                            0.25                      0.017           0.000
 5041922  $ 306,719.25        80.00                            0.25                      0.017           0.233
 5041939  $ 287,251.90        80.00                            0.25                      0.017           0.000
 5041942  $ 450,000.00        60.00                            0.25                      0.017           0.483
 5041944  $ 646,676.23        72.63                            0.25                      0.017           0.000
 5041945  $ 269,599.61        95.00                 12         0.25                      0.017           0.000
 5041947  $ 323,178.72        84.82                 06         0.25                      0.017           0.000
 5041950  $ 300,971.90        57.47                            0.25                      0.017           0.108
 5041964  $ 286,834.70        80.00                            0.25                      0.017           0.108
 5041965  $ 292,006.85        63.56                            0.25                      0.017           0.000
 5041976  $ 289,646.52        80.00                            0.25                      0.017           0.000
 5041986  $ 348,210.24        74.47                            0.25                      0.017           0.000
 5041994  $ 318,967.25        63.37                            0.25                      0.017           0.108
 5041998  $ 258,677.07        74.29                            0.25                      0.017           0.233
 5042001  $ 428,000.00        80.00                            0.25                      0.017           0.358
 5042007  $ 349,155.33        51.70                            0.25                      0.017           0.108
 5042012  $ 362,853.82        70.00                            0.25                      0.017           0.233
 5042077  $ 266,088.96        79.94                            0.25                      0.017           0.233
 5042183  $ 260,800.00        80.00                            0.25                      0.017           0.000
 5042203  $ 400,000.00        80.00                            0.25                      0.017           0.733
 5042218  $ 974,378.28        65.00                            0.25                      0.017           1.233
 5042222  $ 255,850.26        94.98                 01         0.25                      0.017           0.233
 5042224  $ 279,097.85        94.98                 33         0.25                      0.017           0.608
 5042277  $ 332,000.00        80.00                            0.25                      0.017           0.858
 5042357  $ 149,776.66        75.00                            0.25                      0.017           0.483
 5042363  $ 123,815.36        80.00                            0.25                      0.017           0.483
 5042377  $ 303,524.26        80.00                            0.25                      0.017           0.233
 5042388  $ 243,627.53        67.78                            0.25                      0.017           0.358
 5042397  $ 153,770.71        78.77                            0.25                      0.017           0.483
 5042408   $ 69,890.47        70.00                            0.25                      0.017           0.233
 5042413  $ 247,630.75        80.00                            0.25                      0.017           0.483
 5042433  $ 230,579.54        69.78                            0.25                      0.017           0.108
 5042434  $ 296,749.52        90.00                 24         0.25                      0.017           0.358
 5042439  $ 107,822.42        68.79                            0.25                      0.017           0.000
 5042441  $ 266,731.95        79.99                            0.25                      0.017           0.233
 5042443  $ 401,370.91        36.55                            0.25                      0.017           0.233
 5042448  $ 258,553.10        75.00                            0.25                      0.017           0.358
 5042455   $ 69,893.15        45.16                            0.25                      0.017           0.358
 5042456  $ 319,486.68        80.00                            0.25                      0.017           0.108
 5042462  $ 507,185.09        80.00                            0.25                      0.017           0.108
 5042463  $ 297,000.00        90.00                 01         0.25                      0.017           0.000
 5042468  $ 499,236.74        25.64                            0.25                      0.017           0.358
 5042471  $ 283,577.14        80.00                            0.25                      0.017           0.483
 5042474  $ 148,384.00        79.04                            0.25                      0.017           0.608
 5042484  $ 302,537.46        79.74                            0.25                      0.017           0.358
 5042489  $ 246,583.81        36.87                            0.25                      0.017           0.000
 5042503  $ 279,572.56        46.67                            0.25                      0.017           0.358
 5042524  $ 435,334.45        80.00                            0.25                      0.017           0.358
 5042527  $ 158,738.58        66.25                            0.25                      0.017           0.000
 5042529   $ 52,415.79        54.12                            0.25                      0.017           0.108
 5042531  $ 319,499.23        68.82                            0.25                      0.017           0.233
 5042532   $ 59,910.66        39.22                            0.25                      0.017           0.483
 5042539  $ 336,997.49        75.00                            0.25                      0.017           0.483
 5042542  $ 199,671.16        80.00                            0.25                      0.017           0.000
 5042545   $ 77,781.09        95.00                 01         0.25                      0.017           0.358
 5042554  $ 287,816.27        72.13                            0.25                      0.017           0.483
 5042559  $ 123,810.71        80.00                            0.25                      0.017           0.358
 5042561  $ 148,778.15        59.60                            0.25                      0.017           0.483
 5042587  $ 174,719.28        70.00                            0.25                      0.017           0.108
 5042602  $ 156,977.18        79.99                            0.25                      0.017           0.733
 5042605   $ 83,874.93        70.00                            0.25                      0.017           0.483
 5042606  $ 292,563.74        67.36                            0.25                      0.017           0.483
 5042614  $ 150,980.44        80.00                            0.25                      0.017           0.608
 5042673  $ 286,764.75        58.93                            0.25                      0.017           0.000
 5042686  $ 500,000.00        77.52                            0.25                      0.017           0.483
 5042772  $ 296,000.00        80.00                            0.25                      0.017           0.108
 5042794  $ 300,000.00        44.98                            0.25                      0.017           0.358
 5042799  $ 332,000.00        80.00                            0.25                      0.017           0.000
 5042907  $ 613,478.79        64.74                            0.25                      0.017           0.000
 5042919  $ 255,500.00        64.68                            0.25                      0.017           0.358
 5042987  $ 414,676.25        78.30                            0.25                      0.017           0.233
 5042989  $ 268,000.00        89.93                 01         0.25                      0.017           1.608
 5042997  $ 295,241.47        95.00                 17         0.25                      0.017           0.733
 5043036  $ 269,106.95        73.97                            0.25                      0.017           0.000
 5043081  $ 389,126.25        79.75                            0.25                      0.017           0.483
 5043108  $ 384,070.86        61.90                            0.25                      0.017           0.108
 5043157  $ 289,017.07        59.01                            0.25                      0.017           0.000
 5043226   $ 97,400.00        74.98                            0.25                      0.017           0.858
 5043275  $ 328,807.33        73.01                            0.25                      0.017           0.000
 5043288  $ 447,042.41        80.00                            0.25                      0.017           0.000
 5043318  $ 127,827.66        80.00                            0.25                      0.017           0.983
 5043325  $ 333,286.94        77.91                            0.25                      0.017           0.000
 5043342  $ 212,682.85        69.38                            0.25                      0.017           0.483
 5043356  $ 249,212.78        79.37                            0.25                      0.017           0.233
 5043357  $ 133,296.19        75.00                            0.25                      0.017           0.358
 5043359  $ 376,892.21        75.57                            0.25                      0.017           0.000
 5043362  $ 574,637.70        79.37                            0.25                      0.017           0.608
 5043380  $ 271,614.82        80.00                            0.25                      0.017           0.733
 5043388  $ 251,706.79        77.97                            0.25                      0.017           0.608
 5043389  $ 237,527.57        71.45                            0.25                      0.017           0.483
 5043401  $ 123,810.71        80.00                            0.25                      0.017           0.358
 5043414  $ 286,729.27        80.00                            0.25                      0.017           0.608
 5043430  $ 287,942.27        94.99                 12         0.25                      0.017           0.733
 5043452  $ 348,692.94        60.87                            0.25                      0.017           0.000
 5043459  $ 261,901.15        82.28                 06         0.25                      0.017           0.000
 5043474  $ 196,077.10        80.00                            0.25                      0.017           0.000
 5043475  $ 500,000.00        51.81                            0.25                      0.017           0.000
 5043487  $ 291,766.49        80.00                            0.25                      0.017           0.108
 5043491  $ 299,496.15        89.96                 13         0.25                      0.017           0.483
 5043499  $ 311,523.72        80.00                            0.25                      0.017           0.358
 5043501  $ 295,285.65        80.00                            0.25                      0.017           0.108
 5043506  $ 386,712.79        90.00                 11         0.25                      0.017           0.483
 5043530  $ 469,516.90        64.52                            0.25                      0.017           0.233
 5043533  $ 294,396.46        77.76                            0.25                      0.017           0.000
 5043538  $ 292,825.08        75.64                            0.25                      0.017           0.108
 5043539  $ 291,978.50        65.11                            0.25                      0.017           0.858
 5043554  $ 277,762.05        89.32                 13         0.25                      0.017           0.358
 5043555  $ 255,324.19        74.49                            0.25                      0.017           0.000
 5043563  $ 259,356.90        59.77                            0.25                      0.017           0.000
 5043571  $ 357,307.87        79.81                            0.25                      0.017           0.233
 5043587  $ 434,600.00        79.99                            0.25                      0.017           0.108
 5043595  $ 309,720.50        80.00                            0.25                      0.017           0.000
 5043600  $ 446,518.19        80.00                            0.25                      0.017           0.000
 5043618  $ 264,079.62        63.55                            0.25                      0.017           0.000
 5043641  $ 290,789.18        75.84                            0.25                      0.017           0.000
 5043937  $ 340,000.00        80.00                            0.25                      0.017           0.000
 5043954  $ 311,200.00        80.00                            0.25                      0.017           0.858
 5043965  $ 411,603.33        80.00                            0.25                      0.017           0.000
 5044150  $ 315,787.97        80.00                            0.25                      0.017           0.983
 5044217  $ 425,000.00        69.67                            0.25                      0.017           0.483
 5044220  $ 379,294.21        80.00                            0.25                      0.017           0.000
 5044224  $ 391,000.00        79.80                            0.25                      0.017           0.233
 5044242  $ 324,234.78        79.27                            0.25                      0.017           0.233
 5044248  $ 316,100.00        56.45                            0.25                      0.017           0.000
 5044285  $ 100,000.00        66.67                            0.25                      0.017           0.983
 5044290  $ 278,400.00        88.99                 17         0.25                      0.017           0.858
 5044327  $ 299,153.91        90.00                 12         0.25                      0.017           0.483
 5044341  $ 299,506.75        63.97                            0.25                      0.017           0.000
 5044361  $ 307,753.70        80.00                            0.25                      0.017           0.108
 5044363  $ 385,000.00        49.36                            0.25                      0.017           0.483
 5044364  $ 164,255.07        67.70                            0.25                      0.017           0.483
 5044373  $ 159,375.58        75.24                            0.25                      0.017           0.233
 5044377  $ 559,145.14        70.00                            0.25                      0.017           0.358
 5044395  $ 331,603.90        79.93                            0.25                      0.017           0.000
 5044398  $ 199,625.51        64.52                            0.25                      0.017           0.483
 5044405  $ 160,760.27        76.30                            0.25                      0.017           0.483
 5044406  $ 153,371.31        80.00                            0.25                      0.017           0.483
 5044407   $ 60,158.01        68.08                            0.25                      0.017           0.358
 5044434  $ 254,400.00        80.00                            0.25                      0.017           0.483
 5044439  $ 358,127.29        80.00                            0.25                      0.017           0.358
 5044475  $ 269,400.32        72.97                            0.25                      0.017           0.358
 5044488  $ 327,123.15        80.00                            0.25                      0.017           0.358
 5044504  $ 319,499.25        51.61                            0.25                      0.017           0.233
 5044529  $ 290,000.00        63.04                            0.25                      0.017           0.858
 5044574  $ 303,160.00        80.00                            0.25                      0.017           0.483
 5044612  $ 331,000.00        79.98                            0.25                      0.017           0.483
 5044688  $ 551,330.15        80.00                            0.25                      0.017           0.358
 5044750  $ 269,789.37        75.00                            0.25                      0.017           0.233
 5045049  $ 263,200.00        80.00                            0.25                      0.017           0.233
 5045090  $ 308,000.00        70.00                            0.25                      0.017           0.483
 5045237  $ 266,000.00        95.00                 33         0.25                      0.017           0.233
 5045291   $ 68,500.00        65.24                            0.25                      0.017           0.233
 5045439  1,000,000.00     $  64.94                            0.25                      0.017           0.733
 5045444  $ 320,000.00        43.84                            0.25                      0.017           0.000
 5045648  $ 336,958.60        90.00                 11         0.25                      0.017           0.108
 5045758  $ 350,000.00        66.79                            0.25                      0.017           0.000
 5045815  $ 270,000.00        73.97                            0.25                      0.017           0.358
 5045884  $ 886,910.23        55.17                            0.25                      0.017           0.608
 5045944  $ 340,871.12        90.00                 33         0.25                      0.017           0.983
 5045966  $ 283,783.90        80.00                            0.25                      0.017           0.358
 5045975  $ 599,037.53        80.00                            0.25                      0.017           0.108
 5045996  $ 282,000.00        86.77                 11         0.25                      0.017           0.233
 5045998  $ 228,207.53        20.82                            0.25                      0.017           0.000
 5046021  $ 327,492.77        80.00                            0.25                      0.017           0.358
 5046033  $ 289,523.19        79.45                            0.25                      0.017           0.000
 5046055  $ 239,812.78        78.69                            0.25                      0.017           0.233
 5046076  $ 424,367.21        69.90                            0.25                      0.017           0.483
 5046088  $ 285,042.02        76.75                            0.25                      0.017           0.108
 5046098  $ 562,518.34        75.12                            0.25                      0.017           0.233
 5046138  $ 379,359.68        80.00                            0.25                      0.017           0.000
 5046155  $ 319,750.38        80.00                            0.25                      0.017           0.233
 5046161  $ 297,997.02        86.52                 12         0.25                      0.017           0.000
 5046168  $ 429,106.17        68.80                            0.25                      0.017           0.108
 5046176  $ 234,780.91        80.00                            0.25                      0.017           0.483
 5046199  $ 329,136.58        86.68                 12         0.25                      0.017           0.108
 5046207  $ 703,149.16        58.71                            0.25                      0.017           0.000
 5046214  $ 439,125.01        77.19                            0.25                      0.017           0.483
 5046224  $ 277,554.06        79.43                            0.25                      0.017           0.108
 5046226  $ 251,798.48        78.75                            0.25                      0.017           0.108
 5046235  $ 241,678.94        64.73                            0.25                      0.017           0.608
 5046237  $ 319,414.07        78.84                            0.25                      0.017           0.000
 5046239  $ 288,774.55        73.16                            0.25                      0.017           0.233
 5046249  $ 308,888.56        63.73                            0.25                      0.017           0.000
 5046257  $ 293,551.22        78.82                            0.25                      0.017           0.358
 5046261  $ 299,530.53        73.17                            0.25                      0.017           0.233
 5046326  $ 260,000.00        79.74                            0.25                      0.017           0.000
 5046480  $ 333,750.00        51.74                            0.25                      0.017           1.483
 5046492  $ 181,729.02        74.29                            0.25                      0.017           0.483
 5046499  $ 263,600.00        80.00                            0.25                      0.017           0.000
 5046503   $ 99,851.10        28.57                            0.25                      0.017           0.483
 5046523  $ 364,000.00        69.33                            0.25                      0.017           0.233
 5046600  $ 303,000.00        61.84                            0.25                      0.017           1.858
 5046675  $ 367,705.71        80.00                            0.25                      0.017           0.108
 5046681  $ 251,250.00        75.00                            0.25                      0.017           0.608
 5046690  $ 396,174.99        86.20                 33         0.25                      0.017           0.000
 5046712  $ 402,877.56        83.13                 33         0.25                      0.017           0.108
 5046756  $ 282,805.24        89.84                 17         0.25                      0.017           0.858
 5046794  $ 274,815.47        67.90                            0.25                      0.017           0.983
 5046807  $ 259,612.87        89.66                 33         0.25                      0.017           0.483
 5046897  $ 386,923.04        69.82                            0.25                      0.017           0.483
 5046929  $ 179,695.18        78.24                            0.25                      0.017           0.733
 5047055  $ 320,000.00        80.00                            0.25                      0.017           0.608
 5047215  $ 279,900.00        79.97                            0.25                      0.017           1.608
 5047342  $ 255,245.71        95.00                 33         0.25                      0.017           0.108
 5047353  $ 329,729.50        65.74                            0.25                      0.017           0.000
 5047354  $ 360,000.00        80.00                            0.25                      0.017           0.233
 5047364  $ 278,792.94        79.71                            0.25                      0.017           0.483
 5047368  $ 468,615.56        79.49                            0.25                      0.017           0.000
 5047375  $ 314,741.79        64.95                            0.25                      0.017           0.000
 5047381  $ 549,549.17        61.11                            0.25                      0.017           0.000
 5047387  $ 299,494.48        79.37                            0.25                      0.017           0.000
 5047403  $ 254,805.96        79.69                            0.25                      0.017           0.358
 5047421  $ 599,508.18        72.73                            0.25                      0.017           0.000
 5047423  $ 335,231.70        67.10                            0.25                      0.017           0.108
 5047433  $ 471,573.30        80.00                            0.25                      0.017           0.000
 5047435  $ 444,635.23        74.17                            0.25                      0.017           0.000
 5047438  $ 364,700.81        74.49                            0.25                      0.017           0.000
 5047445  $ 359,436.63        80.00                            0.25                      0.017           0.233
 5047450  $ 319,744.10        80.00                            0.25                      0.017           0.108
 5047456  $ 277,338.81        70.27                            0.25                      0.017           0.358
 5047461  $ 256,000.00        66.49                            0.25                      0.017           0.000
 5047464  $ 624,487.69        32.89                            0.25                      0.017           0.000
 5047466  $ 265,182.45        58.98                            0.25                      0.017           0.000
 5047479  $ 454,645.05        68.42                            0.25                      0.017           0.233
 5047481  $ 250,618.48        95.00                 01         0.25                      0.017           0.608
 5047483  $ 359,704.91        79.12                            0.25                      0.017           0.000
 5047484  $ 355,708.19        80.00                            0.25                      0.017           0.000
 5047491  $ 353,217.31        70.70                            0.25                      0.017           0.108
 5047492  $ 263,799.11        80.00                            0.25                      0.017           0.358
 5047504  $ 399,663.95        76.19                            0.25                      0.017           0.000
 5047509  $ 315,747.29        73.15                            0.25                      0.017           0.108
 5047525  $ 279,776.08        80.00                            0.25                      0.017           0.108
 5047534  $ 267,180.81        72.27                            0.25                      0.017           0.000
 5047538  $ 366,699.16        67.96                            0.25                      0.017           0.000
 5047539  $ 349,683.60        50.00                            0.25                      0.017           0.000
 5047551  $ 294,275.91        78.53                            0.25                      0.017           0.358
 5047564  $ 425,150.40        74.82                            0.25                      0.017           0.000
 5047576  $ 335,000.00        62.62                            0.25                      0.017           0.483
 5047596  $ 319,737.70        79.01                            0.25                      0.017           0.000
 5047610  $ 319,138.19        84.05                 33         0.25                      0.017           0.000
 5047622  $ 319,238.10        77.93                            0.25                      0.017           0.000
 5047627  $ 309,745.89        44.29                            0.25                      0.017           0.000
 5047643  $ 299,765.97        50.00                            0.25                      0.017           0.233
 5047647  $ 294,400.00        80.00                            0.25                      0.017           0.233
 5047648  $ 431,654.53        57.60                            0.25                      0.017           0.108
 5047658  $ 319,737.70        50.31                            0.25                      0.017           0.000
 5047661  $ 424,651.63        85.00                 33         0.25                      0.017           0.000
 5047665  $ 249,795.08        84.75                 33         0.25                      0.017           0.000
 5047678  $ 374,692.61        61.48                            0.25                      0.017           0.000
 5047682  $ 339,721.31        69.39                            0.25                      0.017           0.000
 5047683  $ 337,722.94        73.48                            0.25                      0.017           0.000
 5047687  $ 439,639.33        67.18                            0.25                      0.017           0.000
 5047697  $ 478,607.37        73.69                            0.25                      0.017           0.000
 5047706  $ 449,631.13        31.03                            0.25                      0.017           0.000
 5047718  $ 289,768.09        65.17                            0.25                      0.017           0.108
 5047741  $ 356,207.77        77.50                            0.25                      0.017           0.000
 5047746  $ 324,752.70        87.25                 33         0.25                      0.017           0.358
 5047752  $ 329,729.50        73.33                            0.25                      0.017           0.000
 5047759  $ 473,948.00        70.27                            0.25                      0.017           0.483
 5047762  $ 279,770.48        37.84                            0.25                      0.017           0.000
 5047767  $ 281,774.49        80.00                            0.25                      0.017           0.108
 5047770  $ 259,786.88        88.14                 33         0.25                      0.017           0.000
 5047776  $ 269,000.00        89.98                 11         0.25                      0.017           0.358
 5047778  $ 292,782.55        69.76                            0.25                      0.017           0.483
 5047788  $ 268,884.80        90.00                 06         0.25                      0.017           0.108
 5047789  $ 365,699.99        79.57                            0.25                      0.017           0.000
 5047791  $ 264,588.24        80.00                            0.25                      0.017           0.108
 5047794  $ 319,724.48        80.00                            0.25                      0.017           0.000
 5047798  $ 323,738.08        77.14                            0.25                      0.017           0.108
 5047799  $ 275,279.68        76.53                            0.25                      0.017           0.108
 5047808  $ 319,750.37        80.00                            0.25                      0.017           0.233
 5047813  $ 573,129.82        63.73                            0.25                      0.017           0.000
 5047821  $ 399,672.12        53.33                            0.25                      0.017           0.000
 5047825  $ 349,440.19        75.27                            0.25                      0.017           0.358
 5047839  $ 311,744.25        80.00                            0.25                      0.017           0.000
 5047843  $ 256,189.83        77.70                            0.25                      0.017           0.000
 5047848  $ 299,760.09        60.00                            0.25                      0.017           0.108
 5047851  $ 295,780.32        74.00                            0.25                      0.017           0.483
 5047854  $ 332,433.94        58.88                            0.25                      0.017           0.108
 5047861  $ 409,663.92        58.57                            0.25                      0.017           0.000
 5047864  $ 324,706.19        77.38                            0.25                      0.017           0.000
 5047869  $ 291,200.42        62.69                            0.25                      0.017           0.000
 5047871  $ 367,198.76        73.50                            0.25                      0.017           0.000
 5047882  $ 317,339.66        80.00                            0.25                      0.017           0.000
 5047884  $ 484,102.85        85.00                 33         0.25                      0.017           0.000
 5047887  $ 299,760.09        76.73                            0.25                      0.017           0.108
 5047897  $ 401,653.88        61.85                            0.25                      0.017           0.000
 5047903  $ 349,726.96        41.18                            0.25                      0.017           0.233
 5047904  $ 316,259.17        67.34                            0.25                      0.017           0.358
 5047906  $ 279,276.48        71.67                            0.25                      0.017           0.108
 5047910  $ 345,716.38        60.17                            0.25                      0.017           0.000
 5047923  $ 334,732.10        74.44                            0.25                      0.017           0.108
 5047925  $ 315,365.77        45.09                            0.25                      0.017           0.483
 5047927  $ 476,579.15        76.32                            0.25                      0.017           0.000
 5047931  $ 559,540.97        80.00                            0.25                      0.017           0.000
 5047940  $ 298,828.65        95.00                 33         0.25                      0.017           0.108
 5047941  $ 299,754.09        39.47                            0.25                      0.017           0.000
 5047946  $ 325,000.00        74.71                            0.25                      0.017           0.733
 5047950  $ 325,333.10        77.16                            0.25                      0.017           0.000
 5047952  $ 325,705.28        74.09                            0.25                      0.017           0.000
 5047962  $ 259,797.17        79.03                            0.25                      0.017           0.233
 5047965  $ 329,736.10        63.46                            0.25                      0.017           0.108
 5047969  $ 403,485.00        76.91                            0.25                      0.017           0.233
 5047995  $ 511,610.41        80.00                            0.25                      0.017           0.358
 5048343  $ 329,736.10        78.57                            0.25                      0.017           0.108
 5048347  $ 350,000.00        79.55                            0.25                      0.017           1.483
 5048383  $ 300,000.00        74.07                            0.25                      0.017           0.858
 5048388  $ 299,788.26        61.86                            0.25                      0.017           0.733
 5048392  $ 299,530.53        68.97                            0.25                      0.017           0.233
 5048521  $ 259,792.08        80.00                            0.25                      0.017           0.108
 5048525  $ 260,000.00        60.75                            0.25                      0.017           0.358
 5048537  $ 260,786.06        69.60                            0.25                      0.017           0.000
 5048546  $ 263,788.88        80.00                            0.25                      0.017           0.108
 5048560  $ 259,797.17        74.29                            0.25                      0.017           0.233
 5048565  $ 265,781.96        55.42                            0.25                      0.017           0.000
 5048584  $ 574,528.68        30.10                            0.25                      0.017           0.000
 5048596  $ 447,632.77        77.78                            0.25                      0.017           0.000
 5048619  $ 316,246.90        76.27                            0.25                      0.017           0.108
 5048621  $ 516,786.40        79.94                            0.25                      0.017           0.108
 5048663  $ 365,093.02        90.00                 06         0.25                      0.017           0.000
 5048800  $ 264,100.00        95.00                 17         0.25                      0.017           0.608
 5048879  $ 356,371.77        70.00                            0.25                      0.017           0.233
 5048882  $ 276,000.00        77.53                            0.25                      0.017           0.483
 5048960  $ 258,300.00        80.00                            0.25                      0.017           0.358
 5048969  $ 329,772.90        52.38                            0.25                      0.017           0.858
 5048972  $ 465,000.00        68.38                            0.25                      0.017           0.233
 5049021  $ 304,800.00        80.00                            0.25                      0.017           0.000
 5049087  $ 955,000.00        53.06                            0.25                      0.017           1.358
 5049102  $ 337,749.15        78.60                            0.25                      0.017           0.483
 5049118  $ 406,000.00        75.32                            0.25                      0.017           0.483
 5049136  $ 349,720.11        64.81                            0.25                      0.017           0.108
 5049149  $ 317,745.70        69.89                            0.25                      0.017           0.108
 5049193  $ 264,000.00        80.00                            0.25                      0.017           1.108
 5049214  $ 312,636.80        84.56                 11         0.25                      0.017           0.483
 5049402  $ 474,463.75        70.00                            0.25                      0.017           0.108
 5049732  $ 363,444.34        63.86                            0.25                      0.017           0.358
 5049745  $ 481,805.30        71.56                            0.25                      0.017           0.000
 5049791  $ 294,000.00        70.00                            0.25                      0.017           0.000
 5049859  $ 281,200.00        80.00                            0.25                      0.017           0.358
 5049892  $ 374,413.16        53.96                            0.25                      0.017           0.233
 5049916  $ 367,213.31        69.34                            0.25                      0.017           0.233
 5049918  $ 543,205.38        55.81                            0.25                      0.017           0.000
 5049951  $ 354,729.87        40.57                            0.25                      0.017           0.358
 5050093  $ 230,000.00        71.88                            0.25                      0.017           0.608
 5050132  $ 354,350.00        79.99                            0.25                      0.017           0.358
 5050189  $ 314,507.05        87.68                 13         0.25                      0.017           0.233
 5050198  $ 245,615.04        49.20                            0.25                      0.017           0.233
 5050213  $ 614,520.25        63.08                            0.25                      0.017           0.233
 5050287  $ 415,000.00        79.88                            0.25                      0.017           0.733
 5050362  $ 272,000.00        80.00                            0.25                      0.017           0.733
 5050397  $ 340,000.00        68.76                            0.25                      0.017           0.233
 5050437  $ 385,000.00        72.64                            0.25                      0.017           1.733
 5050442  $ 273,750.00        73.00                            0.25                      0.017           1.483
 5050542  $ 262,014.94        95.00                 17         0.25                      0.017           0.733
 5050660  $ 315,727.93        80.00                            0.25                      0.017           0.000
 5051185  $ 260,780.74        90.00                 13         0.25                      0.017           0.000
 5051192  $ 343,511.17        90.00                 13         0.25                      0.017           0.000
 5051205  $ 324,533.77        80.00                            0.25                      0.017           0.000
 5051216  $ 324,740.10        73.03                            0.25                      0.017           0.108
 5051223  $ 293,764.90        80.00                            0.25                      0.017           0.108
 5051254  $ 323,727.80        69.98                            0.25                      0.017           0.000
 5051395  $ 340,000.00        62.96                            0.25                      0.017           0.233
 5051563  $ 293,247.30        79.86                            0.25                      0.017           0.000
 5051574  $ 321,819.98        80.00                            0.25                      0.017           0.358
 5051587  $ 314,754.27        79.99                            0.25                      0.017           0.233
 5051634  $ 346,500.00        90.00                 17         0.25                      0.017           0.858
 5052006  $ 334,900.00        85.00                 17         0.25                      0.017           0.108
 5052078  $ 467,652.68        80.00                            0.25                      0.017           0.483
 5052090  $ 282,989.82        80.00                            0.25                      0.017           0.483
 5052282  $ 300,000.00        17.65                            0.25                      0.017           0.358
 5052383  $ 287,100.00        79.99                            0.25                      0.017           0.858
 5052525  $ 337,400.00        70.00                            0.25                      0.017           0.483
 5052613  $ 407,500.00        78.37                            0.25                      0.017           0.858
 5052710  $ 376,690.98        69.81                            0.25                      0.017           0.000
 5052717  $ 452,356.46        80.00                            0.25                      0.017           0.000
 5052951  $ 395,598.73        90.00                 13         0.25                      0.017           0.608
 5053183  $ 392,000.00        80.00                            0.25                      0.017           0.733
 5053282  $ 397,000.00        79.88                            0.25                      0.017           1.608
 5053287  $ 324,000.00        47.65                            0.25                      0.017           1.858
 5053322  $ 286,950.00        80.00                            0.25                      0.017           0.733
 5053345  $ 800,000.00        51.61                            0.25                      0.017           1.108
 5053403  $ 324,000.00        80.00                            0.25                      0.017           0.358
 5053449  $ 330,000.00        47.21                            0.25                      0.017           0.233
 5053509  $ 299,542.04        74.14                            0.25                      0.017           0.358
 5053747  $ 368,629.29        90.00                 01         0.25                      0.017           0.358
 5053863  $ 316,500.00        75.00                            0.25                      0.017           0.608
 5054181  $ 305,761.29        90.00                 17         0.25                      0.017           0.233
 5054221  $ 465,500.00        75.08                            0.25                      0.017           1.608
 5054391  $ 296,000.00        80.00                            0.25                      0.017           1.358
 5054673  $ 289,768.10        36.25                            0.25                      0.017           0.108
 5054742  $ 292,282.92        90.00                 33         0.25                      0.017           0.483
 5054767  $ 265,292.88        90.00                 06         0.25                      0.017           0.233
 5054912  $ 525,000.00        73.84                            0.25                      0.017           1.233
 5054988  $ 262,290.09        76.09                            0.25                      0.017           0.108
 5055028  $ 533,600.00        80.00                            0.25                      0.017           1.608
 5055222  $ 487,155.93        75.00                            0.25                      0.017           0.733
 5055381  $ 293,950.00        79.88                            0.25                      0.017           0.108
 5055478  $ 490,783.07        48.96                            0.25                      0.017           0.000
 5055756  $ 450,000.00        68.29                            0.25                      0.017           1.358
 5055865  $ 335,000.00        69.07                            0.25                      0.017           0.483
 5055889  $ 263,818.31        80.00                            0.25                      0.017           0.858
 5055918  $ 355,208.60        90.00                 06         0.25                      0.017           0.000
 5056065  $ 388,000.00        80.00                            0.25                      0.017           0.608
 5056375  $ 480,000.00        80.00                            0.25                      0.017           0.358
 5056398  $ 372,000.00        80.00                            0.25                      0.017           0.733
 5056538  $ 355,900.00        80.00                            0.25                      0.017           0.608
 5056550  $ 331,200.00        89.51                 11         0.25                      0.017           0.733
 5056691  $ 219,840.77        68.75                            0.25                      0.017           0.608
 5056763  $ 341,900.00        77.70                            0.25                      0.017           0.358
 5057025  $ 300,000.00        68.49                            0.25                      0.017           0.733
 5057216  $ 360,000.00        69.63                            0.25                      0.017           1.858
 5057270  $ 136,500.00        70.00                            0.25                      0.017           0.858
 5057430  $ 268,258.22        79.97                            0.25                      0.017           0.000
 5057533  $ 319,473.87        71.11                            0.25                      0.017           0.000
 5057546  $ 301,970.98        76.58                            0.25                      0.017           0.733
 5057565  $ 352,175.02        90.00                 06         0.25                      0.017           0.000
 5057586  $ 381,553.68        76.50                            0.25                      0.017           0.000
 5057606  $ 288,112.84        78.38                            0.25                      0.017           0.233
 5057646  $ 349,365.47        64.40                            0.25                      0.017           0.000
 5057685  $ 296,296.28        79.33                            0.25                      0.017           0.108
 5057743  $ 262,046.70        76.64                            0.25                      0.017           0.000
 5057770  $ 458,833.96        60.53                            0.25                      0.017           0.000
 5057947  $ 460,000.00        70.77                            0.25                      0.017           0.983
 5058174  $ 329,183.76        64.08                            0.25                      0.017           0.000
 5058184  $ 259,551.03        74.29                            0.25                      0.017           0.000
 5058225  $ 421,405.46        80.00                            0.25                      0.017           0.233
 5058234  $ 284,531.40        75.00                            0.25                      0.017           0.000
 5058338  $ 327,635.96        74.32                            0.25                      0.017           0.358
 5058343  $ 642,311.50        58.64                            0.25                      0.017           0.000
 5058346  $ 400,000.00        80.00                            0.25                      0.017           0.000
 5058355  $ 299,481.95        75.19                            0.25                      0.017           0.000
 5058373  $ 336,945.09        75.00                            0.25                      0.017           0.000
 5058389  $ 321,856.74        80.00                            0.25                      0.017           0.000
 5058390  $ 648,982.80        78.00                            0.25                      0.017           0.233
 5058430  $ 400,000.00        74.07                            0.25                      0.017           0.000
 5058434  $ 356,448.77        79.42                            0.25                      0.017           0.000
 5058520  $ 591,050.35        80.00                            0.25                      0.017           0.108
 5058529  $ 387,346.19        80.00                            0.25                      0.017           0.000
 5058533  $ 499,236.74        80.00                            0.25                      0.017           0.358
 5058619  $ 475,979.31        80.00                            0.25                      0.017           0.000
 5058659  $ 284,345.39        77.03                            0.25                      0.017           0.358
 5058668  $ 243,439.58        80.00                            0.25                      0.017           0.358
 5058676  $ 498,636.63        59.88                            0.25                      0.017           0.000
 5058688  $ 462,621.55        79.89                            0.25                      0.017           0.000
 5058691  $ 385,684.46        61.11                            0.25                      0.017           0.000
 5058699  $ 352,512.52        58.43                            0.25                      0.017           0.000
 5058701  $ 648,469.59        68.42                            0.25                      0.017           0.233
 5059250  $ 295,000.00        59.60                            0.25                      0.017           0.108
 5060087  $ 400,000.00        77.67                            0.25                      0.017           1.733
 5060330   $ 86,250.00        75.00                            0.25                      0.017           1.483
 5060691  $ 488,000.00        69.71                            0.25                      0.017           1.483
 5060725  $ 300,000.00        68.18                            0.25                      0.017           1.608
 5061076  $ 439,648.13        30.88                            0.25                      0.017           0.108
 5061190  $ 265,843.55        94.99                 13         0.25                      0.017           0.358
 5063398  $ 262,000.00        80.00                            0.25                      0.017           0.358
 5063626  $ 359,408.09        77.42                            0.25                      0.017           0.000
 5063691  $ 327,460.72        80.00                            0.25                      0.017           0.000
 5063704  $ 334,975.19        80.00                            0.25                      0.017           0.000
 5063771  $ 303,500.17        80.00                            0.25                      0.017           0.000
 5063780  $ 285,130.44        80.00                            0.25                      0.017           0.000
 5063802  $ 286,792.28        87.77                 33         0.25                      0.017           0.608
 5064275  $ 350,000.00        74.00                            0.25                      0.017           0.358
 5064664  $ 454,300.00        70.00                            0.25                      0.017           1.233
 5065318  $ 364,000.00        67.41                            0.25                      0.017           1.858
 5067033  $ 242,000.00        79.95                            0.25                      0.017           0.000
 5067296  $ 316,000.00        80.00                            0.25                      0.017           1.233
 5067995  $ 270,000.00        67.52                            0.25                      0.017           0.858
 5068147  $ 263,755.48        72.53                            0.25                      0.017           0.000
 5069953  $ 378,664.92        54.68                            0.25                      0.017           0.000
 5070064  $ 648,821.58        70.88                            0.25                      0.017           0.000
 5070088  $ 266,831.77        75.28                            0.25                      0.017           0.233
 6481046  $ 373,890.26        80.00                            0.25                      0.017           0.358
 6530772  $ 217,341.47        95.00                 33         0.25                      0.017           0.858
 6536958  $ 315,860.47        77.82                            0.25                      0.017           0.608
 6554812  $ 247,950.52        78.84                            0.25                      0.017           0.233
 6578435  $ 499,291.94        84.04                 12         0.25                      0.017           0.733
 6609023  $ 318,963.11        80.00                            0.25                      0.017           0.483
 6644662  $ 298,550.87        77.35                            0.25                      0.017           0.733
 6648279  $ 457,727.40        70.00                            0.25                      0.017           0.000
 6718657  $ 478,692.03        70.00                            0.25                      0.017           0.000
 6793664  $ 258,702.34        79.36                            0.25                      0.017           0.233
 6798177  $ 400,000.00        57.14                            0.25                      0.017           0.000
 6804231  $ 371,700.00        90.00                 06         0.25                      0.017           0.608
 6809857  $ 998,435.10        68.97                            0.25                      0.017           0.233
 6840405  $ 284,293.05        80.00                            0.25                      0.017           0.233
 6843936  $ 249,814.46        66.23                            0.25                      0.017           0.483
 6852389  $ 645,227.24        65.00                            0.25                      0.017           0.233
 6853285  $ 269,648.24        79.99                            0.25                      0.017           0.233
 6905902  $ 304,914.43        80.00                            0.25                      0.017           0.483
 6910470  $ 327,147.93        80.00                            0.25                      0.017           0.233
 6921376  $ 326,400.00        80.00                            0.25                      0.017           0.733
 6928694  $ 448,000.00        77.24                            0.25                      0.017           0.483
 6929021  $ 640,600.00        69.99                            0.25                      0.017           0.000
 6942614  $ 341,437.70        79.99                            0.25                      0.017           0.000
 6946035  $ 245,000.00        79.29                            0.25                      0.017           0.608
 6950330  $ 499,600.16        36.31                            0.25                      0.017           0.108
 6950357  $ 309,733.10        73.45                            0.25                      0.017           0.000
 6965808  $ 297,166.14        60.98                            0.25                      0.017           0.358
 7023885  $ 344,000.00        68.66                            0.25                      0.017           0.108
 7058916  $ 323,947.09        79.91                            0.25                      0.017           0.233
 7074754  $ 317,758.02        79.97                            0.25                      0.017           0.358
 7078454  $ 305,000.00        57.55                            0.25                      0.017           0.000
 7078666  $ 499,273.92        76.92                            0.25                      0.017           0.608
 7078677  $ 262,650.05        79.28                            0.25                      0.017           0.000
 7090409  $ 328,000.00        80.00                            0.25                      0.017           0.358
 7100286  $ 275,218.00        79.97                            0.25                      0.017           0.233
 7101980  $ 580,745.09        80.00                            0.25                      0.017           0.108
 7104416  $ 295,137.42        80.00                            0.25                      0.017           0.233
 7110198  $ 315,541.14        67.19                            0.25                      0.017           0.000
 7121360  $ 379,034.80        79.98                            0.25                      0.017           0.483
 7125076  $ 849,400.08        68.00                            0.25                      0.017           0.733
 7131370  $ 314,578.72        79.99                            0.25                      0.017           0.358
 7135942  $ 530,000.00        77.94                            0.25                      0.017           0.483
 7136006  $ 749,369.91        69.24                            0.25                      0.017           0.000
 7141909  $ 318,025.52        80.00                            0.25                      0.017           0.000
 7151374  $ 645,548.38        79.75                            0.25                      0.017           0.483
 7165417  $ 315,665.56        89.92                 11         0.25                      0.017           0.483
 7168929  $ 256,314.46        71.38                            0.25                      0.017           0.000
 7169259  $ 299,771.72        51.72                            0.25                      0.017           0.358
 7181212  $ 256,407.20        80.00                            0.25                      0.017           0.000
 7184908  $ 300,519.48        80.00                            0.25                      0.017           0.108
 7195054  $ 343,724.49        85.00                 17         0.25                      0.017           0.358
 7197511  $ 299,293.66        80.00                            0.25                      0.017           0.233
 7209450  $ 284,808.77        95.00                 33         0.25                      0.017           0.983
 7213299  $ 259,368.81        69.33                            0.25                      0.017           0.108
 7221294  $ 568,187.10        69.94                            0.25                      0.017           0.108
 7227540  $ 293,551.21        89.09                 17         0.25                      0.017           0.358
 7230580  $ 441,199.49        79.99                            0.25                      0.017           0.000
 7258047  $ 453,576.20        80.00                            0.25                      0.017           0.000
 7264538  $ 265,762.54        80.00                            0.25                      0.017           0.000
 7267622  $ 522,171.79        64.51                            0.25                      0.017           0.608
 7274814  $ 370,932.90        79.04                            0.25                      0.017           0.358
 7281308  $ 260,633.31        94.98                 17         0.25                      0.017           0.108
 7282675  $ 285,000.00        61.96                            0.25                      0.017           0.358
 7285746  $ 290,513.72        80.00                            0.25                      0.017           0.000
 7286288  $ 532,000.00        69.58                            0.25                      0.017           0.000
 7293497  $ 349,880.40        79.82                            0.25                      0.017           0.483
 7318716  $ 299,935.81        80.00                            0.25                      0.017           0.000
 7321348  $ 277,183.60        73.97                            0.25                      0.017           0.233
 7324774  $ 468,150.00        80.00                            0.25                      0.017           0.000
 7324852  $ 300,610.06        75.00                            0.25                      0.017           0.358
 7331316  $ 300,000.00        58.74                            0.25                      0.017           0.000
 7368282  $ 369,000.00        90.00                 33         0.25                      0.017           0.733
 7376765  $ 271,800.00        89.98                 17         0.25                      0.017           0.733
 7402826  $ 420,000.00        70.00                            0.25                      0.017           0.483
 7410247  $ 600,399.71        80.00                            0.25                      0.017           0.483
 7422050  $ 347,800.29        80.00                            0.25                      0.017           0.000
 7422625  $ 272,231.97        79.28                            0.25                      0.017           0.358
 7423013  $ 327,000.00        79.95                            0.25                      0.017           0.483
 7425693  $ 299,765.97        68.98                            0.25                      0.017           0.233
 7432947  1,465,703.49     $  68.95                            0.25                      0.017           0.608
 7434481  $ 293,840.53        80.00                            0.25                      0.017           0.000
 7441613  $ 319,717.67        67.56                            0.25                      0.017           0.000
 7454834  $ 322,422.16        90.00                 12         0.25                      0.017           0.000
 7462419  $ 339,581.42        80.00                            0.25                      0.017           0.000
 7482717  $ 454,000.00        69.99                            0.25                      0.017           0.000
 7484901  $ 311,810.93        79.99                            0.25                      0.017           0.000
 7485940  $ 489,655.39        75.45                            0.25                      0.017           0.358
 7487927  $ 295,900.00        79.98                            0.25                      0.017           0.000
 7496142  $ 419,249.74        79.99                            0.25                      0.017           0.358
 7507626  $ 349,740.25        62.28                            0.25                      0.017           0.483
 7509463  $ 329,483.58        77.29                            0.25                      0.017           0.233
 7521171  $ 292,900.00        94.99                 17         0.25                      0.017           0.733
 7523022  $ 274,920.00        80.00                            0.25                      0.017           0.000
 7534491  $ 298,906.35        80.00                            0.25                      0.017           0.000
 7535144  $ 272,492.50        90.00                 06         0.25                      0.017           0.358
 7539382  $ 162,740.00        75.00                            0.25                      0.017           0.000
 7540233  $ 268,605.45        80.00                            0.25                      0.017           0.608
 7540557  $ 269,050.00        79.99                            0.25                      0.017           0.000
 7548240  $ 308,814.16        89.99                 33         0.25                      0.017           0.000
 7550170  $ 317,764.00        67.66                            0.25                      0.017           0.483
 7550740  $ 320,949.43        80.00                            0.25                      0.017           0.233
 7552587  $ 253,384.08        68.00                            0.25                      0.017           0.233
 7552704  $ 285,919.85        80.00                            0.25                      0.017           0.000
 7555538  $ 300,000.00        93.27                 06         0.25                      0.017           0.483
 7556086  $ 399,695.63        88.89                 33         0.25                      0.017           0.358
 7556419  $ 324,758.80        76.47                            0.25                      0.017           0.483
 7559659  $ 284,219.00        80.00                            0.25                      0.017           0.233
 7561912  $ 319,012.27        90.00                 01         0.25                      0.017           0.358
 7564672  $ 278,500.00        66.55                            0.25                      0.017           0.108
 7571326  $ 276,523.15        79.99                            0.25                      0.017           0.000
 7572911  $ 315,609.00        85.00                 17         0.25                      0.017           0.108
 7573473  $ 999,239.08        68.45                            0.25                      0.017           0.358
 7575085  $ 318,149.67        79.99                            0.25                      0.017           0.000
 7581161  $ 285,940.58        80.00                            0.25                      0.017           0.108
 7584520  $ 192,000.00        75.00                            0.25                      0.017           0.733
 7589756  $ 254,650.00        79.99                            0.25                      0.017           0.108
 7591743  $ 343,583.03        80.00                            0.25                      0.017           0.108
 7595816  $ 271,408.34        85.00                 06         0.25                      0.017           0.000
 7595836   $ 70,000.00        25.10                            0.25                      0.017           0.733
 7596366  $ 257,200.00        79.99                            0.25                      0.017           0.108
 7596811  $ 284,893.59        80.00                            0.25                      0.017           0.000
 7597356  $ 304,945.28        89.98                 01         0.25                      0.017           0.483
 7602702  $ 256,409.71        79.08                            0.25                      0.017           0.358
 7605538  $ 285,000.00        77.45                            0.25                      0.017           0.608
 7606118  $ 292,505.00        95.00                 01         0.25                      0.017           0.983
 7606367  $ 724,461.94        59.18                            0.25                      0.017           0.483
 7610156  $ 487,569.45        78.08                            0.25                      0.017           0.000
 7611768  $ 350,608.21        80.00                            0.25                      0.017           0.000
 7611996  $ 349,324.49        78.60                            0.25                      0.017           0.233
 7612509  $ 308,266.83        95.00                 11         0.25                      0.017           0.233
 7613109  $ 277,788.46        90.00                 17         0.25                      0.017           0.358
 7617228  $ 308,192.44        89.99                 24         0.25                      0.017           0.000
 7617980  $ 590,051.96        76.95                            0.25                      0.017           0.108
 7618391  $ 251,808.25        80.00                            0.25                      0.017           0.358
 7619348  $ 299,777.36        75.00                            0.25                      0.017           0.483
 7621049  $ 479,643.77        80.00                            0.25                      0.017           0.483
 7621826  $ 347,985.01        89.99                 06         0.25                      0.017           0.358
 7622510  $ 769,378.59        70.00                            0.25                      0.017           0.483
 7623201   $ 41,487.08        52.25                            0.25                      0.017           0.733
 7623778  $ 400,000.00        77.67                            0.25                      0.017           0.233
 7623939  $ 336,709.85        66.08                            0.25                      0.017           0.000
 7625563  $ 291,363.52        53.88                            0.25                      0.017           0.000
 7625887  $ 290,643.35        79.99                            0.25                      0.017           0.000
 7627248  $ 296,095.47        90.00                 13         0.25                      0.017           0.233
 7627348  $ 257,054.26        75.00                            0.25                      0.017           0.358
 7627923  $ 344,291.03        80.00                            0.25                      0.017           0.000
 7627986  $ 336,100.00        79.50                            0.25                      0.017           0.358
 7630718  $ 997,465.16        41.67                            0.25                      0.017           0.000
 7630745  $ 999,139.02        33.39                            0.25                      0.017           0.000
 7630845  $ 649,505.40        76.47                            0.25                      0.017           0.358
 7631368  $ 322,404.49        58.66                            0.25                      0.017           0.358
 7631606  $ 308,472.00        78.28                            0.25                      0.017           0.233
 7631722  $ 279,506.45        80.00                            0.25                      0.017           0.000
 7631846  $ 275,600.00        80.00                            0.25                      0.017           0.233
 7633493  $ 307,600.00        80.00                            0.25                      0.017           0.000
 7635243  $ 348,243.57        75.00                            0.25                      0.017           0.608
 7635387  $ 385,600.00        80.00                            0.25                      0.017           0.233
 7635797  $ 303,744.61        80.00                            0.25                      0.017           0.000
 7636257  $ 299,481.97        93.42                 17         0.25                      0.017           0.000
 7636702  $ 185,469.01        80.00                            0.25                      0.017           0.733
 7636963  $ 401,145.92        73.00                            0.25                      0.017           0.000
 7638544  $ 273,375.73        90.00                 01         0.25                      0.017           0.000
 7639599  $ 286,364.91        80.00                            0.25                      0.017           0.000
 7639928  $ 255,550.00        95.00                 11         0.25                      0.017           0.733
 7639932  $ 300,000.00        77.92                            0.25                      0.017           0.000
 7639965  $ 309,709.13        79.85                            0.25                      0.017           0.108
 7642087  $ 300,000.00        78.95                            0.25                      0.017           0.108
 7644389  $ 471,174.02        80.00                            0.25                      0.017           0.000
 7644691   $ 66,653.07        75.00                            0.25                      0.017           0.608
 7647018  $ 550,000.00        80.00                            0.25                      0.017           0.000
 7647224  $ 348,000.00        80.00                            0.25                      0.017           0.358
 7647856  $ 257,826.89        88.97                 01         0.25                      0.017           0.983
 7649382  $ 246,802.48        88.90                 13         0.25                      0.017           0.108
 7650129  $ 303,535.94        80.00                            0.25                      0.017           0.358
 7650421  $ 299,025.07        95.00                 01         0.25                      0.017           0.608
 7650775  $ 329,236.51        64.61                            0.25                      0.017           0.108
 7650933  $ 306,394.45        75.00                            0.25                      0.017           0.233
 7650968  $ 405,211.96        70.00                            0.25                      0.017           0.108
 7652324  $ 325,261.67        65.42                            0.25                      0.017           0.233
 7653177  $ 271,776.03        85.00                 33         0.25                      0.017           0.000
 7653207  $ 311,878.00        80.00                            0.25                      0.017           0.233
 7653424  $ 541,987.28        80.00                            0.25                      0.017           0.358
 7653451  $ 367,698.36        80.00                            0.25                      0.017           0.000
 7655453  $ 359,064.91        80.00                            0.25                      0.017           0.000
 7657975  $ 299,530.53        80.00                            0.25                      0.017           0.233
 7658921  $ 288,574.70        80.00                            0.25                      0.017           0.233
 7660133  $ 294,270.26        95.00                 13         0.25                      0.017           0.233
 7660488  $ 273,271.67        70.00                            0.25                      0.017           0.233
 7660825  $ 603,492.57        80.00                            0.25                      0.017           0.000
 7660899  $ 258,188.19        80.00                            0.25                      0.017           0.000
 7660981  $ 291,772.22        80.00                            0.25                      0.017           0.233
 7661631  $ 279,786.94        82.60                 01         0.25                      0.017           0.358
 7661762  $ 432,978.15        70.00                            0.25                      0.017           0.233
 7662821  $ 369,406.48        21.76                            0.25                      0.017           0.108
 7663197  $ 289,545.50        95.00                 06         0.25                      0.017           0.733
 7663285  $ 294,249.68        69.41                            0.25                      0.017           0.608
 7663438  $ 287,752.04        79.80                            0.25                      0.017           0.000
 7663535  $ 526,795.00        80.00                            0.25                      0.017           0.483
 7665296  $ 530,604.31        80.00                            0.25                      0.017           0.000
 7665323  $ 285,000.00        75.00                            0.25                      0.017           0.483
 7665635  $ 632,000.00        80.00                            0.25                      0.017           0.483
 7665895  $ 339,493.76        79.16                            0.25                      0.017           0.483
 7666865  $ 259,000.00        69.44                            0.25                      0.017           0.000
 7667610  $ 997,465.16        62.50                            0.25                      0.017           0.000
 7668047  $ 281,939.98        94.98                 17         0.25                      0.017           0.608
 7668328  $ 271,765.81        80.00                            0.25                      0.017           0.000
 7669156  $ 364,748.81        85.88                 06         0.25                      0.017           0.858
 7669518  $ 275,057.87        95.00                 06         0.25                      0.017           0.108
 7669751  $ 254,620.32        85.00                 17         0.25                      0.017           0.483
 7670346  $ 286,091.13        69.00                            0.25                      0.017           0.000
 7670888  $ 279,770.48        80.00                            0.25                      0.017           0.000
 7672080  $ 267,796.07        80.00                            0.25                      0.017           0.358
 7672125  $ 299,747.96        28.32                            0.25                      0.017           0.000
 7672246  $ 255,080.74        85.00                 13         0.25                      0.017           0.000
 7672977  $ 423,153.04        79.99                            0.25                      0.017           0.358
 7673573  $ 379,446.12        88.89                 01         0.25                      0.017           0.108
 7673688  $ 324,000.00        90.00                 06         0.25                      0.017           0.358
 7674563   $ 99,775.98        38.46                            0.25                      0.017           0.483
 7675356  $ 306,129.67        80.00                            0.25                      0.017           0.000
 7675409  $ 271,584.78        80.00                            0.25                      0.017           0.358
 7676583  $ 385,691.33        80.00                            0.25                      0.017           0.108
 7676668  $ 648,957.33        78.69                            0.25                      0.017           0.108
 7676708  $ 381,014.50        80.00                            0.25                      0.017           0.358
 7677022  $ 267,780.32        80.00                            0.25                      0.017           0.000
 7677227  $ 375,200.00        80.00                            0.25                      0.017           0.358
 7677668  $ 369,391.65        73.85                            0.25                      0.017           0.000
 7678074  $ 264,200.00        80.00                            0.25                      0.017           0.483
 7678256  $ 212,096.38        75.00                            0.25                      0.017           0.608
 7678528  $ 420,000.00        80.00                            0.25                      0.017           0.233
 7679459   $ 89,939.61        45.23                            0.25                      0.017           0.983
 7679490  $ 265,297.98        90.00                 01         0.25                      0.017           0.358
 7679647  $ 263,799.12        80.00                            0.25                      0.017           0.358
 7679685  $ 303,768.68        80.00                            0.25                      0.017           0.358
 7680137  $ 334,648.88        80.00                            0.25                      0.017           0.000
 7680230  $ 287,769.69        80.00                            0.25                      0.017           0.108
 7680553  $ 291,272.61        59.09                            0.25                      0.017           0.233
 7680666  $ 591,050.37        80.00                            0.25                      0.017           0.108
 7681297  $ 300,000.00        80.00                            0.25                      0.017           0.108
 7681464  $ 609,911.87        80.00                            0.25                      0.017           0.108
 7682033  $ 425,000.00        77.98                            0.25                      0.017           0.233
 7682599  $ 257,915.42        90.00                 11         0.25                      0.017           0.483
 7682817  $ 490,000.00        71.01                            0.25                      0.017           0.233
 7682986  $ 695,410.04        70.00                            0.25                      0.017           0.233
 7683264  $ 304,740.00        80.00                            0.25                      0.017           0.358
 7684284  $ 400,000.00        80.00                            0.25                      0.017           0.483
 7684355  $ 340,000.00        59.13                            0.25                      0.017           0.358
 7684681  $ 434,643.43        75.65                            0.25                      0.017           0.000
 7684689  $ 798,116.43        53.33                            0.25                      0.017           0.233
 7684738  $ 297,145.71        80.00                            0.25                      0.017           0.358
 7684966  $ 649,453.92        69.89                            0.25                      0.017           0.000
 7685071  $ 799,375.92        53.58                            0.25                      0.017           0.233
 7685389  $ 466,000.00        80.00                            0.25                      0.017           0.233
 7685594  $ 288,757.21        75.06                            0.25                      0.017           0.000
 7686049  $ 330,935.14        79.90                            0.25                      0.017           0.108
 7686394  $ 286,739.30        80.00                            0.25                      0.017           0.108
 7686537  $ 327,717.60        80.00                            0.25                      0.017           0.000
 7686564  $ 531,595.19        80.00                            0.25                      0.017           0.358
 7686750  $ 427,166.51        90.00                 33         0.25                      0.017           0.233
 7686947  $ 297,213.68        80.00                            0.25                      0.017           0.358
 7687700  $ 272,114.09        90.00                 06         0.25                      0.017           0.483
 7688017  $ 100,245.26        67.00                            0.25                      0.017           0.000
 7688149  $ 439,639.34        80.00                            0.25                      0.017           0.000
 7688381  $ 323,721.04        76.42                            0.25                      0.017           0.000
 7688766  $ 312,300.00        90.00                 01         0.25                      0.017           0.858
 7688949  $ 282,768.02        69.88                            0.25                      0.017           0.000
 7689591  $ 350,726.19        90.00                 06         0.25                      0.017           0.233
 7690106  $ 288,000.00        80.00                            0.25                      0.017           0.358
 7690189  $ 174,593.75        41.22                            0.25                      0.017           0.483
 7690225  $ 294,809.84        80.00                            0.25                      0.017           0.233
 7690255  $ 399,309.28        54.42                            0.25                      0.017           0.000
 7690867  $ 960,000.00        80.00                            0.25                      0.017           0.483
 7691196  $ 349,713.11        66.99                            0.25                      0.017           0.000
 7691333  $ 340,400.00        80.00                            0.25                      0.017           0.233
 7691364  $ 692,583.28        77.50                            0.25                      0.017           0.000
 7691424  $ 248,710.61        94.32                 06         0.25                      0.017           0.358
 7692532  $ 311,036.21        87.01                 13         0.25                      0.017           0.483
 7692649  $ 434,677.17        59.18                            0.25                      0.017           0.483
 7692818  $ 251,936.65        66.35                            0.25                      0.017           0.000
 7692844  $ 449,657.58        75.00                            0.25                      0.017           0.358
 7692906  $ 273,786.26        80.00                            0.25                      0.017           0.233
 7693345  $ 527,522.68        80.00                            0.25                      0.017           0.000
 7693368  $ 334,488.62        62.62                            0.25                      0.017           0.358
 7693519  $ 304,710.60        71.76                            0.25                      0.017           0.000
 7694050  $ 420,000.00        80.00                            0.25                      0.017           0.358
 7694127  $ 339,734.77        77.27                            0.25                      0.017           0.233
 7694424  $ 279,786.94        80.00                            0.25                      0.017           0.358
 7694448  $ 169,765.25        68.00                            0.25                      0.017           0.858
 7694655  $ 191,000.00        42.92                            0.25                      0.017           0.608
 7694824  $ 269,678.64        80.00                            0.25                      0.017           0.358
 7695207  $ 239,633.64        68.59                            0.25                      0.017           0.358
 7696186  $ 278,729.32        80.00                            0.25                      0.017           0.000
 7697004  $ 375,484.80        90.00                 06         0.25                      0.017           0.733
 7697142  $ 307,765.64        72.47                            0.25                      0.017           0.358
 7697463  $ 402,400.00        80.00                            0.25                      0.017           0.000
 7697576  $ 299,466.21        90.00                 17         0.25                      0.017           0.233
 7697698  $ 451,664.55        80.00                            0.25                      0.017           0.483
 7698205  $ 358,609.41        80.00                            0.25                      0.017           0.000
 7698603  $ 287,786.26        90.00                 17         0.25                      0.017           0.483
 7698699  $ 359,010.00        90.00                 17         0.25                      0.017           0.733
 7698993  $ 375,713.89        71.48                            0.25                      0.017           0.358
 7700436  $ 301,252.86        90.00                 17         0.25                      0.017           0.000
 7700489  $ 245,072.50        75.00                            0.25                      0.017           0.608
 7700713  $ 294,270.26        80.00                            0.25                      0.017           0.233
 7700942  $ 464,307.64        56.02                            0.25                      0.017           0.483
 7701091  $ 327,433.61        80.00                            0.25                      0.017           0.000
 7701753  $ 486,500.96        80.00                            0.25                      0.017           0.358
 7702460  $ 256,304.83        95.00                 06         0.25                      0.017           0.358
 7702948  $ 294,781.07        74.68                            0.25                      0.017           0.483
 7703005  $ 347,567.00        80.00                            0.25                      0.017           0.358
 7703282  $ 319,750.37        80.00                            0.25                      0.017           0.233
 7703288  $ 320,000.00        80.00                            0.25                      0.017           0.233
 7703676  $ 261,056.11        95.00                 01         0.25                      0.017           0.483
 7703876  $ 286,170.97        80.00                            0.25                      0.017           0.108
 7704161  $ 346,236.34        90.00                 11         0.25                      0.017           0.358
 7704916  $ 300,000.00        66.23                            0.25                      0.017           0.108
 7705513  $ 317,358.34        80.00                            0.25                      0.017           0.358
 7706029  $ 412,019.21        70.00                            0.25                      0.017           0.000
 7707063  $ 571,343.71        79.85                            0.25                      0.017           0.000
 7707768  $ 442,256.83        80.00                            0.25                      0.017           0.233
 7707808  $ 389,891.00        90.00                 33         0.25                      0.017           0.608
 7709012  $ 305,200.00        70.00                            0.25                      0.017           0.000
 7709121  $ 265,302.97        90.00                 33         0.25                      0.017           0.483
 7709306  $ 317,889.25        80.00                            0.25                      0.017           0.108
 7709392  $ 354,000.00        80.00                            0.25                      0.017           0.000
 7709772  $ 348,591.10        89.99                 06         0.25                      0.017           0.483
 7710055  $ 263,794.05        80.00                            0.25                      0.017           0.233
 7710107  $ 510,794.52        80.00                            0.25                      0.017           0.233
 7710843  $ 149,896.78        73.17                            0.25                      0.017           0.858
 7711069  $ 619,028.61        79.42                            0.25                      0.017           0.358
 7711353  $ 324,000.00        90.00                 17         0.25                      0.017           0.108
 7711429  $ 285,200.00        71.30                            0.25                      0.017           0.000
 7712423  $ 640,661.42        49.40                            0.25                      0.017           0.000
 7712522  $ 280,569.83        80.00                            0.25                      0.017           0.000
 7713116  $ 499,217.55        71.94                            0.25                      0.017           0.233
 7713129  $ 925,240.97        63.86                            0.25                      0.017           0.000
 7713227  $ 503,211.28        80.00                            0.25                      0.017           0.233
 7713382  $ 299,782.87        90.91                 01         0.25                      0.017           0.608
 7713761  $ 398,400.00        80.00                            0.25                      0.017           0.858
 7713916  $ 327,000.07        76.16                            0.25                      0.017           0.358
 7714375  $ 111,750.00        75.00                            0.25                      0.017           1.358
 7714511  $ 283,123.00        95.00                 17         0.25                      0.017           1.608
 7715177  $ 389,105.12        74.94                            0.25                      0.017           0.358
 7715211  $ 419,655.73        80.00                            0.25                      0.017           0.000
 7715460  $ 295,000.00        64.41                            0.25                      0.017           0.358
 7715871  $ 260,000.00        80.00                            0.25                      0.017           0.233
 7716659  $ 480,000.00        80.00                            0.25                      0.017           0.483
 7716875  $ 649,440.36        66.67                            0.25                      0.017           0.000
 7716890  $ 304,743.77        55.45                            0.25                      0.017           0.000
 7717252  $ 334,049.30        79.81                            0.25                      0.017           0.358
 7718064  $ 289,600.00        80.00                            0.25                      0.017           0.000
 7718116  $ 271,584.78        79.53                            0.25                      0.017           0.358
 7718213  $ 459,658.61        80.00                            0.25                      0.017           0.483
 7718359  $ 499,558.86        43.48                            0.25                      0.017           0.000
 7718405  $ 333,226.64        64.95                            0.25                      0.017           0.000
 7718416  $ 334,475.76        69.07                            0.25                      0.017           0.233
 7719013  $ 312,743.43        64.54                            0.25                      0.017           0.000
 7719031  $ 259,816.50        80.00                            0.25                      0.017           0.733
 7719548  $ 289,762.29        78.59                            0.25                      0.017           0.000
 7719771  $ 270,543.98        95.00                 17         0.25                      0.017           0.358
 7719781  $ 484,500.00        75.12                            0.25                      0.017           0.858
 7719798  $ 253,050.07        93.85                 17         0.25                      0.017           0.858
 7720068  $ 432,428.84        75.00                            0.25                      0.017           0.483
 7720354  $ 349,733.68        83.33                 01         0.25                      0.017           0.358
 7720418  $ 434,437.19        75.00                            0.25                      0.017           0.233
 7720777  $ 409,264.25        80.00                            0.25                      0.017           0.000
 7720803  $ 324,746.47        76.47                            0.25                      0.017           0.233
 7721083  $ 384,382.41        70.00                            0.25                      0.017           0.108
 7721171  $ 272,000.00        79.53                            0.25                      0.017           0.233
 7721244  $ 336,000.00        80.00                            0.25                      0.017           0.108
 7721600  $ 298,009.21        57.96                            0.25                      0.017           0.000
 7721725  $ 104,847.13        75.00                            0.25                      0.017           0.483
 7722179  $ 613,000.00        78.79                            0.25                      0.017           0.483
 7722182  $ 292,000.00        80.00                            0.25                      0.017           0.000
 7722186  $ 363,444.34        80.00                            0.25                      0.017           0.358
 7722379  $ 578,525.40        34.06                            0.25                      0.017           0.000
 7722569   $ 54,960.19        73.33                            0.25                      0.017           0.608
 7723174  $ 499,619.54        76.92                            0.25                      0.017           0.358
 7723507  $ 274,968.80        80.00                            0.25                      0.017           0.000
 7723548  $ 288,847.26        59.65                            0.25                      0.017           0.233
 7723630  $ 487,177.69        80.00                            0.25                      0.017           0.000
 7723652  $ 380,000.00        66.67                            0.25                      0.017           0.000
 7723749  $ 464,002.61        66.43                            0.25                      0.017           0.108
 7723984  $ 294,781.07        89.94                 01         0.25                      0.017           0.483
 7724135  $ 251,495.82        90.00                 06         0.25                      0.017           0.000
 7724184  $ 287,683.99        80.00                            0.25                      0.017           0.000
 7724395  $ 376,171.70        80.00                            0.25                      0.017           0.000
 7724546  $ 251,803.42        70.00                            0.25                      0.017           0.233
 7724559  $ 359,662.50        80.00                            0.25                      0.017           0.000
 7724742  $ 295,663.38        79.99                            0.25                      0.017           0.108
 7724828  $ 298,562.66        95.00                 01         0.25                      0.017           0.358
 7724853  $ 294,764.09        78.67                            0.25                      0.017           0.108
 7725063  $ 339,440.98        77.27                            0.25                      0.017           0.000
 7725845  $ 275,669.08        79.77                            0.25                      0.017           0.358
 7725995  $ 480,000.00        61.94                            0.25                      0.017           0.000
 7726018  $ 381,709.33        80.00                            0.25                      0.017           0.358
 7726540  $ 277,200.00        90.00                 06         0.25                      0.017           0.733
 7726591  $ 263,788.88        80.00                            0.25                      0.017           0.108
 7726654  $ 379,816.37        73.86                            0.25                      0.017           0.733
 7726795  $ 277,299.15        75.00                            0.25                      0.017           0.608
 7726855  $ 258,500.00        77.86                            0.25                      0.017           0.233
 7726964  $ 285,776.90        52.00                            0.25                      0.017           0.233
 7728095  $ 332,800.00        80.00                            0.25                      0.017           0.733
 7728103  $ 998,435.10        63.49                            0.25                      0.017           0.233
 7728375  $ 319,700.00        76.19                            0.25                      0.017           0.108
 7728726  $ 709,312.00        65.00                            0.25                      0.017           0.108
 7728938  $ 559,065.27        69.99                            0.25                      0.017           0.358
 7729100  $ 500,000.00        76.92                            0.25                      0.017           0.483
 7729147  $ 271,200.00        80.00                            0.25                      0.017           0.233
 7729337  $ 290,558.96        90.00                 06         0.25                      0.017           0.000
 7729366  $ 314,754.27        63.64                            0.25                      0.017           0.233
 7729389  $ 259,786.88        80.00                            0.25                      0.017           0.000
 7729412  $ 267,500.00        86.99                 06         0.25                      0.017           0.858
 7729446  $ 356,068.84        80.00                            0.25                      0.017           0.000
 7729457  $ 279,528.19        77.78                            0.25                      0.017           0.000
 7729507  $ 327,737.70        56.06                            0.25                      0.017           0.108
 7729532  $ 400,000.00        69.57                            0.25                      0.017           0.233
 7729754  $ 300,000.00        80.00                            0.25                      0.017           0.358
 7729807  $ 246,297.95        69.44                            0.25                      0.017           0.000
 7729938  $ 293,011.68        77.25                            0.25                      0.017           0.358
 7729956  $ 293,764.90        70.00                            0.25                      0.017           0.108
 7729968  $ 289,870.72        80.00                            0.25                      0.017           0.000
 7729989  $ 270,000.00        76.06                            0.25                      0.017           0.358
 7729999  $ 749,443.39        53.57                            0.25                      0.017           0.483
 7730023  $ 379,359.67        80.00                            0.25                      0.017           0.000
 7730117  $ 276,996.92        90.00                 01         0.25                      0.017           0.358
 7730368  $ 281,485.65        94.99                 17         0.25                      0.017           0.358
 7730735  $ 449,260.13        60.00                            0.25                      0.017           0.000
 7731015  $ 390,000.00        43.77                            0.25                      0.017           0.108
 7731327  $ 283,667.29        85.00                 12         0.25                      0.017           0.000
 7731472  $ 549,570.95        34.38                            0.25                      0.017           0.233
 7731516  $ 407,681.72        80.00                            0.25                      0.017           0.233
 7731712  $ 263,778.21        80.00                            0.25                      0.017           0.000
 7731771  $ 324,695.83        64.61                            0.25                      0.017           0.000
 7731775  $ 329,443.93        53.66                            0.25                      0.017           0.000
 7731911  $ 339,741.28        80.00                            0.25                      0.017           0.358
 7731941  $ 331,714.15        80.00                            0.25                      0.017           0.000
 7731978  $ 286,970.33        80.00                            0.25                      0.017           0.108
 7732029  $ 194,851.62        66.10                            0.25                      0.017           0.358
 7732092  $ 315,467.52        80.00                            0.25                      0.017           0.000
 7732386  $ 560,000.00        80.00                            0.25                      0.017           0.108
 7732387  $ 324,726.96        69.59                            0.25                      0.017           0.000
 7732642  $ 359,200.00        80.00                            0.25                      0.017           0.358
 7733167  $ 399,342.33        49.72                            0.25                      0.017           0.000
 7733183  $ 311,768.45        80.00                            0.25                      0.017           0.483
 7733325  $ 275,546.20        80.00                            0.25                      0.017           0.000
 7733568  $ 324,752.71        61.90                            0.25                      0.017           0.358
 7733758  $ 411,885.82        75.00                            0.25                      0.017           0.483
 7733997  $ 270,000.00        61.09                            0.25                      0.017           0.000
 7734014  $ 507,583.59        80.00                            0.25                      0.017           0.000
 7734075  $ 319,744.10        69.57                            0.25                      0.017           0.108
 7734152  $ 598,285.30        80.00                            0.25                      0.017           0.358
 7734338  $ 875,283.47        62.57                            0.25                      0.017           0.358
 7734374  $ 156,610.57        66.74                            0.25                      0.017           0.358
 7734685  $ 349,424.54        47.30                            0.25                      0.017           0.000
 7734731  $ 335,461.02        77.06                            0.25                      0.017           0.108
 7735091  $ 597,109.63        80.00                            0.25                      0.017           0.483
 7735142  $ 332,559.13        80.00                            0.25                      0.017           0.608
 7735915  $ 649,440.36        39.39                            0.25                      0.017           0.000
 7736298  $ 291,766.49        80.00                            0.25                      0.017           0.108
 7736336  $ 350,000.00        70.00                            0.25                      0.017           0.358
 7736378  $ 271,926.92        94.99                 11         0.25                      0.017           0.000
 7736383  $ 274,768.97        64.71                            0.25                      0.017           0.000
 7736545  $ 350,932.77        80.00                            0.25                      0.017           0.358
 7736702  $ 299,765.97        80.00                            0.25                      0.017           0.233
 7736705  $ 287,910.00        90.00                 06         0.25                      0.017           0.483
 7736763  $ 264,579.34        95.00                 11         0.25                      0.017           0.733
 7737084  $ 250,000.00        79.37                            0.25                      0.017           0.233
 7737218  $ 470,000.00        77.77                            0.25                      0.017           0.000
 7737649  $ 359,719.17        80.00                            0.25                      0.017           0.233
 7737653  $ 449,295.80        64.29                            0.25                      0.017           0.233
 7738169  $ 335,636.71        60.00                            0.25                      0.017           0.233
 7738404  $ 239,926.23        64.03                            0.25                      0.017           0.608
 7738693  $ 283,783.90        80.00                            0.25                      0.017           0.358
 7738766  $ 437,261.95        80.00                            0.25                      0.017           0.000
 7739707  $ 280,071.30        95.00                 13         0.25                      0.017           1.233
 7739916  $ 324,300.00        79.99                            0.25                      0.017           0.000
 7740057  $ 247,302.08        75.00                            0.25                      0.017           0.108
 7740485  $ 592,000.00        80.00                            0.25                      0.017           0.108
 7740642  $ 264,585.29        67.95                            0.25                      0.017           0.233
 7740737  $ 337,236.71        75.00                            0.25                      0.017           0.233
 7740865  $ 299,240.02        80.00                            0.25                      0.017           0.000
 7740912  $ 265,000.00        73.61                            0.25                      0.017           0.483
 7740944  $ 259,842.05        89.99                 17         0.25                      0.017           0.108
 7741033  $ 349,300.00        70.00                            0.25                      0.017           0.000
 7741279  $ 494,244.38        67.35                            0.25                      0.017           0.358
 7741337  $ 381,187.29        79.90                            0.25                      0.017           0.000
 7741803  $ 275,784.69        80.00                            0.25                      0.017           0.233
 7741810  $ 919,264.29        80.00                            0.25                      0.017           0.108
 7741824  $ 679,495.34        34.00                            0.25                      0.017           0.483
 7742129  $ 254,820.02        75.00                            0.25                      0.017           0.733
 7742491  $ 286,176.58        80.00                            0.25                      0.017           0.233
 7742524  $ 299,765.97        74.07                            0.25                      0.017           0.233
 7742635  $ 310,276.30        70.00                            0.25                      0.017           0.000
 7742764  $ 303,800.48        74.39                            0.25                      0.017           1.108
 7742785  $ 363,444.34        54.81                            0.25                      0.017           0.358
 7742825  $ 279,204.77        70.00                            0.25                      0.017           0.608
 7743123  $ 325,600.00        80.00                            0.25                      0.017           0.000
 7743166  $ 387,697.33        51.73                            0.25                      0.017           0.233
 7743249  $ 356,000.00        80.00                            0.25                      0.017           0.108
 7743285  $ 339,941.13        90.00                 17         0.25                      0.017           0.358
 7743501  $ 599,543.45        80.00                            0.25                      0.017           0.358
 7743649  $ 498,057.15        62.50                            0.25                      0.017           0.233
 7743725  $ 264,803.33        67.09                            0.25                      0.017           0.483
 7743748  $ 425,000.00        68.00                            0.25                      0.017           0.608
 7743777  $ 307,753.70        74.58                            0.25                      0.017           0.108
 7743780  $ 599,520.19        35.29                            0.25                      0.017           0.108
 7743989  $ 316,291.82        80.00                            0.25                      0.017           0.108
 7744050  $ 574,421.81        75.20                            0.25                      0.017           0.358
 7744098  $ 314,754.27        75.77                            0.25                      0.017           0.233
 7744127  $ 319,200.00        80.00                            0.25                      0.017           0.000
 7744155  $ 331,580.29        90.00                 06         0.25                      0.017           0.233
 7744164  $ 447,650.52        80.00                            0.25                      0.017           0.233
 7744217  $ 378,696.92        68.91                            0.25                      0.017           0.108
 7744300  $ 289,750.00        95.00                 01         0.25                      0.017           0.483
 7744449  $ 259,532.57        88.44                 01         0.25                      0.017           0.358
 7744730  $ 305,355.62        80.00                            0.25                      0.017           0.108
 7744783  $ 803,708.70        70.00                            0.25                      0.017           0.108
 7744877  $ 599,061.05        68.97                            0.25                      0.017           0.233
 7745059  $ 399,389.39        65.47                            0.25                      0.017           0.358
 7745236  $ 327,744.13        80.00                            0.25                      0.017           0.233
 7745249  $ 881,250.00        75.00                            0.25                      0.017           0.000
 7745409  $ 411,900.00        80.00                            0.25                      0.017           0.108
 7745442  $ 284,000.00        94.98                 11         0.25                      0.017           0.358
 7745532  $ 277,366.79        79.31                            0.25                      0.017           0.000
 7745808  $ 378,681.59        72.88                            0.25                      0.017           0.000
 7745854  $ 278,782.36        90.00                 11         0.25                      0.017           0.233
 7745888  $ 269,605.02        54.00                            0.25                      0.017           0.000
 7746074  $ 271,777.05        80.00                            0.25                      0.017           0.000
 7746105  $ 280,025.88        95.00                 06         0.25                      0.017           0.108
 7746311  $ 247,000.00        95.00                 17         0.25                      0.017           0.483
 7746402  $ 279,707.00        79.98                            0.25                      0.017           0.358
 7746484  $ 279,764.77        80.00                            0.25                      0.017           0.000
 7746655  $ 370,000.00        64.91                            0.25                      0.017           0.233
 7746955  $ 293,787.22        94.84                 01         0.25                      0.017           0.608
 7747004  $ 255,000.00        69.86                            0.25                      0.017           0.108
 7747050  $ 315,759.55        80.00                            0.25                      0.017           0.358
 7747118  $ 520,000.00        80.00                            0.25                      0.017           0.108
 7747832  $ 544,467.59        70.00                            0.25                      0.017           0.358
 7747843  $ 263,494.29        71.27                            0.25                      0.017           0.233
 7747872  $ 246,603.79        95.00                 06         0.25                      0.017           0.108
 7747912  $ 300,000.00        80.00                            0.25                      0.017           0.000
 7747976  $ 275,568.08        80.00                            0.25                      0.017           0.233
 7747990  $ 531,674.48        64.11                            0.25                      0.017           0.108
 7748065  $ 774,364.74        55.36                            0.25                      0.017           0.000
 7748337  $ 449,648.05        75.00                            0.25                      0.017           0.233
 7748431  $ 289,534.82        69.05                            0.25                      0.017           0.108
 7748625  $ 290,000.00        80.00                            0.25                      0.017           0.000
 7748626  $ 291,766.49        80.00                            0.25                      0.017           0.108
 7748664  $ 307,271.80        68.33                            0.25                      0.017           0.483
 7748699  $ 277,892.22        79.53                            0.25                      0.017           0.000
 7748720  $ 280,000.00        70.00                            0.25                      0.017           0.233
 7748820  $ 390,372.79        69.20                            0.25                      0.017           0.108
 7749155  $ 316,581.98        90.00                 17         0.25                      0.017           0.858
 7749224  $ 300,000.00        33.52                            0.25                      0.017           0.108
 7749265  $ 247,761.33        95.00                 13         0.25                      0.017           0.358
 7749700  $ 261,695.69        65.48                            0.25                      0.017           0.233
 7749779  $ 324,746.47        76.47                            0.25                      0.017           0.233
 7749891  $ 279,583.10        80.00                            0.25                      0.017           0.483
 7750233  $ 310,320.00        80.00                            0.25                      0.017           0.483
 7750496  $ 358,000.00        69.99                            0.25                      0.017           0.000
 7750525  $ 400,000.00        37.99                            0.25                      0.017           0.108
 7750543  $ 451,656.07        80.00                            0.25                      0.017           0.358
 7750572  $ 349,720.12        35.00                            0.25                      0.017           0.108
 7750735  $ 303,762.85        80.00                            0.25                      0.017           0.233
 7751224  $ 553,049.43        79.89                            0.25                      0.017           0.608
 7751346  $ 246,825.67        79.68                            0.25                      0.017           0.733
 7751682  $ 395,667.31        80.00                            0.25                      0.017           0.000
 7751909  $ 254,815.44        68.00                            0.25                      0.017           0.608
 7752341  $ 289,523.19        79.45                            0.25                      0.017           0.000
 7752857  $ 499,136.60        66.23                            0.25                      0.017           0.000
 7753009  $ 347,707.64        80.00                            0.25                      0.017           0.000
 7753046  $ 294,764.09        45.38                            0.25                      0.017           0.108
 7753477  $ 407,600.00        80.00                            0.25                      0.017           0.233
 7753794  $ 298,000.00        57.53                            0.25                      0.017           0.000
 7753903  $ 295,569.25        76.83                            0.25                      0.017           0.233
 7753932  $ 432,000.00        80.00                            0.25                      0.017           0.483
 7753989  $ 267,530.52        85.00                 11         0.25                      0.017           0.000
 7754101  $ 314,160.77        80.00                            0.25                      0.017           0.358
 7754373  $ 284,531.42        75.00                            0.25                      0.017           0.000
 7754930  $ 293,600.00        80.00                            0.25                      0.017           0.233
 7755312  $ 324,726.96        45.45                            0.25                      0.017           0.000
 7755512  $ 258,298.34        76.03                            0.25                      0.017           0.233
 7755587  $ 274,500.00        90.00                 33         0.25                      0.017           0.858
 7755684  $ 330,694.41        90.00                 17         0.25                      0.017           0.358
 7755712  $ 549,600.00        80.00                            0.25                      0.017           0.108
 7755982  $ 327,744.13        80.00                            0.25                      0.017           0.233
 7755997  $ 297,600.00        80.00                            0.25                      0.017           0.233
 7756283  $ 262,770.00        95.00                 13         0.25                      0.017           0.608
 7756567  $ 280,000.00        64.07                            0.25                      0.017           0.000
 7756587  $ 240,000.00        64.17                            0.25                      0.017           0.608
 7756646  $ 274,780.08        88.71                 11         0.25                      0.017           0.108
 7756976  $ 269,589.53        95.00                 01         0.25                      0.017           0.233
 7757104  $ 361,844.43        89.99                 01         0.25                      0.017           0.733
 7757248  $ 324,378.82        90.00                 13         0.25                      0.017           0.108
 7757525  $ 645,600.00        80.00                            0.25                      0.017           0.233
 7757534  $ 284,788.49        74.03                            0.25                      0.017           0.483
 7757555  $ 256,314.35        90.00                 17         0.25                      0.017           0.608
 7757716  $ 270,588.75        80.00                            0.25                      0.017           0.233
 7757846  $ 374,427.56        75.00                            0.25                      0.017           0.358
 7758015  $ 374,368.11        64.99                            0.25                      0.017           0.000
 7758086  $ 404,668.02        67.73                            0.25                      0.017           0.000
 7758198  $ 335,737.89        79.81                            0.25                      0.017           0.233
 7758224  $ 258,800.00        80.00                            0.25                      0.017           0.233
 7758326  $ 413,018.49        66.67                            0.25                      0.017           0.358
 7758495  $ 487,000.00        74.92                            0.25                      0.017           0.358
 7758927  $ 249,804.98        70.64                            0.25                      0.017           0.233
 7758939  $ 272,421.97        90.00                 17         0.25                      0.017           0.108
 7758985  $ 269,789.37        75.00                            0.25                      0.017           0.233
 7759145  $ 466,653.42        66.71                            0.25                      0.017           0.483
 7759206  $ 439,639.34        79.28                            0.25                      0.017           0.000
 7759243  $ 407,657.23        80.00                            0.25                      0.017           0.000
 7759244  $ 457,281.67        65.90                            0.25                      0.017           0.108
 7759422  $ 299,754.09        70.59                            0.25                      0.017           0.000
 7759432  $ 247,200.00        80.00                            0.25                      0.017           0.608
 7759509  $ 358,206.14        78.79                            0.25                      0.017           0.000
 7759528  $ 274,763.24        72.37                            0.25                      0.017           0.000
 7759712  $ 488,176.01        69.96                            0.25                      0.017           0.000
 7759776  $ 344,000.00        80.00                            0.25                      0.017           0.000
 7760015  $ 350,000.00        74.47                            0.25                      0.017           0.358
 7760183  $ 291,772.22        74.87                            0.25                      0.017           0.233
 7760237  $ 532,000.00        80.00                            0.25                      0.017           0.233
 7760321  $ 332,752.87        90.00                 01         0.25                      0.017           0.483
 7760384  $ 382,885.89        80.00                            0.25                      0.017           0.000
 7760399  $ 250,000.00        45.66                            0.25                      0.017           0.483
 7760594  $ 292,000.00        80.00                            0.25                      0.017           0.608
 7760649  $ 531,000.00        75.86                            0.25                      0.017           0.358
 7760704  $ 319,486.68        74.42                            0.25                      0.017           0.108
 7760827  $ 525,000.00        69.08                            0.25                      0.017           0.233
 7760840  $ 503,606.83        80.00                            0.25                      0.017           0.233
 7760851  $ 589,040.13        78.08                            0.25                      0.017           0.233
 7761032  $ 256,309.64        79.91                            0.25                      0.017           0.483
 7761305  $ 591,118.55        80.00                            0.25                      0.017           0.483
 7761344  $ 279,792.20        50.91                            0.25                      0.017           0.483
 7761415  $ 270,000.00        75.00                            0.25                      0.017           0.608
 7761448  $ 360,000.00        79.47                            0.25                      0.017           0.233
 7761628  $ 321,742.10        75.00                            0.25                      0.017           0.108
 7761721  $ 292,388.23        95.00                 01         0.25                      0.017           0.608
 7761805  $ 350,952.13        80.00                            0.25                      0.017           0.733
 7762127  $ 488,000.00        79.99                            0.25                      0.017           0.483
 7762163  $ 590,297.53        80.00                            0.25                      0.017           0.358
 7762226  $ 304,500.00        70.00                            0.25                      0.017           0.358
 7762299  $ 435,000.00        46.52                            0.25                      0.017           0.000
 7762526  $ 259,593.12        58.43                            0.25                      0.017           0.233
 7762887  $ 375,713.89        80.00                            0.25                      0.017           0.358
 7763168  $ 327,684.97        80.00                            0.25                      0.017           0.233
 7763564  $ 402,308.61        61.94                            0.25                      0.017           0.608
 7763646  $ 317,769.85        80.00                            0.25                      0.017           0.608
 7764150  $ 380,000.00        73.79                            0.25                      0.017           0.108
 7764391  $ 265,897.52        79.43                            0.25                      0.017           0.358
 7764574  $ 377,726.42        80.00                            0.25                      0.017           0.608
 7764647  $ 263,799.12        80.00                            0.25                      0.017           0.358
 7764805  $ 425,000.00        66.41                            0.25                      0.017           0.000
 7764860  $ 256,000.00        80.00                            0.25                      0.017           1.233
 7764862  $ 324,000.00        80.00                            0.25                      0.017           0.608
 7765062  $ 991,263.79        80.00                            0.25                      0.017           0.483
 7765181  $ 309,464.70        74.28                            0.25                      0.017           0.000
 7765254  $ 718,873.27        80.00                            0.25                      0.017           0.233
 7765360  $ 374,714.66        56.82                            0.25                      0.017           0.358
 7765623  $ 431,654.54        88.51                 06         0.25                      0.017           0.108
 7765764  $ 215,353.99        70.49                            0.25                      0.017           0.108
 7765973  $ 343,600.00        80.00                            0.25                      0.017           0.233
 7766226  $ 423,921.34        60.71                            0.25                      0.017           0.000
 7766457  $ 344,724.11        77.53                            0.25                      0.017           0.108
 7766819  $ 563,500.00        70.00                            0.25                      0.017           0.233
 7766935  $ 298,000.00        85.14                 17         0.25                      0.017           0.983
 7767212  $ 304,756.10        57.55                            0.25                      0.017           0.108
 7767484  $ 251,063.53        75.00                            0.25                      0.017           0.483
 7767916  $ 416,500.00        85.00                 01         0.25                      0.017           0.608
 7767942  $ 409,600.00        80.00                            0.25                      0.017           0.358
 7768014  $ 340,740.53        79.30                            0.25                      0.017           0.358
 7768043  $ 380,000.00        55.44                            0.25                      0.017           0.108
 7768124  $ 292,000.00        80.00                            0.25                      0.017           0.733
 7768192  $ 439,073.90        41.85                            0.25                      0.017           0.483
 7768280  $ 336,550.05        80.00                            0.25                      0.017           0.483
 7768583  $ 287,250.00        75.00                            0.25                      0.017           0.858
 7768640  $ 399,638.40        68.97                            0.25                      0.017           0.000
 7768643  $ 334,757.54        67.00                            0.25                      0.017           0.608
 7768984  $ 260,815.78        75.00                            0.25                      0.017           0.733
 7769000  $ 297,279.22        70.00                            0.25                      0.017           0.483
 7769034  $ 334,725.41        72.35                            0.25                      0.017           0.000
 7769135  $ 330,748.14        63.05                            0.25                      0.017           0.358
 7769138  $ 415,960.00        80.00                            0.25                      0.017           0.233
 7769149  $ 382,500.00        75.00                            0.25                      0.017           0.983
 7769165  $ 326,711.49        66.19                            0.25                      0.017           0.000
 7769178  $ 328,237.30        73.82                            0.25                      0.017           0.108
 7769235  $ 599,495.93        66.74                            0.25                      0.017           0.000
 7769240  $ 178,527.05        74.50                            0.25                      0.017           0.358
 7769406  $ 300,000.00        80.00                            0.25                      0.017           0.000
 7769497  $ 328,755.83        62.79                            0.25                      0.017           0.483
 7769944  $ 292,000.00        80.00                            0.25                      0.017           0.358
 7770072  $ 324,746.47        69.15                            0.25                      0.017           0.233
 7770170  $ 324,758.80        75.58                            0.25                      0.017           0.483
 7770196  $ 300,740.85        79.42                            0.25                      0.017           0.000
 7770328  $ 295,801.39        80.00                            0.25                      0.017           0.983
 7771295  $ 150,292.18        70.00                            0.25                      0.017           0.858
 7771386  $ 264,800.00        80.00                            0.25                      0.017           0.358
 7771530   $ 96,681.71        75.00                            0.25                      0.017           0.733
 7771666  $ 831,712.50        66.72                            0.25                      0.017           0.483
 7772068  $ 299,777.36        92.31                 17         0.25                      0.017           0.483
 7772448  $ 520,000.00        80.00                            0.25                      0.017           0.000
 7773244  $ 333,464.41        89.77                 17         0.25                      0.017           0.733
 7773283  $ 367,719.99        80.00                            0.25                      0.017           0.358
 7773552  $ 251,063.53        75.00                            0.25                      0.017           0.483
 7773970  $ 328,000.00        80.00                            0.25                      0.017           0.000
 7774047  $ 500,000.00        57.54                            0.25                      0.017           0.000
 7774054  $ 269,789.37        78.72                            0.25                      0.017           0.233
 7774139  $ 280,000.00        80.00                            0.25                      0.017           0.483
 7775475  $ 415,000.00        59.29                            0.25                      0.017           0.000
 7775515  $ 288,800.00        95.00                 11         0.25                      0.017           0.858
 7775704  $ 264,253.74        79.99                            0.25                      0.017           0.483
 7775940  $ 279,681.65        79.99                            0.25                      0.017           0.233
 7776220  $ 361,500.00        75.00                            0.25                      0.017           0.858
 7776385  $ 245,817.43        94.98                 17         0.25                      0.017           0.483
 7776915  $ 299,788.26        58.82                            0.25                      0.017           0.733
 7777007  $ 329,636.18        79.32                            0.25                      0.017           0.108
 7777477  $ 300,000.00        66.67                            0.25                      0.017           0.483
 7777622  $ 545,500.00        79.06                            0.25                      0.017           0.483
 7778023  $ 300,000.00        78.96                            0.25                      0.017           0.483
 7778127  $ 256,277.00        82.67                 01         0.25                      0.017           0.608
 7778195  $ 500,000.00        40.65                            0.25                      0.017           0.733
 7778197  $ 354,950.00        78.88                            0.25                      0.017           0.000
 7778670  $ 299,777.36        80.00                            0.25                      0.017           0.483
 7779669  $ 410,000.00        58.57                            0.25                      0.017           0.358
 7780040  $ 268,600.51        80.00                            0.25                      0.017           0.483
 7780061  $ 265,000.00        72.60                            0.25                      0.017           0.608
 7780067  $ 648,957.33        77.51                            0.25                      0.017           0.108
 7780357  $ 201,142.19        75.00                            0.25                      0.017           0.858
 7780402  $ 300,000.00        51.11                            0.25                      0.017           0.233
 7780582  $ 450,000.00        69.23                            0.25                      0.017           0.483
 7780691  $ 328,000.00        76.81                            0.25                      0.017           0.483
 7780702  $ 364,000.00        80.00                            0.25                      0.017           0.233
 7780717  $ 537,180.62        80.00                            0.25                      0.017           0.233
 7780756  $ 645,000.00        75.00                            0.25                      0.017           0.608
 7780830  $ 273,000.00        77.34                            0.25                      0.017           0.000
 7780927  $ 405,000.00        54.00                            0.25                      0.017           0.483
 7781315  $ 251,600.00        70.87                            0.25                      0.017           0.733
 7781384  $ 294,300.00        79.97                            0.25                      0.017           0.608
 7781642  $ 284,000.00        80.00                            0.25                      0.017           0.483
 7781676  $ 352,700.00        89.97                 11         0.25                      0.017           0.233
 7781790  $ 400,000.00        66.67                            0.25                      0.017           0.108
 7782163  $ 288,370.00        95.00                 06         0.25                      0.017           0.483
 7782315  $ 150,000.00        61.22                            0.25                      0.017           0.483
 7782688  $ 279,200.00        80.00                            0.25                      0.017           0.000
 7782715  $ 256,000.00        80.00                            0.25                      0.017           0.483
 7783334  $ 294,000.00        74.62                            0.25                      0.017           0.358
 7783547  $ 270,893.72        80.00                            0.25                      0.017           0.358
 7783901  $ 280,530.59        90.00                 13         0.25                      0.017           0.358
 7785073  $ 299,788.26        69.77                            0.25                      0.017           0.733
 7785129  $ 300,000.00        18.18                            0.25                      0.017           0.358
 7785575  $ 247,000.00        95.00                 01         0.25                      0.017           0.733
 7786269  $ 524,256.53        76.09                            0.25                      0.017           0.733
 7787511  $ 363,000.00        57.62                            0.25                      0.017           0.000
 7787738  $ 856,000.00        80.00                            0.25                      0.017           0.358
 7787775  $ 261,500.00        79.99                            0.25                      0.017           0.000
 7788680  $ 318,718.56        79.77                            0.25                      0.017           0.000
 7788861  $ 270,000.00        79.88                            0.25                      0.017           1.233
 7790466  $ 650,000.00        66.67                            0.25                      0.017           0.000
 7790701  $ 340,000.00        70.83                            0.25                      0.017           0.608
 7790944  $ 304,000.00        80.00                            0.25                      0.017           0.483
 7791316  $ 259,825.00        95.00                 13         0.25                      0.017           0.733
 7791500  $ 520,000.00        77.04                            0.25                      0.017           0.233
 7792360  $ 295,500.00        59.10                            0.25                      0.017           0.858
 7792460  $ 270,000.00        77.14                            0.25                      0.017           0.858
 7792548  $ 324,500.00        66.22                            0.25                      0.017           0.000
 7793251  $ 321,000.00        89.92                 01         0.25                      0.017           1.358
 7793361  $ 408,000.00        80.00                            0.25                      0.017           0.483
 7794207  $ 363,750.00        75.00                            0.25                      0.017           0.358
 7794804  $ 850,000.00        58.62                            0.25                      0.017           0.358
 7795558  $ 374,500.00        70.00                            0.25                      0.017           0.733
 7797066  $ 268,000.00        80.00                            0.25                      0.017           0.858
 7797283  $ 304,200.00        78.00                            0.25                      0.017           0.608
 7797728  $ 472,500.00        75.00                            0.25                      0.017           1.108
 7799290  $ 287,200.00        80.00                            0.25                      0.017           0.358
 7799367  $ 294,000.00        70.00                            0.25                      0.017           0.483
 7799588  $ 600,000.00        68.57                            0.25                      0.017           0.733
 7799660  $ 295,100.00        90.00                 33         0.25                      0.017           0.483
 7799736  $ 337,500.00        90.00                 11         0.25                      0.017           0.608
 7799739  $ 808,500.00        70.00                            0.25                      0.017           0.000
 7800157  $ 284,000.00        80.00                            0.25                      0.017           0.483
 7800428  $ 281,000.00        87.54                 17         0.25                      0.017           0.000
 7801708  $ 242,900.00        90.00                 17         0.25                      0.017           0.608
 7802181  $ 232,500.00        75.00                            0.25                      0.017           0.233
 7802229  $ 301,500.00        80.00                            0.25                      0.017           0.858
 7802378  $ 342,000.00        90.00                 17         0.25                      0.017           0.358
 7802394  $ 270,000.00        72.97                            0.25                      0.017           0.733
 7803224  $ 460,000.00        80.00                            0.25                      0.017           0.233
 7803281  $ 292,000.00        80.00                            0.25                      0.017           0.733
 7803628  $ 287,200.00        80.00                            0.25                      0.017           0.000
 7804612  $ 263,700.00        90.00                 11         0.25                      0.017           0.483
 7805219  $ 296,250.00        75.00                            0.25                      0.017           0.233
 7806254  $ 319,500.00        90.00                 11         0.25                      0.017           1.108
 7808114  $ 350,000.00        74.47                            0.25                      0.017           0.983
 7810074  $ 490,000.00        83.05                 17         0.25                      0.017           0.983
 7811941  $ 431,200.00        80.00                            0.25                      0.017           0.733
 7816647  $ 242,250.00        95.00                 11         0.25                      0.017           1.733
 7819844  $ 385,600.00        80.00                            0.25                      0.017           1.108
 7830993  $ 251,750.00        95.00                 33         0.25                      0.017           0.858

          $ 772,891,362.56

COUNT:                        2204
WAC:                   7.247445759
WAM:                   358.1356462
WALTV:                 73.22191895

                                   EXHIBIT F-3

            [Schedule of Mortgage Loans Serviced by Other Servicers]




NASCOR
NMI / 1999-20  Exhibit F-3
30 YEAR FIXED RATE NON RELOCATION  LOANS

(i)       (ii)                                      (iii)    (iv)        (v)        (vi)         (vii)       (viii)
-----     -----------------------------   -----  -------- --------   --------   ------------  ----------   ------------
                                                                        NET
MORTGAGE                                                     MORTGAGE   MORTGAGE   CURRENT      ORIGINAL    SCHEDULED
LOAN                                      ZIP      PROPERTY  INTEREST   INTEREST   MONTHLY      TERM TO     MATURITY
NUMBER    CITY                    STATE   CODE     TYPE      RATE       RATE       PAYMENT      MATURITY    DATE
-----     -----------------------------   -----  -------- --------   --------   ------------  ----------   ------------

4803104   SARATOGA                CA       95070     SFD       7.500      6.750     $4,195.29       360     1-May-28
4831306   NORTHVILLE TWP          MI       48167     SFD       7.500      6.750     $2,689.88       360     1-Jul-28
4845028   TOLUCA LAKE AREA        CA       91602     SFD       7.500      6.750     $2,651.42       360     1-Aug-28
4880067   HOPEWELL TOWNSHIP       NJ       08540     SFD       7.000      6.733     $6,320.38       360     1-Jul-28
4912106   FRANKLIN                TN       37064     PUD       7.625      6.750     $1,816.56       360     1-Oct-28
4930154   PALOS VERDES EST        CA       90274     SFD       8.000      6.750     $12,290.56      360     1-Sep-28
4959427   NICEVILLE               FL       32578     SFD       7.250      6.750     $1,877.64       326     1-Apr-25
4959986   HOUSTON                 TX       77056     SFD       7.750      6.750     $2,650.73       360     1-May-28
4963043   NEW YORK                NY       10011     SFD       7.250      6.750     $1,705.44       360     1-Nov-28
4963317   CARBONDALE              CO       81623     SFD       7.500      6.750     $3,565.99       360     1-Nov-28
4963327   PLANO                   TX       75093     SFD       7.125      6.750     $2,425.39       360     1-Nov-28
4967849   MINDEN                  LA       71055     SFD       6.750      6.483     $2,587.91       360     1-May-29
4981231   AUSTIN                  TX       78736     SFD       7.000      6.733       $564.18       360     1-Apr-28
4981245   ARLINGTON               TX       76016     SFD       7.125      6.750       $512.03       360     1-Jun-28
4981334   EULESS                  TX       76040     SFD       7.125      6.750       $393.45       360     1-Sep-28
4981342   HOUSTON                 TX       77084     SFD       6.875      6.608       $496.64       360     1-Nov-28
4981372   ATHERTON                CA       94027     SFD       7.375      6.750     $11,527.40      360     1-Nov-28
4981388   SPRING                  TX       77379     SFD       6.750      6.483       $972.90       360     1-Jul-28
4981521   ROWLETT                 TX       75088     SFD       7.125      6.750       $485.08       360     1-Oct-28
4981580   WHITESBORO              TX       76273     SFD       7.000      6.733       $771.75       360     1-Jan-29
4981584   GARLAND                 TX       75043     SFD       7.625      6.750       $509.61       360     1-Jul-28
5001598   BEDFORD                 NY       10506     SFD       6.625      6.358     $4,459.77       360     1-Mar-29
5004594   ROUND ROCK              TX       78664     SFD       7.875      6.750     $1,350.18       258     1-Jan-20
5004641   DEWEY BEACH             DE       19971     SFD       7.500      6.750     $2,790.00       246     1-Jun-19
5005890   ELLICOTT CITY           MD       21042     SFD       7.875      6.750     $1,723.86       360     1-Aug-28
5008414   BRADENTON               FL       34202     SFD       7.125      6.750     $1,658.79       351     1-Jun-28
5009574   BORO OF NORWOOD         NJ       07648     SFD       7.500      6.750     $1,048.82       360     1-Feb-29
5012114   METARIE                 LA       70002     SFD       7.125      6.750     $2,021.16       360     1-Jun-29
5012567   METAIRIE                LA       70001     SFD       7.125      6.750     $2,102.00       360     1-May-29
5022293   HAMILTON                MA       01982     SFD       7.375      6.750     $2,952.64       360     1-Feb-29
5022850   BEVERLY                 MA       01915     SFD       7.375      6.750     $2,935.37       360     1-Mar-29
5023953   ENCINITAS               CA       92024     SFD       6.875      6.608     $1,970.79       360     1-Jan-29
5024123   MONTGOMERY              AL       36117     SFD       7.125      6.750     $2,398.44       360     1-Jun-29
5024129   LOVINGTON               LA       70435     SFD       7.375      6.750     $3,120.12       360     1-Jun-29
5024444   PINE                    CO       80470     SFD       7.250      6.750     $1,227.92       360     1-Mar-29
5025158   JONESBORO               GA       30236     SFD       7.000      6.733     $5,251.91       360     1-Feb-29
5026382   EL CERRITO              CA       94530     SFD       7.000      6.733     $2,293.97       360     1-Apr-29
5026418   HUNTINGTON BEACH        CA       92649     SFD       7.250      6.750     $5,252.76       360     1-Mar-29
5026458   NORWALK                 CT       06853     SFD       6.750      6.483     $1,848.51       360     1-Apr-29
5026531   NEWTOWN                 CT       06470     SFD       7.250      6.750     $1,773.66       360     1-Apr-29
5026563   WILTON                  CT       06897     SFD       7.250      6.750     $4,161.28       360     1-Apr-29
5026565   BOULDER                 CO       80302     SFD       7.000      6.733     $2,128.97       360     1-Mar-29
5026580   JACKSONVILLE            FL       32224     SFD       7.625      6.750     $1,778.33       348     1-Jan-28
5026594   COPPER CANYON           TX       76266     SFD       7.125      6.750     $2,061.58       360     1-Oct-28
5026602   WOODSTOCK               IL       60098     SFD       6.750      6.483     $2,231.18       360     1-Apr-29
5026608   NEW CANAAN              CT       06840     SFD       6.750      6.483     $2,075.52       360     1-Apr-29
5026613   DENVER                  NC       28037     SFD       7.000      6.733     $2,343.20       360     1-Apr-29
5026620   RIDGEFIELD              CT       06877     SFD       7.250      6.750     $2,728.71       360     1-Apr-29
5026635   STAMFORD                CT       06902     SFD       7.250      6.750     $2,652.72       300     1-Apr-24
5026646   LATROBE                 CA       95682     SFD       7.125      6.750     $1,778.62       360     1-Apr-29
5026666   WAUKESHA                WI       53189     SFD       7.125      6.750     $2,021.16       360     1-Apr-29
5026673   ARNOLD                  MD       21012     SFD       7.500      6.750     $5,593.72       360     1-Apr-29
5026676   ATLANTA                 GA       30342     SFD       6.500      6.233     $2,616.77       360     1-Nov-28
5026704   LEXINGTON               MA       02173     SFD       6.625      6.358     $3,355.23       360     1-Apr-29
5026922   KETTERING               OH       45429     SFD       7.250      6.750     $2,425.14       360     1-Mar-29
5026954   SANTA FE                NM       87501     SFD       6.875      6.608     $2,626.08       360     1-Mar-29
5026956   JENKS                   OK       74037     SFD       7.375      6.750     $2,440.42       348     1-Apr-28
5026993   LOS ANGELES             CA       91326     SFD       6.875      6.608     $2,018.41       360     1-Mar-29
5027009   ROSWELL                 GA       30075     SFD       7.000      6.733     $2,244.91       360     1-Mar-29
5027018   ACCOKEEK                MD       20607     SFD       7.125      6.750     $2,475.92       360     1-Jan-29
5027022   WINSTON SALEM           NC       27106     SFD       7.000      6.733     $2,242.07       360     1-Apr-29
5027052   BEDFORD                 NY       10576     SFD       7.375      6.750     $2,942.28       360     1-Mar-29
5027066   CLARKSTON               MI       48348     SFD       7.375      6.750     $3,486.31       348     1-Mar-28
5027077   SANTA ANA               CA       92705     SFD       6.875      6.608     $2,463.49       360     1-Apr-29
5027126   MORRISVILLE             NC       27560     SFD       7.125      6.750     $2,075.06       360     1-Apr-29
5027150   RALEIGH                 NC       27614     SFD       6.750      6.483     $2,373.87       360     1-Mar-29
5027163   SAN JOSE                CA       95118     SFD       7.250      6.750     $1,866.43       360     1-Dec-28
5027187   DAVIDSONVILLE           MD       21035     PUD       7.250      6.750     $1,896.46       360     1-Mar-29
5027201   FARMINGTON              UT       84025     SFD       7.250      6.750     $3,028.87       360     1-Apr-29
5027225   CHARLOTTE               NC       28269     SFD       7.125      6.750     $1,927.85       360     1-Mar-29
5027244   CAMBRIDGE               MA       02138     SFD       7.250      6.750     $5,849.66       360     1-Apr-29
5027253   POTOMAC                 MD       20854     SFD       7.250      6.750     $2,846.04       360     1-Apr-29
5027284   JACKSONVILLE            FL       32257     SFD       7.375      6.750     $1,896.94       360     1-Mar-29
5027300   YORBA LANDA             CA       92887     SFD       6.875      6.608     $2,872.09       360     1-Apr-29
5027310   RIVER FOREST            IL       60305     SFD       7.375      6.750     $1,705.97       360     1-Sep-28
5027360   OMAHA                   NE       68114     SFD       7.375      6.750     $3,315.24       360     1-Mar-29
5027366   BRIGHTON                MI       48116     SFD       7.250      6.750     $2,885.61       360     1-Apr-29
5027376   RUIDOSO                 NM       88345     SFD       7.625      6.750     $1,896.89       360     1-Mar-29
5027382   SUPERIOR                CO       80027     SFD       6.750      6.483     $2,187.72       360     1-Apr-29
5027424   ROCKY HILL              CT       06067     SFD       7.125      6.750     $1,886.42       360     1-Mar-29
5027437   NARRAGANSETT            RI       02882     SFD       7.375      6.750     $2,072.03       360     1-Apr-29
5027480   NORWALK                 CT       06850     SFD       7.125      6.750     $2,155.90       360     1-Apr-29
5027557   ROXBURY                 CT       06783     SFD       6.625      6.358     $2,106.63       360     1-Apr-29
5027570   FARGO                   ND       58104     SFD       7.000      6.733     $2,323.57       360     1-Apr-29
5027591   TULSA                   OK       74137     SFD       7.500      6.750     $2,097.64       360     1-Apr-29
5027619   SAN DIMAS               CA       91773     PUD       7.000      6.733     $2,474.93       360     1-Mar-29
5027622   SCOTTSDALE              AZ       85255     SFD       7.375      6.750     $1,910.50       348     1-Aug-27
5027630   LEESBURG                VA       22176     SFD       7.500      6.750     $2,097.65       360     1-Mar-29
5027639   NEWPORT BEACH           CA       92663     PUD       7.250      6.750     $3,751.97       360     1-Mar-29
5027655   EDMOND                  OK       73013     PUD       7.250      6.750     $3,001.58       360     1-Apr-29
5027670   BOULDER                 CO       80301     PUD       7.500      6.750     $4,940.05       360     1-Mar-29
5027673   JANESVILLE              WI       53546     SFD       7.250      6.750     $2,865.15       360     1-Apr-29
5027686   SAN JOSE                CA       95148     SFD       6.875      6.608     $2,496.33       360     1-Mar-29
5027713   CHAMPAIGN               IL       61822     SFD       7.250      6.750     $2,339.19       360     1-Apr-29
5027771   ATLANTA                 GA       30327     SFD       7.625      6.750     $7,329.98       300     1-Apr-23
5027773   ORLANDO                 FL       32835     SFD       7.250      6.750     $2,453.11       360     1-Feb-29
5027781   ASPEN                   CO       81611     SFD       7.375      6.750     $6,906.76       360     1-Apr-29
5027786   NAPERVILLE              IL       60564     SFD       7.125      6.750     $1,829.15       360     1-Mar-29
5027793   NANTUCKET               MA       02554     SFD       7.250      6.750     $2,899.25       360     1-Apr-29
5027794   SAN JOSE                CA       95120     SFD       6.750      6.483     $1,666.90       360     1-Mar-29
5027799   ATHENS                  GA       30606     SFD       6.875      6.608     $1,955.02       360     1-Mar-29
5027811   MORRISVILLE             NC       27560     PUD       6.875      6.608     $1,891.30       360     1-Mar-29
5027839   PEORIA                  AZ       85382     SFD       7.125      6.750     $1,698.79       360     1-Apr-29
5027867   CAVE CREEK              AZ       85331     SFD       7.000      6.733     $1,912.08       360     1-Apr-29
5031782   ADA                     MI       49301     SFD       7.625      6.750     $3,823.75       360     1-May-29
5032685   MELBOURNE               FL       32940     SFD       7.875      6.750     $2,419.83       310     1-Oct-24
5033710   JACKSONVILLE            FL       32256     SFD       7.000      6.733     $1,553.54       354     1-Feb-28
5033735   FRANKLIN                TN       37069     SFD       6.875      6.608     $2,318.63       360     1-Apr-29
5033866   CLERMONT                FL       34711     SFD       7.875      6.750     $2,797.95       338     1-Jul-26
5034527   VALRICO                 FL       33594     SFD       7.000      6.733     $1,797.92       351     1-Aug-28
5034684   ORLANDO                 FL       32835     SFD       7.250      6.750     $1,887.77       343     1-Sep-27
5043051   LITTLE ROCK             AR       72223     SFD       7.250      6.750     $2,210.26       360     1-Jun-29
5043061   BATON ROUGE             LA       70808     SFD       7.125      6.750     $2,937.41       360     1-Jun-29
5045980   LITTLE ROCK             AR       72211     SFD       7.250      6.750     $2,182.97       360     1-Jun-29
5049278   HUNTER                  NY       12436     SFD       7.250      6.750       $736.75       360     1-Apr-29
5049281   TOWN OF WESTON          CT       06883     SFD       7.250      6.750     $3,069.79       360     1-Apr-29
5049359   SAN JOSE                CA       95117     SFD       7.375      6.750     $2,451.89       360     1-May-29
5049377   PETALUMA                CA       94954     SFD       7.500      6.750     $3,496.07       360     1-Apr-29
5049389   LA JOLLA                CA       92037     SFD       7.375      6.750     $4,489.38       360     1-May-29
5049398   NEWPORT BEACH           CA       92660     SFD       7.250      6.750     $3,410.88       360     1-Apr-29
5049410   GELNDALE                CA       91207     SFD       7.250      6.750     $2,237.53       360     1-Mar-29
5049429   MOUNT VERNON            OH       43050     SFD       7.250      6.750     $2,333.04       360     1-May-29
5049461   RALEIGH                 NC       27613     SFD       6.875      6.608     $1,313.85       360     1-Mar-29
5049468   CAPITOLA                CA       95010     SFD       7.375      6.750     $3,453.37       360     1-May-29
5049472   IRVINE                  CA       92120     SFD       7.375      6.750     $1,754.31       360     1-Apr-29
5049475   PRESCOTT VALLEY         AZ       86314     SFD       6.875      6.608       $624.08       360     1-Jan-29
5049476   OCEANSIDE               CA       92056     SFD       7.250      6.750     $1,671.33       360     1-Apr-29
5049485   CLARKSTOWN              NY       10956     SFD       7.250      6.750     $2,350.09       360     1-Mar-29
5049487   PLEASANT VIEW           UT       84414     SFD       7.750      6.750     $1,074.61       360     1-Apr-29
5049497   MILFORD                 MA       01757     SFD       7.500      6.750     $1,020.85       360     1-Feb-29
5049498   CRANSTON                RI       02905     SFD       7.375      6.750     $2,244.69       360     1-Mar-29
5049504   ORANGE PARK             FL       32073     SFD       7.375      6.750     $1,968.42       360     1-Feb-29
5049511   CORINTH                 TX       76205     SFD       7.375      6.750     $1,719.78       360     1-May-29
5049517   OYSTER BAY              NY       11753     SFD       7.250      6.750     $1,705.44       360     1-May-29
5049526   LONG BEACH              CA       90807     SFD       7.500      6.750     $2,013.73       360     1-Apr-29
5049530   WOODLAND HILLS          CA       91364     SFD       7.625      6.750     $2,521.51       360     1-Apr-29
5049539   SCITUATE                RI       02825     SFD       7.375      6.750       $884.06       360     1-Apr-29
5049543   HIGHLAND PARK           IL       60035     SFD       7.500      6.750     $1,996.25       360     1-May-29
5049560   HOLBROOK                MA       02343     SFD       7.125      6.750       $538.97       360     1-May-29
5049585   RED BANK                NJ       07701     SFD       6.125      5.858     $1,093.69       360     1-Apr-29
5049593   MASHPEE                 MA       02649     SFD       7.375      6.750     $1,899.35       360     1-Mar-29
5049601   HARRIMAN                TN       37748     SFD       7.375      6.750       $806.70       360     1-Mar-29
5050257   MOBILE                  AL       36606     SFD       7.500      6.750     $1,922.84       360     1-Jul-29
5059389   BIRMINGHAM              AL       35223     SFD       7.000      6.733     $1,995.91       360     1-May-29
5059437   RALEIGH                 NC       27605     SFD       6.875      6.608     $2,463.48       360     1-Jun-29
5059479   KENSINGTON              MD       20895     SFD       6.875      6.608     $2,791.95       360     1-May-29
5059487   LONGWOOD                FL       32779     SFD       7.250      6.750     $2,774.41       360     1-Jun-29
5059504   SARASOTA                FL       34239     SFD       7.000      6.733     $1,766.38       360     1-May-29
5059520   CHATHAM                 MA       02633     SFD       7.000      6.733     $1,995.91       360     1-Mar-29
5059673   SODDY DAISY             TN       37379     SFD       7.000      6.733     $1,703.17       360     1-Jun-29
5059715   WESTON                  FL       33327     SFD       7.375      6.750     $3,626.04       360     1-Feb-29
5059953   RIDGEWOOD               NJ       07450     SFD       7.375      6.750     $2,072.02       360     1-May-29
5059955   NOVATO                  CA       94947     SFD       7.250      6.750     $2,464.02       360     1-Jun-29
5059958   SHELTER ISLAND          NY       11965     SFD       7.375      6.750     $1,726.68       360     1-May-29
5059965   TOWN OF MIDDLETON       CT       06457     SFD       7.250      6.750       $675.72       360     1-Jun-29
5059973   TOWNSHIP OF DALLAS      PA       18612     SFD       6.375      6.108       $561.48       360     1-Feb-29
5059980   MIAMI                   FL       33186     SFD       6.500      6.233       $452.68       360     1-Apr-29
5059997   BRONX                   NY       10465     SFD       6.625      6.358       $602.36       240     1-Feb-19
5060014   SALINAS                 CA       93908     SFD       7.500      6.750     $3,146.47       360     1-Jun-29
5060221   MERRITT ISLAND          FL       32953     SFD       8.000      6.750     $1,840.67       355     1-Aug-28
5060230   BOCA RATON              FL       33496     SFD       7.250      6.750     $2,387.62       360     1-Jun-29
5060244   SEMINOLE                FL       33772     SFD       7.000      6.733     $1,772.37       360     1-Jun-29
5060259   LUTZ                    FL       33549     SFD       7.000      6.733     $2,763.95       240     1-May-19
5065195   TARPON SPRINGS          FL       34689     SFD       7.500      6.750     $1,791.76       330     1-Oct-26
5065245   ALCOA                   TN       37701     SFD       6.875      6.608     $1,629.18       360     1-May-29
5065443   SAFETY HARBOUR          FL       34695     SFD       7.250      6.750     $4,147.23       344     1-Dec-27
5065447   MACON                   GA       31210     SFD       6.875      6.608     $1,970.79       360     1-Jun-29
5065492   KNOXVILLE               TN       37932     SFD       6.875      6.608     $3,284.64       360     1-May-29
5065498   KNOXVILLE               TN       37922     SFD       7.000      6.733     $2,661.21       360     1-May-29
5065508   ALPHARETTA              GA       30005     SFD       6.875      6.608     $2,992.64       360     1-Jun-29
5065515   JOHNSON CITY            TN       37604     SFD       6.750      6.483     $1,634.47       360     1-Jun-29
5065521   NASHVILLE               TN       37215     SFD       7.125      6.750     $2,317.59       360     1-May-29
5065540   LOUDON                  TN       37774     SFD       7.250      6.750     $ 2,298.93      360     1-May-29
5065550   PEACHTREE CITY          GA       30269     SFD       6.750      6.483     $ 1,816.07      360     1-May-29
5065557   PEACHTREE CITY          GA       30269     SFD       6.875      6.608     $ 2,036.48      360     1-Jun-29
5065564   SAVANNAH                GA       31410     SFD       7.000      6.733     $ 1,649.95      360     1-May-29
5065570   PEMBROKE PINES          FL       33027     SFD       7.500      6.750     $ 1,675.32      360     1-Jun-29
5065574   COLUMBIA                TN       38401     SFD       7.375      6.750     $ 2,370.40      360     1-Apr-29
5065588   RALEIGH                 NC       27609     SFD       6.875      6.608     $ 2,198.09      360     1-Jun-29
5065590   CHEVY CHASE             MD       20715     SFD       6.875      6.608     $ 2,378.09      360     1-Jun-29
5065597   NASHVILLE               TN       37205     SFD       7.000      6.733     $ 1,995.91      360     1-May-29
5065601   FAIRFAX                 VA       22033     SFD       6.750      6.483     $ 1,950.02      360     1-Jun-29
5066218   MARIETTA                GA       30068     PUD       6.875      6.608     $ 2,259.84      360     1-Jun-29
5066308   ORLANDO                 FL       32819     SFD       7.250      6.750     $ 1,948.64      360     1-Mar-29
5066325   LOGANVILLE              GA       30052     SFD       7.000      6.733     $ 2,528.15      360     1-May-29
5066359   SEMINOLE                FL       33776     SFD       7.125      6.750     $2,258.89       360     1-May-29




TABLE (CONTINUED)

(i)        (ix)               (x)       (xi)          (xii)        (xiii)       (xiv)          (xv)            (xvi)
-----      --------------     -------   ---------     ----------   --------     -----------    -----------     -------
           CUT-OFF
MORTGAGE   DATE                                        MORTGAGE                 T.O.P.         MASTER          FIXED
LOAN       PRINCIPAL                                   INSURANCE   SERVICE      MORTGAGE       SERVICE         RETAINE
NUMBER     BALANCE            LTV        SUBSIDY       CODE        FEE          LOAN           FEE             YIELD
-----      --------------     -------   ---------      ----------  --------     -----------    -----------     -------
4803104     $ 593,506.24        88.89                                                                          0.483
4831306     $ 381,153.69        89.88                      06                                                  0.483
4845028     $ 376,005.81        80.00                                                                          0.483
4880067     $ 940,349.74       100.00                                                                          0.000
4912106     $ 254,935.01        84.15                      13                                                  0.608
4930154   $ 1,663,417.85       100.00                                                                          0.983
4959427     $ 262,461.99        73.20                                                                          0.233
4959986     $ 366,186.44        60.16                                                                          0.733
4963043     $ 248,406.42        55.56                                                                          0.233
4963317     $ 506,905.00        93.58                                                                          0.483
4963327     $ 355,679.97       100.00                                                                          0.108
4967849     $ 398,184.10        79.01                                                                          0.000
4981231      $ 83,685.08        80.00                                                                          0.000
4981245      $ 75,181.08        80.00                                                                          0.108
4981334      $ 57,920.31        80.00                                                                          0.108
4981342      $ 75,081.58        80.00                                                                          0.000
4981372   $ 1,281,879.34        55.63                                                                          0.358
4981388     $ 148,401.34        65.65                                                                          0.000
4981521      $ 71,469.30        80.00                                                                          0.108
4981580     $ 115,421.11        80.00                                                                          0.000
4981584      $ 71,352.35        77.84                                                                          0.608
5001598     $ 694,021.54        70.00                                                                          0.000
5004594     $ 163,729.84        98.70                                                                          0.858
5004641     $ 345,702.60        50.00                                                                          0.483
5005890     $ 235,889.86        89.99                      01                                                  0.858
5008414     $ 243,561.91        90.76                      11                                                  0.108
5009574     $ 149,436.39        75.00                                                                          0.483
5012114     $ 299,760.09        62.50                                                                          0.108
5012567     $ 311,244.59        80.00                                                                          0.108
5022293     $ 425,853.40        53.44                                                                          0.358
5022850     $ 423,694.86        64.39                                                                          0.358
5023953     $ 298,465.93        60.00                                                                          0.000
5024123     $ 355,715.31        80.00                                                                          0.108
5024129     $ 451,406.26        74.06                                                                          0.358
5024444     $ 179,433.21        60.00                                                                          0.233
5025158     $ 786,129.08        59.80                                                                          0.000
5026382     $ 343,739.89        80.00                                                                          0.000
5026418     $ 767,575.42        69.06                                                                          0.233
5026458     $ 284,259.70        54.18                                                                          0.000
5026531     $ 259,387.84        59.09                                                                          0.233
5026563     $ 608,563.77        61.00                                                                          0.233
5026565     $ 318,941.58        52.46                                                                          0.000
5026580     $ 250,043.06        90.00                      01                                                  0.608
5026594     $ 303,744.62        90.00                      11                                                  0.108
5026602     $ 343,106.45        80.00                                                                          0.000
5026608     $ 319,168.78        61.54                                                                          0.000
5026613     $ 351,225.11        79.99                                                                          0.000
5026620     $ 398,452.76        69.57                                                                          0.233
5026635     $ 365,363.78        71.96                                                                          0.233
5026646     $ 263,258.03        78.21                                                                          0.108
5026666     $ 299,275.99        74.07                                                                          0.108
5026673     $ 798,207.69        68.09                                                                          0.483
5026676     $ 410,948.45        86.25                      12                                                  0.000
5026704     $ 522,605.39        80.00                                                                          0.000
5026922     $ 354,380.60        70.96                                                                          0.233
5026954     $ 398,395.03        74.03                                                                          0.000
5026956     $ 349,126.51        89.17                      11                                                  0.358
5026993     $ 306,208.60        79.99                                                                          0.000
5027009     $ 336,309.91        74.49                                                                          0.000
5027018     $ 365,710.29        75.00                                                                          0.108
5027022     $ 336,166.44        74.89                                                                          0.000
5027052     $ 424,691.38        78.17                                                                          0.358
5027066     $ 498,331.13        80.00                                                                          0.358
5027077     $ 373,847.11        64.10                                                                          0.000
5027126     $ 307,256.68        80.00                                                                          0.108
5027150     $ 364,728.84        65.36                                                                          0.000
5027163     $ 272,078.64        80.00                                                                          0.233
5027187     $ 277,124.59        76.54                                                                          0.233
5027201     $ 442,954.60        80.00                                                                          0.233
5027225     $ 285,226.49        89.94                      13                                                  0.108
5027244     $ 855,481.06        70.00                                                                          0.233
5027253     $ 416,217.72        63.99                                                                          0.233
5027284     $ 273,806.32        69.53                                                                          0.358
5027300     $ 436,091.78        79.99                                                                          0.000
5027310     $ 245,067.66        95.00                      12                                                  0.358
5027360     $ 478,525.52        80.00                                                                          0.358
5027366     $ 422,004.06        90.00                      13                                                  0.233
5027376     $ 267,216.68        80.00                                                                          0.608
5027382     $ 336,423.87        80.00                                                                          0.000
5027424     $ 279,096.31        74.67                                                                          0.108
5027437     $ 299,310.95        75.00                                                                          0.358
5027480     $ 319,227.73        84.21                      17                                                  0.108
5027557     $ 328,124.35        79.28                                                                          0.000
5027570     $ 348,386.14        78.48                                                                          0.000
5027591     $ 299,327.90        80.00                                                                          0.483
5027619     $ 370,769.56        80.00                                                                          0.000
5027622     $ 271,430.04        79.99                                                                          0.358
5027630     $ 299,101.02        94.99                      12                                                  0.483
5027639     $ 548,268.17        50.00                                                                          0.233
5027655     $ 438,964.02        80.00                                                                          0.233
5027670     $ 697,718.52        47.95                                                                          0.483
5027673     $ 419,011.10        80.00                                                                          0.233
5027686     $ 378,586.44        80.00                                                                          0.000
5027713     $ 342,092.64        90.00                      11                                                  0.233
5027771     $ 963,877.92        56.06                                                                          0.608
5027773     $ 358,180.31        89.90                      13                                                  0.233
5027781     $ 997,703.16        44.44                                                                          0.358
5027786     $ 270,623.76        83.80                      12                                                  0.108
5027793     $ 423,999.36        74.56                                                                          0.233
5027794     $ 256,107.41        49.42                                                                          0.000
5027799     $ 296,591.30        80.00                                                                          0.000
5027811     $ 286,924.17        79.97                                                                          0.000
5027839     $ 251,502.14        89.99                      13                                                  0.108
5027867     $ 286,689.13        89.81                      11                                                  0.000
5031782     $ 539,450.33        79.80                                                                          0.608
5032685     $ 317,896.12        79.06                                                                          0.858
5033710     $ 230,099.07        79.84                                                                          0.000
5033735     $ 352,055.33        80.00                                                                          0.000
5033866     $ 381,331.69        87.09                      06                                                  0.858
5034527     $ 267,731.80        79.99                                                                          0.000
5034684     $ 271,459.10        77.96                                                                          0.233
5043051     $ 323,747.25        80.00                                                                          0.233
5043061     $ 435,651.34        80.00                                                                          0.108
5045980     $ 319,750.37        80.00                                                                          0.233
5049278     $ 107,730.90        80.00                                                                          0.233
5049281     $ 448,940.51        71.43                                                                          0.233
5049359     $ 354,458.10       100.00                                                                          0.358
5049377     $ 498,879.82        71.43                                                                          0.483
5049389     $ 649,007.78        56.52                                                                          0.358
5049398     $ 498,822.78        69.25                                                                          0.233
5049410     $ 326,967.24        80.00                                                                          0.233
5049429     $ 341,464.81       100.00                                                                          0.233
5049461     $ 199,322.13        70.18                                                                          0.000
5049468     $ 499,236.76       100.00                                                                          0.358
5049472     $ 253,416.62        79.38                                                                          0.358
5049475      $ 94,514.23        87.96                                                                          0.000
5049476     $ 244,423.16       100.00                                                                          0.233
5049485     $ 343,415.27        71.77                                                                          0.233
5049487     $ 149,680.37        75.00                                                                          0.733
5049497     $ 145,451.44        91.82                                                                          0.483
5049498     $ 323,226.29       100.00                                                                          0.358
5049504     $ 283,902.30       100.00                                                                          0.358
5049511     $ 248,619.68       100.00                                                                          0.358
5049517     $ 249,608.78        56.82                                                                          0.233
5049526     $ 287,354.79        80.00                                                                          0.483
5049530     $ 355,471.55        75.00                                                                          0.608
5049539     $ 127,706.03        94.81                                                                          0.358
5049543     $ 285,071.16        64.16                                                                          0.483
5049560      $ 79,850.65        74.07                                                                          0.108
5049585     $ 179,472.50        75.00                                                                          0.000
5049593     $ 274,155.26        73.33                                                                          0.358
5049601     $ 116,400.87        80.00                                                                          0.358
5050257     $ 275,000.00        68.75                                                                          0.483
5059389     $ 299,506.75        58.82                                                                          0.000
5059437     $ 374,684.96        59.52                                                                          0.000
5059479     $ 424,283.85        79.96                                                                          0.000
5059487     $ 406,382.74        89.99                      12                                                  0.233
5059504     $ 265,063.47        90.00                      12                                                  0.000
5059520     $ 299,007.72        46.88                                                                          0.000
5059673     $ 255,790.16        80.00                                                                          0.000
5059715     $ 522,977.91        75.00                                                                          0.358
5059953     $ 299,542.06       100.00                                                                          0.358
5059955     $ 360,918.23        80.00                                                                          0.233
5059958     $ 249,618.39        38.46                                                                          0.358
5059965      $ 98,976.90        71.78                                                                          0.233
5059973      $ 89,578.78        73.77                                                                          0.000
5059980      $ 71,423.16        69.67                                                                          0.000
5059997      $ 78,731.80        42.11                                                                          0.000
5060014     $ 449,666.04        50.00                                                                          0.483
5060221     $ 248,938.43        93.82                      01                                                  0.983
5060230     $ 349,726.96        48.61                                                                          0.233
5060244     $ 266,181.63        80.00                                                                          0.000
5060259     $ 354,609.47        77.50                                                                          0.000
5065195     $ 249,307.92        63.45                                                                          0.483
5065245     $ 247,582.11        80.00                                                                          0.000
5065443     $ 598,423.83        66.00                                                                          0.233
5065447     $ 299,747.96        72.29                                                                          0.000
5065492     $ 499,157.48        73.53                                                                          0.000
5065498     $ 398,685.25        45.71                                                                          0.000
5065508     $ 455,167.28        80.00                                                                          0.000
5065515     $ 251,783.03        77.06                                                                          0.000
5065521     $ 343,448.19        80.00                                                                          0.108
5065540     $ 336,472.63        60.18                                                                          0.233
5065550     $ 279,516.50        70.02                                                                          0.000
5065557     $ 309,739.56        69.63                                                                          0.000
5065564     $ 247,592.25        80.00                                                                          0.000
5065570     $ 239,422.18        89.85                       6                                                  0.483
5065574     $ 342,411.72        52.80                                                                          0.358
5065588     $ 334,318.89        79.90                                                                          0.000
5065590     $ 361,695.88        61.36                                                                          0.000
5065597     $ 299,506.75        74.07                                                                          0.000
5065601     $ 300,391.14        88.69                       1                                                  0.000
5066218     $ 343,710.99        87.98                      12                                                  0.000
5066308     $ 268,951.66        76.77                                                                          0.233
5066325     $ 379,375.22        80.00                                                                          0.000
5066359     $ 330,208.72        78.76                                                                          0.108

             $ 65,517,452.72

COUNT:    COUNT:
WAC:                  7.215222122
WAM:                  351.5730708
WALTV:                66.62002692

NASCOR
NMI / 1999-20  Exhibit F-4
30 YEAR FIXED RATE NON RELOCATION  LOANS


(i)       (xvii)                              (xviii)
-----     -----------                         -----------

MORTGAGE                                      NMI
LOAN                                          LOAN
NUMBER    SERVICER                            SELLER
--------  ---------------------------------------------------------------------
4803104   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
4831306   MARINE MIDLAND MORTGAGE CORP        MARINE MIDLAND MORTGAGE CORP
4845028   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4880067   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
4912106   HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
4930154   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
4959427   SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
4959986   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4963043   NOVUS FINANCIAL CORPORATION         NOVUS FINANCIAL CORPORATION
4963317   NOVUS FINANCIAL CORPORATION         NOVUS FINANCIAL CORPORATION
4963327   NOVUS FINANCIAL CORPORATION         NOVUS FINANCIAL CORPORATION
4967849   HIBERNIA NATIONAL BANK              HIBERNIA NATIONAL BANK
4981231   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4981245   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4981334   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4981342   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4981372   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4981388   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4981521   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4981580   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4981584   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
5001598   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
5004594   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
5004641   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
5005890   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
5008414   SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
5009574   NOVUS FINANCIAL CORPORATION         NOVUS FINANCIAL CORPORATION
5012114   HIBERNIA NATIONAL BANK              HIBERNIA NATIONAL BANK
5012567   HIBERNIA NATIONAL BANK              HIBERNIA NATIONAL BANK
5022293   BEVERLY NATIONAL BANK               BEVERLY NATIONAL BANK
5022850   BEVERLY NATIONAL BANK               BEVERLY NATIONAL BANK
5023953   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
5024123   HIBERNIA NATIONAL BANK              HIBERNIA NATIONAL BANK
5024129   HIBERNIA NATIONAL BANK              HIBERNIA NATIONAL BANK
5024444   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
5025158   SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
5026382   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5026418   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5026458   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5026531   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5026563   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5026565   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5026580   SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
5026594   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5026602   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5026608   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5026613   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5026620   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5026635   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5026646   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5026666   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5026673   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5026676   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5026704   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5026922   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5026954   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5026956   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5026993   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5027009   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5027018   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5027022   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5027052   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5027066   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5027077   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5027126   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5027150   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5027163   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5027187   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5027201   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5027225   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5027244   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5027253   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5027284   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5027300   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5027310   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5027360   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5027366   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5027376   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5027382   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5027424   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5027437   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5027480   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5027557   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5027570   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5027591   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5027619   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5027622   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5027630   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5027639   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5027655   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5027670   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5027673   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5027686   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5027713   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5027771   SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
5027773   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5027781   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5027786   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5027793   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5027794   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5027799   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5027811   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5027839   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5027867   BANCBOSTON MORTGAGE CORP.           BANCBOSTON MORTGAGE CORP.
5031782   HUNTINGTON MORTGAGE COMPANY         HUNTINGTON MORTGAGE COMPANY
5032685   SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
5033710   SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
5033735   SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
5033866   SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
5034527   SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
5034684   SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
5043051   HIBERNIA NATIONAL BANK              HIBERNIA NATIONAL BANK
5043061   HIBERNIA NATIONAL BANK              HIBERNIA NATIONAL BANK
5045980   HIBERNIA NATIONAL BANK              HIBERNIA NATIONAL BANK
5049278   NOVUS FINANCIAL CORPORAT            NOVUS FINANCIAL CORPORAT
5049281   NOVUS FINANCIAL CORPORAT            NOVUS FINANCIAL CORPORAT
5049359   NOVUS FINANCIAL CORPORAT            NOVUS FINANCIAL CORPORAT
5049377   NOVUS FINANCIAL CORPORAT            NOVUS FINANCIAL CORPORAT
5049389   NOVUS FINANCIAL CORPORAT            NOVUS FINANCIAL CORPORAT
5049398   NOVUS FINANCIAL CORPORAT            NOVUS FINANCIAL CORPORAT
5049410   NOVUS FINANCIAL CORPORAT            NOVUS FINANCIAL CORPORAT
5049429   NOVUS FINANCIAL CORPORAT            NOVUS FINANCIAL CORPORAT
5049461   NOVUS FINANCIAL CORPORAT            NOVUS FINANCIAL CORPORAT
5049468   NOVUS FINANCIAL CORPORAT            NOVUS FINANCIAL CORPORAT
5049472   NOVUS FINANCIAL CORPORAT            NOVUS FINANCIAL CORPORAT
5049475   NOVUS FINANCIAL CORPORAT            NOVUS FINANCIAL CORPORAT
5049476   NOVUS FINANCIAL CORPORAT            NOVUS FINANCIAL CORPORAT
5049485   NOVUS FINANCIAL CORPORAT            NOVUS FINANCIAL CORPORAT
5049487   NOVUS FINANCIAL CORPORAT            NOVUS FINANCIAL CORPORAT
5049497   NOVUS FINANCIAL CORPORAT            NOVUS FINANCIAL CORPORAT
5049498   NOVUS FINANCIAL CORPORAT            NOVUS FINANCIAL CORPORAT
5049504   NOVUS FINANCIAL CORPORAT            NOVUS FINANCIAL CORPORAT
5049511   NOVUS FINANCIAL CORPORAT            NOVUS FINANCIAL CORPORAT
5049517   NOVUS FINANCIAL CORPORAT            NOVUS FINANCIAL CORPORAT
5049526   NOVUS FINANCIAL CORPORAT            NOVUS FINANCIAL CORPORAT
5049530   NOVUS FINANCIAL CORPORAT            NOVUS FINANCIAL CORPORAT
5049539   NOVUS FINANCIAL CORPORAT            NOVUS FINANCIAL CORPORAT
5049543   NOVUS FINANCIAL CORPORAT            NOVUS FINANCIAL CORPORAT
5049560   NOVUS FINANCIAL CORPORAT            NOVUS FINANCIAL CORPORAT
5049585   NOVUS FINANCIAL CORPORAT            NOVUS FINANCIAL CORPORAT
5049593   NOVUS FINANCIAL CORPORAT            NOVUS FINANCIAL CORPORAT
5049601   NOVUS FINANCIAL CORPORAT            NOVUS FINANCIAL CORPORAT
5050257   HIBERNIA NATIONAL BANK              HIBERNIA NATIONAL BANK
5059389   SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
5059437   SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
5059479   SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
5059487   SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
5059504   SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
5059520   SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
5059673   SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
5059715   SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
5059953   NOVUS FINANCIAL CORPORAT            NOVUS FINANCIAL CORPORAT
5059955   NOVUS FINANCIAL CORPORAT            NOVUS FINANCIAL CORPORAT
5059958   NOVUS FINANCIAL CORPORAT            NOVUS FINANCIAL CORPORAT
5059965   NOVUS FINANCIAL CORPORAT            NOVUS FINANCIAL CORPORAT
5059973   NOVUS FINANCIAL CORPORAT            NOVUS FINANCIAL CORPORAT
5059980   NOVUS FINANCIAL CORPORAT            NOVUS FINANCIAL CORPORAT
5059997   NOVUS FINANCIAL CORPORAT            NOVUS FINANCIAL CORPORAT
5060014   NOVUS FINANCIAL CORPORAT            NOVUS FINANCIAL CORPORAT
5060221   SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
5060230   SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
5060244   SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
5060259   SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
5065195   SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
5065245   SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
5065443   SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
5065447   SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
5065492   SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
5065498   SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
5065508   SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
5065515   SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
5065521   SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
5065540   SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
5065550   SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
5065557   SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
5065564   SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
5065570   SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
5065574   SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
5065588   SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
5065590   SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
5065597   SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
5065601   SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
5066218   SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
5066308   SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
5066325   SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
5066359   SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.



COUNT:                                    186
WAC:                              7.215222122
WAM:                              351.5730708
WALTV:                            66.62002692

                                    EXHIBIT G

                               REQUEST FOR RELEASE
                             (for Trustee/Custodian)

Loan Information
----------------

     Name of Mortgagor:                    -----------------------------------

     Servicer
     Loan No.:                             -----------------------------------

Custodian/Trustee
-----------------

      Name:                                -----------------------------------

      Address:                             -----------------------------------
                                           -----------------------------------

      Custodian/Trustee
      Mortgage File No.:                   -----------------------------------

Seller
------

      Name:                                -----------------------------------

      Address:                             -----------------------------------
                                           -----------------------------------

      Certificates:                        Mortgage Pass-Through Certificates,
                                           Series 1999-20

            The undersigned Master Servicer hereby acknowledges that it has received from First Union National Bank, as Trustee for the Holders of Mortgage Pass-Through Certificates, Series 1999-20, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of July 29, 1999 (the "Pooling and Servicing Agreement") among the Trustee, the Seller and the Master Servicer.

     ( ) Promissory Note dated _________________, 199__, in the original principal sum of $___________, made by ____________________, payable to, or endorsed to the order of, the Trustee.

     ( )  Mortgage  recorded  on   ________________________  as  instrument  no.
          ______________  in the  County  Recorder's  Office  of the  County  of
          ____________________,     State    of    _______________________    in
          book/reel/docket ____________________ of official records at page/image ____________.

     ( )  Deed of Trust  recorded on  ______________________  as instrument  no.
          _________________  in the  County  Recorder's  Office of the County of
          ___________________,  State of  _________________  in book/reel/docket
          ____________________ of official records at page/image ____________.

     ( )  Assignment of Mortgage  or  Deed of Trust to the Trustee,  recorded on
          ______________________________ as instrument no. ______________ in the
          County Recorder's Office of the County of ______________________, State of _____________________ in book/reel/docket ____________________ of official records at page/image ____________.

     ( )  Other  documents,  including   any  amendments,  assignments  or other
          assumptions of the Mortgage Note or Mortgage.

            ( )   ---------------------------------------------

            ( )   ---------------------------------------------

            ( )   ---------------------------------------------

            ( )   ---------------------------------------------

            The undersigned Master Servicer hereby acknowledges and agrees as follows:

                  (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

                  (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

                  (3) The Master Servicer shall return the Documents to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

                  (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trustee and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

                                       NORWEST BANK MINNESOTA, NATIONAL
                                          ASSOCIATION

                                       By: __________________________

                                       Title: ________________________

Date: ________________, 19__

                                    EXHIBIT H

                                             AFFIDAVIT   PURSUANT  TO  SECTION
                                             860E(e)(4)    OF   THE   INTERNAL
                                             REVENUE   CODE   OF   1986,    AS
                                             AMENDED,    AND   FOR   NON-ERISA
                                             INVESTORS

STATE OF                )
                        )  ss.:
COUNTY OF               )

            [NAME OF OFFICER], being first duly sworn, deposes and says:

            1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of ] [United States], on behalf of which he makes this affidavit.

            2.    That the Purchaser's Taxpayer Identification Number is [ ].

            3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5),of the Internal Revenue Code of 1986, as amended (the "Code"), or an ERISA Prohibited Holder, and will not be a
"disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-20, Class [A-R][A-LR] Certificate (the "Class [A-R][A-LR] Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code
Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code Section 4975 or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person acting on behalf of or investing the assets of such a Plan.

            4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class [A-R][A-LR] Certificate as they become due.

            5.    That  the  Purchaser   understands   that  it  may  incur  tax
liabilities with respect to the Class [A-R][A-LR] Certificate in excess of cash flows generated by the Class [A-R][A-LR] Certificate.

            6. That the Purchaser will not transfer the Class [A-R][A-LR] Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

            7. That the Purchaser (i) is a U.S. Person or (ii) is a person other than a U.S. Person (a "Non-U.S. Person") that holds the Class [A-R][A-LR] Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class [A-R][A-LR] Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class [A-R][A-LR] Certificate will not be disregarded for federal income tax purposes. "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class [A-R][A-LR] Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 7 hereof.

            9. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the [Upper-Tier REMIC][Lower-Tier REMIC] pursuant to Section 3.01 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

            IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ___ day of , 19 __.

                                       [Name of Purchaser]

                                       By:__________________________
                                          [Name of Officer]

                                          [Title of Officer]

            Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

            Subscribed and sworn before me this __ day of ________, 19 __.


-----------------------------
NOTARY PUBLIC

COUNTY OF--------------------

STATE OF---------------------

My commission expires the __ day of __________, 19__.

                                    EXHIBIT I

            [Letter from Transferor of Class [A-R][A-LR] Certificate]

                                     [Date]

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina 28288

Re:   Norwest Asset Securities Corporation,
      Series 1999-20, Class [A-R][A-LR]
      -------------------------------------
Ladies and Gentlemen:

            [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.

                                       Very truly yours,

                                       [Transferor]


                                       ----------------------

                                    EXHIBIT J

                      NORWEST ASSET SECURITIES CORPORATION

                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-20
                    CLASS [A-PO][B-4][B-5][B-6] CERTIFICATES

                               TRANSFEREE'S LETTER

                                                     ----------------- --, ----

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina 28288

Norwest Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

            The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-20, Class [A-PO][B-4][B-5][B-6] Certificates (the "Class [A-PO][B-4][B-5][B-6] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

            Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of July 29, 1999 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-20.

            Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trustee that:

            (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class [A-PO][B-4][B-5][B-6] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

            (b) The Purchaser is acquiring the Class [A-PO][B-4][B-5][B-6] Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

            [(c) The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [A-PO][B-4][B-5][B-6] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [A-PO][B-4][B-5][B-6] Certificates and can afford a complete loss of such investment.]

            [(c) The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

            (d) The Purchaser confirms that (a) it has received and reviewed a copy of the Private Placement Memorandum dated __________ __, 19__, relating to the Class [A-PO][B-4][B-5][B-6] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from the Seller concerning the Class [A-PO][B-4][B-5][B-6] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [A-PO][B-4][B-5][B-6] Certificates that the Seller possesses or can possess without unreasonable effort or expense and (c) it has undertaken its own independent analysis of the investment in the Class [A-PO][B-4][B-5][B-6] Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [A-PO][B-4][B-5][B-6] Certificates other than in connection with a subsequent sale of Class [A-PO][B-4][B-5][B-6] Certificates.

            (e) Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) [for Class [B-4][B-5][B-6] Certificates only] if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-4][B-5][B-6] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-4][B-5][B-6] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trustee of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA,
Section 4975 of the Code or Similar Law).

            (f) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated April 29, 1992 of the Federal Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [A-PO][B-4][B-5][B-6] Certificates is in compliance therewith.

            Section 3.  Transfer of Class [A-PO][B-4][B-5][B-6] Certificates.

            (a) The Purchaser understands that the Class [A-PO][B-4][B-5][B-6] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [A-PO][B-4][B-5][B-6] Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither the Seller, the Master Servicer nor the Trustee is under any obligation to register the Class [A-PO][B-4][B-5][B-6] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trustee shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee certify to the Seller and the Trustee as to the factual basis for the registration or qualification exemption relied upon, and (ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trustee or the Seller may, if such transfer is made within three years from the later of (a) the Closing Date or (b) the last date on which the Seller or any affiliate thereof was a holder of the Certificates proposed to be transferred, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer or the Seller. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Master Servicer, any Paying Agent acting on behalf of the Trustee and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (b) No transfer of a Class [A-PO][B-4][B-5][B-6] Certificate shall be made unless the transferee provides the Seller and the Trustee with a Transferee's Letter, substantially in the form of this Agreement.

            (c)  The     Purchaser      acknowledges      that     its     Class
[A-PO][B-4][B-5][B-6] Certificates bear a legend setting forth the applicable restrictions on transfer.

            IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                       [PURCHASER]

                                       By: ______________________________

                                       Its: ______________________________

                                    EXHIBIT K

                      NORWEST ASSET SECURITIES CORPORATION

                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-20
                      CLASS [B-1] [B-2] [B-3] CERTIFICATES

                               TRANSFEREE'S LETTER
                               -------------------

                                                      ---------------- --, ----

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina 28288

Norwest Asset Securities Corporation
7485 New Horizon Way

Frederick, Maryland 21703

            The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-20, Class [B-1][B-2][B-3] Certificates (the "Class [B-1][B-2][B-3] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

            Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of July 29, 1999 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee") of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-20.

            Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trustee that:

            Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-1] [B-2] [B-3] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-1][B-2][B-3] Certificate are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trustee of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

            IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                       [PURCHASER]

                                       By: _____________________________

                                       Its: _____________________________

                                   [Reserved]

                                    EXHIBIT L

                              SERVICING AGREEMENTS

                   Norwest Mortgage, Inc. Servicing Agreement

                      HomeSide Lending Servicing Agreement

                   SunTrust Mortgage, Inc. Servicing Agreement

                       NOVUS Financial Servicing Agreement

              Merrill Lynch Credit Corporation Servicing Agreement

                   Hibernia National Bank Servicing Agreement

                         Bank United Servicing Agreement

                    FT Mortgage Companies Servicing Agreement

                    Beverly National Bank Servicing Agreement

               The Huntington Mortgage Company Servicing Agreement

                Countrywide Home Loans, Inc. Servicing Agreement

                       Marine Midland Servicing Agreement

                                    EXHIBIT M

                      [FORM OF SPECIAL SERVICING AGREEMENT]

                 SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT
                 -----------------------------------------------

            This  SPECIAL   SERVICING  AND   COLLATERAL   FUND   AGREEMENT  (the
"Agreement") is made and entered int, between Norwest Bank Minnesota, National Association (the "Company" and "Norwest Bank") and (the "Purchaser").

                              PRELIMINARY STATEMENT

            ______________________ is the holder of the entire interest in Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-20, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of July 29, 1999 among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as Master Servicer and First Union National Bank, as Trustee.

            ______________________   intends  to  resell  all  of  the  Class  B
Certificates directly to the Purchaser on or promptly after the date hereof.

            In connection with such sale, the parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the Mortgage Loans which comprise the Trust Estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

            In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.1.      Defined Terms.
                              -------------

            Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

            Collateral  Fund: The fund  established  and  maintained pursuant to
Section 3.01 hereof.

            Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC,
(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least P-1 by Moody's Investors Service, Inc. ("Moody's") or at least D-1 by Duff & Phelps Credit Rating Co. ("DCR") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least AA by DCR or Aa2 by Moody's, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least D-1 by DCR or P-1 by Moody's or (z) the depository institution or trust company is one that is acceptable to either DCR or Moody's and, for each of the preceding clauses (i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

            Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

            Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

            Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

            Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

            Monthly Advances: Principal and interest advances and servicing advances including costs and expenses of foreclosure.

            Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and Section 3.02 to be reduced by all withdrawals therefrom pursuant to
Section 2.02(g) and Section 2.03(d).

            Section 1.2.      Definitions Incorporated by Reference.

            All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.

                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

            Section 2.1.      Reports and Notices.
                              -------------------

            (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

               (i)Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

               (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall cause (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the Servicer to provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

            (b) If requested by the Purchaser, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a) (i) (B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

            (c) In  addition  to the  foregoing,  the  Company  shall  cause the
Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof;
provided,   that  the  related  Servicer  shall  only  be  required  to  provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

            Section 2.2.  Purchaser's   Election   to  Delay   Foreclosure
                          Proceedings.
                          ------------------------------------------------

            (a) The Purchaser shall be deemed to direct the Company to direct (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of  transmission  of the notice provided by the Company under Section 2.01
(a) (ii) subject to extension as set forth in Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, the related Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

            (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

            (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of (i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to Section 3.01.

            (e) With respect to any Mortgage  Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

            (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the Company for deposit in the related Certificate Account; or (ii) the related Servicer shall proceed with the Commencement of Foreclosure.

            (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

            Section 2.3.      Purchaser's   Election  to  Commence  Foreclosure
                              Proceedings.
                              -------------------------------------------------

            (a) In connection with any Mortgage Loan identified in a report under Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under
Section 2.01(a)(i).

            (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to
Section 3.01.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or a Seller, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

            (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed interest and servicing advances and
Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan shall be released to the Purchaser.

            Section 2.4.      Termination.
                              -----------

            (a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate
(i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.

            (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to
Section 2.02 or Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to
Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.

                                   ARTICLE III

                       COLLATERAL FUND; SECURITY INTEREST

            Section 3.1.      Collateral Fund.
                              ---------------

            Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with Bankers Trust Company as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Norwest Bank Minnesota, National Association, as Master Servicer, for the benefit of registered holders of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-20. Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section 2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

            Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

            Section 3.2.      Collateral Fund Permitted Investments.
                              -------------------------------------

            The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

            All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

            Section 3.3.      Grant of Security Interest.
                              --------------------------

            The Purchaser hereby grants to the Company for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral"). The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

            Section 3.4.      Collateral Shortfalls.
                              ---------------------

            In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

            Section 4.1.      Amendment.
                              ---------

            This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

            Section 4.2.      Counterparts.
                              ------------

            This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 4.3.      Governing Law.
                              -------------

            This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 4.4.      Notices.
                              -------
            All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

            (a)   in the case of the Company,

                  Norwest Bank Minnesota, National Association
                  7485 New Horizon Way
                  Frederick, MD 21703

                  Attention:  Vice President, Master Servicing
                  Phone:      301-696-7800
                  Fax:  301-815-6365

            (b)   in the case of the Purchaser,

                  ----------------------------

                  ----------------------------

                  ----------------------------

                  ----------------------------

                  Attention: -----------------

            Section 4.5.      Severability of Provisions.
                              --------------------------

            If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

            Section 4.6.      Successors and Assigns.
                              ----------------------

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

            Section 4.7.      Article and Section Headings.
                              ----------------------------

            The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            Section 4.8.      Confidentiality.
                              ---------------

            The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

            Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

            Section 4.9.      Indemnification.
                              ---------------

            The Purchaser agrees to indemnify and hold harmless the Company, the Seller, and each Servicer and each person who controls the Company, the Seller, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, the Seller's, or a Servicer's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, the Seller, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, the Seller's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

            IN WITNESS WHEREOF,  the Company and the Purchaser have caused their
names  to  be  signed  hereto  by  their  respective   officers  thereunto  duly
authorized, all as of the day and year first above written.

                                       Norwest Bank Minnesota, National
                                          Association

                                       By:____________________________________
                                          Name:
                                          Title:

                                       By:____________________________________
                                          Name:
                                          Title:

                                    EXHIBIT N

                                     POLICY